UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

VECTOR INTERSECT SECURITY ACQUISITION CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: None

(2)	Aggregate number of securities to which transaction applies: None

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Calculated based on the purchase price of $120 million in cash and securities

(4)	Proposed maximum aggregate value of transaction: $120 million

(5)	Total fee paid: $4,716.00

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

VECTOR INTERSECT SECURITY ACQUISITION CORP.
65 CHALLENGER ROAD
RIDGEFIELD PARK, NJ 07660

TO THE STOCKHOLDERS OF
VECTOR INTERSECT SECURITY ACQUISITION CORP.:

You are cordially invited to attend a special meeting of stockholders of Vector Intersect Security Acquisition Corp. to be held on                 , 2008. At the meeting, you will be asked to consider proposals to approve the acquisition by a wholly-owned subsidiary of Vector of all of the outstanding securities of Cyalume Technologies, Inc., referred to in this proxy statement as Cyalume, resulting in Cyalume becoming a wholly-owned subsidiary of Vector. Cyalume is in the business of manufacturing and selling chemiluminescent products, retroreflective products, retroreflective/photoluminescent products, and other various products utilizing the electromagnetic spectrum to commercial, industrial and governmental customers.

The special meeting will be held at 10:00 a.m.,                                      time, on                          , 2008, at                                                         . At this important meeting, you will be asked to consider and vote upon the following:

•	The proposed acquisition by a wholly-owned subsidiary of Vector of all of the outstanding securities of Cyalume and the transactions contemplated by the stock purchase agreement dated February 14, 2008 among Vector, the wholly-owned subsidiary of Vector, Cyalume and GMS Acquisition Partners Holdings, LLC, the sole stockholder of Cyalume (as part of the acquisition, it is contemplated that acquisition subsidiary would merge into Vector, resulting in Cyalume becoming a direct wholly-owned subsidiary of Vector);

•	Amending Vector’s Fourth Amended and Restated Certificate of Incorporation to change Vector’s corporate name to Cyalume Technologies Holdings, Inc.;

•	Amending Vector’s Fourth Amended and Restated Certificate of Incorporation to remove those provisions regarding certain procedural and approval requirements applicable to Vector prior to the consummation of a business combination that will no longer be operative upon consummation of the acquisition; and

•	The approval of any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies.

Pursuant to Vector’s Fourth Amended and Restated Certificate of Incorporation, Vector is required to obtain stockholder approval of the acquisition of Cyalume. Vector’s initial stockholders have agreed to vote the 2,062,500 shares of Vector’s common stock owned by them in favor of all the proposals. The initial stockholders have agreed not to demand redemption of any shares owned by them.

In addition, each stockholder (other than Vector’s initial stockholders) who votes against the acquisition has the right to concurrently demand that Vector redeem his or her shares for cash equal to a pro rata portion of the trust account in which the net proceeds of Vector’s initial public offering are deposited. Vector will not be permitted to consummate the acquisition if holders of 1,462,499 or more of the shares purchased in Vector’s initial public offering (public stockholders owning 20% or more of the shares sold in Vector’s initial public offering) vote against the acquisition and demand redemption of their shares. In the event that the acquisition is not consummated, Vector may continue to seek an alternative target business.

To avoid being required to liquidate, as provided in its charter, Vector needs, by November 1, 2008, to consummate a business combination or enter a letter of intent, agreement in principle or definitive agreement relating to a business combination, in which case Vector would be allowed an additional six months to complete a business combination. Under its charter as currently in effect, if Vector does not acquire at least majority control of a target business by, at latest, May 1, 2009, Vector will dissolve and distribute to its public stockholders the amount in the trust account plus any remaining net assets. Following dissolution, Vector would no longer exist as a corporation.

Under the acquisition agreement, Cyalume Acquisition Corp., a wholly-owned subsidiary of Vector, will acquire all the outstanding securities of Cyalume, resulting in Cyalume becoming a wholly-owned subsidiary of Vector. The current security holders of Cyalume will receive approximately $79,377,407 in cash and 5,096,938 shares of Vector common stock. In order to meet its cash payment obligation, Vector will have arranged for a credit facility with a lender. Assuming that none of Vector’s stockholders redeem their shares of common stock, approximately $26 million of borrowings will be required. Assuming that the maximum number of stockholders elect to redeem, then approximately $37 million will be required. As of May 14, 2008, Vector had not yet selected a lender or finalized the terms of its financing arrangement.

After completion of the acquisition, if no stockholder exercises his or her redemption rights, Vector’s current stockholders will own approximately 67% of Vector’s outstanding common stock (assuming no Vector warrants are exercised). Vector’s public stockholders alone will own approximately 51% of post-acquisition Vector, its initial stockholders, including its officers and directors, will own approximately 16% of post-acquisition Vector, and former Cyalume stockholders will own approximately 33% of post-acquisition Vector. Post acquisition, the officers and directors of Vector and Cyalume combined will beneficially own approximately 39.42% of Vector’s common stock.

Vector’s common stock, warrants and units are quoted on the Over-the-Counter (OTC) Bulletin Board under the symbols VTRQ, VTRQW and VTRQU. Cyalume is a private company incorporated in Delaware. Vector expects its securities to continue to be quoted on the OTC Bulletin Board.

After careful consideration of all relevant factors, Vector’s Board of Directors has determined that these proposals are fair to and in the best interests of Vector and its stockholders, and has recommended that you vote or give instruction to vote ‘‘FOR’’ adoption of each of them.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the acquisition, the other proposals and the meeting. This document also serves as the prospectus for Cyalume stockholders being offered Vector common stock. Whether or not you plan to attend the special meeting, we urge you to read this material carefully and vote your shares.

I look forward to seeing you at the meeting.

Sincerely,
Yaron Eitan Chief Executive Officer

Your vote is important. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card in the envelope provided as soon as possible. You may also vote by telephone or the Internet, as described on the proxy card.

VECTOR INTERSECT SECURITY ACQUISITION CORP.
65 CHALLENGER ROAD
RIDGEFIELD PARK, NJ 07660

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD                                 , 2008

TO THE STOCKHOLDERS OF
VECTOR INTERSECT SECURITY ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Vector Intersect Security Acquisition Corp., a Delaware corporation, will be held at 10:00 a.m.,                                      time, on                          , 2008, at                                                          to consider and vote upon proposals to approve:

•	The proposed acquisition by a wholly-owned subsidiary of Vector of all of the outstanding securities of Cyalume, and the transactions contemplated by the stock purchase agreement dated February 14, 2008 among Vector, the wholly-owned subsidiary of Vector, Cyalume and GMS Acquisition Partners Holdings, LLC, the sole stockholder of Cyalume (as part of the acquisition, it is contemplated that acquisition subsidiary would merge into Vector, resulting in Cyalume becoming a direct wholly-owned subsidiary of Vector);

•	Amending Vector’s Fourth Amended and Restated Certificate of Incorporation to change Vector’s corporate name to Cyalume Technologies Holdings, Inc.;

•	Amending Vector’s Fourth Amended and Restated Certificate of Incorporation to remove those provisions regarding certain procedural and approval requirements applicable to Vector prior to the consummation of a business combination that will no longer be operative upon consummation of the acquisition; and

•	The approval of any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies.

Pursuant to Vector’s Fourth Amended and Restated Certificate of Incorporation, Vector is required to obtain stockholder approval of the acquisition of Cyalume. Vector’s initial stockholders have agreed to vote the 2,062,500 shares of Vector’s common stock (which includes 1,781,250 shares owned by our current officers and directors and their affiliates) in favor of all the proposals. The initial stockholders have agreed not to demand redemption of any shares owned by them.

The Board of Directors has fixed the record date as the close of business on                              , 2008, the date for determining Vector stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of Vector common stock on that date are entitled to have their votes counted at the special meeting or any adjournment. These proxy materials are first being mailed to Vectors stockholders on or about                         , 2008.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. You may also vote by telephone or the Internet, as described on the proxy card. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against the proposals.

After careful consideration of all relevant factors, Vector’s Board of Directors has determined that these proposals are fair to and in the best interests of Vector and its stockholders, and has recommended that you vote or give instruction to vote ‘‘FOR’’ adoption of each of them.

Dated:                             , 2008

By Order of the Board of Directors,
Yaron Eitan Chief Executive Officer

Annexes

A	–	Fairness opinion of ValueScope, Inc.
B	–	Fourth Amended and Restated Certificate of Incorporation for Vector
C	–	Stock Purchase Agreement
D	–	Form of Investor Rights Agreement

If you would like additional copies of this proxy, or if you have questions about the acquisition, you should contact:

Karen Smith
Advantage Proxy
24925 13th Place South
Des Moines, Washington 98198
206-870-8565

To obtain timely delivery of requested materials, security holders must request the information no later than five business days before the date they submit their proxies or attend the special meeting. The latest date to request the information to be received timely is                             , 2008.

Summary of The Material Terms of The Acquisition

This summary, together with the Sections entitled ‘‘Questions and Answers About the Acquisition and the Vector Special Meeting’’ and ‘‘Summary,’’ summarizes certain material information contained in this Proxy Statement. You should carefully read this entire Proxy Statement for a more complete understanding of the matters to be considered at the special meeting.

This Proxy relates to the acquisition by a wholly-owned subsidiary of Vector of all of the outstanding securities of Cyalume Technologies, Inc.. The most material terms of the acquisition are as follows:

•	Vector is a blank check company formed for the purpose of acquiring a business in the security industry. Cyalume is in the business of manufacturing and selling chemiluminescent products, retroreflective products, retroreflective/photoluminescent products, and various other products utilizing the electromagnetic spectrum to commercial, industrial and governmental customers. See the sections entitled ‘‘Information about Vector’’ and ‘‘Information about Cyalume.’’

•	Pursuant to the stock purchase agreement among Vector, the wholly-owned subsidiary of Vector, Cyalume and GMS Acquisition Partners Holdings, LLC dated February 14, 2008, Vector will acquire all the outstanding equity securities of Cyalume.

•	The consummation of the transaction is subject to certain conditions including (i) the approval of the transaction by a majority of Vector’s stockholders and (ii) the exercise of redemption rights by holders of fewer than 1,462,499 of Vector’s public shares. See the sections entitled ‘‘The Special Meeting’’ and ‘‘Proposal to Acquire Cyalume.’’

•	Pursuant to the stock purchase agreement, on the closing date Vector will have paid aggregate consideration of $120,000,000, subject to adjustment, consisting of:

•	repayment of $40,621,808 of indebtedness of Cyalume, as of May 31, 2008, which includes $649,721 of early repayment costs;

•	payment of any of Cyalume’s unpaid acquisition expenses (currently anticipated to be a nominal amount);

•	1,505,646 shares of Vector’s common stock payable to the holders of GMS Acquisition’s Common Units, which will be placed in an escrow account on the closing date. The shares held in escrow will be released to Vector in the event of a purchase price adjustment in favor of Vector or in the event that Vector or its affiliates is entitled to indemnification under the stock purchase agreement; and

•	an estimated closing payment in cash and stock (as discussed in more detail in the section entitled ‘‘Proposal to Acquire Cyalume’’) to holders of GMS Acquisition’s Series A Preferred Units, Series B Preferred Units and Common Units. The estimated closing payment will equal $120,000,000 minus $40,621,808 for the repayment of the indebtedness of Cyalume, a nominal amount for Cyalume’s unpaid acquisition expenses, and the value of the 1,505,646 shares placed in escrow established at $7.97 per share. The estimated closing payment will be adjusted based on an estimate of Cyalume’s net working capital on the closing date.

•	In order to meet its cash payment obligation, Vector will have arranged for a credit facility with a lender. Assuming that none of Vector’s stockholders redeem their shares of common stock, approximately $26 million of borrowings will be required. Assuming that the maximum number of stockholders elect to redeem, then approximately $37 million will be required. As of May 14, 2008, Vector had not yet selected a lender or finalized the terms of its financing arrangement.

•	It is a requirement that any business acquired by Vector have a fair market value equal to at least 80% of its net assets at the time of acquisition. Based on the financial analysis of Cyalume used to approve the transaction, Vector’s Board of Directors determined that this requirement was met and exceeded. See the section entitled ‘‘Proposal to Acquire Cyalume — Board Consideration and Approval — Satisfaction of 80% Test.’’

•	All current Vector stockholders together will own approximately 67% of the post-acquisition company, a reduction in percentage ownership of 33%. Current holders of Vector’s publicly traded common stock will own approximately 51% of the common stock of the post-acquisition company, a reduction in their percentage ownership of approximately 27%.

In addition, at the closing of the transaction, Vector and the former Cyalume security holders who own shares of Vector’s common stock will enter into an investor rights agreement, which will allow certain current Cyalume security holders to nominate up to three persons for election to Vector’s Board of Directors post transaction for so long as a minimum percentage of Vector’s outstanding common stock are owned by such security holders. The agreement will also provide for demand and piggy-back registration rights of the securities. Each seller will also agree not to dispose of the securities to be held by such member as follows: (i) 20% of the common stock will not be disposed of until 120 days following the closing date: (ii) additional 20% of the common stock will not be disposed of until 150 days following the closing date; and (iii) the remaining 60% will not be disposed of until 180 days following the closing date.

Questions and Answers About The Acquisition
 and The Vector Special Meeting

These Questions and Answers are only summaries of the matters they discuss.
Please read this entire proxy statement.

Q. Why is Vector proposing the acquisition?	A.	Vector was formed to acquire, through acquisition, capital stock exchange, asset acquisition or other similar business combination, a business in the security industry. On February 14, 2008, Vector announced that it had entered into an acquisition agreement with Cyalume, GMS Acquisition Partners Holdings, LLC and Cyalume Acquisition Corp., a wholly-owned subsidiary of Vector. Pursuant to Vector’s Fourth Amended and Restated Certificate of Incorporation, Vector is required to obtain stockholder approval for the first acquisition it enters into.

As a result of this transaction, Vector will acquire Cyalume, and the former stockholders of Cyalume will receive 33% of Vector’s outstanding common stock.

Cyalume is in the business of manufacturing and selling chemiluminescent products, retroreflective products, retroreflective/photoluminescent products, and other various products utilizing the electromagnetic spectrum to commercial, industrial and governmental customers. Vector believes that a business combination with Cyalume will provide Vector stockholders with an opportunity to invest in a company with significant growth potential.

Vector’s proposed acquisition of Cyalume is intended to be a ‘‘business combination’’ under Vector’s Fourth Amended and Restated Certificate of Incorporation, or charter. In the event that the acquisition is not consummated, Vector may seek an alternative target business, provided, however, that Vector must enter into a letter of intent or definitive agreement relating to a business combination by November 1, 2008 and complete a ‘‘business combination’’ by May 1, 2009, or distribute the assets held in its trust account to its stockholders and dissolve.

Q. What is being voted on?	A.	You are being asked to vote on four proposals:

•	The proposed acquisition by a wholly-owned subsidiary of Vector of all of the outstanding securities of Cyalume, and the transactions contemplated by the stock purchase agreement dated February 14, 2008 among Vector, the wholly-owned subsidiary of Vector, Cyalume and GMS Acquisition Partners Holdings, LLC, the sole stockholder of Cyalume (as part of the acquisition, it is contemplated that acquisition subsidiary would merge into Vector, resulting in Cyalume becoming a direct wholly-owned subsidiary of Vector);

•	Amending Vector’s Fourth Amended and Restated Certificate of Incorporation to change Vector’s corporate name to Cyalume Technologies Holdings, Inc.;

•	Amending Vector’s Fourth Amended and Restated Certificate of Incorporation to remove those provisions regarding certain procedural and approval requirements applicable to Vector prior to the consummation of a business combination that will no longer be operative upon consummation of the acquisition; and

•	The approval of any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies.

Pursuant to Vector’s Fourth Amended and Restated Certificate of Incorporation, Vector is required to obtain stockholder approval of the acquisition of Cyalume.

Q. Why is Vector proposing to amend its certificate of incorporation?	A.	Vector is proposing to amend its Fourth Amended and Restated Certificate of Incorporation at the time of the acquisition to change Vector’s corporate name to Cyalume Technologies Holdings, Inc. and to remove those provisions regarding certain procedural and approval requirements applicable to Vector that were only applicable prior to the consummation of a business combination. Both changes will reflect that Vector is now an operating company.

Q. How do the Vector insiders intend to vote their shares?	A.	Vector’s initial stockholders have agreed to vote the 2,062,500 shares of Vector’s common stock (which includes 1,781,250 shares owned by our current officers and directors and their affiliates) owned by them in favor of all the proposals. The initial stockholders have agreed not to demand redemption of any shares owned by them.

Q. What vote is required to approve the acquisition?	A.	Under Vector’s Fourth Amended and Restated Certificate of Incorporation, approval of the acquisition requires the affirmative vote of the holders of a majority of the shares of common stock voted at the special meeting, provided that there is a quorum. As noted above, Vector’s initial stockholders have agreed to vote the 2,062,500 shares of Vector’s common stock owned by them in favor of all the proposals. The initial stockholders have agreed not to demand redemption of any shares owned by them. If the holders of 1,462,500 or more shares purchased in Vector’s initial public offering (public stockholders owning 20% or more of the shares of common stock sold in Vector’s initial public offering) vote against the acquisition and demand that Vector redeem their shares into pro rata portions of the trust account established at the time of the initial public offering (as described below), Vector will not be permitted to consummate the acquisition pursuant to its Fourth Amended and Restated Certificate of Incorporation.

Q.    What vote is required to adopt the
        amendments to the certificate of
        incorporation to change Vector’s
        name and to remove those
        provisions regarding certain
        procedural and approval
        requirements applicable to Vector
        prior to the consummation of a
        business combination that will no
        longer be operative upon
consummation of the acquisition?	A.	Approval of the amendments to the Fourth Amended and Restated Certificate of Incorporation will require the affirmative vote of holders of a majority of the shares of Vector common stock outstanding on the record date.

Q. Who will manage Vector and Cyalume?	A.	Post acquisition, many of the current members of the management of Cyalume will remain in place with many of Vector’s current management team remaining on Vector’s Board of Directors.

Q. How much of Vector will its current stockholders own post-acquisition?	A.	Based on the consideration to be paid to the stockholders of Cyalume, if no Vector stockholders demand to redeem their shares into a pro rata portion of the IPO trust account, Vector’s pre-acquisition holders of common stock will own in the aggregate approximately 67% (holders of stock purchased in Vector’s initial public offering will own approximately 51%) of Vector’s post-acquisition common stock.

Q. How much dilution will Vector stockholders experience?	A.	There are 9,375,000 shares of Vector common stock currently outstanding, 7,312,500 (78%) of which are trading publicly. 5,096,938 shares will be issued for the acquisition of Cyalume. Therefore, all current Vector stockholders together will own approximately 67% of the post-acquisition company, a reduction in percentage ownership of 33%. Current holders of Vector’s publicly traded common stock will own approximately 51%, a reduction in their percentage ownership of approximately 27%.

Q. Do Vector stockholders have redemption rights?	A.	If you hold common stock purchased in Vector’s initial public offering and you vote against the acquisition, you will have the right to demand that Vector redeem your shares into a pro rata portion of the trust account.

Q. If I have redemption rights, how do I exercise them?	A.	If you wish to exercise your redemption rights, you must vote against the acquisition and at the same time demand that Vector redeem your shares for cash. If, notwithstanding your vote, the acquisition is completed, you will be entitled to receive a pro rata portion of the trust account, including any interest earned thereon until two business days prior to the consummation of the transaction (net of taxes payable and up to $1,500,000 of interest earned on the trust account that has been released to Vector to fund its working capital and repay management loans). As of May 31, 2008, there was approximately $58,335,853 in the trust account. Based on that number, a person exercising his or her redemption rights would be entitled to receive approximately $7.97 per share. You will be entitled to receive this cash only if you continue to hold your shares through the closing of the acquisition and then tender your stock certificate(s). Upon redemption of your shares, you will no longer own them. Do not send your stock certificate(s) with your proxy card.

Q. Do Vector stockholders have dissenter or appraisal rights under Delaware law?	A.	No.

Q. What happens post-acquisition to the funds deposited in the trust account?	A.	Vector stockholders exercising redemption rights will receive their pro rata portions of the trust account. The balance of the funds in the account will be utilized to fund a portion of the consideration payable to the Cyalume stockholders and any remaining funds will be retained by Vector for operating capital subsequent to the closing of the acquisition.

Q. What happens if the acquisition is not consummated?	A.	If Vector does not acquire Cyalume pursuant to the acquisition of Cyalume into a subsidiary of Vector, Vector will seek an alternative business combination. As provided in its charter, Vector is required, by November 1, 2008, to consummate a business combination or enter a letter of intent, agreement in principle or definitive agreement, in which case Vector would be allowed an additional six months to complete the transactions contemplated by such agreement. Under its Fourth Amended and Restated Certificate of Incorporation as currently in effect, if Vector does not acquire at least majority control of a target business by at latest May 1, 2009, Vector will dissolve and distribute to its public stockholders the amount in the trust account plus any remaining net assets.

In any liquidation, the funds held in the trust account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets, will be distributed pro rata to Vector’s common stockholders who hold shares issued in Vector’s initial public offering (other than the initial stockholders, each of whom has waived any right to any liquidation distribution with respect to them). See the risk factors on page 21 – 23 of this proxy statement relating to risks associated with the dissolution of Vector.

Q. When do you expect the acquisition to be completed?	A.	If the acquisition is approved at the special meeting, Vector expects to consummate the acquisition promptly thereafter.

Q. If I am not going to attend the special meeting in person, should I return my proxy card instead?	A.	Yes. After carefully reading and considering the information in this document, please fill out and sign your proxy card. Then return it in the return envelope as soon as possible, so that your shares may be represented at the special meeting. You may also vote by telephone or internet, as explained on the proxy card. A properly executed proxy will be counted for the purpose of determining the existence of a quorum.

Q. What will happen if I abstain from voting or fail to vote?	A.	Abstaining from voting or not voting on a proposal (including broker non-votes), either in person or by proxy or voting instruction, will not have an effect on the vote relating to the acquisition, but will have the same effect as a vote against adoption of the proposals relating to the name change and the amendment to the Fourth Amended and Restated Certificate of Incorporation to remove certain provisions that will no longer be applicable to Vector once the acquisition is complete. An abstention will not count toward the 20% ‘‘against and redeeming’’ vote that would result in the acquisition’s abandonment, and you would be unable to exercise any redemption rights upon approval of the acquisition. If the proposal relating to the acquisition is not approved, Vector’s Board of Directors will not go forward with the acquisition of Cyalume. To demand redemption, you must vote against the acquisition and elect to redeem your shares.

Q. How do I change my vote?	A.	Send a later-dated, signed proxy card to Vector’s secretary prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Yaron Eitan, Vector Intersect Security Acquisition Corp., 65 Challenger Road, Ridgefield Park, NJ 07660 .

Q. If my shares are held in ‘‘street name,’’ will my broker automatically vote them for me?	A.	No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q. Who can help answer my questions?	A.	If you have questions, you may write or call our proxy solicitor Advantage Proxy, 24925 13th Place South, Des Moines, Washington 98198, 206-870-8565, Attention: Karen Smith.

Q. Where will the special meeting be held?	A.	The meeting will be held at .

Summary

This section summarizes information related to the proposals to be voted on at the special meeting and to the consideration to be offered to the Cyalume stockholders. These items are described in greater detail elsewhere in this proxy statement. You should carefully read this entire proxy statement and the other documents to which it refers you.

The Companies

Vector Intersect Security Acquisition Corp.

Vector is a Delaware corporation incorporated on July 19, 2005 in order to serve as a vehicle for the acquisition of an operating business through a merger, capital stock exchange, asset acquisition or other similar business combination.

On April 25, 2007, the Company completed a private placement of 187,500 units to Yaron Eitan, the Chief Executive Officer, President and Director, Winston Churchill, the Chairman of the Board and a Director, and SCP Private Equity Management Company LLC, in which Messrs. Eitan and Churchill are members, and received net proceeds of $1,500,000. On May 1, 2007, Vector consummated our initial public offering of 7,312,500 units. Each unit consists of one share of common stock and one common stock purchase warrant. Each warrant entitles the holder to purchase from us one share of our common stock at an exercise price of $5.00. Vector’s common stock and warrants started trading separately as of July 9, 2007.

Of the proceeds of the offerings, $58,030,000 was placed in a trust account at JP MorganChase, New York, New York, maintained by American Stock Transfer & Trust Company, the Company’s transfer agent. This amount includes the net proceeds of the public offering and the private placement, and $2,340,000 of deferred underwriting compensation fees which will be paid to Rodman & Renshaw, LLC, the underwriter in our initial public offering, if, and only if, a business combination is consummated. The funds in the trust account will be invested until the earlier of (i) the consummation of Vector’s first business combination or (ii) the liquidation of the trust account as part of a plan of dissolution and liquidation approved by Vector’s stockholders. Up to $1,500,000 of interest income on the trust account may be used to fund Vector’s working capital requirements including payments for legal, accounting, due diligence on prospective acquisitions and continuing general and administrative expenses.

Vector’s initial business combination must be with a target business or businesses with a collective fair market value of at least equal to 80% of its net assets (excluding any funds held in the trust account for the benefit of the underwriters) at the time of such acquisition. If Vector acquires less than 100% of a target business (but in no event will Vector acquire less than 50% of such target business), the 80% of net assets test will be calculated based only on that portion of the business that Vector acquires, and not the value of the entire business. If Vector is unable to consummate a business combination within the allotted time periods set forth in this prospectus, Vector will implement a plan of dissolution and distribution which will include the liquidation of the trust account to Vector’s public stockholders.

The mailing address of Vector’s principal executive office is 65 Challenger Road, Ridgefield Park, NJ 07660, and its telephone number is (201) 708-9801.

Cyalume Technologies, Inc.

Cyalume Technologies, Inc. is a Delaware corporation with headquarters located in West Springfield, MA. Cyalume has one subsidiary, Cyalume Technologies, SA, located in Aix en Provence, France.

Cyalume primarily produces products based on a technology whereby light is generated through a chemical reaction, known as chemiluminescence. The base product is known as a ‘‘light stick’’ and is typically 6’’ in length. A light stick is a translucent flexible plastic tube that is partly filled with one chemical ingredient and also with a glass container (‘‘ampoule’’) that contains a complementary reactive chemical. When the tube is bent enough to break the glass ampoule, the chemicals contained within the plastic tube mix and light is generated. In addition, Cyalume also produces reflective (patches) and reflective plus photoluminescent (fire tape) products, some of which incorporate infrared light technology.

Chemiluminescent products come in varying shapes and sizes, and provide light in different colors, intensity and duration. Light sticks come in lengths ranging from 1.5 inches to 15 inches. Durations for specified light output range from 5 minutes to 12 hours. In addition to light sticks, products include flat disks employing a transluscent aluminum pouch instead of an ampoule. These products also come in different sizes and with adhesive backings (‘‘Tac-Glow’’). Colors emitted include red, blue, white, yellow, green and orange. Additionally, both light sticks and Tac Glow products can be produced to emit infrared light. Reflective products include patches that can reflect white light or infrared, and safety belts. (see Product Applications for a discussion of the many uses of these products.)

The mailing address of Cyalume’s principal executive offices is 96 Windsor Street, West Springfield MA, 01089 and its telephone number is 413-858-2500.

The Acquisition

On February 14, 2008, Vector, its wholly owned subsidiary, Cyalume, and GMS Acquisition Partners Holdings, LLC, the sole stockholder of Cyalume, entered into the stock purchase agreement pursuant to which Vector’s subsidiary would acquire all of the outstanding common stock of Cyalume, (as part of the acquisition, it is contemplated that acquisition subsidiary would merge into Vector, resulting in Cyalume becoming a direct wholly-owned subsidiary of Vector). Pursuant to the stock purchase agreement, on the closing date Vector will pay aggregate consideration of approximately $120,000,000, subject to adjustment, consisting of:

•	repayment (as of May 31, 2008) of $40,621,808 of indebtedness of Cyalume, which includes $649,721 of early repayment costs;

•	payment of any of Cyalume’s unpaid acquisition expenses (currently anticipated to be a nominal amount); and

•	Approximately $38,755,599 and 5,096,938 shares of Vector’s common stock to the current security holders of Cyalume.

Therefore, the current security holders of Cyalume will receive approximately $79,377,407 in cash and 5,096,938 shares of Vector common stock. In order to meet its cash payment obligation, Vector will have arranged for a credit facility with a lender. Assuming that none of Vector’s stockholders redeem their shares of common stock, approximately $26 million of borrowings will be required. Assuming that the maximum number of stockholders electto redeem, then approximately $37 million will be required. As of May 14, 2008, Vector had not yet selected a lender or finalized the terms of its financing arrangement.

In addition, at the closing of the transaction, Vector and the former Cyalume security holders who own shares of Vector’s common stock will enter into an investor rights agreement, which will allow certain current Cyalume security holders to nominate up to three persons for election to Vector’s Board of Directors post transaction for so long as a minimum percentage of Vector’s outstanding common stock are owned by such security holders. The agreement will also provide for demand and piggy-back registration rights of the securities. Each seller will also agree not to dispose of the securities to be held by such member as follows: (i) 20% of the common stock will not be disposed of until 120 days following the closing date: (ii) additional 20% of the common stock will not be disposed of until 150 days following the closing date; and (iii) the remaining 60% will not be disposed of until 180 days following the closing date.

Procedure

Under Vector’s Fourth Amended and Restated Certificate of Incorporation, a majority of the votes cast at a meeting of stockholders must approve the proposed acquisition. Promptly after obtaining approval from its stockholders to proceed with the acquisition of Cyalume, Vector and Cyalume will consummate the acquisition. Each public stockholder has the right to vote against the proposed acquisition and elect to redeem his, her or its shares for their pro rata portion of the trust account.

However, not withstanding adoption of the acquisition proposal, the acquisition will only proceed if holders of no more than 20% of the total shares sold in Vector’s initial public offering exercise their redemption rights and vote against the proposed acquisition. If holders of shares purchased in Vector’s initial public offering owning 20% or more of the shares of common stock sold in Vector’s initial public offering vote against the proposed acquisition and elect to exercise their redemption rights, Vector’s Board of Directors will abandon the acquisition, notwithstanding approval of a majority of its stockholders. If the maximum permissible number of shares elect redemption without Vector being required to abandon the acquisition, as of May 31, 2008, a total of approximately $11.2 million of the trust account would be disbursed, leaving approximately $44.7 million available for the acquisition with Cyalume and the payment of liabilities. The loans that Vector will obtain to consummate the transaction will be able to make up for any shortfall in the transaction consideration caused by redeeming stockholders.

In connection with the initial public offering, Yaron Eitan, our Chief Executive Officer, agreed to indemnify Vector for debts and obligations to potential target businesses or other persons for services rendered or contracted for or products sold to Vector, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account. This obligation remains in effect and extends to transaction expenses to be incurred in connection with Vector’s seeking to complete the Cyalume acquisition. Since these obligations were not collateralized or guaranteed, however, Vector cannot assure you that Mr. Eitan would be able to satisfy his obligations if material liabilities are sought to be satisfied from the trust account. As of May 14, 2008, we believe that Mr. Yaron does not have any risk of being required to provide indemnification since all persons who have had contractual obligations with Vector have either been paid in full (or will be paid in accordance with Vector’s past practices) or waived their ability to sue Vector’s trust account.

Fairness opinion

On January 18, 2008, ValueScope, Inc. rendered an opinion to Vector’s Board of Directors that in connection with the Letter of Intent dated December 28, 2007, and based upon and subject to the matters stated in the opinion, the consideration offered for the outstanding capital stock of Cyalume was fair from a financial point of view to Vector’s stockholders.

The full opinion is attached as Appendix A to this proxy statement. Vector encourages its stockholders to review the opinion carefully for a discussion of valuation methodology, procedures followed, assumptions made and factors considered in developing the opinion. A more detailed discussion of the fairness opinion begins on page 36 of this proxy statement.

If the Acquisition Is Not Approved

If Vector does not consummate the business combination with Cyalume, it will continue to seek another target business until it is required to liquidate and dissolve pursuant to its Fourth Amended and Restated Certificate of Incorporation. As provided in its Fourth Amended and Restated Certificate of Incorporation, Vector is required, by November 1, 2008, to consummate a business combination or enter a letter of intent, agreement in principle or definitive agreement relating to a business combination, in which case Vector would be allowed an additional six months to complete the transactions contemplated by such agreement. Under its Fourth Amended and Restated

Certificate of Incorporation as currently in effect, if Vector does not acquire at least majority control of a target business by at latest May 1, 2009, Vector will dissolve and distribute to its public stockholders the amount in the trust account plus any remaining net assets. See the section entitled ‘‘Risk Factors’’ on pages 21 – 23 of this Proxy Statement relating to risks associated with the dissolution of Vector.

Conditions; Termination.    Approval of the acquisition with Cyalume by holders of a majority of the votes cast at a meeting of stockholders is a condition to Vector’s consummating the acquisition. The holders of Vector common stock issued prior to its initial public offering agreed to vote the 2,062,500 shares of Vector’s common stock owned by them (which includes 1,781,250 shares owned by our current officers and directors and their affiliates) in favor of all the proposals. This represents 22% of Vector’s outstanding shares of common stock. If holders of 1,462,499 or more of the shares purchased in Vector’s initial public offering (which number represents 20% or more of the shares of Vector common stock issued in Vector’s initial public offering) vote against the acquisition and exercise their right to redeem their shares for cash, the acquisition will not be consummated.

Amendments to the Certificate of Incorporation.    The Vector Board of Directors has also determined that it is in Vector’s best interests to amend its Fourth Amended and Restated Certificate of Incorporation to (i) change its name to Cyalume Technologies Holdings, Inc., and (ii) remove those provisions regarding certain procedural and approval requirements that are no longer applicable once Vector acquires Cyalume, both of which will be implemented upon consummation of the acquisition.

The Acquisition agreement and Related Documents.    The acquisition agreement, the form of the proposed amendments to Vector’s Fourth Amended and Restated Certificate of Incorporation, and the fairness opinion of ValueScope, Inc. are annexed to this Proxy. We encourage you to read them in their entirety, as they are the key legal documents underlying the acquisition. They are also described in detail elsewhere in this document. The acquisition agreement, which is attached as Annex C in this proxy statement, is incorporated by reference into this Proxy Statement.

Management.    Post acquisition, many of the current members of the management of Cyalume will remain in place with many of Vector’s current management team remaining on Vector’s Board of Directors. Derek Dunaway, who has been a consultant to Vector since May 2007, became President of Cyalume on February 29, 2008.

Vector Special Meeting

Date, Time and Place.    The special meeting of Vector’s stockholders will be held at 10:00 a.m.,                                      time, on                          , 2008, at                                                         .

Voting Power; Record Date.    You will be entitled to vote or direct votes to be cast at the special meeting, if you owned Vector common stock at the close of business on                                                     , 2007, the record date for the special meeting. You will have one vote for each share of Vector common stock you owned at that time. Warrants to purchase Vector common stock do not have voting rights.

Votes Required.    Approval of the proposal relating to the acquisition will require the approval of a majority of the votes cast at a meeting of stockholders, provided a quorum is present, and the amendment to Vector’s Fourth Amended and Restated Certificate of Incorporation to change Vector’s corporate name to Cyalume Technologies Holdings, Inc. and the amendment to Vector’s Fourth Amended and Restated Certificate of Incorporation to remove those provisions regarding certain procedural and approval requirements applicable to Vector prior to the consummation of a business combination that will no longer be operative upon consummation of the acquisition will require the affirmative vote of holders of a majority of Vector’s outstanding common stock. Pursuant to Vector’s Fourth Amended and Restated Certificate of Incorporation, Vector is required to obtain stockholder approval of the acquisition of Cyalume.

Vector will not be authorized to complete the acquisition, if holders of 1,462,499 or more shares of Vector common stock (stockholders owning 20% or more of the shares issued in the initial public offering) vote against the acquisition and demand that Vector redeem their shares into pro rata portions of the trust account.

Under Delaware law and Vector’s bylaws, no other business may be transacted at the special meeting.

At the close of business on                                 , 2008, there were 9,375,000 shares of Vector common stock outstanding (including the 2,062,500 shares held by stockholders not purchased in Vector’s initial public offering). Each Vector common share entitles its holder to cast one vote per proposal.

Redemption Rights.    Under its Fourth Amended and Restated Certificate of Incorporation, a holder of Vector common stock (other than an initial stockholder) who votes against the acquisition may demand that Vector redeem his or her shares for cash, but such stockholder will only receive the redemption amount if the acquisition is subsequently consummated. Vector’s stockholders who purchased shares in its initial public offering would still be entitled to receive a portion of the trust account in the event of a liquidation of Vector. This demand must be made in writing at the same time the stockholder votes against the acquisition, on the form of proxy card voted against the acquisition. If you so demand, and the acquisition is approved and consummated, Vector will redeem your shares into a pro rata portion of the trust account, net of taxes payable, as of two business days prior to the consummation of the acquisition. You will be entitled to receive cash for your shares only if you continue to hold your shares through completion of the acquisition and then tender your stock certificate(s) to Vector. If you exercise your redemption rights, you will no longer own these Vector shares. Do not send your stock certificate(s) with your proxy card. If the business combination is consummated, redeeming stockholders will be sent instructions on how to tender their shares of common stock and when they should expect to receive the redemption amount. Stockholders will not be requested to tender their shares of common stock before the business combination is consummated.

The acquisition will not be consummated if holders of 1,462,499 or more shares of Vector common stock (which number represents 20% or more of the shares sold in the initial public offering) exercise their redemption rights.

If the acquisition is not consummated and Vector is not required to dissolve pursuant to the terms of its Fourth Amended and Restated Certificate of Incorporation, it may seek another target business with which to effect a business combination.

Appraisal Rights.    Under the Delaware General Corporation Law, appraisal rights are not available to Vector’s stockholders in connection with the acquisition.

Proxies; Board Solicitation.    Your proxy is being solicited by the Vector Board of Directors on each proposal being presented to stockholders at the special meeting. Proxies may be solicited in person or by mail, telephone or other electronic means. In addition, Vector has hired Advantage Proxy to assist it in soliciting proxies for the meeting of stockholders. Vector is paying Advantage Proxy between $18,500 and $22,000 (not including expenses) for its services. We expect that a representative from Advantage Proxy will act as the inspector of election at the stockholder’s meeting.

If you grant a proxy, you may still vote your shares in person, if you revoke your proxy before the special meeting.

Significant Stockholdings.    The holdings of Vector’s directors and significant stockholders are detailed in ‘‘Beneficial Ownership of Securities.’’

Vector’s Recommendation; Interests of Vector’s Management

After careful consideration, Vector’s Board of Directors has determined that the acquisition and the other proposals presented at this meeting are fair to, and in the best interests of, Vector and its stockholders. The Board of Directors has approved and declared advisable the proposals, and recommends that you vote or direct that your vote to be cast ‘‘FOR’’ the adoption of each.

When you consider the recommendation of the Board of Directors, you should keep in mind that the members of the Board of Directors have interests in the acquisition that are different from, or in addition to, yours. These interests include the following:

•	If the proposed acquisition is not completed, and Vector is subsequently required to liquidate, the shares owned by Vector’s directors will be worthless because the shares will no longer have any value and the directors are not entitled to liquidation distributions from Vector. In addition, the possibility that Vector’s officers and directors will be required to perform their obligations under the indemnity agreements referred to above will be substantially increased.

•	In connection with Vector’s initial public offering, Yaron Eitan, our Chief Executive Officer, agreed to indemnify Vector for debts and obligations to potential target businesses or other persons for services rendered or contracted for or products sold to Vector, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account. If the acquisition is consummated, Mr. Eitan will not have to perform such obligation. Although Vector does not believe that Mr. Eitan would be required to indemnify Vector since Vector currently has no If the acquisition is not consummated, however, Mr. Eitan could potentially be liable for any claims against the trust account by vendors who did not sign waivers. As of May 14, 2008, Vector believes that Mr. Eitan does not have any risk of being required to provide indemnification since all persons who have had contractual obligations with Vector have either been paid in full (or will be paid in accordance with Vector’s past practices) or waived their ability to sue Vector’s trust account.

•	All rights of Vector’s officers and directors to be indemnified by Vector, and of Vector’s directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after the acquisition pursuant to provisions in Vector’s Fourth Amended and Restated Certificate of Incorporation. However, if the acquisition is not approved and Vector subsequently liquidates, its ability to perform its obligations under those provisions will be substantially impaired since it will cease to exist. If the Cyalume acquisition is ultimately completed, the combined company’s ability to perform such obligations will be substantially enhanced.

Certain U.S. Federal Income Tax Consequences

Neither Vector nor its acquisition subsidiary should recognize any gain or loss for U.S. federal income tax purposes as a result of the proposed acquisition.

Quotation/Listing

Vector’s common stock (VTRQ), warrants (VTRQW) and units (VTRQU) are quoted on the Over-the-Counter (OTC) Bulletin Board.

Accounting Treatment

Vector will account for the acquisition of Cyalume as a purchase. The purchase price will be allocated to the various tangible and intangible assets and assumed liabilities based upon an appraisal.

Regulatory Matters

The acquisition and related transactions are not subject to any federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act).

 Risk Factors

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or direct your vote to be cast to approve the acquisition.

Risks related to Cyalume’s Business

Budget constraints of the federal or foreign governments could reduce Cyalume’s revenues.

Contracts for which federal or foreign governments, and militaries thereof, are the ultimate customer account for more than 85% of Cyalume’s business. Budget reductions or spending constraints affecting military spending could cause delays, reduce the scope of, or result in cancellations of orders for products, which could reduce Cyalume’s revenues.

Cyalume’s failure to obtain and/or maintain required export and other licenses could reduce Cyalume’s revenue.

A portion of Cyalume’s business depends upon obtaining and maintaining required export licenses . Its failure to obtain or maintain required licenses could result in the termination of certain of its products being sold. In addition, Cyalume and/or its employees may be required in the future to maintain certain facility security clearances. If Cyalume or its employees were found not to be in compliance, Cyalume could be excluded from bidding on certain contracts, removed from projects and/or fined, all of which would adversely impact Cyalume’s financial condition and good standing.

Cyalume operates under fixed price contracts, and its failure to accurately control its costs may reduce its profitability.

Much of Cyalume’s revenues result from fixed price contracts. Unanticipated increases in the cost of raw materials, labor and overhead could result in less profitability for Cyalume on such contracts. Some of Cyalume’s raw materials are affected by the prices of other commodities that are not under the control of Cyalume. These include certain chemicals and plastics whose costs are a function of oil prices. Another example is the cost of electricity, which the company needs to operate its manufacturing processes and over the cost of which it has no control.

Several of Cyalume’s military contracts include provisions for annual price escalations, based on benchmarks such as the consumer price index or the producers price index. These annual escalations may or may not correlate exactly to the price changes in the materials and services that Cyalume purchases.

If Cyalume is unable to design, manufacture, and market its product offerings in a timely and efficient manner, it may not remain competitive.

Some of Cyalume’s markets are characterized by continuing technological advancement, changes in customer requirements, and evolving product standards. Accordingly, Cyalume devotes a substantial amount of resources to product development. To compete successfully, Cyalume must develop and market new products that provide increasingly higher levels of performance and reliability. Product development is highly uncertain and Cyalume cannot guarantee that it will successfully develop new products. Cyalume’s inability to develop and market these products or to achieve customer acceptance of these products could limit its ability to compete in the market or to grow revenues at desired rates of growth.

In addition, Cyalume offers a wide variety of products. If the design, manufacturing or marketing of a product, or products, is not successful and Cyalume must allocate more resources to ensure the products’ success, it could lower the profitability of the product, or products, or affect customer perceptions as to the quality of the products and services being offered.

Cyalume purchases the majority of its raw materials from a limited number of venders. A disruption in supply may cause delays in manufacturing.

The majority of chemicals, plastics and glass are purchased from a limited number of venders. A disruption in supply from any of these venders could affect Cyalume’s ability to manufacture finished goods for sale on a timely basis. Cyalume maintains a safety margin of inventory of these raw materials to rely on in the event of a disruption. However, Cyalume may not maintain an adequate safety stock in the event of an extensive disruption.

Changes in foreign currency exchange rates could affect financial results.

Cyalume manufactures and sells its products from both the U.S. and France. Products sold from the U.S. are priced in U.S. dollars and most raw material components are purchased in U.S. dollars. Products sold from France are priced predominantly in euros and most raw material purchases are priced in euros, although some of France’s materials are purchased from the U.S. parent company in U.S. dollars. Significant changes in foreign exchange rates will affect reported financial results. The company does not currently enter into any financial hedges against currency risk, although it is possible that this may occur in the future.

Cyalume is subject to various government regulations that could cause delays in the delivery of new products and may subject the company to audits or other similar review processes.

As a supplier to agencies of various federal, state and local, and foreign governments, Cyalume is obligated to comply with a variety of regulations governing its operations and the workplace. Unforeseen problems may impact Cyalume’s ability to bring new products to market on a timely basis, secure new contracts or require it to make potentially costly changes to its operations which could reduce its profitability in order to obtain contracts. Furthermore, some of Cyalume’s new products have been developed in conjunction with the U.S. Military, which largely dictates the timing of the product development process and over which Cyalume has limited control.

Cyalume’s inability to effectively integrate future acquisitions could reduce its profitability.

Cyalume plans to make a number of acquisitions in future years, which will require that it integrate operations and systems and personnel from those businesses into the company. This process requires, among other things, that Cyalume continually evaluate its operational and financial systems and controls and enhance those systems and controls as necessary. If Cyalume is unable to successfully integrate these acquisitions, it could reduce its profitability and detract from future growth opportunities.

Cyalume may need additional financing for working capital, capital expenditures, and to finance future acquisitions, and any such additional financing may not be available on favorable terms.

In order to operate and grow the business, Cyalume may need to obtain additional working capital, make significant capital expenditures, or finance an acquisition. In order to do any of those things, Cyalume may need to obtain additional capital. Therefore, Cyalume’s ability to operate and grow is dependent upon, and may be limited by, among other things, the availability of financing arrangements. If Cyalume is not able to obtain the additional capital necessary to pursue new projects or maintain its operations it may not be able to grow as quickly as it plans. In addition, even if Cyalume is able to obtain additional financing, the additional financing may not be on terms which are favorable to Cyalume and could hamper Cyalume’s profitability.

Cyalume is reliant upon key personnel.

Cyalume depends on the expertise, experience and continued services of its senior management and key employees. Cyalume’s operations and most decisions concerning the business of Cyalume will be made or significantly influenced by such individuals. The loss of members of senior management or key employees could result in the deterioration or loss of relationships with certain customers or suppliers, which could result in a loss of business for Cyalume.

Cyalume’s quarterly revenue, operating results and profitability will fluctuate.

Cyalume’s revenue, operating results and profitability will likely fluctuate. Changes in purchased product mix and the timing of purchases, together or individually, may contribute to the material variability of Cyalume’s quarterly revenue, operating results or profitability. Such volatility may not meet the expectations of management, securities analysts or investors, which in turn may result in significant fluctuations in the market price of Vector’s common stock after the acquisition is consummated.

Cyalume’s quarterly revenue, operating results and profitability may be temporarily affected by any major redeployment of the troops stationed in Iraq.

Many of Cyalume’s military products are used both for training and live theater purposes. Generally, per capita soldier consumption of these products is relatively consistent between the two purposes. Any major troop realignments/reductions in the forces in Iraq, if significant enough in number, could result in a temporary reduction in overall product consumption until troops are redeployed, whether it be for training or another live theater application.

Cyalume operates in competitive market segments.

Cyalume expects competition to increase in the future. Cyalume also expects that some of its competitors, or potential competitors, will feel increasing pressure to underbid government and commercial projects, in order to deploy their workforces and maintain or step up their activity levels. This may make it more difficult for Cyalume to prevail on competitive bids for projects to the degree Cyalume has historically enjoyed, to increase revenue, and to maintain profitability.

Most of Cyalume’s new contracts will likely be subject to competitive bidding.

Most governmental agencies and many commercial customers require that their significant contracts be competitively bid. Typically they utilize the ‘‘Request for Proposal’’ (RFP) method where several competitors submit their sealed proposals for a particular project, or the ‘‘Request for Qualifications’’ (RFQ) process where competitors submit their qualifications for consideration by the customer. Some contracts open for bidding utilize the standard ‘‘Straight Bid’’ process where the detailed specifications for products are published and lenders submit a ‘‘Bid’’ or fixed price, for the contract. Other competitive bidding processes are also utilized. Cyalume’s success in responding to an RFP, RFQ, Straight Bid, or other competitive bidding process is dependent upon the quality of its estimating process, knowledge of the industry, knowledge of its customers and other factors requiring significant judgment and expertise. Because of the nature of the bidding process, Cyalume cannot know if it will be successful on any given bid, which adds difficulty to accurately predicting the timing of sales and the allocation of resources.

Cyalume’s ability to win new contracts depends on factors outside Cyalume’s control.

Cyalume’s growth is generally dependent upon its ability to win new contracts. This depends on a number of factors Cyalume cannot control, including substitution of Cyalume’s products with products based on an alternative technology. Currently, certain battery or electrically powered products may be used as alternatives to some of Cyalume’s products.

Governmental agencies may investigate and audit Cyalume contracts and, if any improprieties are found, Cyalume may be required to refund revenues, pay unexpected taxes, forego anticipated revenues and/or may be subject to penalties and sanctions, including prohibitions on Cyalume’s bidding in response to competitive bidding processes.

Governmental agencies generally have the authority to audit and investigate Cyalume’s contracts with them. As part of that process, some governmental agencies may review Cyalume’s performance on the contract, its pricing practices, change orders, and compliance with the terms of the contracts, and applicable laws, regulations and standards. If the agency determines that Cyalume has improperly billed the governmental entity in violation of the terms of the contract, Cyalume could be required to refund revenues, or forgo anticipated revenues. If a government audit uncovers improper or illegal activities by Cyalume, or Cyalume otherwise determines that these activities have occurred, Cyalume may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or disqualification from doing business with the government.

If Cyalume fails to satisfy its contractual obligations, Cyalume’s ability to compete for future contracts could be limited.

Cyalume’s failure to comply with contract requirements or to meet its clients’ performance expectations when fulfilling a contract could injure Cyalume’s reputation, which, in turn, could impact

Cyalume’s ability to compete for new contracts. Cyalume’s failure to meet contractual obligations could also result in substantial lost revenues.

Cyalume is not currently compliant with the provisions of the Sarbanes Oxley Act.

As a privately owned company, Cyalume has not yet taken all steps necessary to become compliant with the regulations for publicly traded companies. While Cyalume is taking such steps, including the retention of third-party consultants with expertise in such matters, and fully expects to become compliant, there can be no assurance at this time that Cyalume will be compliant on a timely basis.

Cyalume may be unsuccessful in resolving pending litigation relating to its contractual disputes with the former novelty business of its predecessor, Omniglow, LLC, which could ultimately result in Cyalume having to pay damages to Omniglow.

Cyalume is in the process of resolving pending litigation relating to several contractual disputes arising from the separation of its businesses from Omniglow, LLC. If Cyalume is not successful in settling the litigation and if Cyalume does not prevail on the merits of the case, then a judgment may be entered against Cyalume, which could require it to pay damages to Omniglow.

Risks Relating to the Acquisition

The combined company’s working capital could be reduced if stockholders exercise their redemption rights.

Pursuant to Vector’s Fourth Amended and Restated Certificate of Incorporation, holders of shares purchased in Vector’s initial public offering may vote against the acquisition and demand that Vector redeem their shares into pro rata portions of the trust account, net of taxes payable, as of the record date. Vector and Cyalume will not consummate the acquisition if holders of 1,462,499 or more shares exercise these redemption rights. To the extent the acquisition is consummated and holders have demanded to so redeem their shares, there will be a corresponding reduction in the amount of funds available to the combined company following the acquisition. As of May 31, 2008, the record date, assuming the acquisition is approved, the maximum amount of funds that could be disbursed to Vector’s stockholders upon the exercise of their redemption rights is approximately $11.2 million.

If outstanding warrants are exercised, the underlying common shares will be eligible for future resale in the public market. ‘‘Market overhang’’ from the warrants results in dilution and has an adverse effect on the common stock’s market price.

Outstanding warrants and unit purchase options to purchase an aggregate of 8,962,500 shares of common stock issued in connection with Vector’s initial public offering and the private placement that took place immediately prior to the initial public offering will become exercisable after consummation of the Cyalume acquisition. If they are exercised, a substantial number of additional shares of Vector common stock will be eligible for resale in the public market, which could adversely affect the market price.

Registration rights held by Vector’s initial stockholders who purchased shares prior to Vector’s initial public offering may have an adverse effect on the market price of Vector’s common stock.

Vector’s initial stockholders who purchased common stock prior to its initial public offering are entitled to demand that Vector register the resale of their shares and shares underlying their units and warrants at any time after they are released from escrow. If such stockholders exercise their registration rights with respect to all of their shares, there will be an additional 2,062,500 shares of common stock eligible for trading in the public market. The presence of these additional shares may have an adverse effect on the market price of Vector’s common stock.

Vector’s directors and officers have interests in the acquisition that are different from yours, because if the acquisition is not approved, their shares may become worthless.

In considering the recommendation of Vector’s Board of Directors to vote to approve the acquisition, you should be aware that Vector’s directors, officers and original stockholders have agreements or arrangements that provide them with interests in the acquisition that differ from, or are in addition to, those of Vector stockholders generally. Vector’s original stockholders, including its directors and officers, are not entitled to receive any of the funds that would be distributed upon liquidation of the trust account. Therefore, if the acquisition is not approved, these original shares may become worthless. The personal and financial interests of directors and officers may have influenced their motivation in identifying and selecting a target business and in timely completion of a business combination. Consequently, their discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in the best interests of Vector’s stockholders.

Because Vector does not intend to pay dividends on its common stock, stockholders will benefit from an investment in Vector’s common stock only if it appreciates in value.

Vector has never declared or paid any cash dividends on its shares of common stock. Post acquisition, Vector currently intends to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, Vector does not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of Vector’s Board of Directors and will depend on factors Vector’s Board of Directors deems relevant, including among others, Vector’s results of operations, financial condition and cash requirements, business prospects, and the terms of Vector’s credit facilities and other financing arrangements. It is likely that the debt financing arrangements Vector puts into place in connection with the acquisition will prohibit Vector from declaring or paying dividends without the consent of its lenders. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of Vector’s common stock. There is no guarantee that Vector’s common stock will appreciate in value.

Vector’s securities are quoted on the Over-the-Counter Bulletin Board, which may limit the liquidity and price of its securities more than if the securities were quoted or listed on the Nasdaq market.

Vector’s securities are quoted on the Over-the-Counter Bulletin Board, a NASD-sponsored and operated inter-dealer automated quotation system. Quotation of Vector’s securities on the Over-the-Counter Bulletin Board will limit the liquidity and price of its securities more than if the securities were quoted or listed on Nasdaq.

Vector must obtain financing of at least $26,000,000 in order to consummate the acquisition.

Vector must obtain financing of at least $26,000,000 (and up to at least $37,000,000 if the maximum number of Vector’s stockholders redeem their shares of common stock). This is a debt load that the combined company will be required to carry post transaction. In addition, there is no guarantee that Vector will be able to obtain such financing on terms favorable to Vector or at all.

Risks to Vector’s Stockholders

Vector may choose to redeem its outstanding warrants at a time that is disadvantageous to the warrant holders.

Subject to there being a current prospectus under the Securities Act of 1933, Vector may redeem all of its outstanding warrants at any time after they become exercisable at a price of $.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sale price of Vector’s common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before Vector sends the notice of redemption. Calling all of Vector’s outstanding warrants for redemption could force the warrant holders:

•	To exercise the warrants and pay the exercise price for such warrants at a time when it may be disadvantageous for the holders to do so;

•	To sell the warrants at the then current market price when they might otherwise wish to hold the warrants; or

•	To accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Vector’s warrant holders may not be able to exercise their warrants, which may create liability for Vector.

Holders of the warrants Vector issued in its initial public offering and private placement will be able to receive shares upon exercise of the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of its common stock underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although Vector has agreed to use its best efforts to maintain a current registration statement covering the shares underlying the warrants to the extent required by federal securities laws, and Vector intends to comply with such agreement, Vector cannot assure that it will be able to do so. In addition, some states may not permit Vector to register the shares issuable upon exercise of its warrants for sale. The value of the warrants will be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by Vector, Vector may exercise its redemption right even if Vector is unable to qualify the underlying securities for sale under all applicable state securities laws. Since Vector’s obligations in this regard are subject to a ‘‘best efforts’’ standard, it is possible that, even if Vector is able to successfully assert a defense to a claim by warrant holders due to the impossibility of registration, a court may impose monetary damages on Vector to compensate warrant holders due to the change in circumstances that led to Vector being unable to fulfill its obligations.

Failure to complete the acquisition could reduce the market price of Vector’s common stock and may make it more difficult for Vector to attract another acquisition candidate, resulting, ultimately, in the disbursement of the trust proceeds, causing some investors to experience a loss on their investment.

If the acquisition is not completed for any reason, Vector may be subject to a number of material risks, including:

•	The market price of its common stock may decline to the extent that the current market price of its common stock reflects a market assumption that the acquisition will be consummated;

•	Costs related to the acquisition, such as legal and accounting fees and the costs of the fairness opinion, must be paid even if the acquisition is not completed; and

•	Charges will be made against earnings for transaction-related expenses, which could be higher than expected.

Such decreased market price and added costs and charges of the failed acquisition, together with the history of failure in consummating an acquisition, may make it more difficult for Vector to attract another acquisition candidate, resulting, ultimately, in the disbursement of the trust proceeds, causing investors to experience a loss on their investment.

If holders of Vector’s common stock purchased in Vector’s initial public offering owning 20% or more of the common stock issued in its initial public offering decide to vote against the acquisition and opt to convert their shares to cash, Vector may be forced to dissolve and liquidate, stockholders may receive less than $8.00 per share, and Vector’s warrants may expire worthless.

Under the terms of Vector’s Fourth Amended and Restated Certificate of Incorporation, if holders of Vector’s common stock purchased in Vector’s initial public offering owning 20% or more of the common stock issued in its initial public decide to vote against the acquisition and opt to convert their shares to cash, Vector may ultimately be forced to dissolve and liquidate. Although Vector will continue to search to acquire an operating company in the security sector, Vector’s Fourth Amended and Restated Certificate of Incorporation requires Vector to liquidate if it does not complete a business combination by November 1, 2008, or May 1, 2009 if Vector enters into a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to November 1, 2008, but is unable to complete a business combination by such date. Vector signed a definitive agreement with Cyalume on February 14, 2008, and therefore has until May 1, 2009 to complete the acquisition. If Vector does not consummate the acquisition of Cyalume by that time, it will be forced to dissolve and liquidate in accordance with the provisions of Delaware law.

In any liquidation, the net proceeds of Vector’s initial public offering held in the trust account, plus any interest earned thereon (net of taxes payable and up to $1,500,000 of interest earned on the trust account that may be released to Vector to fund its working capital and repay management loans), will be distributed on a pro rata basis to the holders of Vector’s common stock issued in Vector’s initial public offering. As of May 31, 2008, and assuming Vector expended all of the funds not in the trust account, the per share liquidation price would be approximately $7.97, or $0.03 less than the price ($8.00 per unit) that Vector sold each unit for in its initial public offering. The proceeds deposited in the trust account could, however, become subject to the claims of Vector’s creditors which could be prior to the claims of Vector’s public stockholders. Vector cannot assure you that the actual per share liquidation price will not be less than $7.97, plus interest (net of taxes payable), due to claims of creditors. Furthermore, there will be no distribution with respect to Vector’s outstanding warrants and, accordingly, the warrants will expire worthless.

Under Delaware law, Vector’s dissolution requires the approval of the holders of a majority of its outstanding stock, without which Vector will not be able to dissolve and liquidate and distribute Vector’s assets to its public stockholders.

Pursuant to Delaware law, Vector’s dissolution requires the affirmative vote of stockholders owning a majority of Vector’s then outstanding common stock. Soliciting the vote of Vector’s stockholders will require the preparation of preliminary and definitive proxy statements, which will need to be filed with the Securities and Exchange Commission and would be subject to its review. This process could take a substantial amount of time, ranging from 40 days to several months.

As a result, the distribution of Vector’s assets to the public stockholders could be subject to a considerable delay. Furthermore, Vector may need to postpone the stockholders’ meeting, resolicit its stockholders or amend its plan of dissolution and liquidation to obtain the required stockholder approval, all of which would further delay the distribution of its assets and result in increased costs. If Vector is not able to obtain approval from a majority of Vector’s stockholders, Vector will not be able to dissolve and liquidate, and Vector will not be able to distribute funds from its trust account to holders of its common stock sold in its initial public offering, and these funds will not be available for any other corporate purpose. In the event Vector seeks stockholder approval for a plan of dissolution and liquidation and does not obtain such approval, Vector will nonetheless continue to pursue stockholder approval for its dissolution. However, Vector cannot predict whether its stockholders will approve its dissolution in a timely manner or will ever approve its dissolution. As a result, Vector cannot provide its initial stockholders with assurances of a specific timeframe for the dissolution and distribution.

Vector’s stockholders may be held liable for claims by third parties against Vector to the extent of distributions received by them.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If Vector complied with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that Vector makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against Vector, a 90-day period during which Vector may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to a liquidating distribution would be limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is Vector’s intention to make liquidating distributions to its stockholders as soon as reasonably possible after dissolution, should it occur, and, therefore, Vector does not intend to comply with those procedures. As such, Vector’s stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of Vector’s stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, Vector cannot assure you that third parties will not seek to recover from its public stockholders amounts owed to them by Vector.

If third parties bring claims against Vector, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders could be less than $7.97 per share.

Although Vector intends to pay amounts owed to creditors from amounts not held in trust, Vector cannot assure you that those funds will be sufficient to cover such claims and obligations. Although Vector has sought to have vendors, potential target businesses, consultants or other entities with which Vector does business execute valid and enforceable agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of Vector’s public stockholders, not all have executed such agreements. Those parties who have not entered into such agreements may have claims they will attempt to assert, and those who have may claim that the waiver is unenforceable or assert claims based on fraudulent inducement, breach of fiduciary responsibility or other similar claims.

Yaron Eitan, our Chief Executive Officer, agreed to indemnify Vector for debts and obligations to potential target businesses or other persons for services rendered or contracted for or products sold to Vector, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account. Vector cannot assure you, however, that he will be able to satisfy those obligations.

Additionally, if Vector is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against Vector which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in Vector’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Vector’s stockholders. To the extent any bankruptcy claims deplete the trust account, Vector cannot assure you that it will be able to return to Vector’s public stockholders at least $7.97 per share.

Limited ability to evaluate the target business’ management.

Although Vector closely examined the management of Cyalume, Vector cannot assure you that its assessment of Cyalume’s management will prove to be correct, or that future management will have the necessary skills, qualifications or abilities to manage its business successfully. Essentially, all of the serving management of Cyalume will remain with the combined company, and will for the most part run its day to day operations. Vector’s current Board of Directors will remain directors of Vector subsequent to the acquisition.

Price Range of Securities and Dividends

Vector

Vector’s common stock, warrants and units are quoted on the OTC Bulletin Board under the symbols VTRQ, VTRQW and VTRQU, respectively. The closing price for these securities on February 13, 2008, the last trading day before announcement of the acquisition, was $7.42, $0.68 and $8.01, respectively. The closing price for the securities on May 9, 2008, the most recent trading day practicable before the date of this proxy statement, was $7.50, $0.38 and $7.73, respectively.

Vector units commenced public trading on April 25, 2007, and common stock and warrants commenced public trading on July 9, 2007. The table below sets forth, for the calendar quarters indicated, the high and low bid prices for the securities as reported on the OTC Bulletin Board in U.S. dollars. These quotations reflect inter-dealer prices, without markup, markdown or commissions, and may not represent actual transactions.

	Common Stock		Warrants		Units
	High	Low	High	Low	High	Low
2007
First Quarter	—	—	—	—	—	—
Second Quarter	—	—	—	—	$8.10	$7.62
Third Quarter	$7.46	$7.28	$1.07	$0.79	$8.50	$8.10
Fourth Quarter	$7.45	$7.32	$0.97	$0.66	$8.25	$8.10
2008
First Quarter	$7.55	$7.40	$0.68	$0.23	$8.10	$7.70

Holders of Vector common stock, warrants and units should obtain current market quotations for their securities. The market price of these securities could vary at any time before the acquisition is completed.

Vector anticipates that its securities will continue to be quoted on the OTC Bulletin Board post acquisition. There can be no assurance that a trading market will develop for these securities.

Holders of Vector.    As of                         , there were of record          holders of common stock,          of warrants, and          of units. Vector believes the number of beneficial holders of each of these securities is significantly greater than the number of record holders.

Dividends.    Vector has not paid any dividends on its common stock to date and does not intend to pay dividends prior to the completion of a business combination.

Cyalume

Cyalume securities are not publicly traded.

Holders.    As of May 1, 2008, there was one record holder of Cyalume common stock.

Dividends.    Cyalume had not paid any dividends on its common stock during the last or current fiscal year. Cyalume does not intend to pay any other dividends in the foreseeable future.

Post Acquisition

The payment of dividends by the combined company in the future will be contingent upon revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the acquisition. The payment of any dividends subsequent to that time will be within the discretion of the Board of Directors serving at that time. It is the present intention of the Board to retain all earnings, if any, for use in business operations and, accordingly, it does not anticipate declaring any dividends in the foreseeable future. Loans or credit facilities may also limit the combined company’s ability to pay dividends.

The Vector Special Meeting

Vector is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the Board of Directors for use at the special meeting in connection with the proposed acquisition of Cyalume. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place.    Vector will hold the special meeting at 10:00 a.m.,                                      time, on                          , 2008, at                                                          to vote on the proposals specified below.

Purpose.    At the special meeting, holders of Vector common stock will be asked to approve:

•	The proposed acquisition by a wholly-owned subsidiary of Vector of all of the outstanding securities of Cyalume and the transactions contemplated by the stock purchase agreement dated February 14, 2008 among Vector, the wholly-owned subsidiary of Vector, Cyalume and GMS Acquisition Partners Holdings, LLC, the sole stockholder of Cyalume (as part of the acquisition, it is contemplated that acquisition subsidiary would merge into Vector, resulting in Cyalume becoming a direct wholly-owned subsidiary of Vector);

•	Amending Vector’s Fourth Amended and Restated Certificate of Incorporation to change Vector’s corporate name to Cyalume Technologies Holdings, Inc.;

•	Amending Vector’s Fourth Amended and Restated Certificate of Incorporation to remove those provisions regarding certain procedural and approval requirements applicable to Vector prior to the consummation of a business combination that will no longer be operative upon consummation of the acquisition; and

•	The approval of any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies.

Vector’s Board of Directors determined that the acquisition of Cyalume, the amendment to Vector’s Fourth Amended and Restated Certificate of Incorporation to change of Vector’s name to Cyalume Technologies Holdings, Inc. and the amendment to Vector’s Fourth Amended and Restated Certificate of Incorporation to remove those provisions regarding certain procedural and approval requirements applicable to Vector prior to the combination of a business combination are fair to and in the best interests of Vector and its stockholders, approved and declared each of them advisable, and recommends that Vector stockholders vote ‘‘FOR’’ the acquisition, the amendment to the Fourth Amended and Restated Certificate of Incorporation to change Vector’s name and the amendment to the Fourth Amended and Restated Certificate of Incorporation to remove certain provisions which will no longer be applicable after the acquisition is complete. The Board of Directors has also determined that the fair market value of Cyalume is at least 80% of Vector’s net assets, which is necessary to satisfy the provisions of its Fourth Amended and Restated Certificate of Incorporation enabling it to consummate the acquisition.

The special meeting has been called only to consider approval of the acquisition, the amendment to Vector’s Fourth Amended and Restated Certificate of Incorporation to change Vector’s name and the amendment to Vector’s Fourth Amended and Restated Certificate of Incorporation to remove certain provisions which will no longer be applicable upon consummation of the acquisition. Under Delaware law and Vector’s bylaws, no other business may be transacted at the special meeting.

Record Date; Who is Entitled to Vote.    The ‘‘record date’’ for the special meeting is              , 2008 Record holders of Vector common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 9,3750,000 outstanding shares of Vector common stock, of which 7,312,500 shares were sold to the public in Vector’s initial public offering. Each common share is entitled to one vote per proposal at the special meeting. Vector’s warrants do not have voting rights.

Pursuant to letter agreements with Vector, Vector’s initial stockholders have agreed to vote the 2,062,500 shares of Vector’s common stock owned by them in favor of all the proposals. The initial stockholders have agreed not to demand redemption of any shares owned by them. No initial stockholders will demand redemption of any shares owned by them.

Vote Required.    Approval of the acquisition will require the affirmative vote of a majority of the shares present in person or by proxy at the meeting, and the change in Vector’s name and the amendment to the Fourth Amended and Restated Certificate of Incorporation will require the affirmative vote of holders of a majority of Vector’s outstanding common stock. Vector’s Board of Directors will abandon the acquisition, however, if holders of 1,462,499 or more of the shares of common stock issued in Vector’s initial public offering (public stockholders owning 20% of the total shares sold in Vector’s initial public offering) vote against the acquisition and exercise their right to cause Vector to redeem their shares into a pro-rata portion of the trust account established at the time of Vector’s initial public offering.

Abstaining from voting or not voting on a proposal (including broker non-votes), either in person or by proxy or voting instruction, will not have an effect on the vote relating to the acquisition, but will have the same effect as a vote against adoption of the proposals relating to the amendments to Vector’s Fourth Amended and Restated Certificate of Incorporation to change Vector’s name and to remove those provisions regarding certain procedural and approval requirements applicable to Vector prior to the consummation of a business combination that will no longer be operative upon consummation of the acquisition. An abstention will not count toward the 20% ‘‘against and redeeming’’ vote that would result in the acquisition’s abandonment, and you would be unable to exercise any redemption rights upon approval of the acquisition. If the proposal relating to the acquisition is not approved, Vector’s Board of Directors will not go forward with the acquisition of Cyalume.

Voting Your Shares.    Each share of common stock that you own in your name entitles you to one vote per proposal. Your proxy card shows the number of shares you own.

There are three ways to vote your shares at the special meeting:

•	By signing and returning the enclosed proxy card. If you vote by proxy card, your ‘‘proxy,’’ whose names are listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Vector Board ‘‘for’’ approval of each proposal.

•	By telephone or on the Internet. You can vote this way by following the telephone or Internet voting instructions included with your proxy card. If you do, you should not return the proxy card.

•	You can attend the special meeting and vote in person. We will give you a ballot when you arrive. If your shares are held in the name of your broker, bank or another nominee, however, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Redemption Rights.    Any holder of shares that were purchased in Vector’s initial public offering who votes against the acquisition may, at the same time, demand that Vector redeem his or her shares into a pro rata portion of the funds available for redemption in the trust account. If so demanded and the acquisition is consummated, Vector will redeem the shares. If the holders of 1,462,499 or more shares issued in Vector’s initial public offering vote against the acquisition and demand redemption of their shares, Vector will not have authority to consummate the acquisition. You will only be entitled to receive cash for these shares if you continue to hold them through the closing of the acquisition and then tender your stock certificate(s) to Vector. If you exercise your redemption rights, then you will be exchanging your shares for cash and will no longer own these shares. Do not send your stock certificate(s) with your proxy. If the business combination is consummated, redeeming stockholders will be sent instructions on how to tender their share of common stock and when they should expect to receive the redemption amount. Stockholders will not be requested to tender their share of common stock before the business combination is consummated.

The closing price of Vector’s common stock on May 9, 2008 was $7.50, and the amount of cash held in the IPO trust account on May 31, 2008 was approximately $58,335,853. If a public stockholder would have elected to exercise redemption rights on such date, he or she would have been entitled to receive approximately $7.97 per share.

Questions About Voting.    If you have any questions about how to vote or direct a vote in respect of your Vector common stock, you may call Yaron Eitan of Vector, at (201) 708-9801. You may also want to consult your financial and other advisors about the vote.

Revoking Your Proxy and Changing Your Vote.    If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

•	Sending another proxy card with a later date;

•	Notifying Vector Intersect Security Acquisition Corp., 65 Challenger Road, Ridgefield Park, NJ 07660, Attention: Yaron Eitan, in writing before the special meeting that you have revoked your proxy; or

•	Attending the special meeting, revoking your proxy and voting in person.

•	If your shares are held in ‘‘street name,’’ consult your broker for instructions on how to revoke your proxy or change your vote.

Broker Non-Votes.    If your broker holds your shares in its name and you do not give the broker voting instructions, regulatory rules prohibit your broker from voting your shares on the acquisition and the proposed amendment to Vector’s Fourth Amended and Restated Certificate of Incorporation. This is known as a ‘‘broker non-vote.’’

Solicitation Costs.    Vector is soliciting proxies on behalf of the Vector Board of Directors. This solicitation is being made by mail, but also may be made in person or by telephone or other electronic means. Vector and its respective directors, officers, employees and consultants may also solicit proxies in person or by mail, telephone or other electronic means. In addition, Cyalume stockholders, officers and directors may solicit proxies in person or by mail, telephone or other electronic means on Vector’s behalf. These persons will not be paid for doing this.

Vector has hired Advantage Proxy, a proxy solicitation firm, to assist it in soliciting proxies for a fee of between $18,500 and $22,000 plus reasonable expenses. We expect that a representative from Advantage Proxy will act as the inspector of election at the stockholder’s meeting.

Vector will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Vector will reimburse them for their reasonable expenses.

Stock Ownership.    Information concerning the holdings of certain Vector stockholders is set forth above in the Summary and below under ‘‘Beneficial Ownership of Securities.’’

 Proposal to Acquire Cyalume

General

On February 14, 2008, Vector, Acquisition Subsidiary, Cyalume, and GMS Acquisition Partners Holdings, LLC, the sole stockholder of Cyalume, entered into the stock purchase agreement pursuant to which Acquisition Subsidiary will acquire all of the outstanding common stock of Cyalume, and Cyalume will become our wholly owned indirect subsidiary. Pursuant to the stock purchase agreement, on the closing date Vector will have paid aggregate consideration of $120,000,000, subject to adjustment, consisting of:

•	repayment of $40,621,808 of indebtedness of Cyalume, as of May 31, 2008, which includes $649,721 of early repayment costs;

•	payment of any of Cyalume’s unpaid acquisition expenses (currently anticipated to be a nominal amount);

•	1,505,646 shares of Vector’s common stock payable to the holders of GMS Acquisition’s Common Units, which will be placed in an escrow account on the closing date. The shares held in escrow will be released to Vector in the event of a purchase price adjustment in favor of Vector or in the event that Vector or its affiliates is entitled to indemnification under the stock purchase agreement; and

•	an estimated closing payment to holders of GMS Acquisition’s Series A Preferred Units, Series B Preferred Units and Common Units. The estimated closing payment will equal $120,000,000 minus $40,621,808 for the repayment of the indebtedness of Cyalume, Cyalume’s unpaid acquisition expenses, and the value of the 1,505,646 shares placed in escrow established at $7.97 per share. The estimated closing payment will be adjusted based on an estimate of Cyalume’s net working capital on the closing date. If Cyalume’s estimated net working capital is above $9,000,000, then the estimated closing payment will be increased, on a dollar for dollar basis, by the amount that the estimated net working capital exceeds $9,000,000. If Cyalume’s estimated net working capital is below $7,000,000, then the estimated closing payment will be reduced, on a dollar for dollar basis, by the difference between the estimated net working capital and $7,000,000.

The estimated closing payment will be payable pro rata to holders of GMS Acquisition’s Series A Preferred Units, Series B Preferred Units and Common Units as follows:

GMS Series A Preferred Unit Holders	•	$15,000,000 in cash; and

•	A number of shares of Vector common stock, which is equal to the quotient of (1) the difference between the liquidation preference of the Series A Preferred Units, plus all accrued and unpaid dividends thereon as of the closing date and $15,000,000 divided by (2) $7.97.

As of May 31, 2008, the aggregate value of the liquidation preference of the Series A Preferred Units and the accrued and unpaid dividends thereon was $21,865,998. Accordingly, if the closing occurred on May 31, 2008, Vector would be required to issue 861,480 shares of its common stock to the holders of the Series A Preferred Units.

GMS Series B Preferred Unit Holders	•	An amount in cash, which is equal to the liquidation preference of the Series B Preferred Units, plus all accrued and unpaid dividends thereon as of the closing date.

As of May 31, 2008, the aggregate value of the liquidation preference of the Series B Preferred Units and the accrued and unpaid dividends thereon was $23,755,599. Accordingly, if the closing occurred on May 31, 2008, Vector would be required to pay the holders of the Series B Preferred Units $23,755,599 in cash.

GMS Common Units	•	A number of shares of Vector common stock, which is equal to (1) 1,505,646 shares of common stock (all of which would be held in escrow, plus (2) the quotient of (a) the estimated closing payment minus the aggregate amount paid to the holders of the Series A Preferred Units and Series B Preferred Units divided by (b) $7.97,

Assuming that no net working capital adjustment was made to the estimated closing payment and the aggregate amount paid to the Series A Preferred Units and Series B Preferred Units was $45,621,597 in cash and stock, then Vector would be required to issue 2,729,811 shares of its common stock to the holders of the Common Units in addition to the 1,505,646 shares payable to the holders of the Common Units placed in the escrow account.

Therefore, assuming that closing occurred on May 31, 2008, and no net working capital adjustment was made to the estimated closing payment, the aggregate consideration paid at closing by Vector would equal $79,377,407 ($40,621,808 for the repayment of debt and $38,755,599 to the holders of GMS Series A and B Preferred Units) and 5,096,938 shares of common stock. In order to meet its cash payment obligation, Vector will have arranged for a credit facility with a lender. Assuming that none of Vector’s stockholders redeem their shares of common stock, approximately $26 million of borrowings will be required. Assuming that the maximum number of stockholders elect to redeem, then approximately $37 million will be required. As of May 14, 2008, Vector had not yet selected a lender or finalized the terms of its financing arrangement.

Promptly following the closing date, but not more than 45 days thereafter, Vector will prepare a calculation of the final purchase price payable to the holders of GMS Acquisition’s Series A Preferred Units, Series B Preferred Units and Common Units. The final purchase price will equal $120,000,000 subject to the adjustment for actual net working capital on the closing date described above.

If the difference between the final purchase price and the estimated closing payment is positive, then Vector will promptly deliver a number of shares of its common stock having aggregate value equal to such difference to the holders of the Common Units. If the difference between the actual purchase price and the estimated purchase price is negative, a number of shares of common stock held in the escrow account having an aggregate value equal to such difference will be returned to Vector for cancellation.

The stock purchase agreement contains customary representations and warranties to be made by Vector, Acquisition Subsidiary, Cyalume and GMS Acquisition. The representations and warranties of Vector and Acquisition Subsidiary include, but are not limited to, representations and warranties relating to: due organization and good standing; authorization and execution of the stock purchase agreement; absence of violations under organizational documents, contracts or law; required consents and approvals; litigation; and compliance with SEC reporting requirements. The representations and warranties of Cyalume and GMS Acquisition relating to Cyalume include, but are not limited to, the following: due organization and good standing; authorization and execution of the stock purchase agreement; absence of violations under organizational documents, contracts or law; required consents and approvals; litigation; capitalization; accuracy of books and records and financial statements; accounts receivable; intellectual property; relationships with customers and suppliers; licenses and permits; tax matters; and compliance with environmental laws. The representations and warranties of GMS Acquisition include, but are not limited to, representations and warranties relating to: title to the shares of Cyalume, authorization and execution of the stock purchase agreement; absence of conflicts with organizational documents, contracts or law; required approvals; litigation; and the accredited investor status of its members. These representations and warranties are made by the parties to each other, are qualified by specific disclosures made to the other parties in connection with the stock purchase agreement, may not survive the closing and may not form the basis for any claims under the stock purchase agreement after the acquisition is completed. Moreover, the representations and warranties of each party are subject to materiality standards set forth in the stock purchase agreement, and are made only as of the date of the stock purchase agreement and the closing date of the acquisition.

At the closing of the transaction, Vector and the former Cyalume security holders who own shares of Vector’s common stock will enter into an investor rights agreement, which will allow (i) the majority holders of Cova Small Cap Holdings LLC to nominate (a) two persons for election to Vector’s Board of Directors post transaction for so long as Cova Small Cap owns 12.5% of Vector’s outstanding common stock, and (b) one person to Vector’s Board of Directors post transaction for so long as Cova Small Cap owns over 10% but less than 12.5% of Vector’s outstanding common stock, and (ii) the majority holders of Kline Hawkes Pacific Friends Fund, LLC and Kline Hawkes Pacific, L.P. to nominate one person for election to Vector’s Board of Directors post transaction for so long as Kline Hawkes Pacific Friends owns 10% of Vector’s outstanding common stock. The agreement will also provide for demand and piggy-back registration rights of the securities. Each seller will also agree not to dispose of the securities to be held by such member as follows: (i) 20% of the common stock will not be disposed of until 120 days following the closing date: (ii) additional 20% of the common stock will not be disposed of until 150 days following the closing date; and (iii) the remaining 60% will not be disposed of until 180 days following the closing date.

Cyalume has agreed to indemnify Vector from all losses incurred or sustained by Vector as result of any breach of the representations and warranties made by Cyalume or GMS Acquisition. However, Vector may not make any claims for indemnification unless such claims exceed in the aggregate $1,200,000. In addition, the maximum aggregate liability of Cyalume and GMS Acquisition for claims for indemnification is $12,000,000. Therefore, if Vector experienced losses as a result of any breach of the representations and warranties of Cyalume or GMS Acquisition, Vector will not be able to recoup any such losses unless they exceed $1,200,000 or any portion of such losses that are in excess of $12,000,000.

Cyalume and GMS Acquisition also make certain covenants relating to the conduct of Cyalume’s business from the date of the stock purchase agreement until the closing date. Pursuant to such covenants, Cyalume has agreed to refrain from taking certain actions, including but not limited to:

•	amending, waiving any provision of, or terminating prior to its scheduled expiration, or compromising in anyway, any material contract, right or assets;

•	making any capital expenditures in excess of $75,000 (individually or in the aggregate) except for certain permitted expenditures; and

•	declaring any dividends or other distributions on its capital stock.

The foregoing covenants do not prevent Cyalume from using its cash or cash equivalents as it deems fit. To the extent that Cyalume has any cash on hand immediately prior to the closing, an amount up to $2,000,000 of such cash will be for the benefit of Vector. Any cash on hand in excess of $2,000,000 will be for the benefit of GMS Acquisition and will be distributed pro rata to the holders of GMS Acquisition’s Common Units.

The closing of the transactions contemplated by the stock purchase agreement will depend on the satisfaction or waiver of a number of closing conditions, including, but not limited to, the following:

•	absence of any order, lawsuit or proceeding that would prevent or delay the acquisition,

•	receipt by Vector of Cyalume’s audited financials statements for the years ended December 31, 2006, and 2007; and

•	non-occurrence of certain material changes.

Each of the conditions to the closing set forth in stock purchase agreement may be waived by the party or parties whose obligation to complete the acquisition are so conditioned. At present, Vector has not considered waiving any specific closing conditions and does not anticipate that it will be necessary to waive any of the obligations of Cyalume or GMS Acquisition that are a condition to Vector’s obligation to complete the acquisition. However, Vector reserves the right to waive any such closing conditions in its sole discretion. In the event that Vector waives any conditions, it does not intend to re-solicit stockholder votes for the acquisition. Accordingly the waiver of any closing conditions by Vector could give rise to additional business or other risks.

Vector anticipates that it will incur total transaction costs of approximately $1,000,000. Such costs do not include transaction costs of approximately $0.5 million anticipated to be incurred by Cyalume or the finder’s fee to be paid to SMH Capital Inc. SMH Capital Inc. provided finder services to Vector in connection with this transaction and will be entitled to a fee of $1,200,000 upon closing of the transaction.

Vector’s cash outside the trust amount and accrued expenses as of May 14, 2008 was approximately $550,000 and $300,000, respectively. Through May 14, 2008, approximately $150,000 of transaction costs have been paid in cash. Additionally, recurring monthly operating expenses of approximately $20,000 per month will continue to accrue after May 31, 2008.

Background

Vector is a Delaware corporation incorporated on July 19, 2005 for the purpose of acquiring an operating business through a merger, capital stock exchange, asset acquisition or other similar business combination. On April 25, 2007, Vector completed a private placement of 187,500 units, each unit consisting of one share of common stock and a warrant to purchase one share of common stock, for net proceeds of approximately $1.5 million. On April 25, 2007, Vector also consummated its initial public offering of 7,312,500 units, each unit consisting of one share of common stock and a warrant to purchase one share of common stock, for net proceeds of approximately $58.5 million. Of the aggregate net proceeds from the private placement and initial public offering of $60 million, approximately $58.2 million was deposited into the trust account. Vector’s management has broad discretion with respect to the specific application of the net proceeds of the private placement and the public offering, although substantially all of the net proceeds of the offerings are intended to be generally applied toward consummating a business combination. The amount in the trust account includes up to approximately $2.3 million of contingent underwriting compensation which will be paid to Rodman & Renshaw LLC if a business combination is consummated, but which will be forfeited if a business combination is not consummated.

If Vector does not consummate the business combination with Cyalume, it will continue to seek another target business until it is required to liquidate and dissolve pursuant to its Fourth Amended and Restated Certificate of Incorporation. As provided in its Fourth Amended and Restated Certificate of Incorporation, Vector is required, by November 1, 2008, to consummate a business combination or enter a letter of intent, agreement in principle or definitive agreement relating to a business combination, in which case Vector would be allowed an additional six months to complete the transactions contemplated by such agreement. Therefore, if Vector does not acquire at least majority control of a target business by May 1, 2009, at the latest, Vector will dissolve and distribute to its public stockholders the amount in the trust account plus any remaining net assets.

Shortly after Vector’s initial public offering in April 2007 Vector’s management began an intensive process to seek a target business for a business combination. In the months after Vector’s initial public offering, Vector’s management reviewed information on over 100 companies in its search for a target business. Mr. Eitan, Vector’s, chief executive officer, and Mr. Churchill, the chairman of Vector’s Board of Directors, were assisted by Derek Dunaway, who was engaged in May 2007 as a consultant to coordinate the research effort and coordinate the financial aspects of the process. The focus of this effort was to find a suitable acquisition candidate that was engaged in one or more of the following segments of the defense industry that had been targeted by Vector: homeland security, national security and/or command and control industries or businesses relating to the manufacture of products for use in such industries.

During May 2007, after Vector’s initial public offering was completed, Vector management developed a ‘transaction guidelines’ document used in screening and evaluating target businesses. These guidelines were approved by Vector’s Board of Directors at its May 7, 2006 meeting and were utilized in the search and evaluation process during the ensuing months by the Vector team. While management felt it would not have been possible to find a target company that fully met all of the criteria, the team sought to identify those companies that satisfied as many of the criteria as possible.

Following is a summary of the guidelines used by the Vector team to evaluate potential target businesses:

Transaction Structure:

•	Acquisition of 50.1% to 100% interest in a target business or a merger with a target business in which Vector is the surviving entity.

•	Acquisition consideration could be for cash, stock or a combination and employ leverage and/or additional equity raised via a private offering of equity securities to one or more third parties.

Target Industries:

•	Homeland security, national security or command and control industries or businesses relating to the manufacture of products for use in such industries

•	One area with attractive opportunities is the defense and defense-related industries, given the large universe of potential target companies.

Financial/Other Requirements:

•	Target must be ‘‘suitable’’ to be a US public company in size, growth potential, earning potential and investor interest

•	Target should have:

•	limited technology risk

•	revenues of at least $50 million, but preferably over $100 million

•	stable/growing profit margins

•	profit history of at least 12 months (preferably longer)

•	Potential for expansion of product offering and international growth

The target company search and evaluation process, which identified, investigated and analyzed companies in North America, Europe and Israel included: reviews of industry research, published trade and corporate information, attendance at trade shows, and contacting bankers, investors, lawyers, accountants, brokers and executives who were familiar with companies in Vector’s targeted segments. Mr. Dunaway was charged with leading and coordinating these search efforts.

Beginning in May 2007, Mr. Dunaway worked closely with Mr. Eitan in sourcing and analyzing possible target companies for Vector. Periodically, they produced updated reports that summarized the findings of their research, with specific information on the most promising targeted companies.

Messrs. Dunaway and Eitan worked with numerous bankers and intermediaries who provided introductions to potential acquisition targets.

Vector management was also in frequent contact with representatives from Rodman & Renshaw, the representative of the underwriters in Vector’s initial public offering, including Edward Kovalik and Terrence M. Murphy, to discuss possible acquisitions.

Vector’s Board of Directors was apprised of the team’s progress from time to time during this period of investigation, and reviewed and approved management’s guidelines and strategy at its meeting on May 7, 2007. The Board of Directors was provided regular updates of progress at meetings held on June 15, 2007 July 15, 2007 September 9, 2007 and October 5, 2007 where Mr. Eitan, with assistance from Mr. Dunaway, reviewed progress and discussed in detail the highest priority target companies.

Mr. Eitan and Mr. Dunaway identified over 100 possible target companies and accumulated meaningful information on over 40 of such companies. During this time Vector conducted in-depth reviews of 30 companies and held numerous meetings with the executive teams of 15 of these companies. Potential target companies were separated into three tiers based on their fit with the previously defined transaction guidelines. Discussions were held with principals and/or representatives from all of the top tier companies. Confidentiality agreements were signed, and preliminary due diligence was begun with over 10 of these companies. Board-approved proposals were made to acquire five of these companies, but none resulted in a signed formal letter of intent or merger agreement. All of this occurred before Vector management had made any contact with Cyalume, or had any knowledge of the possibility of a transaction with Cyalume.

On an overall basis, Vector believes that Cyalume meets many of its evaluation guidelines. For example, the transaction structure, target industry and other requirements were met except that Cyalume does not meet the revenue guideline. However, Cyalume’s revenues are expecteded to exceed the $50 million level within twelve months after the acquisition and Cyalume’s high gross profit margins of approximately 45% to 50% offset the lower level of current revenues.

Time Line

On September 19, 2007 Mr. Dunaway met with Fabrice Klein, Senior Vice President in the investment banking group at SMH Capital. During the meeting Mr. Dunaway gave Mr. Klein a presentation on the background of Vector and they discussed the types of companies Vector was pursuing for an acquisition. During the meeting it was agreed that SMH would assist Vector by providing introductions to potential acquisition targets. In exchange for this service SMH would receive a finders fee equal to 1% of the aggregate value of any transaction between Vector and a company introduced to Vector by SMH.

On October 24, 2007, Mr. Klein emailed Mr. Dunaway with information on Cyalume and offered to arrange a conference call with representatives of Cyalume. After performing some initial analysis of the company, Mr. Dunaway asked Mr. Klein to arrange a call.

On October 26, 2007, Mr. Dunaway had a conference call with Mr. Klein and Marceau Schlumberger, a former Cyalume board member and chairman of Cyalume’s French subsidiary. During the conversation Mr. Schlumberger provided more detail on Cyalume. Mr. Schlumberger offered to arrange a meeting with Cyalume’s chairman.

On November 1, 2007, Mr. Klein hosted a meeting between Messrs. Dunaway and Eitan and Mr. Schlumberger and Stephen Weinroth, Cyalume’s former chairman, at SMH’s offices in New York City. During that meeting Mr. Weinroth provided detailed information regarding Cyalume’s strategy and indicated Cyalume’s desire to pursue a transaction that would provide it additional access to capital, allow for Cyalume to be de-levered and provide it the ability to pursue its growth strategies. After this meeting, it was concluded that Cyalume was potentially a good fit with the objectives of Vector and that Vector should conduct preliminary due diligence to evaluate Cyalume further.

On November 5, 2007, Vector and Cyalume entered a non-disclosure agreement and Cyalume provided Mr. Dunaway with confidential financial information and business plans in order for Mr. Dunaway to begin conducting due diligence.

Between November 5, 2007, and November 13, 2008 numerous conference calls took place between Messrs. Eitan and Dunaway and Messrs. Weinroth and Schlumberger. During these calls the Vector team continued to conduct preliminary due diligence and the details of a letter of intent were discussed. On November 13, 2007, Mr. Dunaway submitted a preliminary term sheet to Mr. Schlumberger providing an estimated valuation of Cyalume and proposed deal structure for the transaction.

On November 15, 2007, Mr. Dunaway and Mr. Weinroth met at Cyalume’s office in West Springfield, Massachusetts. During the meeting Mr. Dunaway met with several of the executive team members including Michael Bielonko, Earl Cranor and Thomas McCarthy. Mr. Cranor provided a detailed overview of the technology, R&D efforts and IP position of the company. Mr. McCarthy presented the military business and Mr. Bielonko provided a detailed review of the financial results and forecasts for the company.

On November 27, 2007, Messrs. Dunaway and Eitan met with Messrs. Weinroth and Schlumberger in New York City. During that meeting the details of the term sheet were discussed and a preliminary agreement was reached on the valuation of Cyalume and the deal structure. It was agreed that the terms would be put into a letter of intent and presented to Vector’s Board of Directors for approval prior to being submitted to Cyalume’s shareholders. It was also decided during this meeting that most of the management team, including Michael Bielonko, Thomas McCarthy and Earl Cranor, were key employees and should remain with the combined company.

At this point, Vector engaged legal counsel, Loeb & Loeb LLP, to begin drafting the letter of intent.

On December 17, 2007 Vector held a telephonic Board of Directors meeting attended by board members Yaron Eitan, Winston Churchill, Doran Cohen, Joseph Gorman, Marc Abramowitz, Issac Applbaum, Tom Rebar and Mitchell Nussbaum of Loeb & Loeb LLP. During this meeting Mr. Eitan presented an overview of Cyalume and the proposed letter of intent for the transaction. After several questions and a detail discussion it was unanimously agreed that Mr. Eitan should proceed with the letter of intent and finalize an agreement with Cyalume’s shareholder.

On December 18, 2007, the letter of intent was presented to the Cyalume shareholders and approved. On December 28, 2007, the letter of intent was finalized and signed by both parties

Formal and intensive due diligence began on December 29, 2007. The Vector due diligence team included Yaron Eitan, Derek Dunaway and members of Loeb & Loeb LLP. Additionally, Vector retained the services of several third parties to conduct evaluations of specific portions of the Cyalume business including JSA Partners, Perl Cohn and Zedek, and ValueScope. JSA Partners provided a report evaluating the ammunition business. Perl Cohn and Zedek conducted an evaluation of the patent portfolio and ValueScope provided a fairness opinion on the valuation of the transaction.

From December 28, 2007, through February 14, 2008, Vector conducted thorough due diligence of Cyalume’s business. The due diligence process consisted of a detailed request of information from Cyalume on all aspects of the business. Vector created a virtual data room to house all of the information and track what information had been provided. During this time, Messrs. Dunaway and Eitan made several trips to Cyalume’s facility in West Springfield.

On January 16, 2008, Vector held a Board of Directors meeting. During this meeting Messrs. Eitan and Dunaway presented the results of the due diligence investigation to the Board of Directors. During the meeting the Board was presented the findings of each of the consultants, the conclusions from the due diligence and the fairness opinion. The Board of Directors discussed several details regarding Cyalume and the transaction. At the close of the meeting it was agreed to that Vector should continue to pursue negotiations to finalize the transaction.

From January 16, 2008 to February 14, 2008, the parties negotiated the definitive stock purchase agreement. A Board of Directors call was held on February 14, 2008 to finalize and approve the transaction.

On February 6, 2008, Vector and Cyalume entered into an amendment of the letter of intent, extending the exclusivity period under the letter of intent to February 25, 2008.

On February 14, 2008, the definitive stock purchase agreement was signed and publicly announced.

Board Consideration and Approval

While no one factor determined the final agreed upon consideration in the acquisition, Vector’s Board of Directors reviewed various industry and financial data, including certain valuation analyses and metrics compiled by Vector and several consultants in order to make its determination that the consideration to be paid to the Cyalume stockholders was reasonable and that the acquisition was in the best interests of Vector’s stockholders. Vector’s Board of Directors also reviewed and considered certain analyses provided by Value Scope, Inc., JSA Partners, Perl Cohn and Rodmand and Renshaw in order to determine that the acquisition consideration is fair from a financial point of view to Vector.

Vector’s officers and consultants conducted a due diligence review of Cyalume that included an industry analysis, a description of Cyalume’s existing business model, inspections of company premises, review of corporate records and files, on-site visits to selected jobs-in progress, in-depth meetings with three levels of Cyalume management, interviews with major Cyalume customers, a valuation analysis and financial projections in order to enable the Board of Directors to ascertain the reasonableness of the consideration. On January 16, 2008 Vector’s executive officers completed a Board presentation relating to the acquisition. During its negotiations with Cyalume’s sole stockholder, Vector did not receive services from any financial advisor other than Rodman and Renshaw.

Interest of Vector’s Management in the Acquisition.    When you consider the recommendation of Vector’s Board of Directors that you vote in favor of the acquisition, you should keep in mind that Vector’s officers and directors have interests in the acquisition that are different from, or in addition to, yours. These interests include the following:

•	If the proposed acquisition is not completed, and Vector is subsequently required to liquidate, the shares owned by Vector’s directors will be worthless because the shares will no longer have any value and the directors are not entitled to liquidation distributions from Vector. In addition, the possibility that Vector’s officers and directors will be required to perform their obligations under the indemnity agreements referred to above will be substantially increased.

•	In connection with Vector’s initial public offering, Yaron Eitan, our Chief Executive Officer, agreed to indemnify Vector for debts and obligations to potential target businesses or other persons for services rendered or contracted for or products sold to Vector, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account. If the acquisition is consummated, Mr. Eitan will not have to perform such obligation. If the acquisition is not consummated, however, Mr. Eitan could potentially be liable for any claims against the trust account by vendors who did not sign waivers. As of May 14, 2008, we believe that Mr. Yaron does not have any risk of being required to provide indemnification since all persons who have had contractual obligations with Vector have either been paid in full (or will be paid in accordance with Vector’s past practices) or waived their ability to sue Vector’s trust account.

•	All rights of Vector’s officers and directors to be indemnified by Vector, and of Vector’s directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after the acquisition pursuant to provisions in Vector’s Fourth Amended and Restated Certificate of Incorporation. However, if the acquisition is not approved and Vector subsequently liquidates, its ability to perform its obligations under those provisions will be substantially impaired since it will cease to exist. If the Cyalume acquisition is ultimately completed, the combined company’s ability to perform such obligations will be substantially enhanced.

Vector’s Reasons for the Acquisition and Its Recommendation.    Vector’s Board of Directors concluded that the acquisition is in the best interests of Vector’s stockholders.

The Board considered a wide variety of factors in connection with its evaluation of the acquisition, including: (1) The evaluations made by Messrs. Eitan and Dunaway of the market segments the company serves, the relative competitive position and the company’s customer relationships; (2) The results of the due diligence that Vector performed, led by Mr. Dunaway; (3) The qualitative evaluation of the management team, its depth and experience in the market, its history of innovation and product development and its future growth strategy; (4) The qualitative and quantitative analysis of Cyalume’s customer relationships, order history, customer contracts and backlog; (5) The qualitative comparison of the proposed Cyalume transaction with regard to the transaction guidelines that had been established by the Vector Board of Directors at the board meeting in May 2008; and (6) various analysis provided by JSA Partners, ValueScope and Rodman and Renshaw of the market segments and business opportunity open to Cyalume.

In its evaluation of the proposed Cyalume transaction, the Vector Board of Directors also considered what were felt to be the primary negative financial factors involved, including high level of bank debt. The Board of Directors concluded that, after the transaction is complete, the consolidated financial strength of the acquisition of Cyalume and Vector overcomes the negative financial factors that the Board of Directors had identified in its analysis.

In light of the complexity of those factors, the Board of Directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision.

In considering the acquisition, Vector’s Board of Directors also gave considerable weight to the factors discussed below.

Satisfaction of 80% Test.    It is a requirement that any business acquired by Vector have a fair market value equal to at least 80% of Vector’s net assets at the time of acquisition, which assets shall include the amount in the trust account. Based on the financial analysis of Cyalume generally used to approve the transaction, Vector’s Board of Directors determined that this requirement was met and exceeded.

To determine the value of Cyalume, the Board of Directors first determined that as of February 14, 2008, Vector had $56,000,000 in net assets (total assets minus total liabilities). The consideration being paid to Cyalume’s security holders, which ValueScope determined was fair from a financial point of view to Vector, is, at minimum, $79,000,000 in cash and 5,000,000 shares of Vector’s common stock. The fair market value of the common stock to be issued to Cyalume’s stockholders is approximately $40,000,000 ($7.97 per share), for a total consideration of $120,000, which is over 200% of Vector’s net assets at the time that the letter of intent was executed. Therefore, the 80% test was satisfied.

Opinion of ValueScope, Inc.

On January 18, 2008, ValueScope, Inc. rendered an opinion to Vector’s Board of Directors that in connection with the Letter of Intent dated December 28, 2007, and based upon and subject to the matters stated in the opinion, the consideration offered for the outstanding capital stock of Cyalume was fair from a financial point of view to Vector’s stockholders.

The full opinion is attached as Appendix A to this proxy statement. Vector encourages its stockholders to review the opinion carefully for a discussion of valuation methodology, procedures followed, assumptions made and factors considered in developing the opinion. The following discussion is a summary of the valuation analyses utilized by ValueScope in rendering its fairness opinion. This summary is qualified in its entirety by reference to the full text of ValueScope’s written opinion.

The opinion was provided for the information and assistance of Vector’s Board of Directors with respect to the consideration offered in the transaction. The fairness opinion rendered by ValueScope is not intended to be a recommendation with respect to the transaction. ValueScope was not engaged to opine on the underlying business decision of Vector’s Board of Directors to proceed with or effect the transaction.

The opinion was based on generally accepted valuation standards and included such valuation tests and procedures considered necessary under the circumstances. The opinion included, but was not necessarily limited to, the following procedures:

•	A review of a copy of the Letter of Intent dated December 28, 2007, from Vector to acquire the outstanding capital stock of Cyalume;

•	A review of consolidated financial statements for Omniglow (Cyalume’s predecessor) and its subsidiaries for the fiscal year ended December 31, 2005;

•	A review of monthly and year-to-date income statements for Cyalume from November 2006 through December 2007;

•	A review of monthly and year-to-date balance sheets for Cyalume from November 2006 through November 2007;

•	A review of sales by segment comparison for various periods during the fiscal year ended December 31, 2007;

•	A review of projected profit and loss statements for Cyalume for the years 2008 through 2012, as provided by Vector’s management; and

•	A review of applicable industry information.

In addition, ValueScope had discussions with Vector’s management concerning the business, operations, assets, financial condition, prospects and strategy regarding the acquisition process and conducted certain studies, analyses and investigations as deemed appropriate in determining its opinion.

In arriving at its opinion, ValueScope assumed and relied upon the accuracy and completeness of financial and other information utilized in the opinion without assuming any responsibility for independent verification of such information. ValueScope further relied upon the assurances of Vector’s management that they are not aware of any facts or circumstances that would make such information inaccurate or misleading.

Based on the advice of Vector’s management, ValueScope assumed the financial projections provided were reasonably prepared on a basis reflecting the best currently available estimates and judgments of management as to the future financial performance of Cyalume and that Cyalume will perform substantially in accordance with such projections.

In arriving at its opinion, ValueScope did not conduct a physical inspection of the properties and facilities of Cyalume and did not make or obtain any evaluations or appraisals of the assets or liabilities of Cyalume. In addition, Vector did not authorize ValueScope to solicit, and ValueScope did not solicit, any indications of interest from any third party with respect to the purchase of all or a part of Cyalume’s business. The opinion was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion.

In connection with rendering its opinion, ValueScope performed certain financial, comparative and other analyses as summarized herein. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, ValueScope did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.

ValueScope recommends that its analyses be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, ValueScope made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Vector. None of Vector, ValueScope or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

The following is a summary of the material financial analyses utilized by ValueScope in providing its opinion to Vector’s Board of Directors. The summaries of certain financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by ValueScope, the tables must be viewed in association with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described herein must be considered as a whole. The consideration of any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion.

Discounted Cash Flow Analysis

ValueScope performed a discounted cash flow analysis to derive a value of the Company based on the present value of estimated future net cash flows. The projected revenue and expenses in the discounted cash flow model were primarily based on a review of management’s projected profit and loss statements for the years 2008 through 2012, discussions with management regarding historical and future operating performance, and a review of industry characteristics.

The projected cost of goods as a percentage of revenue was directly based on management’s projections through 2012 and was held constant throughout the remainder of the forecast period. ValueScope noted in its full narrative opinion that projected selling, general and administrative expense as a percentage of revenue is more conservative than management’s estimates of margin improvement. ValueScope also considered the range of profit margins of the selected comparable companies that sell defense products and services to the U.S. military and U.S. government. The projected balance sheet and capital expenditures were determined based on historical financial information and ratios.

ValueScope forecasted net cash flows over a ten-year discrete period discounted at the estimated weighted average cost of capital (WACC) of 15.2%. The WACC was derived using the capital asset pricing model, which included the return of a risk-free asset plus an estimate of equity risk premium adjusted by a measure of systematic risk (beta) derived from the selected comparable companies.

The value of the net cash flows beyond the discrete forecast period, or the residual period, was calculated using the Gordon Growth Model and discounted to present value. Based on assumptions and procedures of the discounted cash flow analysis, ValueScope estimated the total enterprise value to be approximately $140,892,000.

Guideline Public Company Analysis

ValueScope selected a group of publicly traded comparable companies based on proprietary research and input from management to observe and assess the market pricing of specific financial and operating data of companies that share similar industry risks as Cyalume. The observed multiples were calculated on historical financial metrics such as revenue or EBITDA. Based on their analysis, ValueScope applied the median of the enterprise value (EV) to sales multiple and the EV to earnings before interest, taxes and depreciation (EBITDA) multiple to derive a range of values. The selected companies and multiples are presented in the following table.

Summary of Publicly Traded Guideline Companies

Company	Ticker	Industry Classification	EV/S	EV/EBITDA
L-3 Communications Holdings, Inc.	LLL	Aerospace and Defense	1.3	10.8
Astronics Corporation	ATRO	Aerospace and Defense	2.4	14.5
American Science & Engineering, Inc.	ASEI	Aerospace and Defense	2.3	10.8
FLIR Systems, Inc.	FLIR	Electronic Equipment Manufacturers	5.9	20.6
DRS Technologies, Inc.	DRS	Aerospace and Defense	1.3	9.6
Mine Safety Appliances Co.	MSA	Office Services and Supplies	3.7	30.0
Innovative Solutions & Support, Inc.	ISSC	Aerospace and Defense	6.5	NMF
Arotech Corporation	ARTX	Aerospace and Defense	0.6	36.1
II-VI, Inc.	IIVI	Electrical Components and Equipment	3.2	13.1
Xenonics Holdings, Inc.	XNN	Aerospace and Defense	7.5	NMF
		Median	2.8	13.8

The sales multiples were applied to the Company’s recent sales and EBITDA of $37.6 million and $10.5 million, respectively. The prices and related multiples observed in the guideline analysis are based on transactions of minority interests. Therefore, ValueScope applied a control premium of approximately 14% based on observed premiums of acquisitions of similar companies within the industry. A summary of the guideline public company results is presented in the following table.

Conclusion of Guideline Public Company Analysis

($000s)	EV/S	EV/EBITDA
Enterprise Value – Minority	$106,323	$145,605
Control Premium	14.1%	14.1%
Enterprise Value – Control	$121,277	$166,083
Conclusion	$143,680

Based on the procedures and analysis described for the guideline public company method, ValueScope estimated the enterprise value of Cyalume to be approximately $143,680,000.

Market Approach — Merger and Acquisition Method

The comparable transaction search was based upon ValueScope’s proprietary research of target companies within the industry and discussions with management. After a review of numerous transactions, ValueScope selected 21 industry transactions that it deemed applicable to the Company and the potential acquisition. The following table contains transaction details such as the comparable company name, announced date, acquirer and selected multiples.

Summary of Transaction Details

Target	Date	Acquirer	EV/S	EV/EBITDA
United Industrial Corporation	10/7/2007	Textron Inc. (NYSE:TXT)	1.5	12.0
QuickSet International, Inc.	9/12/2007	Moog Inc. (NYSE:MOG.A)	1.9	—
Armor Holdings Inc.	5/7/2007	BAE Systems Inc.	1.5	13.7
Analex Corp.	1/20/2007	QinetiQ North America, LLC	1.3	12.8
WPI Interconnect Products, Inc.	1/3/2007	Cooper Crouse-Hinds, LLC	1.2	—
Optex Systems Inc.	12/29/2006	Irvine Sensors Corp. (NasdaqSC:IRSN)	1.0	13.8
Symtx, Inc.	11/28/2006	AAI Corporation	1.1	—
Essex Corp.	11/8/2006	Northrop Grumman Corp. (NYSE:NOC)	2.3	28.3
Teledyne Scientific & Imaging, LLC	7/26/2006	Teledyne Brown Engineering, Inc.	1.5	—
Wintron Technologies Inc.	5/31/2006	—	0.8	—
McDowell Research, Ltd.	5/1/2006	Ultralife Batteries Inc. (NasdaqNM:ULBI)	1.2	—
Ocean Systems Engineering Corporation	4/4/2006	Apogen Technologies, Inc.	1.1	11.0
L-3 Communications SSG-Tinsley, Inc.	4/3/2006	L-3 Communications Holdings Inc.	1.1	—
Lumera Corp. (NasdaqNM:LMRA)	2/1/2006	—	30.5	—
Technical Ordnance, Inc.	2/1/2006	Chemring Group plc (LSE:CHG)	2.2	—
Optex Systems Inc.	12/30/2005	Irvine Sensors Corp. (NasdaqSC:IRSN)	1.4	13.6
Engineered Support Systems, Inc.	9/21/2005	DRS Technologies Inc. (NYSE:DRS)	1.9	12.0
Planning Systems Incorporated	8/1/2005	Foster-Miller, Inc.	0.9	—
L-3 Communications Titan Group	6/3/2005	L-3 Communications Holdings Inc.	1.2	14.6
L-3 Communications Titan Group	5/20/2005	JANA Partners LLC	1.1	13.9
Applied Engineering Products, Inc.	5/10/2005	Radiall America, Inc.	1.0	—
		Mean	2.7	14.6
		Median	1.2	13.6

The EV to sales multiples ranged from 0.8x to 30.5x and the EV to EBITDA multiples varied from 11.0x to 28.3x. ValueScope applied the mean and median EV to EBITDA multiples to derive estimates of Cyalume’s enterprise value. The multiples were based on pricing data from transactions of controlling interests. Therefore, ValueScope deemed no adjustment for the control was necessary.

Conclusion of Merger and Acquisition Analysis

($000s)	Mean	Median
EV/EBITDA	14.6	13.6
Enterprise Value – Control	$153,241	$143,281
Conclusion	$148,261

Based on the procedures and analysis described for the merger and acquisition method, ValueScope estimated the enterprise value of Cyalume to be approximately $148,261,000.

Conclusion of Value

ValueScope utilized the income and market approaches to derive conclusions of value for the enterprise value of Cyalume Technologies, Inc. The Financial Accounting Standards Board (FASB) has provided guidance in determining fair value in Statement of Financial Accounting Standards No. 142 stating, ‘‘Quoted market prices in active markets are the best evidence of fair value and shall be used as the basis for measurement, if available.’’ However, FASB clarified that the quoted market price ‘‘need not be the sole measurement basis of fair value.’’

A summary of ValueScope’s analyses and conclusions is presented in the following table.

Summary of Analyses and Conclusions

Valuation Method	Indicated Enterprise Value ($000s)
Discounted Cash Flow Analysis	$140,892
Guideline Public Company Method	$143,680
Merger & Acquisition Method	$148,261
Conclusion of Value	$144,278
Conclusion of Value – Rounded	$144,000

About ValueScope

ValueScope, Inc. is a recognized valuation and financial advisory firm providing independent opinions based on proprietary research, extensive due diligence and the experience of the firm’s professional staff. The company provides financial advisory services in the areas of corporate finance, mergers and acquisitions, financial reporting, intangible asset valuation, derivatives and litigation support. ValueScope’s professional staff includes MBAs, PhDs, CPAs and CFAs with consulting, management and entrepreneurial experience.

Conclusion of Vector’s Board of Directors.    After careful consideration of all relevant factors, Vector’s Board of Directors determined that the acquisition is fair to and in the best interests of Vector and its stockholders. The Board of Directors has approved and declared the proposal advisable and recommends that you vote or give instructions to vote ‘‘FOR’’ the approval of the acquisition.

The foregoing discussion of the information and factors considered by the Vector Board is not meant to be exhaustive, but includes the material information and factors considered by it.

Certain U.S. Federal Income Tax Consequences of the Acquisition

Neither Vector nor its acquisition subsidiary should recognize any gain or loss for U.S. federal income tax purposes as a result of the proposed acquisition.

Anticipated Accounting Treatment

Vector will account for the acquisition of Cyalume as a purchase. The purchase price will be allocated to the various tangible and intangible assets and assumed liabilities based upon an appraisal.

Regulatory Matters

The acquisition is not subject to the Hart Scott Rodino Act or any federal or state regulatory requirement or approval, except for filings necessary to effectuate related transactions with the State of Delaware.

Proposal to Change Name to Cyalume Technologies Holdings, Inc.

Vector proposes to amend its Fourth Amended and Restated Certificate of Incorporation to change its corporate name from ‘‘Vector Intersect Security Acquisition Corp.’’ to ‘‘Cyalume Technologies Holdings, Inc.’’ upon consummation of the acquisition in order to reflect Vector’s acquisition of Cyalume. If the acquisition proposal is not approved, the name change amendment will not be presented at the meeting. In addition, if the acquisition is not subsequently consummated, Vector’s Board of Directors will not effect the name change.

In the judgment of Vector’s Board of Directors, if the acquisition is consummated, the change of Vector’s corporate name is desirable to reflect the fact that Vector would then be an operating business. A copy of the amended and restated certificate of incorporation as it would be filed if the proposal to change Vector’s name and to amend Vector’s Fourth Amended and Restated Certificate of Incorporation (pursuant to the immediately subsequent proposal) is attached to this proxy as Annex B.

If the acquisition proposal is not approved, this proposal will not be presented at the meeting. In addition, if the acquisition is not subsequently consummated, Vector’s Board of Directors will not effect this amendment to Vector’s Fourth Amended and Restated Certificate of Incorporation.

Stockholders will not be required to exchange outstanding stock certificates for new stock certificates if the amendment is adopted.

Conclusion of Vector’s Board of Directors.    After careful consideration of all relevant factors, Vector’s Board of Directors determined that the proposal to amend Vector’s Fourth Amended and Restated Certificate of Incorporation to change Vector’s name to ‘‘Cyalume Technologies Holdings, Inc.’’ is in the best interests of Vector and its stockholders. The Board of Directors has approved and declared the proposal advisable and recommends that you vote or give instructions to vote ‘‘FOR’’ the approval of the name change.

Proposal to Amend Vector’s Certificate of Incorporation to Remove
 Certain Provisions That Are No Longer Applicable to Vector

Vector proposes to amend its Fourth Amended and Restated Certificate of Incorporation to remove those provisions of Vector’s Fourth Amended and Restated Certificate of Incorporation that will no longer be operative upon consummation of the acquisition (which constitutes a business combination for purposes of Vector’s Fourth Amended and Restated Certificate of Incorporation), but which were applicable at the time of Vector’s formation as a blank-check company. In order to accomplish this, the text of Article Third will be amended and restated in its entirety and Article Fifth except for the text of paragraph (G) will be deleted in its entirety. If the acquisition proposal is not approved, this proposal will not be presented at the meeting. In addition, if the acquisition is not subsequently consummated, Vector’s Board of Directors will not effect this amendment to Vector’s Fourth Amended and Restated Certificate of Incorporation.

Article Third of Vector’s Fourth Amended and Restated Certificate of Incorporation currently reads as follows:

‘‘Subject to the immediately succeeding sentence, the purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law (‘‘GCL’’). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation; provided, however, that in the event a Business Combination (as defined below) is not consummated prior to the Termination Date (as defined below), then the purposes of the Corporation shall automatically, with no action required by the board of directors (the ‘‘Board’’) or the stockholders, on the Termination Date be limited to effecting and implementing the dissolution and liquidation of the Corporation and the taking of any other actions expressly required to be taken herein on or after the Termination Date and the Corporation’s powers shall thereupon be limited to those set forth in Section 278 of the GCL and as otherwise may be necessary to implement the limited purposes of the Corporation as provided herein. This Article THIRD may not be amended without the affirmative vote of at least 90% of the outstanding IPO Shares (as defined below).’’

If this proposal is approved by stockholders, Article Third will read in its entirety as follows:

‘‘The purposes for which the Corporation is formed are to engage in any lawful act or activity for which the corporation may be organized under the General Corporation Law of Delaware (the ‘‘GCL’’).’’

Article Fifth of Vector’s Fourth Amended and Restated Certificate of Incorporation currently reads as follows:

‘‘The following provisions (A) through (E) shall apply during the period commencing upon the filing of this Fourth Amended and Restated Certificate of Incorporation and terminating upon the consummation of any Business Combination, and may not be amended during the Target Business Acquisition Period (as defined below) without the affirmative vote of at least 90% of the outstanding IPO Shares (as defined below). A ‘‘Business Combination’’ shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of one or more Target Businesses (as defined below) having collectively, a fair market value (as calculated in accordance with the requirements set forth below) of at least 80% of the Corporation’s net assets at the time of the acquisition, provided, that, any acquisition of multiple operating businesses shall occur contemporaneously with one another. A ‘‘Target Business’’ shall mean an operating business based either in the United States or abroad that conducts business in the homeland security, national security and/or command and control industries or a business relating to the manufacture of products for use in such industries. The ‘‘Target Business Acquisition Period’’ shall mean the period from the effectiveness of the Registration Statement (as defined below) filed in connection with the Corporation’s initial public offering of securities (‘‘IPO’’) up to and including the first to occur of (x) consummation by the Company of a Business Combination or (y) the Termination Date (defined below). For purposes of this Article, fair market value shall be determined by the Board based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow, and book value. If the Board is not able to independently determine that a Target Business has a sufficient fair market value, or if a conflict of interest exists, the Corporation will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria.

(A)    Immediately after the Corporation’s IPO, the amount of the net offering proceeds received by the Corporation in the IPO (including the proceeds of any exercise of the underwriter’s over-allotment option) specified in the Corporation’s registration statement on Form S-1 filed with the Securities and Exchange Commission (the ‘‘Registration Statement’’) at the time it goes effective shall be deposited and thereafter held in a trust account established by the Corporation (the ‘‘Trust Account’’). Neither the Corporation nor any officer, director or employee of the Corporation shall disburse any of the proceeds held in the Trust Account until the earlier of (i) consummation by the Company of a Business Combination or (ii) the liquidation of the Corporation as discussed in Paragraph D below, in each case in accordance with the terms of the investment management trust agreement governing the Trust Account; provided, however, that (x) up to $1,500,000 of the interest earned on the Trust Account may be released to the Corporation to fund the Corporation’s working capital requirements and to repay certain loans made to the Corporation by members of the Corporation’s management, and (y) the Corporation shall be entitled to withdraw such amounts from the Trust Account as would be required to pay taxes on the interest earned on the Trust Account. Notwithstanding the foregoing, in no event may interest earned on the Trust Account be released if such release would reduce the balance in the Trust Account below the balance immediately following the consummation of the Corporation’s IPO.

(B)    Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business

Combination is of a type which normally would require such stockholder approval under the GCL. In the event that the holders of a majority of the outstanding IPO Shares approve such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the holders of 20% or more of the IPO Shares exercise their redemption rights described in Paragraph C below.

(C)    In the event that a Business Combination is approved in accordance with the above Paragraph (B) and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock issued in the IPO (the ‘‘IPO Shares’’) who voted against the Business Combination may, contemporaneous with such vote, demand that the Corporation redeem such holder’s IPO Shares for cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, redeem such holder’s IPO Shares for cash at a per share price equal to (i) the amount held in the Trust Account as of two business days prior to the consummation of the Business Combination (net of taxes payable), divided by (ii) the total number of IPO Shares. ‘‘Trust Account’’ shall mean the trust account established by the Corporation at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO and the Private Placement are deposited.

(D)    In the event that the Corporation does not consummate a Business Combination by the later of (i) 18 months after the consummation of the IPO or (ii) 24 months after the consummation of the IPO in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a Business Combination was executed but was not consummated within such 18 month period (such later date being referred to as the ‘‘Termination Date’’), the directors and officers of the Corporation shall take all such action necessary to dissolve the Corporation and liquidate the Trust Account to holders of the IPO Shares as soon as reasonably practicable, and after approval of the Corporation’s stockholders and subject to the requirements of the GCL, including the adoption of a resolution by the Board, pursuant to Section 275(a) of the GCL, in which the Board finds the dissolution of the Corporation advisable and providing such notices as are required by said Section 275(a) of the GCL as promptly thereafter as possible. In the event that the stockholders vote in favor of such dissolution and the Corporation is so dissolved, the Corporation shall promptly adopt and implement a plan of distribution which provides that only the holders of IPO Shares shall be entitled to share ratably in the Trust Account plus any other net assets of the Corporation not used for or reserved to pay obligations and claims or such other corporate expenses relating to or arising during the Corporation’s remaining existence, including costs of dissolving and liquidating the Corporation. The Corporation shall pay no liquidating distributions with respect to any shares of capital stock of the Corporation other than IPO Shares.

(E)    A holder of IPO Shares shall be entitled to receive funds from the Trust Account only in the event of a liquidation of the Trust Account to holders of IPO Shares in connection with the dissolution of the Corporation pursuant to the terms of the investment management trust agreement governing the Trust Account or in the event that such holder demands redemption of his shares in accordance with paragraph (B), above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Account. A holder of Private Placement Shares or any other shares of capital stock of the Corporation shall not have any right or interest of any kind in or to the Trust Account. ‘‘Private Placement Shares’’ shall mean the units, each consisting of one share of Common Stock and one Common Stock purchase warrant, issued in the Corporation’s private placement immediately prior to its consummation of the IPO.

(F)    Unless and until the Corporation has consummated a Business Combination as permitted under this Article FIFTH, the Corporation may not consummate any other business combination, whether by merger, capital stock exchange, stock purchase, asset acquisition or otherwise.

(G)    Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s By-laws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.’’

If this proposal is approved by stockholders, Article Sixth will read in its entirety as follows:

‘‘Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s By-laws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.’’

In the judgment of Vector’s Board of Directors, if the acquisition is consummated, the amendment to Vector’s Fourth Amended and Restated Certificate of Incorporation to remove those provisions of Vector’s Fourth Amended and Restated Certificate of Incorporation that will no longer be operative upon consummation of the acquisition is desirable to reflect the fact that Vector would then be an operating business. A copy of the amended and restated certificate of incorporation as it would be filed if the proposal to amend Vector’s Fourth Amended and Restated Certificate of Incorporation and to change Vector’s name (pursuant to the immediately preceding proposal) is attached to this proxy as Annex B.

Conclusion of Vector’s Board of Directors.    After careful consideration of all relevant factors, Vector’s Board of Directors determined that the proposal to amend Vector’s Fourth Amended and Restated Certificate of Incorporation is in the best interests of Vector and its stockholders. The Board of Directors has approved and declared the proposal advisable and recommends that you vote or give instructions to vote ‘‘FOR’’ the approval of the amendments to Article Sixth which remove certain paragraphs that were applicable to Vector only until such time as Vector consummated a business combination.

Proposal To Adjourn Or Postpone The Special Meeting For The Purpose of Soliciting Additional Proxies

This proposal allows Vector’s Board of Directors to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the proposed transaction.

If this proposal is not approved by Vector’s stockholders, its Board of Directors may not be able to adjourn the special meeting to a later date in the event there are not sufficient votes at the time of the special meeting to approve the proposed transaction.

Conclusion of Vector’s Board of Directors.    After careful consideration of all relevant factors, Vector’s Board of Directors determined that the proposal to allow adjournment or postponement of the special meeting for the purpose of soliciting additional proxies is in the best interests of Vector and its stockholders. The Board of Directors has approved and declared the proposal advisable and recommends that you vote or give instructions to vote ‘‘FOR’’ the proposal.

Information About Cyalume

Cyalume’s History and Current Business

Cyalume Technologies, Inc. is a Delaware corporation with headquarters located in West Springfield, MA. Cyalume has one subsidiary, Cyalume Technologies, SA, located in Aix en Provence, France.

Cyalume primarily produces products based on a technology whereby light is generated through a chemical reaction, known as chemiluminescence. The base product is known as a ‘‘light stick’’ and is typically 6’’ in length. A light stick is a translucent flexible plastic tube that is partly filled with one chemical ingredient and also with a glass container (‘‘ampoule’’) that contains a complementary reactive chemical. When the tube is bent enough to break the glass ampoule, the chemicals contained within the plastic tube mix and light is generated. In addition, Cyalume also produces reflective (patches) and reflective plus photoluminescent (fire tape) products, some of which incorporate infrared light technology.

Chemiluminescent products come in varying shapes and sizes, and provide light in different colors, intensity and duration. Light sticks come in lengths ranging from 1.5 inches to 15 inches. Durations for specified light output range from 5 minutes to 12 hours. In addition to light sticks, products include flat disks employing a transluscent aluminum pouch instead of an ampoule. These products also come in different sizes and with adhesive backings (‘‘Tac-Glow’’). Colors emitted include red, blue, white, yellow, green and orange. Additionally, both light sticks and Tac Glow products can be produced to emit infrared light. Reflective products include patches that can reflect white light or infrared, and safety belts. (see Product Applications for a discussion of the many uses of these products.)

Products are manufactured at both the West Springfield and Aix en Provence locations.

The basic research leading to today’s products took place during the latter part of the 1960’s by the U.S. Navy Lab at China Lake in concert with American Cyanamid Corporation. By the early 1970’s, light sticks were being produced for military applications, first with the U.S. Navy and soonafter with the U.S. Army. In 1986, Omniglow Corporation was formed to produce and sell chemiluminescent products. In 1993, Omniglow Corporation acquired the chemiluminescent manufacturing business of American Cyanamid. On January 23, 2006 (effective January 24), Omniglow Corporation was sold to its current owner, GMS Acquisition Partners Holdings, LLC (GMS). With this transaction, Omniglow Corporation was renamed Cyalume Technologies, Inc.

Prior to January 23, 2006, Omniglow Corporation manufactured and sold chemiluminescent products into both the government/military and commercial markets. Products sold into commercial markets included safety related products and novelty items (e.g. childeren’s bracelets and necklaces for Halloween). To facilitate the sale of the company to GMS, Omniglow Corporation was divided into two divisions: the government, military and safety business (which was sold to GMS and became Cyalume) and the novelty business (which was sold on January 23, 2006 to several of the former shareholders). Certain other miscellaneous assets and liabilities, including receivables, payables and two small subsidiaries, were distributed to the former shareholders.

Customers

Cyalume sells its products for military, commercial and public safety applications. It does not sell any of its products as novelties.

•	Military: For 2007, over 85% of Cyalume’s total revenues were attributable to sales to the militaries of the U.S. and a number of foreign countries. Cyalume’s products are sold to the U.S. military, and to the militaries of over twenty other countries including the NATO member countries. The following is a discussion of Cyalume’s three largest contracts, which accounted for over 60% of Cyalume’s total revenues for 2007:

•	Cyalume has a direct contract with the U.S. military, referred to as the ‘‘40 Item Contract,’’ which was entered into on July 7, 2004. The 40 Item Contract had an initial term of two years with three one-year renewal terms. After the expiration of the initial two-year term, the 40 Item Contract was renewed in each of July 2006 and July 2007, and one renewal term remains. Pursuant to this contract Cyalume is required to supply an indefinite quantity of 40 separate items to the U.S. military at a fixed price, subject to adjustment for certain economic factors. Each of these 40 items is classified by an National Stock Number (NSN). Cyalume believes that it is the only company that manufactures these 40 items to the U.S. military’s specifications.

•	Cyalume also supplies the U.S. military with 17 separate items through an agreement with LC Industries (‘‘LCI’’), a member of the National Industries for the Blind, under the program guidelines of the Javits/Wagner/O’Day Act of Congress (JWOD), a federal program that creates jobs for the blind and severely disabled. Under Cyalume’s agreement with LCI, Cyalume sells components for the 17 items to LCI, which assembles and packages the items and then sells them directly to the U.S. military under a supply contract (the ‘‘17 Item Contract’’). Each of these 17 items are also represented by an NSN and Cyalume believes that it is the only company to manufacture the products to the U.S. military’s specifications. Cyalume’s contract with LCI was entered into June 1, 2004 and has an initial term of five years, followed by three automatic five-year renewal terms unless the agreement is cancelled. The 17 Item Contract between LCI and the U.S. military is also a fixed price, indefinite quantity contract with economic price adjustments. Under Cyalume’s contract with LCI, Cyalume has been granted the right to have substantial input on all matters related to pricing with respect to the 17 Item Contract between LCI and the U.S. military.

•	Through its subsidiary in France, Cyalume has a direct contract with the NATO Maintenance and Supply Agency, or NAMSA, the administrative services arm serving the non-U.S. NATO countries. This contract expired February 15, 2008 and is under a series of indefinite extensions. A new five year contract is expected to be awarded before the end of 2008. The reason for the extensions is that NAMSA is incorporating specification upgrades developed by Cyalume into its NATO Stock Numbers (also NSN). As confirmed by NAMSA personnel, only Cyalume has demonstrated compliance with the NSN specifications and therefore expects to be awarded the new five year contract.

•	Public Safety: Cyalume’s public safety sales include various municipalities’ police and fire departments. In 2007, sales in this category were less than $1 million, less than 2% of total revenues. Longer term, the company expects that this category will experience significant growth as more resources are added to support the sales effort.

•	Commercial Safety: Sales in this category are made to a number of distributors and retailers. In 2007, sales in this category were just under $5 million or approximately 12% of total revenues.

Product Applications

Chemiluminescent Products:    Cyalume’s chemiluminescent products are used in support of military operations in peacetime to support training and in live theater (i.e. wartime) to support battle engagements. Applications include: the nighttime marking of drop and landing zones, marking trails at night, triage marking of wounded soldiers, and light for general illumination purposes.

The following are some of the unique product attributes that make Cyalume’s chemiluminescent products well suited for military use:

•	the products are highly reliable for light production after periods of storage of up to four years,

•	the products provide up to a 360 degree field of illumination,

•	the products are highly portable, waterproof and require no electrical source to work, and

•	the products are safe to use and are non-toxic.

Beginning in the second half of 2006, Cyalume began production of chemiluminescent products providing day/night marking and illumination as components of training ammunition. Day/night marking rounds used as training ammunition increases the effectiveness of weapons training by providing a night-time training ability where, in many cases, one did not exist before. Chemical light training munitions are preferable to traditional tracer or training rounds for two reasons. Traditional tracer or pyrotechnic training munitions contain fire producing elements that often start range fires. Additionally, traditional tracer or pyrotechnic training munitions often experience ‘‘duds’’ or unexploded rounds. These unexploded rounds present future safety hazardous and must be found and defused. Chemical light training munitions cannot start range fires and do not present future safety hazards from unexploded rounds. Cyalume currently partners with a munitions company to manufacture and sell the 40mm training ammunition to militaries, and has entered into agreements with other munitions makers for various other sizes of training ammunition, which are expected to be placed into service over the next five years.

In the commercial safety markets, Cyalume products provide sources of light in emergency situations and for general safety purposes. For example, a customer can purchase a Cyalume product with assurance it can sit on the shelf for up to four years and still work when needed in the event of a power outage. For marine and boating purposes, Cyalume manufactures two specific products to meet the safety needs of boaters. The first product is a base PML (personal marker light), which is a chemiluminescent light stick, that is attachable to life jackets and can be easily illuminated in an emergency situation within US coastal waters. The second product is a SOLAS PML (Safety of Life at Sea certification) that can be used by boaters, workers on offshore oil platforms and in other maritime situations outside US coastal waters. The SOLAS PML contains a battery powered light emitting device that automatically activates when it hits the ocean waters and a light stick. Both the chemiluminescent light sticks used in the PML and SOLAS PML, and the electric light used in the SOLAS PML, provide a higher degree of assurance of being located for rescue purposes.

Reflective Products:    Cyalume’s reflective products assist the military by allowing soldiers to identify individuals as a ‘friend or foe’ by employing infrared technology. These infrared products such as flag and general identification patches can only be seen with the proper night vision goggles. These products help prevent injuries and death due to friendly fire by providing the proper identification markings during night activities. Cyalume also produces safety belts that are worn, for example, by military police. These belts both reflect direct light back and retain light energy for a short period of time so they continue to ‘‘glow’’ after the light source is removed.

In the commercial safety markets, Cyalume reflective products primarly serve police and fire departments. Personnel of these public services wear Cyalume products such as safety belts and patches to adequately highlight themselves in the face of traffic, or so they can be better seen in emergency situations such as in a burning building.

Competition

For chemiluminescent products for the U.S. and non-U.S. NATO member country military markets, Cyalume believes that it has no direct competitor. For these two markets Cyalume believes that its products are the only ones being produced in the U.S. and Europe that meet the official military specifications and the NSN specifications. There are several Asian manufacturers of novelty quality products that occasionally attempt to direct sell their products as military quality, including the fraudulent use of military stock numbers that are placed on the products, for which they have not passed testing. In these cases Cyalume relies on the appropriate U.S. and NAMSA agency offices to inspect and reject such products as being non-compliant. Cyalume maintains an active program of monitoring this situation and bringing any such transgressions to the attention of the appropriate agency personnel.

With other military products, such as the 40mm training ammunition, the development period before final testing and acceptance by the military can be many years. Cyalume does not believe that any of its direct or indirect competitors are investing in the research and development necessary to bring a new product, such as the 40mm training ammunition, successfully to market. It is more likely that these competitors will attempt to reverse engineer Cyalume’s products. Cyalume defends against this by continuing to invest in technology upgrades in order to stay ahead of the competitors. In addition, Cyalume files, where appropriate, patents to protect newly developed technology. Also, Cyalume reviews all products submitted by its competitors in Military contract bidding processes to determine whether they meet specifications.

In the commercial safety markets, Cyalume competes with manufacturers of novelty products and several other manufacturers. While these manufacturers appear to lack the quality, market presence and ability to upgrade existing products, customers in these markets may seek lower prices without consideration for these other factors. Competiotrs include: Lumica (Japan), Tianjin Dragon (China), Bandi (Korea), Jow Tung (China), Beijing Brite (China), and Ameriglo (U.S. based company purchasing Chinese products).

Stockholders of Cyalume

All of Cyalume’s outstanding shares are owned by GMS Acquisition Partners Holdings, LLC (GMS), a Delaware limited liability company whose sole purpose is to own the shares of Cyalume.

The following persons are the current owners of GMS, and their respective beneficial ownership percentages are shown:

Name of Beneficial Owner	Number of Common Units	Beneficial Ownership Percentage
Cova Small Cap Holdings, LLC	415.2	41.52%
Kline Hawkes Pacific, LP	327.9	32.79%
Stephen Weinroth	46.2	4.62%
The Volpe revocable Trust	36.9	3.69%
The Charlton T. Volpe 2004 Irrevocable Trust	4.6	0.46%
The Dwight Andrew Volpe Irrevocable Trust	4.6	0.46%
Kline Hawkes Pacific Friends Fund, LLC	15.1	1.51%
James Valentine	11.5	1.15%
Joseph M. Cohen	11.5	1.15%
Bruce Raben	4.6	0.46%
Marceau Schlumberger	2.3	0.23%
Paul Lipari Living Trust	2.3	0.23%
Murray Schwartz	2.3	0.23%
Emil Jachmann	50.0	5.00%
Michael Bielonko (officer)	15.0	1.50%
Earl Cranor (officer)	15.0	1.50%
Thomas McCarthy (officer)	15.0	1.50%
Sandor Weisz	15.0	1.50%
Paul Challenger (officer)	5.0	0.5%
All officers and directors as a group (4 persons)	50.0	5.0%

Employees

As of December 31, 2007 Cyalume had 213 employees of which 49 were temporary employees. Temporary employees are used to manage peaks in production and represent entry-level positions. After sufficient expertise and experience is acquired, temporary employees can achieve permanent status. Cyalume operates in local labor markets that provide an adequate supply of labor to compensate for any turnover. Cyalume is not party to any collective bargaining agreements, has not experienced any work stoppages and considers its relationship with its employees to be sound.

Management

The members of Cyalume’s senior level of management, including the President (Derek Dunaway), the Chief Financial Officer (Michael Bielonko), the Chief Technology Officer (Edgar Cranor) and the Vice President of Government/Military Sales (Thomas McCarthy), are expected to continue in similar roles once the acquisition by Vector is completed. Except for Derek Dunaway, each currently holds shares in GMS and will receive shares of Vector in accordance with the stock purchase agreement.

On February 14, 2008, the former Chief Executive Officer of Cyalume, Emil Jachmann, entered into a separation agreement with Cyalume pursuant to which he resigned from his position as the Chief Executive Officer of Cyalume. Pursuant to the separation agreement, Cyalume paid Mr. Jachmann a lump sum of $450,000 which consisted of a bonus paid for Cyalume’s financial results in 2007 and a separation payment. In addition, Mr. Jachmann will receive the sum of $438,090 over the course of the 12 months following the date of the agreement and a payment of $250,000 if Vector’s acquisition of Cyalume is consummated. In addition, Mr. Jachmann will receive $1,000 per month for COBRA payments for 18 months after the separation date.

In addition, on May 9, 2008, Cyalume’s sole stockholder removed Stephen Weinroth, its Chairman of the Board of Directors from the Board of Directors.

Employee Benefits

Cyalume offers its permanent employees wages and benefits that it considers to be competitive in the markets it operates in. Benefits include medical and dental coverage, life insurance, an employee 401(k) savings plan, paid vacations and holidays and disability insurance coverage.

Facilities

Cyalume owns the West Springfield, MA facility which houses all corporate functions including R & D. The facility is located in an industrial area and has approximately 200,000 square feet of office, manufacturing and warehousing space. There is adequate space available in the facility to accommodate an increase in operations and staffing. The facility sits on approximately ten acres of land in an industrial area. There are no known matters of ground contamination or air quality discharges that exceed acceptable limits. The facility is older and contains asbestos, consistent with buildings of its era, but there is no known damaged asbestos requiring remediation. The facility is subject to inspections by various environmental agencies from time to time and no significant violations of any environmental standards have been noted during the period of ownership by the current owners. Environmental violations are not believed to represent a material risk.

The facility in Aix en Provence, France is also owned by Cyalume and houses all foreign operations. The facility has approximately 10,000 square feet of office and manufacturing space sitting on approximately two acres and is in good condition. There are no known environmental violations pertaining to the facility and, environmental violations are not believed to represent a material risk.

Supply Chain

Cyalume purchases key raw materials, primarily chemicals, plastics, glass and packaging materials from a limited number of suppliers. For 2007, Cyalume purchases approximately 80% of its raw materials from seven suppliers. Cyalume has long-term relationships with these suppliers , and maintains annual purchase orders or, in the case of major chemicals, has a ten year contract in place which does not expire until the year 2012. In the event of a disruption in the supply of any of the key items, Cyalume has identified alternative sources of supply. A stock of raw materials is kept on hand to continue production of Cyalume’s products for up to six to nine months in the event of supply disruptions.

The West Springfield facility purchases plastics and glass domestically, and most chemicals from China. Nearly all other materials forming finished goods are purchased domestically. The Aix en Provence facility purchases most of its chemicals from the West Springfield facility after they have been modified for specific applications. Glass, plastics and most other materials are purchased from within the European community.

Legal Proceedings

The company is engaged in litigation with the entity that owns the former novelty business of Omniglow Corporation that was sold at the same time that Cyalume was purchased by the current owners. That novelty business operates under the name Omniglow, LLC. The litigation involves several contractual disputes arising from the separation of the businesses and from business subsequently conducted during 2006. Cyalume does not believe the outcome of the litigation will have any material effect on the company’s financial results or ability to operate. Since the end of 2006, Cyalume has not conducted any business with Omniglow, LLC.

Business Strategy

Overall Approach.    The company has developed a four pronged approach for ensuring its long-term success.

•	Patent protection. Cyalume has and will continue to pursue patent protection of its technology, and will continue to aggressively defend itself against violators of its patents. In support of this, Cyalume has been adding to its research and development capabilities the past two years and expects to continue doing so. Cyalume does not believe that its direct competitors in the chemiluminescent field commit significant resources to research and development. By conducting research and development, Cyalume believes that it has a distinct competitive advantage to maintain its market leading position.

•	Environmental initiatives. As evidenced by the news media, governments and the public are becoming more and more concerned with the environment. NAMSA is currently working with Cyalume to build the bio-degradeable light stick according to NAMSA’s specifications in response to its member countries’ concerns over landfill capacity. For example, California has passed a law banning the use of phthalates as a possible human health risk. Cyalume has launched or is in the process of launching several products to address current and future environmental concerns. These include: the 40mm training round for the military that is non pyrotechnic and does not contain heavy metals; a bio-degradeable light stick that is being introduced in conjunction with the re-awarding of the NAMSA contract; and, a light stick that is phthalate free.

•	Product diversification. Cyalume intends to accelerate over the next several years its diversification into additional products and applications utilizing current technology and technology now under development. Product diversification will allow Cyalume to present a more complete line of products that are more up-to-date with user needs. As part of this process, Cyalume seeks to get customers such as the many militaries it serves, to upgrade their specifications. Additionally, product diversification may reduce Cyalume’s dependence on a small number of products for financial and competitive success. It also helps further distinguish Cyalume from its competitors who do not focus on innovation to the same extent.

•	Strategic partnering. Cyalume actively seeks partners who can help Cyalume advance its technology or introduce products to the market. For example, for the 40mm training ammunition, Cyalume partners with Rheinmetall Waffe Munition, GmbH, a major global manufacturer of munitions and other products. Cyalume is actively pursuing additional calibers of training ammo with Rheinmetall. As another example, in the commercial safety sector, Cyalume is currently partnering with Brigham and Women’s Hospital, a prestigious hospital in Boston, MA, to develop medical products using Cyalume’s expertise in chemiluminescent light. Cyalume is currently engaged in exploratory talks with other major manufacturers of products that would benefit from Cyalume’s technologies and who, because of their size and current market position, can help Cyalume bring its products to market quicker and more successfully.

Markets

Cyalume sales are currently focused on three sectors: military, public safety (state and municipal police and municipal fire departments) and commercial safety (commercial distributors and retailers).

Although adequate resources, comprising sales, marketing, and customer service personnel, are in place to maintain and grow the number of customers and sales in these sectors, the company plans to add additional personnel in 2008 and 2009 to accelerate growth. The timing of these additions will be somewhat tied to the introduction of new products or enhancements to existing products.

Within the military sector, Cyalume envisions that sales of training ammunition products will eventually constitute a significant portion of total revenues for the Company. For example, in 2007 revenues from sales of Cyalume’s 40mm training ammunition were slightly less than $2 million. For this particular product, the U.S. Military budget is believed to be approximately $10 million annually. Thus, the company believes there is ample opportunity for revenue growth with this one product by itself, up to and including capturing the entire Military budget for this item over the next few years. Furthermore, the development of additional calibers of training ammunition products over the next few years should additionally contribute to future sales.

Several applications of chemiluminscent products for the medical sector are currently in the development stage. These include the use of Cyalume’s products as an integral part of a medical instrument as well as direct applications of Cyalume’s products where certain wavelengths of the light spectrum play a direct role in treatments. The Company, through its strategic medical partner, expects to begin clinical trials on one application before the end of 2008.

Geographic Expansion

Cyalume currently sells its products in more than 25 countries outside of the U.S. Cylaume believes that there are opportunities to increase sales to customers in these 25 countries as well as to acquire customers in other countries. Based on these beliefs sales resources are being added in both the military and commercial safety sectors to address these opportunities. While Cyalume expects to add several full-time employees in this area, it is expected that coverage will also be enhanced by adding a number of part-time representatives to better match responsibilities with geography and costs.

Sales and Marketing

Cyalume defines itself as a manufacturer. For its military markets, the individual militaries in effect serve as both as end-user and as distributors for the Company’s products to the end-users (e.g. soldiers). The Company has found this to be an efficient and effective model and is moving to better implement this model for the public and commercial safety markets. Accordingly, in these two markets, the company will be making greater efforts to utilize the abilities of distributors who have established key relations with end-users, rather than attempt to sell direct.

Regulations prohibit companies from direct selling to soldiers, sailors, etc. to increase product consumption. Rather, company personnel provide training on utilizing the company’s products and thus are able to build demand by educating soldiers on how to best utilize the company’s products, with the products, in effect, selling themselves based on their individual merit. By providing training, company personnel are able to get first-hand feedback on the value of the products and use information obtained to enhance existing products or create new ones.

Competitive Strengths

Cyalume believes it has many advantages as compared to its competition. For example:

•	Cyalume has more patents in the chemiluminescent light field than any other competitor.

•	Cyalume has an active research and development function focused on improving existing technologies and developing new ones for which patent protection will be obtained.

•	Cyalume has a wide assortment of products that helps meet the needs of major customers such as the U.S. and NATO country militaries. These products are continuously enhanced / modified to meet the needs of current users such as the military troops in Afghanistan and Iraq.

•	Cyalume focuses on high quality, high performance products, while many of Cyalume’s competitors rely on lower pricing lower quality that do not meet military specifications.

•	Cyalume has experienced personnel who have been active in the chemiluminescent field for a number of years and who have developed the necessary expertise to support the achievement of the company’s objectives.

Research and Development

Cyalume has an active research and development department that operates out of its West Springfield headquarters and has chemists and engineers on staff and consulting chemists under contractual arrangements who specialize in chemiluminescent and reflective light technology. Cyalume’s research and development group is focused on maintaining the high level of quality of existing products; researching and developing improvements to existing products; and, researching and developing new technologies and products with viable commercial applications. Cyalume maintains an active program of soliciting feedback and ideas from end-users of its products. This is especially true for military applications where Cyalume has developed several notable improvements to products being used by military personnel in live theater application.

Intellectual Property

Cyalume relies on its ability to develop patentable technology to help ensure the commercial success of its products and technology. Once patents are issued, the company follows an active program of monitoring competitors products to ensure that the company’s intellectual property is not violated.

Cyalume currently holds and maintains 33 active U.S. patents, many of which are registered in certain foreign countries. These include a chemiluminescent formula for the color red, formulas for creating a more consistent light for longer periods, a bio-degradeable light stick, and reflective tape that not only reflects light but retains light energy and emits light after the initial light source is removed.

The company expects to file additional patents during 2008 and annually thereafter.

Government Regulations

Cyalume is subject to the jurisdiction of the State Department of the United States under the International Traffic in Arms Regulations (ITAR). Specifically, Cyalume’s infrared products, which are exported from the West Springfield facility to foreign militaries are subject to these regulations. Cyalume must periodically re-register with the State Department for exporting purposes and last did so in June 2007. The renewal, which was granted, expires June 30, 2009 and is subject to renewal again at that time. Cyalume is in good standing with the State Department and the ITAR. Cyalume must obtain approval from the State Department for each and every export shipment of infrared products.

 Cyalume Management’s Discussion and Analysis of Financial Condition And Results of Operations

Business Overview

General

You should read the following discussion and analysis in conjunction with our consolidated financial statements and related notes beginning on page F-2 of this proxy statement.

Cyalume is a global, technology based, manufacturer primarily producing products where light is generated through a chemical reaction known as chemiluminescence. Our largest selling product is a 6’’ light stick. In addition, we produce a variety of reflective products that both reflect direct light back and retain energy for a short period of time so they continue to glow after the light source is removed. Reflective products include a variety of patches and safety belts. Both chemiluminescencent and reflective products employ infrared technology that allows observation of the product with proper night vision goggles.

The majority of revenues are derived from sales to the U.S. Military and various other militaries around the globe. A smaller percentage of revenues is derived from sales into the public safety (police, fire departments) and commercial markets. In the military market, we enjoy longer-term contracts of generally three to five years as well as higher margins because our products are more technologically advanced than those of our competitors’. In the commercial market especially, advanced technology is generally not as important and therefore competition is greater, resulting in lower margins.

Although we sell into several markets and operate manufacturing plants in both the U.S. and Europe, we manage the business and report our financial results as one segment. Senior management focuses on consolidated results to make strategic and tactical decisions. There are several reasons for this. Our products are similar in each market and based on the same technology. Thus management pays attention to individual products as well as individual customers and contracts in terms of pricing and costing. For our largest selling product line, the 6’’ light stick (in its various permutations of color and duration), the manufacturing processes are similar and both the U.S. and European plants make these products. Therefore, the 6’’ light sticks, can and are made at both plants and can be produced and shipped from one plant to the other to help meet peak periods of demand. In addition, important functions such as marketing and, research and development (R&D) manage their activities and allocate their resources from a strategic viewpoint, and generally not on the basis of where a product is made or who it might be sold to.

We evaluate our overall financial performance based on: revenues; gross profit and gross margin; selling/research and development/administrative expenses; and, income tax expense. We also use EBITDA (earnings before interest, taxes, depreciation and amortization) as a performance measure of operational cash flows. Our product performance is evaluated based on unit cost of production and number of units produced and sold. All of these measures are evaluated against results for the prior period and against budgets.

Vector is currently a smaller reporting company. The value of its public float on June 29, 2007 was less than $75,000,000 (based on the closing price of its units on that date (consisting of one share of common stock and one warrant to purchase a share of common stock). Cyalume, though not a public company, would also be considered a smaller reporting company based on the revenue test set out in Exchange Act Rule 12b-2 as its revenues for 2007 were below $50,000,000. Therefore, only two years of audited financial statements, together with unaudited interim financial statements for any relevant interim period, are presented in this proxy statement.

Because of the sale of the various parts of Omniglow Corporation on January 23, 2006, in order to comply with the requirement for two years of financial statements, Cyalume is treating the audited period from January 24, 2006 to December 31, 2006 as the audited financial statements for the full fiscal year. Vector has received a letter from the Staff of the SEC that it would not object to this presentation. Thus, the fiscal year audits presented are for the periods January 24 through December 31, 2006 and January 1 through December 31, 2007.

However, in order to make the discussion comparing the results of operations for the two fiscal years more meaningful, Cyalume has prepared unaudited results for the period January 1, 2006 through January 23, 2006 (the ‘‘Stub Period’’) for the portion of the business that Cyalume purchased on January 23, 2006. Below is a reconciliation which adds the unaudited results of the Stub Period to the audited results for the fiscal year ending December 31, 2006. This combined result is hereafter used as the basis for the comparison to the fiscal year ending December 31, 2007.

$ in 000’s	Jan 1 – Jan 23, 2006	Jan 24 – Dec 31, 2006	Total 2006	2007	$ Change	% Change
Net revenues	$3,655	$27,471	$31,126	$39,026	$7,900	25.4
Cost of goods sold	2,218	17,130	19,348	19,072	(276)	−1.4
Gross profit	1,437	10,341	11,778	19,954	8,176	69.4
Other expenses (income):
Selling expenses	172	2,587	2,759	3,412	653	23.7
General and administrative expenses	710	4,951	5,661	7,814	2,153	38.0
Interest expense, net	221	6,344	6,565	6,366	(199)	−3.0
Foreign currency (gains) losses, net	(42)	2	(40)	180	220	−550.0
Amortization of intangible assets	24	2,378	2,402	2,612	210	8.7
Other income, net	90	(399)	(309)	(723)	(414)	134.0
Total other expenses	1,175	15,863	17,038	19,661	2,623	15.4
Income (loss) before (provision for) benefit from income taxes	262	(5,522)	(5,260)	293	5,553	−105.6
(Provision for) benefit from income taxes	(23)	2,003	1,980	(270)	(2,250)	−113.6
Net income (loss)	$239	$(3,519)	$(3,280)	$23	$3,303	200.7
EBITDA (a Non-GAAP Financial Measure)

Cyalume defines EBITDA as net income (loss) before interest expense, income taxes and depreciation and amortization. Cyalume is presenting EBITDA because it provides investors with useful information regarding its liquidity. Adjusted EBITDA is EBITDA before foreign currency gains and (losses), inventory reserves and one-time acquisition expenses relating to the purchase of Cyalume on January 23, 2006. Adjusted EBITDA is important because it presents a more normalized view of Cyalume’s performance on an ongoing basis. In addition, components of Adjusted EBITDA are a key component in the determination of our compliance with certain covenants under our credit agreements. EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP. EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income, cash flows, or other consolidated income (loss) or cash flow data presented in accordance with GAAP or as a measure of our liquidity or financial condition. Because EBITDA and Adjusted EBITDA are not measures determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA as discussed may not be comparable to other similarly titled measures of other companies.

The following table reconciles net income (loss) to EBITDA and illustrates components of Adjusted EBITDA.

$ in 000’s	Jan 1 – Jan 23, 2006	Jan 24 – Dec 31, 2006	Total 2006	2007	$ Change	% Change
EBITDA:
Net income (loss)	$239	$(3,519)	$(3,280)	23
Interest expense	222	6,355	6,577	6,376
Income taxes	23	2,003	1,980	(270)
Depreciation	47	596	643	621
Amortization of intangible assets	24	2,378	2,402	2,612
Total EBITDA	555	3,807	4,362	9,902	5,540	127.0
Components of adjusted EBITDA:
Foreign currency (gains) losses, net	(42)	2	(40)	180
Inventory reserves Note A	122	1,000	1,122	0
Inventory step-up at acquisition Note B	0	900	900	0
One-time acquisition related Note C	593	2,043	2,636	1,243
Adjusted EBITDA	$1,228	$7,752	$8,980	$11,325	$2,345	26.1

Note A:    Represents inventory reserves recorded for a) inventory of $0.5 million acquired in the January 23, 2006 purchase of the Company and which was deemed to have become obsolete at the end of the year; and, b) inventory of approximately $0.5 million, acquired in the purchase of the Company that was stored at the Mexican location of Omniglow, LLC and which was consumed in a fire at that facility in December of 2006. While fully reserving for this destroyed inventory, a claim has been filed with our insurance carriers which has not yet been resolved, and for which we expect recovery of most of the amount lost.

Note B:    In accordance with the purchase of the Company at January 23, 2006 and in accordance with purchase price accounting, approximately $0.9 million of the consideration paid was allocated to inventory. This inventory was sold during 2006 and thus the stepped-up basis of $0.9 million adversely impacted cost of goods sold in 2006.

Note C:    These expenses are primarily legal fees associated with the arbitration and litigation cases with the former owners of the Company and Omniglow, LLC. These amounts also include third-party consulting costs and other costs associated with activities relating to the purchase of the Company.

The following table reconciles net income to EBITDA and illustrates components of Adjusted EBITDA for the three months ending March 31, 2008 and 2007. As disclosed in Notes A and C, Adjusted EBITDA includes additional add-backs and removals that occurred in the three months ending March 31, 2008 that were not present at December 31, 2007 or 2006.

	Jan 1 – Mar 31, 2008	Jan 1 – Mar 31, 2007	$ Change	% Change
EBITDA:
Net income (loss)	$982	$(653)
Interest expense	1,326	1,745
Income taxes	597	14
Depreciation	199	157
Amortization of intangible assets	653	651
Total EBITDA	3,757	1,914	1,843	96.3
Components of adjusted EBITDA:
Foreign currency (gains) losses, net	110	3
Restructuring charges and sale-related costs – Note A	1,649	—
One-time acquisition related – Note B	176	224
Gain on escrow resolution – Note C	(2,751)	—
Adjusted EBITDA	$2,941	$2,141	$800	37.4

Note A:    Represents restructuring charges of approximately $1.2 million for severance costs for personnel departing the Company in conjunction with the planned acquisition by Vector, plus sale-related costs of approximately $0.4 million associated with the Vector acquisition, primarily for legal and consulting expenses incurred by the Company.

Note B:    These expenses are primarily legal fees associated with the arbitration and litigation cases with the former owners of the Company and Omniglow LLC.

Note C:    Included in Other Income, net on the Consolidated Statement of Operations, this represents the gain on the settlement with the former owners of the Company.

Results of Operations

Overview, Years Ended December 31, 2007 and 2006   –   Financial performance significantly improved in 2007 from 2006. Revenues increased to $39.0 million in 2007 from $31.1 million in 2006, an increase of $7.9 million or 25.4%. Increases in product sales, contractually permitted price increases and a strengthening of the Euro versus the U.S. dollar accounted for most of the overall growth. Gross profit increased to $20.0 million from $11.8 million in 2006. Gross profit as a percentage of revenue (gross margin) improved to 51.1% from 37.8%. This improvement in gross profit and gross margin is due to the revenue increase and a change in the mix of products sold with more items sold in 2007 carrying a higher individual gross margin. The products primarily contributing to this were our line of infrared light sticks, which have a higher margin due to the more extensive technology required to produce them. In addition, gross profit for 2006 was lower than expected due to inventory reserves being established for slow moving/obsolete materials, primarily attributable to the purchase of the company by the current owners in January 2006. The net income for 2007 was $0.02 million versus a net loss for 2006 of $3.3 million, an improvement of $3.3 million. Higher gross profit and lower interest expense, partially offset by higher selling/research & development/administrative expenses, and higher tax expense were the major reasons for the improvement.

Overview, Three Months Ended March 31, 2008 and 2007 – Financial performance significantly improved in the quarter ended March 31, 2008 from the same period in 2007. Revenues increased to approximately $10.1 million for the quarter ended March 31, 2008 from approximately $8.2 million for the quarter ended March 31, 2007, an increase of approximately $1.9 million or 23.2%. Increases in product sales accounted for most of the increase, but with contractually permitted price increases that took effect in the second half of 2007 and a strengthening of the Euro versus the U.S. dollar relating to sales by the Company’s foreign subsidiary also contributing to the overall growth. Gross profit increased to approximately $5.0 million for the quarter ended March 31, 2008 from $3.9 million for the same period in 2007. Gross profit as a percentage of revenue (gross margin) improved to approximately 50.5% from approximately 47.6% primarily due to the increased sales being to the military, where such products generally have higher margins than commercial safety products. The net income for the quarter ended March 31, 2008 was approximately $1.0 million versus a net loss for the same period in 2007 of approximately $0.6 million, an improvement of $1.6 million. Higher gross profit, lower interest expense, and a gain from an arbitration settlement with the former owners of the Company, partially offset by restructuring charges and sale-related costs, higher selling and general & administrative expenses, and higher tax expense were the major reasons for the improvement.

Other Significant Factors –   Cyalume is currently privately held and was purchased under a leveraged buyout transaction. Accordingly, total debt and corresponding interest expense is higher than would be expected for a publicly traded business.

In addition, financial performance for both 2006 and 2007 was adversely affected by several events/circumstances that should not affect the company going forward. These all arise from the transaction to purchase the company that took place on January 23, 2006 and include: doing business with the former novelty business of the company (now known as ‘‘Omniglow, LLC’’); arbitration proceedings for claims by the current owners against the former owners of Omniglow Corporation; write-offs/reserves for inventory; and extensive one-time auditing demands.

•	Doing business with Omniglow, LLC − The former novelty business of the company, Omniglow, LLC, was sold concurrent with the purchase of the company by the current owners. Under the purchase and sale agreements, Cyalume was obligated to: provide services to Omniglow, LLC for information technology systems; lease to them office and warehouse space; and manufacture certain items for them and sell them at standard cost. During 2006 Cyalume recognized revenues of $2.8 million with a resulting gross profit of $0 from sales of items to Omniglow, LLC. Soon after Cyalume began manufacturing and selling items to Omniglow, LLC, Cyalume began to experience collection problems. On August 5, 2006 Cyalume reached a settlement to resolve unpaid invoices for item sales, and subsequently received $0.9 million of cash payments while writing-off $0.1 million of receivables. Based on Cyalume’s cumulative experience in dealing with Omniglow, LLC, Cyalume gave notice in late August 2006, in accordance with the contracts in effect, to terminate contractual relationships with Omniglow, LLC. Cyalume no longer does business with Omniglow, LLC.

•	Arbitration/Litigation Proceedings – In August 2006, Omniglow, LLC filed a variety of claims against Cyalume, which we believe are without merit. Cyalume then filed counterclaims against Omniglow, LLC. In September 2006, Cyalume and its stockholders filed claims under arbitration proceedings against the former owners of Cyalume (f/k/a Omniglow Corporation). These claims included violations of representations and warranties and, indemnifications for violations of contractual obligations by Omniglow, LLC.

During 2006, 2007 and the first quarter of 2008, the company incurred just over $2 million of legal and other third-party related costs in relation to these proceedings, predominantly associated with the arbitration proceedings with the former owners of Cyalume. In January 2008, Cyalume entered into a settlement with the former owners to resolve all outstanding claims between them and received $3 million. Regarding the Omniglow, LLC litigation, in 2006 and again in 2007, the company entered into partial settlements with Omniglow, LLC. At this point there remain several, open claims between the parties, most of which related to contractual violations by Omniglow, LLC relating to violations of lease and information technology contractual arrangements. Hearings are scheduled for September 2008.

These proceedings, especially the arbitration proceedings with the former owners, placed a significant demand on management time in 2006 and 2007 and resulted in substantial expenditures on the part of Cyalume. Going forward, Cyalume believes that its risk of adverse consequences is minimal and the amount of management time and cash required to see the Omniglow, LLC litigation through to conclusion will be limited.

•	Inventory Reserves – The stock purchase agreement for the January 23, 2006 transaction stated: ‘‘Promptly following the Closing, Purchaser shall cause the Company to change its name to ‘‘Cyalume Technologies, Inc.’’ and to cease using the name ‘‘Omniglow’’; provided, however, that the Company and Subsidiary shall have the right to continue using the name ‘‘Omniglow’’ for the purpose of transitioning accounts and notifying customers and suppliers of the closing of the acquisition contemplated hereby and in connection with the use of existing packaging materials...’’ In purchasing the company on January 23, 2006, Cyalume acquired large stocks of inventory including foiling for individual items such as light sticks and boxes for packaging and shipping that were imprinted with the Omniglow name. It was assumed that this inventory would be used by the end of 2006, however, significant amounts remained on-hand as of year-end. Moreover, Cyalume had observed that there was still significant confusion in the marketplace over the separation of the novelty business from Cyalume’s business. Accordingly, we made the decision to record a reserve against earnings of $0.5 million at the end of 2006 for this inventory bearing the ‘‘Omniglow’’ name.

In addition, in December of 2006, Cyalume had approximately $0.5 million of inventory on site at the Mexican plant of Omniglow, LLC. In December 2006, a fire occurred at the Mexican plant and Cyalume was informed that all or most of its inventory had been destroyed in the fire. Cyalume filed a claim with its insurance carrier. Due to complications encountered by the carrier in investigating the fire and the fate of the inventory, Cyalume is still awaiting resolution from the carrier. For 2006 Cyalume recorded a reserve of $0.5 million for this inventory.

•	One-Time Audit Demands – In purchasing the company on January 23, 2006, Cyalume acquired the responsibility to complete the independent audit for 2005. This audit cost approximately $0.5 million more than expected and took until January 2008 to complete. In preparing the company to be sold, and after accounting due diligence had been completed by the current stockholders, the former owners divided the company into three divisions; one part was the company now called Cyalume; a second part which is the company now called Omniglow, LLC; and, a third company containing leftover assets and liabilities such as receivables, payables and net assets from two subsidiaries. In doing so, in effect, three accounting departments were created whose activities were not coordinated. In addition, a number of former subsidiaries had been sold or closed down and for which no one was actively maintaining the books and records. As a result, we were unable to complete a consolidated audit of the stub period. The combined effect was that Cyalume had to recreate much of the books and records, leading to a significant drain on accounting/financial personnel as well as a large audit cost overrun. This drain on time and cash ended with the January 2008 receipt of the audit report for 2005. The audits for 2006 and 2007, which are contained within this proxy statement, were completed within budget and timeframe expectations, and without audit adjustments. Carlin, Charron & Rosen LLP, the independent auditors reporting on 2006 and 2007, were retained in February 2008.

Critical Accounting Policies

Cyalume’s financial statements are prepared in accordance with U.S. generally accepted accounting principles (GAAP). These statements are consolidated, representing the results of operations of Cyalume Technologies, Inc. and its wholly-owned subsidiary Cyalume Technologies, SA. GAAP requires management to make certain estimates, judgments and assumptions which can affect the reported amount of assets and liabilities, and the reported amount of revenues and expenses for the period presented. Cyalume believes the estimates, assumptions and judgments upon which we rely are reasonable based upon the information available to Cyalume at the time such estimates, assumptions and judgments are made. Following are critical accounting policies, most of which reflect areas where estimates, assumptions and judgments play a more significant role

Revenue and Cost of Goods Sold Recognition   –   Revenue from the sale of products is recognized when the earnings process is complete and the risk and rewards of ownership have been transferred to the customer. Generally this is upon receipt of products by the customer and, depending upon the contract or arrangement in place, takes place when products are loaded on shippers’ vehicles at the plant or when received at the end destination after shipping. Costs and related expenses to manufacture the products are recorded as cost of goods sold at the time the revenue is recognized.

Income Taxes   –   Income taxes are accounted for in accordance with FASB Statement No. 109, Accounting for Income Taxes. This methodology requires deferred tax assets and liabilities to be determined based on differences between financial reporting and tax bases of assets and liabilities, measured using enacted tax rates and laws expected to be in effect when the differences are expected to reverse. Deferred tax assets are recognized when realization of assets is more likely than not.

With the purchase by the current owners of the Company on January 23, 2006, net operating losses (NOLs) totaling approximately $14.5 million were acquired to be used to offset future taxable income in the U.S. The application of these NOLs is governed by Section 382 of the U.S. Internal Revenue Code, which states that the annual amount used for offset of income is restricted to the value of the loss corporation multiplied by the long-term tax-exempt rate at the time of the purchase, or in this case approximately $3.2 million per annum. Furthermore, if the annual allowable offset exceeds the taxable income for any year, the amount available for offset the following year shall be increased by such excess amount.

Research & Development Costs   –   Research and development costs are expensed as incurred.

Goodwill and Intangible Assets   –   Goodwill is deemed to have an indefinite life and is not, therefore, subject to annual amortization. However, goodwill is reviewed annually for impairment and whenever events or changes in circumstances indicate its carrying value may not be recoverable in accordance with FASB Statement No. 142, Goodwill and Other Intangible Assets. If the carrying value of goodwill exceeds its implied fair value, then an impairment loss equal to the difference would be recorded in the period in which the impairment is determined to have occurred.

Intangible assets primarily include the value of customer relationships, patents and developed technology, trademarks, and tradenames as determined by a third-party valuation firm in accordance with the purchase of Cyalume as of January 23, 2006. Annual amortization is: sixteen to seventeen years for customer relationships; eleven to twenty years for patents and developed technology; and ten to eighteen years for trademarks and tradenames. In accordance with FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, carrying amounts of intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

Inventories   –   Inventories are stated at the lower of cost or net realizable value, and determined on a first-in, first-out (FIFO) method. Standard cost, which approximates actual cost, is used to value raw materials, work-in-process and finished goods. Standard cost includes an allocation of direct labor and applied manufacturing overhead for work-in-process and finished goods.

Foreign Operations and Currency   –   Cyalume translates and consolidates the accounts of our French subsidiary using the local currency as the functional currency, in this case the Euro. Balance sheet accounts are converted at the exchange rate for Euros to $U.S. at period-end, while Income Statement accounts are converted based on the average exchange rate for the period covered. Translation gains or losses are recorded as a separate component of stockholders’ equity.

Cyalume currently does not hedge foreign currency exchange risk. For the U.S. plant, essentially all purchases and sales are made in $U.S. With regard to our French subsidiary, the vast majority of purchases of materials and sales , other than materials purchased from the U.S. plant, are made in Euros.

Results of Operations for the Three Months Ended March 31, 2008 and 2007

Revenues

Revenues increased to $10.1 million in 2008 from $8.2 million in 2007, an increase of $1.9 million or 23.2%. Increases in product sales accounted for the majority of the overall growth, however, contractually permitted price increases that took effect in the second half of calendar year 2007 and a strengthening of the Euro versus the U.S. dollar over the prior year as it relates to sales by the Company’s wholly-owned subsidiary also contributed to the increase.

Revenues to the military were $8.9 million in 2008 versus $6.9 million in 2007, representing an increase of $2.0 million, or approximately 29%. The increase in 2008 was primarily due to increased sales, and mostly of 6’’ product line light sticks. Chemiluminescent product category revenues, including the 6’’ light sticks, grew by $1.2 million to $7.3 million in 2008, due primarily to increased unit sales. Revenues for the reflective products and training ammo categories grew by $0.4 million and $0.8 million, respectively. Both of these categories increased primarily due to higher unit sales.

Public Safety category revenues, representing sales to police and fire departments, were $0.2 million in 2008, an increase of $0.1 million from 2007. Increased sales of products accounted for nearly all of the increase.

Commercial Safety revenues decreased to $0.9 million in 2008 from $1.1 million in 2007, representing a change of $0.2 million or approximately 18%. The decline is due to lower sales resulting from competitive pressures. Cyalume expects this sector to remain under strong competitive pressure until the latter half of 2008 when new formulations of its products comprising a phthalate-free light stick and a bio-degradable light stick are introduced for sale. With these new products, the Company hopes to arrest the decline in sales in the commercial safety category.

Other revenues of $0.1 million in 2008 were essentially unchanged from 2007.

Cost of Goods Sold

The cost of goods sold increased to $5.0 million in 2008 from $4.3 million in 2007, an increase of $0.7 million, or approximately 16%. The increase in product sales was primarily responsible for this increase. Cost increases in some raw materials and in labor also contributed to the increase.

Consequently, gross profit, which represents revenue less the cost of goods sold, increased to $5.1 million in 2008 from $3.9 million in 2007. Gross profit as a percentage of revenue increased to approximately 50.5% from approximately 47.6% in 2007. The major reason for this margin improvement was the increase in products sold to the militaries, which generally carry higher margins than commercial safety products. The strengthening of the Euro relative to the dollar also contributed to the margin increase.

Selling, General and Administrative Expenses

Total expenses increased to $2.5 million in 2008 from $2.2 million in 2007, representing an increase of $0.3 million or approximately 14%. Payroll and benefits and freight-out on sales to customers accounted for most of the increase.

Restructuring Charges and Sale – Related Costs

Restructuring costs of approximately $1.2 million and costs of approximately $0.4 million related to the sale of the Company to Vector were recorded in the quarter ended March 31, 2008; no such costs were recorded in the quarter ended March 31, 2007. With the proposed agreement to sell the Company to Vector, the former CEO, two vice presidents and a sales manager left the Company. The recorded costs reflect the liabilities of the Company for severance for the former employees. For assistance through the sale process, the Company has retained legal and financial consulting services, which are being expensed as incurred.

Amortization Expense

Amortization expense for intangible assets totaled approximately $0.7 million in the quarter ended March 31, 2008 and was essentially unchanged from the quarter ended March 31, 2007.

Interest Expense

Interest expense for the quarter ended March 31, 2008 of approximately $1.3 million declined from approximately $1.7 million in 2007. This decrease was due to a lower average outstanding amount of senior debt and a decline in interest rates applied to senior debt, partially offset by increases in the balance of subordinated debt for which approximately 70% of interest is capitalized and added to the principal balance, and which carries a higher interest rate than the senior debt. In April 2007, the Company paid down $10.0 million of senior debt from an equity contribution by its owners.

Other Income, net

Other income for the quarter ended March 31, 2008 was approximately $2.8 million versus approximately nil for the same period in 2007. In January 2008, the Company reached a settlement of all outstanding issues with the former owners of the Company, resulting in receipt of approximately $3.0 million of cash and a net gain of approximately $2.8 million.

Income Tax

Income tax provision for the quarter ended March 31, 2008 was approximately $0.6 million versus approximately nil for the same period in 2007. An increase in income before taxes of approximately $2.2 million primarily accounted for the increase in tax expense.

Income tax provision includes the change in deferred income taxes arising from temporary differences between the financial reporting and tax basis of assets and liabilities, and net operating loss carryforwards. Net tax liabilities at March 31, 2008 of approximately $4.7 million increased by approximately $0.3 million from December 31, 2007. The change occurred primarily as a result of the amortization of identified intangibles acquired at January 23, 2006 for book purposes that is not deductible for tax purposes and the estimated utilization of net operating loss carryforwards.

Net Income/Loss

The Company had net income of approximately $1.0 million for the quarter ended March 31, 2008 versus a net loss of approximately $0.6 million for the quarter ended March 31, 2007, an improvement of approximately $1.6 million. This improvement was primarily due to the increase in gross profit of approximately $1.2 million and the gain on the settlement of approximately $2.8 million, partially offset by the restructuring charges and sale-related costs of approximately $1.6 million.

Liquidity and Capital Resources

	March 31,
Dollars in Millions	2008	2007	$ Change	% Change
Net Working Capital	$9.5	$8.2	$1.4	17%
Cash	$7.6	$5.7	$1.9	33%

Working Capital – The Company’s senior loan documents require the Company to prepay senior debt to the extent any proceeds from arbitration/litigation with the former owners exceeds third party costs incurred for such proceedings. From the settlement achieved in January 2008, the Company was obligated to prepay approximately $0.9 million of senior debt. This amount, paid on April 23, 2008, was included in the current portion of long-term debt at March 31, 2008. The Company made the payment out of cash on hand.

Cash – Cyalume considers all highly liquid investments with an original maturity of 90 days or less when purchased to be cash equivalents. Cash at March 31, 2008 and December 31, 2007 consisted of cash in banks; there were no cash equivalents outstanding. Cash improved during the quarter ended March 31, 2008 primarily from the achievement of the settlement with the former owners from which it received $3.0 million cash.

Cyalume is currently a privately held company. It currently relies on generating adequate cash flows from operating activities to meet all operating expenses, finance costs and capital expenditure requirements. Cyalume does not have a line of credit in effect at this time but, to the extent the Company requires additional cash to meet its needs, it is expected that the current stockholder would contribute additional capital sufficient to maintain sound operations. Cash on hand plus cash expected to be generated from operations is expected to be adequate to cover all cash needs until the anticipated closing of the acquisition by Vector.

Cash flows from operating activities – Net cash flows from operating activities were approximately $2.1 million for the quarter ended March 31, 2008, an increase of approximately $0.7 million versus the quarter ended March 31, 2007. The primary reasons for the increase were an increase in net income of approximately $1.9 million over 2007, plus a decrease in the change in accounts receivable of approximately $1.6 million, partially offset by a decrease in accounts payable and accrued liabilities of $1.6 million and an increase in inventories of $0.7 million.

Receivables were lower than normal at December 31, 2006 due to decreased sales activity in the later part of fiscal 2006. Therefore, cash provided by the change in accounts receivable declined by $1.3 million during the three month period ended March 31, 2007. For the quarter ended March 31, 2008 as compared to the same prior year period, accounts receivable declined by $0.3 million due to normal cyclical fluctuations. Together the change is $1.6 million.

Similarly, the accounts payable balance at December 31, 2006 was lower than normal due to the decreased manufacturing activity in the fourth quarter of 2006. At March 31, 2007, the accounts payable balance rose to more normal levels, resulting in a cash generation of $2.5 million. For 2008, accounts payable increased by approximately $0.9 million, resulting in a change between 2007 and 2008 of approximately $1.6 million.

Inventories increased during the quarter ended March 31, 2008 due to increased manufacturing activity and a build-up in raw materials.

Cash flows from investing activities – Net cash used in investing activities for the quarter ended March 31, 2008 was approximately $0.6 million versus approximately $0.1 million for the quarter ended March 31, 2007. Expenditures for increased equipment automation account for most of this increase.

Cash flows from financing activities – Net cash from financing activities for the quarter ended March 31, 2008 was approximately nil. For the quarter ended March 31, 2007, the net cash from financing was $0.8 million, representing additional investment by GMS Acquisition Partners Holdings, LLC (Cyalume’s sole stockholder).

Results of Operations for Years Ended December 31, 2007 and 2006

Revenues

Revenues increased to $39.0 million in 2007 from $31.1 million in 2006, an increase of $7.9 million or 25.4%. Increases in product sales, contractually permitted price increases and a strengthening of the Euro versus the U.S. dollar accounted for most of the overall growth.

Revenues to the military were $33.4 in 2007 versus $21.5 in 2006, representing an increase of $11.9 million, or approximately 55%. The increase in 2007 was primarily due to increased sales, especially for infrared products and training ammo. Part of the sales increase with the U.S. Military is due to sales being lower than expected in the fourth quarter of 2006 due to Military budgetary constraints at the end of that year with more money being spent the following quarter. With regard to

NATO, changes in purchasing practices by NATO member countries allowing military units to buy directly from us led to increased orders by removing a middleman and making it easier and quicker for military units to purchase our products. In addition, price escalations received in Cyalume’s largest contracts and the strengthening of the Euro relative to the dollar also contributed to the revenue growth. Training ammo, a product line for which we expect significant future growth, saw an increase in revenues to $2.0 million, versus $0.7 million in 2006, with no pricing changes. We began selling training ammunition in the second half of 2006.

Due to the nature of our largest contracts, those being with the U.S. and other militaries, it is not possible to readily obtain detailed information on consumption patterns and drivers of our products. The militaries do not disclose such information to us for security reasons. Therefore, while we can reasonably infer reasons for changes in sales from various sources of information, we cannot provide specific quantifications.

Public Safety, representing sales to police and fire departments, achieved revenues of $0.5 million in 2007, an increase of $0.1 million from 2006 revenues of $0.4 million. Increased sales of products accounted for nearly all of the increase.

Commercial Safety revenues decreased to $4.8 million in 2007 from $6.1 million in 2006, representing a change of $1.3 million or about 21%. The decline is due to lower sales brought on by competitive pressures. Cyalume expects this sector to remain under strong competitive pressure until the latter half of 2008 when Cyalume expects new formulations of its products offering a phthalate-free light stick and a bio-degradable light stick are introduced for sale.

Other revenues decreased to $0.3 million in 2007 from $3.2 million in 2006. The change was due to a decrease in revenues from Omniglow, LLC of $2.8 million. The contractual obligation to sell products to Omniglow, LLC ended at the end of 2006.

Cost of Goods Sold

The cost of goods sold decreased to $19.1 million in 2007 from $19.3 million in 2006. The decrease was due to the elimination of $2.8 million in costs from sales to Omniglow, LLC (which ceased at the end of 2006) and a reduction of approximately $1.0 million of reserves recorded for inventory in 2006, being offset by increased sales of products, inflationary increases in raw materials, increased direct labor and overhead costs and the strengthening of the Euro relative to the dollar in 2007.

Consequently, the gross profit, which represents revenue less the cost of goods sold, increased to $20.0 million in 2007 from $11.8 million in 2006. Gross profit as a percentage of revenue increased to 51.1% from 37.8% in 2006. The major reasons were: the elimination of $2.8 million of both revenues and cost of goods sold from sales to Omniglow, LLC in 2006, a change in the mix of products sold to ones with higher unit margins such as infrared products, and the strengthening of the Euro relative to the dollar.

Selling, General and Administrative Expenses

Total expenses increased to $11.2 million in 2007 from $8.4 million in 2006, representing an increase of $2.8 million or approximately 33%. Higher legal expenses for the previously discussed arbitration/litigation, increased management bonuses, and higher personnel costs from additional people on the payroll accounted for most of the increase. The legal expenses increased due to an increase in case activity; management bonuses increased due to improved financial performance of the Company, and payroll increased primarily from additional people added to strengthen various functions as well as from pay increases.

Amortization Expense

Amortization expense for intangible assets increased to $2.6 million in 2007 from $2.4 million due to a full year of expense. For 2006, amortization expense began after the purchase of the Company by the current owners on January 23, 2006.

Interest Expense

Interest expense for 2007 of $6.4 million declined from $6.6 million in 2006. This decrease was due to a lower average outstanding amount of senior debt and a decline in interest rates applied to senior debt, partially offset by increases in the balance of subordinated debt for which approximately 70% of interest is capitalized and added to the principal balance, and which carries a higher interest rate than the senior debt. In April 2007, the Company paid down $10.0 million of senior debt from an equity contribution by its owners.

Other Income, net

Other income in 2006 was primarily from services provided to Omniglow, LLC in conjunction with the purchase of Cyalume. These services ended at the end of 2006. For 2007, Cyalume received reimbursement for expenses from the U.S. Government for one-time research conducted on certain advanced lighting applications.

Income Tax

Income tax provision for 2007 of $0.3 declined from a benefit of $2.0 million in 2006. This decrease was due to $1.3 million in additional income taxes paid by the French subsidiary resulting from their higher taxable income in 2007 and $1.0 million in non-recurring deductible expenses resulting from the January 23, 2006 transaction.

Income taxes include deferred income taxes arising from temporary differences between the financial reporting and tax bases of assets and liabilities, and net operating loss carryforwards. These amounts are reflected in the balance of net deferred tax assets, which totaled approximately $8.9 million and $8.3 million, as well as net deferred tax liabilities, which totaled approximately $13.3 million and $14.4 million, at December 31, 2007 and 2006, respectively. Net tax assets (liabilities) changed by approximately $1.7 million during the year ended December 31, 2007. The change occurred primarily as a result of the amortization of identified intangibles acquired at January 23, 2006 for book purposes that is not deductible for tax purposes and the current taxability of dividends received from the French subsidiary.

We had federal net operating loss carryforwards amounting to approximately $17.9 million as of December 31, 2007. The net operating loss carryforward at December 31, 2007 expires in fiscal years 2025 and 2026. Internal Revenue Code Section 382 limits utilization of these losses to approximately $3.2 million per year. State net operating loss carryforwards amounted to approximately $17.5 million as of December 31, 2007. The state net operating loss carryforwards at December 31, 2007 expire in fiscal years 2010 through 2016. The majority of the state net operating loss carryforwards are attributable to Massachusetts and the carryforward period is five years.

Net Income/Loss

The Company had net income of $0.02 million in 2007 versus a net loss of $3.3 million for 2006. This improvement was from the increase in gross profit, which was partially offset by increases in expenses and taxes.

Liquidity and Capital Resources

We believe that a statement of cash flows for 2006 that incorporated the 23 day period would not be meaningful due to the significant influences from the activities associated with the purchase of Cyalume on January 23, 2006. These include the purchase price accounting and the many various activities taken pre-sale by the former owners to prepare Cyalume for sale. Accordingly, the following comments relating to the statement of cash flows are only based on the audited financial statements presented in this proxy statement.

	December 31
Dollars in Millions	2007	2006	$ Change	% Change
Net Working Capital	$8.2	$(2.7)	$10.9	504%
Reclassification of Debt	0.0	10.0	10.0	100%
Adjusted Net Working Capital	$8.2	$7.3	$0.9	12%
Cash	$5.7	$3.0	$2.7	90%

Working Capital   –   Due to the classification of the $10.0 million of debt being paid down in 2007 as a current liability in December 2006, Net Working Capital for 2006 was negative. Excluding this anomaly, adjusted net working capital for 2006 was $7.3 million. Based on this, net working capital of $8.2 for 2007 represented a $0.9 million change from 2006, as adjusted. The quarterly debt principal payments of $700,000 each for July and October 2007 were suspended as part of a debt restructuring that occurred April 2007, which conserved cash and accounts for part of this difference. Also, the parent company invested $13.0 million of capital into Cyalume, of which $10.0 was used for the debt reduction.

Cash   –   Cyalume considers all highly liquid investments with an original maturity when purchased of 90 days or less to be cash equivalents. Cash at both December 31, 2006 and 2007 consisted of cash in banks; there were no cash equivalents outstanding. Cash increased primarily due to the $13.0 million investment described above. In addition, the quarterly debt principal payments of $700,000 each for July and October 2007 were suspended as part of a debt restructuring that occurred in April 2007, which conserved cash.

Cyalume is currently a privately held company. It currently relies on generating adequate cash flows from operating activities to meet all operating expenses, finance costs and capital expenditure requirements. Cyalume does not have a line of credit in effect at this time but, to the extent the company requires additional cash to meet its needs, it is expected that the current stockholders would contribute additional capital sufficient to maintain sound operations.

In January 2008, Cyalume reached a settlement agreement with the former owners of Omniglow Corporation (of which Cyalume was once a part) resulting in an end to the outstanding arbitration over claims against each other relating to the January 23, 2006 sale and purchase of Cyalume. As a result Cyalume received $3 million in cash in exchange for dismissal of all claims. This additional cash plus cash on hand plus cash expected to be generated from operations is expected to be adequate to cover all cash needs until the closing of the acquisition by Vector.

For 2008, in addition to cash required for operations, Cyalume has the following obligations: $2.1 million for debt principal reduction payments; approximately $4.7 million for payments of interest on debt, $1.0 million for severance for employees separated in early 2008; and, approximately $1.5 million expected to be incurred for capital expenditures. In addition, Cyalume is obligated to prepay its debt principal by $0.95 million out of the proceeds from the settlement with the former owners. The amount for cash interest payments is based on an assumption that rates do not change materially from current levels. Regarding capital expenditures Cyalume has some flexibility to reduce the stated amount – approximately $0.5 million was committed as of January 1, 2008.

Cash flows from operating activities – Net cash flow from operating activities was $2.3 million for 2007, a decrease of $1.5 million from 2006. The primary reason for the decrease was an increase in accounts receivable of $1.1 million for 2007 compared to a decrease in accounts receivable of $5.1 million for 2006. For 2006, Cyalume had an unusually high amount of receivables at the time

Cyalume was purchased by its current owners due to large sales in the two months preceding the purchase. This change in accounts receivable was partially offset by an increase in net income for 2007 over 2006 of $3.5 million

Cash flows from investing activities – Net cash used in investing activities for 2007 was $1.9 million versus $0.6 million for 2006. In 2007, non-recurring expenditures increased due to the automation of several pieces of factory equipment, which will enhance productivity.

Cash flows from financing activities – Net cash from financing activities for 2007 was $1.9 million, compared to a decrease of $1.8 million for 2006, or a change of $3.7 million. This change was primarily due to the equity contribution to Cyalume of $13.0 million by its current owners, of which $10.0 million was used to pay down senior debt in April 2007.

Off-Balance Sheet Arrangements

Cyalume does not have any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

Interest Expense Rate Risk   –   As of December 31, 2007 Cyalume’s debt consisted of: $27.2 million of senior debt with a floating interest rate based upon the 3 month Libor; $14.1 million of senior subordinated debt with a fixed interest rate of 15.0%, of which 4.5% is a non-cash payment-in-kind addition to the principal; and, a fixed rate mortgage of $0.5 million on its plant in France. The senior debt interest rate is reset quarterly in January, April, July and October. At the same time of the interest rate resets, the fixed amount quarterly principal reduction payment of $0.7 million is made. The interest on the senior subordinated debt is also paid quarterly in February, May, August and November, at which times the payment-in-kind portion of interest is capitalized and added to the principal. As of May 31, 2008 , we have $25.55 million of variable interest rate debt. A 1% change in the interest rate equals a change in interest expense of approximately $0.26 million.

Foreign Currency Transaction and Exchange Rate Risk   –   For 2007, approximately $11.0 million of the company’s total revenues of $39.0 million, or just over 28%, were attributable to the subsidiary in France. These subsidiary revenues were converted to U.S. dollars at an exchange rate of 1.365 $U.S. to 1.0 Euros. Had the subsidiary’s revenues been converted at the exchange rate effective for 2006 of 1.25 to 1.0, 2007 revenues from the subsidiary would have been $U.S. 10.1 million, or $U.S. 0.9 million less.

We currently do not hedge foreign currency risks with financial hedging instruments. Rather, to help minimize the foreign currency risks, the company’s two locations (one in the U.S. and one in France) operate predominantly in the local currency (the U.S. dollar and the Euro, respectively) for sales and purchases. From a currency exchange rate basis, the company has enjoyed during 2007 additional cash flow from the steadily increasing strength of the Euro dollar versus the U.S. dollar.

With the exception of the French subsidiary’s mortgage, all debt principal and interest payments are on the books of and made from Cyalume’s U.S. operations. Additionally, the majority of purchases and expenses are attributable to Cyalume’s U.S. operations. To help meet these cash requirements Cyalume borrows cash from its subsidiary and/or receives cash from a declared dividend. Subject to Cyalume’s outlook on the exchange rate between the U.S. dollar and the Euro, the company may begin to hedge its foreign currency rate exposure.

Inflation Risk   –   The company is subject to the effects of inflation. As long as the prices it pays for its labor and raw materials do not increase at a rate greater than the consumer or producer price indices, the company is generally protected for the majority of its revenues (from the militaries) as its major contracts include price escalations based on price indices or fixed rate increases approximating those indices. Sales in the public safety or commercial safety markets are subject to higher levels of competitor threats and therefore, while price increases are possible to offset cost increases, being able to do so is more limited.

We do not believe inflation had a material impact upon the financial results of 2006 or 2007.

 Information About Vector

Vector’s History and Business Plans

Vector is a Delaware corporation incorporated on July 19, 2005 in order to serve as a vehicle for the acquisition of an operating business through a merger, capital stock exchange, asset acquisition or other similar business combination.

On April 25, 2007, the Company completed a private placement of 187,500 units to Yaron Eitan, the Chief Executive Officer, President and Director, Winston Churchill, the Chairman of the Board and a Director, and SCP Private Equity Management Company LLC, in which Messrs. Eitan and Churchill are members, and received net proceeds of $1,500,000. On May 1, 2007, Vector consummated our initial public offering of 7,312,500 units. Each unit consists of one share of common stock and one common stock purchase warrant. Each warrant entitles the holder to purchase from us one share of our common stock at an exercise price of $5.00. Vector’s common stock and warrants started trading separately as of July 9, 2007.

Of the proceeds of the offerings, $58,030,000 was placed in a trust account at JP MorganChase, New York, New York, maintained by American Stock Transfer & Trust Company, the Company’s transfer agent. This amount includes the net proceeds of the public offering and the private placement, and $2,340,000 of deferred underwriting compensation fees which will be paid to Rodman & Renshaw, LLC, the underwriter in our initial public offering, if, and only if, a business combination is consummated. The funds in the trust account will be invested until the earlier of (i) the consummation of Vector’s first business combination or (ii) the liquidation of the trust account as part of a plan of dissolution and liquidation approved by Vector’s stockholders. Up to $1,500,000 of interest income on the trust account may be used to fund Vector’s working capital requirements including payments for legal, accounting, due diligence on prospective acquisitions and continuing general and administrative expenses.

Vector’s initial business combination must be with a target business or businesses with a collective fair market value of at least equal to 80% of its net assets (excluding any funds held in the trust account for the benefit of the underwriters) at the time of such acquisition. If Vector acquires less than 100% of a target business (but in no event will Vector acquire less than 50% of such target business), the 80% of net assets test will be calculated based only on that portion of the business that Vector acquires, and not the value of the entire business. If Vector is unable to consummate a business combination within the allotted time periods set forth in this prospectus, Vector will implement a plan of dissolution and distribution which will include the liquidation of the trust account to Vector’s public stockholders.

The Initial Public Offering and Trust Account.    The funds held in the trust account are not to be released until the earlier of the consummation of a business combination or liquidation of Vector, although, as noted elsewhere in this Proxy Statement, claims might be made against Vector as a result of extending the period in which it may complete a business combination in order to avoid liquidation (or in other circumstances not now anticipated by Vector). At May 31, 2008, there was approximately $58,335,853 in the trust account. If the acquisition is consummated, the trust account, reduced by amounts paid to stockholders of Vector who do not approve the acquisition and elect to redeem their shares of common stock into their pro rata shares of net funds in it, will be released to Vector.

Fair Market Value of Target Business.    Pursuant to Vector’s Fourth Amended and Restated Certificate of Incorporation, the initial target business that Vector acquires or merges with must have a fair market value equal to at least 80% of Vector’s net assets at the time of such acquisition, as determined by Vector’s Board of Directors based on standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. Vector is not required to obtain an opinion from an investment banking firm as to fair market value if its Board of Directors independently determines that the target business has sufficient fair market value.

Stockholder Approval of Business Combination.    Provided that a quorum exists, Vector will proceed with the acquisition only if a majority of the shares of common stock voted at the special meeting are voted in favor of the acquisition and holders of shares sold in Vector’s initial public offering, representing no more than 20% of the shares sold in the initial public offering and the private placement, exercise their redemption rights. The holders of Vector common stock issued prior to its initial public offering have agreed to vote the 2,062,500 shares of Vector’s common stock owned by them in favor of all the proposals. The initial stockholders have agreed not to demand redemption of any shares owned by them. The 2,062,500 shares that Vector’s initial stockholders will vote in favor of the proposals presented in this prospectus represent 22% of Vector’s outstanding shares of common stock. By voting these shares for the acquisition, Vector’s initial stockholders increase the number of shares held by Vector’s public stockholders that must be voted against the acquisition proposal to reject the proposal. If holders of 1,462,499 shares of Vector’s common stock purchased in Vector’s initial public offering (which number represents 20% or more of the shares of Vector common stock issued in Vector’s initial public offering) vote against the acquisition and exercise their right to redeem their shares for cash, the acquisition will not be consummated.

If the Acquisition is Not Consummated.    If Vector does not consummate the business combination with Cyalume, it will continue to seek another target business until it is required to liquidate and dissolve pursuant to its Fourth Amended and Restated Certificate of Incorporation. As provided in its Fourth Amended and Restated Certificate of Incorporation, Vector is required, by November 1, 2008, to consummate a business combination or enter a letter of intent, agreement in principle or definitive agreement relating to a business combination, in which case Vector would be allowed an additional six months to complete the transactions contemplated by such agreement. Under its Fourth Amended and Restated Certificate of Incorporation as currently in effect, if Vector does not acquire at least majority control of a target business by May 1, 2009, Vector will dissolve and distribute to its public stockholders the amount in the trust account plus any remaining net assets.

Redemption rights.    Each holder of public shares who votes against the acquisition has the right to have his or her public shares redeemed for cash, if the acquisition is approved and completed.

The actual per-share redemption price will be equal to the amount in the trust account, inclusive of any interest, as of two business days prior to the consummation of the acquisition, less taxes payable, $1,500,000 of interest earned on the trust account that may be released to Vector to fund its working capital and repay management loans, divided by the number of shares issued in Vector’s initial public offering, which, as of May 31, 2008 would be $7.97 per share.

An eligible stockholder may request redemption at the time the vote is taken with respect to the acquisition, but the request will not be granted unless the stockholder votes against the acquisition and the acquisition is approved and completed. Any request for redemption, if made by proxy prior to the date of the special meeting, may be withdrawn at any time up to the date of the meeting. Funds to be distributed to stockholders who elect redemption will be distributed promptly after consummation of the acquisition. Any stockholder who redeems stock into a portion of the trust account still has the right to exercise any warrants to purchase Vector common stock that he or she owns. Vector will not complete the acquisition if holders 1,462,499 or more of shares of Vector’s common stock purchased in Vector’s initial public offering (which number represents 20% or more of the shares of Vector common stock issued in Vector’s initial public offering) vote against the acquisition and exercise their redemption rights.

Competition.    If the acquisition is completed, Vector will become subject to competition from competitors of Cyalume. For more information of the competition Cyalume faces, please see the section entitled, ‘‘Information About Cyalume – Competition’’ elsewhere in this document.

Future Plans.    Vector’s vision is to further Cyalume’s leadership position in the chemical light space. Management anticipates that Cyalume’s focus will be on the following sectors: Military, Police/Fire, Homeland Security, Medical and Emergency Preparedness.

The Company has a four-part strategy for fulfilling its vision:

•	Grow each business element of the Company organically by focusing on increasing sales per customer, profitability per customer and market share.

•	Build the Company through a series of strategic acquisitions. The acquisition strategy will focus on what management believes to be an abundance of acquisition targets throughout the world that fall within its channel and market focus.

•	Leverage the technology, products, channels and skill sets that Cyalume possesses and that will exist in the future within the Company’s various business units. For example, one division would be able to offer to its customers the products of another division.

•	Continue to leverage the company’s technology and intellectual property position and aggressively pursue patent protection on new technologies.

Facilities.    Vector maintains executive offices at 65 Challenger Road, Ridgefield Park, NJ 07660. The base rental cost for this space is approximately 7,500 per month. Vector considers its current office space adequate for current operations.

Employees

Vector has two officers. They are not obligated to contribute any specific number of hours per week on Vector’s affairs, and they devote only as much time as they deem necessary to Vector’s affairs. Vector has no other employees.

Periodic Reporting and Audited Financial Statements

Vector has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, Vector’s annual report contains financial statements audited and reported on by Vector’s independent accountants.

Legal Proceedings

Vector is not currently a party to any pending material legal proceedings.

Vector Management’s Discussion And Analysis or Plan of Operations

Overview

Vector is a blank check company organized under the laws of the State of Delaware on July 19, 2005. We were formed to acquire, through merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses in the homeland security, national security and/or command and control industries or businesses relating to the manufacture of products for use in such industries. We intend to utilize our cash derived from the net proceeds of our offering, our authorized and unissued shares of common and preferred stock, debt or a combination thereof to effect a business combination. Our officers and directors have agreed that they will not recommend to our shareholders that they approve a business combination with an entity that is affiliated with any of our officers or directors, or that is an entity in which any of our officers or directors, or any of their respective affiliates, has a direct or indirect investment. Our officers and directors have agreed not to recommend to our shareholders a business combination with an entity with which they are affiliated to prevent a conflict of interest from developing that could lead to liability for us in the future.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from these estimates.

Deferred income taxes are provided for temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts for tax purposes. Valuation allowances are provided against the deferred tax asset amounts when the realization is uncertain.

Vector purchases U.S. Treasury Bills and money market investments and holds these investments to maturity. The investments are recorded at market value which approximates their carrying amount and includes accrued interest.

Vector must seek stockholder approval to effect any business combination. Vector will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, and public stockholders owning less than 20% of the shares sold in the offering exercise their redemption rights and vote against the business combination. Public stockholders voting against the combination may demand that Vector redeem his or her shares at an initial redemption price of $7.50 per share plus interest earned thereon in the trust account, net of taxes payable and up to $1,500,000 of interest income which may be released from the trust account to fund our working capital. Accordingly, Vector has classified the contingent shares at $7.50 and related deferred interest outside of permanent equity and liabilities in the mezzanine area on the balance sheet.

Results of Operations for the Year Ended December 31, 2007

Vector reported net income of $797,302 for the year ended December 31, 2007, consisting of $1,346,922 of interest income, offset by $448,197 of operating expenses, $15,061 of interest expenses and $86,362 of income tax. Vector incurred a net loss of $144,650 for the period from inception (July 19, 2005) through December 31, 2006.

Vector’s trust account earned interest of $1,346,922 for the year ended December 31, 2007, and its funds outside the trust account earned interest of $0. Until Vector enters into a business combination, it will not generate operating revenues. Vector had no funds in trust as of December 31, 2006.

For the year ended December 31, 2007, Vector incurred expenses of $262,139 for consulting and professional fees, $78,276 for insurance expense, $60,000 for rental expense pursuant to Vector’s lease of office space and other operating costs of $47,782.

The consulting and professional fees of $262,139 for the year ended December 31, 2007 relate primarily to monthly consulting fees that, cumulatively, totaled approximately $135,853, legal fees of approximately $58,252, auditing, tax and accounting fees of approximately $61,882 and bankers’ fees and expenses of approximately $6,151.

The insurance expense of $78,275 for the year ended December 31, 2007 relates to the amortization of the prepaid directors and officers insurance policy which was acquired May 1, 2007.

The other operating costs of $47,782 for the year ended December 31, 2007 relate primarily to travel expenses of approximately $38,299, communications expenses of approximately $273, office supplies and expenses of approximately $8,054 and other miscellaneous costs of approximately $1,156.

Results of Operations for the Period from January 1, 2006 to December 31, 2006

Vector had a net loss of $77,534 for the period ended December 31, 2006 as a result of formation and operating costs. Additionally, deferred offering costs of approximately $432,338 were incurred in 2006. These costs consisted of professional fees of approximately $340,792, road show and travel expenses of approximately $19,286, and regulatory and filing fees of approximately $72,260. Vector had no income in 2006.

Liquidity and Capital Resources

On April 25, 2007, Vector completed a private placement of 187,500 units to our Chief Executive Officer and one of our directors and received net proceeds of $1.5 million. On May 1, 2007, we consummated our initial public offering of 7,312,500 units. Each unit in both the private placement and the public offering consisted of one share of common stock and one redeemable common stock purchase warrant. Each warrant entitles the holder to purchase from us one share of our common stock at an exercise price of $5.00.

The net proceeds from the sale of Vector’s units, after deducting certain offering expenses of approximately $4.0 million, including underwriting discounts of approximately $3.5 million, were approximately $54.5 million. Approximately $58.0 million of the proceeds from the initial public offering and the private placement (including deferred underwriting commissions of approximately $2.3 million) was placed in a trust account for our benefit. Except for $1.5 million in interest that is earned on the funds contained in the trust account that may be released to Vector to be used as working capital, Vector will not be able to access the amounts held in the trust until Vector consummates a business combination. The $2.3 million of deferred compensation will only be paid to the underwriters in the event of a business combination. The amounts held outside of the trust account are available to be used by Vector to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. From July 19, 2005 (the date of our inception) through December 31, 2007, Vector had operating expenses of approximately $566,533 and deferred offering costs of approximately $0. The net proceeds deposited into the trust fund remain on deposit in the trust account earning interest. As of December 31, 2007, Vector had approximately $58,309,161 held in the trust account, which includes deferred underwriting fees of approximately $2.3 million. Additionally, as of December 31, 2007, Vector has approximately $569,723 outside the trust account to fund our working capital requirements.

Winston Churchill and Yaron Eitan entered into a revolving credit agreement with Vector for a maximum aggregate amount of $500,000 at the closing of its initial public offering. As of May 14, 2008, Messrs. Churchill and Eitan have advanced $348,791 to Vector under the revolving credit agreement. Of the amount currently outstanding, $205,000 will be payable with 4% annual interest upon the consummation of a business combination, subject to earlier repayment solely out of the interest earned on the trust account (net of taxes payable), and the $143,791 balance and any advances under the revolving credit agreement will be payable with 5.5% annual interest upon the consummation of a business combination, subject to earlier repayment solely out of interest earned on the trust account (net of taxes payable). A portion of the $1,500,000 of interest income on the trust account that may be used to fund Vector’s working capital requirements will be used to repay these loans. In the event that Vector cannot consummate the acquisition of Cyalume and Vector is forced to dissolve and liquidate, at the time of any such dissolution and liquidation, Messrs. Churchill and Eitan will not be entitled to receive any amounts from the trust account with respect to any outstanding balance under the revolving credit agreement or any accrued interest thereon.

Vector will use substantially all of the net proceeds of the initial public offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

Assuming the release of the full amount of the interest Vector is entitled to receive from the trust account, Vector believes we will have sufficient available funds outside of the trust account to operate through May 1, 2009, assuming that a business combination is not consummated during that time. Vector may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination. Vector would only consummate a financing simultaneously with the consummation of a business combination.

Our accrued expenses, as of December 31, 2007 were $10,000, which includes accruals of approximately $10,000 for professional fees associated with accountants and related expenses.

Commencing on April 25, 2007 Vector began incurring a fee of approximately $7,500 per month for office space. Vector pays consultants approximately $12,000 per month for services in connection with Vector’s reporting obligations and in connection with Vector’s search for a target business.

Assuming the completion of the Cyalume acquisition, Vector will assume approximately $25.0 million in long term debt. At closing, Vector will pay certain Cyalume obligations totaling approximately $80.4 million as of December 31, 2007, relating to Cyalume and notes payable to Cyalume shareholders. Vector will also assume the current liabilities relating to accounts payable, accrued liabilities and billings in excess of costs and estimated earnings on incomplete contracts.

Off Balance Sheet Arrangements

Vector does not have any off-balance sheet arrangements.

Contractual Obligations

Vector does not have any long term debt, capital lease obligations, purchase obligations or other long term liabilities. However, as discussed above, Vector incurs a fee of approximately $7,500 per month for office space. Vector pays consultants approximately $12,000 per month for services in connection with Vector’s reporting obligations and in connection with Vector’s search for a target business.

UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheets combine Vector’s historical balance sheets and those of Cyalume as of March 31, 2008, giving effect to the transactions described in the purchase agreement as if they had occurred on March 31, 2008. The following unaudited pro forma condensed consolidated statements of operations combine (i) Vector’s historical statement of operations for the three months ended March 31, 2008 with those of Cyalume and (ii) Vector’s historical statement of operations for the year ended December 31, 2007 with those of Cyalume, in each case giving effect to the acquisition as if it had occurred on January 1, 2007.

The unaudited pro forma condensed consolidated financial statements have been prepared using two different levels of approval of the transaction by the Vector stockholders, as follows:

•	Assuming Maximum Approval: This presentation assumes that no stockholder exercised their redemption rights

•	Assuming Minimum Approval: This presentation assumes that holders of approximately 19.99% or 1,462,499 shares of Vector’s common stock exercised redemption rights

Under the purchase method of accounting, the preliminary purchase price has been allocated to the net tangible and intangible assets acquired and liabilities assumed, based upon preliminary estimates. Management estimates that a substantial portion of the excess purchase price will be allocated to non-amortizable intangible assets; however any amount allocated to intangible assets could significantly increase the actual amortization expense incurred. These estimates are subject to change upon the finalization of the valuation of certain assets and liabilities.

Cyalume hired a third-party firm to complete a full valuation of its tangible and intangible assets as of January 23, 2006. Management does not feel the fair market values determined utilizing generally accepted valuation techniques would be materially different as of March 31, 2008. The third-party valuator’s basis for determining fair market value for all other items included 1) discussions with management, 2) independent research, 3) review of miscellaneous available historical financial information, 4) an analysis of forecasted future operating performance, and 5) review and analysis of other relevant information.

Vector is providing this information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed consolidated financial statements described above should be read in conjunction with the historical financial statements of Vector and Cyalume and the related notes thereto. The pro forma adjustments are preliminary and the unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the acquisition taken place on the dates noted, or Vector’s future financial position or operating results.

Vector Intersect Security Acquisition Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2008
Assuming Maximum Approval
(In Thousands)

	Vector	Cyalume	Pro Forma Adjustments		Pro Forma Combined
Assets
Current Assets
Cash	$468	$7,552	$58,400	a	$7,519
			26,522	b
			(42,127	) c
			(38,756	) d
			(4,540	) e
Cash and cash equivalents, held in trust	58,400	—	(58,400	) a	—
Accounts receivable (net of allowance for doubtful accounts of $596)	—	3,006	—		3,006
Prepaid expenses	66	222	—		288
Inventories, net	—	10,629	—		10,629
Deferred income taxes	—	963	—		963
Total current assets	58,934	22,372	(58,901)		22,405
Property, plant and equipment, net		10,501	—		10,501
Debt issue costs, net	—	361	(361	) c	—
Intangible assets, net	—	31,222	5,778	d	37,000
Goodwill	—	24,495	(24,495	) d	—
Excess of purchase price over fair value of net assets acquired	—	—	62,780	d	62,780
Total assets	$58,934	$88,951	$(15,199)		$132,686
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$9	$2,795	$—		$2,804
Accrued liabilities	23	6,010	(1,649	) l	4,384
Accrued income taxes	—	103	—		103
Current maturities of long-term debt	105	3,861	(3,419	) c	547
Deferred underwriting costs	2,340	—	(2,340	) e	—
Total current liabilities	2,477	12,769	(7,408)		7,838

Long-term debt, non-current, net of discount	—	37,253	26,522	b	26,522
			(37,253	) c
Asset retirement obligations	—	169	—		169
Deferred income taxes	—	4,949	—		4,949
Total liabilities	2,477	55,140	(18,139)		39,478
Common stock subject to possible redemption – 1,462,499 shares at $7.62 per share	11,261	—	(11,261	) f	—
Stockholders’ equity:
Common stock	9	1	4	d	14
Additional paid-in capital	44,323	34,134	4,979	d	94,697
			11,261	f
Retained earnings during the development stage	864	—	(864	) a	—
Accumulated other comprehensive income – foreign currency translation	—	1,650	(1,650	) d	—
Accumulated (deficit) earnings	—	(1,974)	864	a	(1,503)
			(1,816	) c
			1,974	d
			(2,200	) e
			1,649	l
Total stockholders’ equity	45,196	33,811	14,201		93,208
Total liabilities and stockholders’ equity	$58,934	$88,951	$(15,199)		$132,686

Vector Intersect Security Acquisition Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2008
Assuming Minimum Approval
(In Thousands)

	Vector	Cyalume	Pro Forma Adjustments		Pro Forma Combined
Assets
Current Assets
Cash	$468	$7,552	$58,400	a	$8,644
			37,734	b
			(41,421	) c
			(38,756	) d
			(4,072	) e
			(11,261	) f1
Cash and cash equivalents, held in trust	58,400	—	(58,400	) a	—
Accounts receivable (net of allowance for doubtful accounts of $596)	—	3,006	—		3,006
Prepaid expenses	66	222	—		288
Inventories, net	—	10,629	—		10,629
Deferred income taxes	—	963	—		963
Total current assets	58,934	22,372	(57,776)		23,530
Property, plant and equipment, net		10,501	—		10,501
Debt issue costs, net	—	361	(361	) c	—
Intangible assets, net	—	31,222	5,778	d	37,000
Goodwill	—	24,495	(24,495	) d	—
Excess of purchase price over fair value of net assets acquired			62,780	d	62,78
Total assets	$58,934	$88,951	$(14,074)		$133,811
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$9	$2,795	$—		$2,804
Accrued liabilities	23	6,010	(1,649	) l	4,384
Accrued income taxes	—	103	—		103
Current maturities of long-term debt	105	3,861	(2,715	) c	1,251
Deferred underwriting costs	2,340	—	(2,340	) e	—
Total current liabilities	2,477	12,769	(6,704)		8,542
Long-term debt, non-current, net of discount	—	37,253	37,734	b	37,734
			(37,253	) c
Asset retirement obligations	—	169	—		169
Deferred income taxes	—	4,949	—		4,949
Total liabilities	2,477	55,140	(6,223)		51,394
Common stock subject to possible redemption – 1,462,499 shares at $7.62 per share	11,261	—	(11,261	) f1	—
Stockholders’ equity:
Common stock	9	1	4	d	14
Additional paid-in capital	44,323	34,134	4,979	d	83,436
Retained earnings during the development stage	864	—	(864	) a	—
Accumulated other comprehensive income – foreign currency translation	—	1,650	(1,650	) d	—
Accumulated (deficit) earnings	—	(1,974)	864	a	(1,033)
			(1,814	) c
			1,974	d
			(1,732	) e
			1,649	l
Total stockholders’ equity	45,196	33,811	3,410		82,417
Total liabilities and stockholders’ equity	$58,934	$88,951	$(14,074)		$133,811

Vector Intersect Security Acquisition Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
March 31, 2008
Assuming Maximum Approval
(In Thousands)

	Vector	Cyalume	Pro Forma Adjustments		Pro Forma Combined
Net revenues	$—	$10,116	$—		$10,116
Interest income	364	—	—		364
Cost of goods sold	—	5,017	—		5,017
Gross profit	364	5,099	—		5,463
Other revenues and (expenses):
Selling	—	932	—		932
General and administrative	256	1,611	—		1,867
Interest expense	2	1,319	430	g3	526
			(1,238	) h
			13	g4
Foreign currency loss, net	—	110	—		110
Restructuring charges and acquisition-related costs	—	1,649	(1,649	) l	—
Other income, net	—	(2,754)	—		(2,754)
Amortization of intangible assets	—	653	93	i	746
Total other expenses	258	3,520	(2,351)		1,427
Income before benefit from income taxes	106	1,579	2,351		4,036
Benefit (Provision) from income taxes	105	(597)	—	k	(492)
Net income	$211	$982	$2,351		$3,544
Net income attributable to common stockholders	$211	$982	$2,351		$3,544
Earnings per share:
Basic	$0.02				$0.25
Diluted	$0.02				$0.16
Weighted-average number of shares outstanding:
Basic	9,375,000	11,555,331		j	14,283,173
Diluted	11,861,296	11,555,331			22,514,423
Earnings per share exclusive of interest and shares subject to redemption:
Basic	$—	$—
Diluted	$—	$—
Weighted-average number of shares outstanding exclusive of shares subject to possible redemption:
Basic	7,912,551	—
Diluted	10,398,847	—

Vector Intersect Security Acquisition Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
March 31, 2008
Assuming Minimum Approval
(In Thousands)

	Vector	Cyalume	Pro Forma Adjustments		Pro Forma Combined
Net revenues	$—	$10,116	$—		$10,116
Interest income	364	—	—		364
Cost of goods sold	—	5,017	—		5,017
Gross profit	364	5,099	—		5,463
Other revenues and (expenses):
Selling	—	932	—		932
General and administrative	256	1,611	—		1,867
Interest expense	2	1,319	609	g3	704
			(1,238	) h
			13	g4
Foreign currency loss, net	—	110	—		110
Restructuring charges and acquisition-related costs	—	1,649	(1,649	) l	—
Other income, net	—	(2,754)	—		(2,754)
Amortization of intangible assets	—	653	93	i	746
Total other expenses	258	3,520	(2,173)		1,605
Income before benefit from income taxes	106	1,579	2,173		3,858
Benefit (Provision) from income taxes	105	(597)	—	k	(492)
Net income	$211	$982	$2,173		$3,366
Net income attributable to common stockholders	$211	$982	$2,173		$3,366
Earnings per share:
Basic	$0.02				$0.26
Diluted	$0.02				$0.16
Weighted-average number of shares outstanding:
Basic	9,375,000	11,555,331		j	12,820,724
Diluted	11,861,296	11,555,331			21,051,974
Earnings per share exclusive of interest and shares subject to redemption:
Basic	$—	$—
Diluted	$—	$—
Weighted-average number of shares outstanding exclusive of shares subject to possible redemption:
Basic	7,912,551
Diluted	10,398,847

Vector Intersect Security Acquisition Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
December 31, 2007
Assuming Maximum Approval
(In Thousands)

	Vector	Cyalume	Pro Forma Adjustments		Pro Forma Combined
Net revenues	$—	$39,026	$—		$39,026
Interest income	1,347	—	—		1,347
Cost of goods sold	—	19,072	—		19,072
Gross profit	1,347	19,954	—		21,301
Other revenues and (expenses):
Selling	—	3,412	—		3,412
General and administrative	448	7,814	—		8,262
Interest expense	15	6,366	2,378	g	3,168
			(5,641	) h
			50	g2
Foreign currency loss, net	—	180	—		180
Other income, net	—	(723)	—		(723)
Amortization of intangible assets	—	2,612	372	i	2,984
Total other expenses	463	19,661	(2,841)		17,283
Income before benefit from income taxes	884	293	2,841		4,018
Benefit (Provision) from income taxes	(87)	(270)	—	k	(357)
Net income	$797	$23	$2,841		$3,661
Net income attributable to common stockholders	$797	$23	$2,841		$3,661
Earnings per share:
Basic	$0.11				$0.26
Diluted	$0.09				$0.16
Weighted-average number of shares outstanding:
Basic	6,912,329	11,555,331	j		14,283,173
Diluted	8,530,207	11,555,331			22,514,423
Earnings per share exclusive of interest and shares subject to redemption:
Basic	$—	$—
Diluted	$—	$—
Weighted-average number of shares outstanding exclusive of shares subject to possible redemption:
Basic	5,449,880
Diluted	7,067,758

Vector Intersect Security Acquisition Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
December 31, 2007
Assuming Minimum Approval
(In Thousands)

	Vector	Cyalume	Pro Forma Adjustments		Pro Forma Combined
Net revenues	$—	$39,026	$—		$39,026
Interest income	1,347	—	—		1,347
Cost of goods sold	—	19,072	—		19,072
Gross profit	1,347	19,954	—		21,301
Other revenues and (expenses):
Selling	—	3,412	—		3,412
General and administrative	448	7,814	—		8,262
Interest expense	15	6,366	3,365	g1	4,155
			(5,641	) h
			50	g2
Foreign currency loss, net	—	180	—		180
Other income, net	—	(723)	—		(723)
Amortization of intangible assets	—	2,612	372	i	2,984
Total other expenses	463	19,661	(1,854)		18,270
Income before benefit from income taxes	884	293	1,854		3,031
Benefit (Provision) from income taxes	(87)	(270)	—	k	(357)
Net income	$797	$23	$1,854		$2,674
Net income attributable to common stockholders	$797	$23	$1,854		$2,674
Earnings per share:
Basic	$0.11				$0.21
Diluted	$0.09				$0.13
Weighted-average number of shares outstanding:
Basic	6,912,329	11,555,331		j	12,820,724
Diluted	8,530,207	11,555,331			21,051,974
Earnings per share exclusive of interest and shares subject to redemption:
Basic	$—	$—
Diluted	$—	$—
Weighted-average number of shares outstanding exclusive of shares subject to possible redemption:
Basic	5,449,880
Diluted	7,067,758

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
(In Thousands)

a.	To record the reclassification of funds held in trust by Vector to operating cash and Vector retained earnings to accumulated deficit at closing.

b.	To record loan required to fund acquisition including unamortized debt discount, and one year amortization of unamortized debt discount.

c.	To record extinguishment of Cyalume debt, including write-off of debt issuance costs and unamortized debt discounts.

d.	To record cash paid to Cyalume stockholders and related equity increase, removal of Cyalume goodwill, accumulated foreign currency translations and accumulated deficit, and to step-up the basis in the company’s intangible assets including associated goodwill.

	Maximium Approval		Minimum Approval
Calculation of allocable purchase price:
Cash	$53,860		$42,648
Stock	39,118	(i)	39,118	(i)
New bank facility	27,022		38,234
Transaction costs yet to be paid	4,540		4,072
Total allocable purchase price	$124,540		$124,072
Estimated allocation of purchase price(ii):
Net assets acquired	$33,811		$33,811
Fair value adjustments to assets acquired / liabilities assumed:	(31,222)		(31,222)
Goodwill	(24,495)		(24,495)
Debt and related costs paid at closing	42,127		42,127
Closing costs paid at closing	4,540		4,072
Fair value of tangible assets acquired	24,761		24,293
Fair value of intangible assets acquired
Intangible assets:
Trade name(iii)	5,000		5,000
Customer relationships(iii)	23,000		23,000
Non-compete agreements(iii)	1,000		1,000
Developed technology(iii)	8,000		8,000
Excess of purchase price over fair value of assets acquired	62,779		62,779
Total allocable purchase price	$124,540	(ii)	$124,072	(ii)

(i)	4,908,173 shares of Vector common stock at a price per share of $7.42, which was the closing price of a share of Vector common stock on the OTC market on February 14, 2008, the date the transaction was announced.
(ii)	The purchase price allocation has not been finalized and is subject to change upon recording of actual transaction costs and completion of appraisals of tangible and intangible assets. The purchase price allocation will be finalized when all necessary information is obtained which is expected to occur within one year of the consummation of the transaction.
(iii)	For financial reporting purposes, it is required that purchasers allocate the total consideration paid in a business combination under purchase accounting to the fair value of the acquired company’s assets and liabilities. The purchase price should first be allocated to the current assets, but not in excess of their fair values and then to non-current assets, again not in excess of their fair values. If after allocation to non-current assets a portion of the purchase price remains unallocated, it is assigned to identifiable intangible assets and goodwill. Trade name, non-compete agreements, customer relationships, and developed technology were identified as intangible assets.

Trademark and trade name valuations were performed for Cyalume. The relief-from-royalty method was used to value the trademarks and trade names. This methodology utilizes market royalty rates and forecasted revenues to estimate royalty savings.

Customer relationships valuations were performed for Cyalume. The income approach was utilized to determine the fair value of customer relationships. This approach evaluates the present worth of the future economic benefits that accrue to the investors in a business. The present value of the expected future cash flows indicates the fair value of the asset.

Developed technology valuations were performed for Cyalume. The relief from royalty method, a variation of the income approach was utilized to determine fair market value. This methodology utilizes the present value of royalty streams to provide a useful indication of the fair value of the developed technology.

Covenants not to compete valuations were performed for Cyalume. The comparative business valuation method was used to determine fair market value. To determine the value, the firm compared the prospective cash flows estimated by management with the subject covenants in place vs. the prospective cash flows without the covenants to compete.

e.	To record transaction costs as period expenses. A portion of these costs may be capitalized to the extent they are related to the issuance of new equity shares. Since that portion has not been estimated at this time, it is shown as expense.

f.	Assuming maximum approval, to reclassify common stock subject to redemption to permanent equity.

f1.	Assuming minimum approval, to record funds paid to dissenting shareholders for outstanding shares.

g.	To record interest expense associated with new debt assumed at 8.8016%, which would have been the average rate in 2007. At 3/31/08 the rate with a similar spread would have been 6.37%, resulting in annual interest expense of $1,721.

g1.	To record interest expense associated with new debt assumed at 8.8016%, which would have been the average rate in 2007. At 3/31/08 the rate with a similar spread would have been 6.37%, resulting in annual interest expense of $2,435.

g2.	To record first year amortization of unamortized debt discounts.

g3.	To record interest expense associated with new debt assumed at 6.37%, which would have been the average rate in the first quarter of 2008.

g4.	To record first quarter amortization of unamortized debt discounts.

h.	Reflects the reduction in interest expense assuming the existing debt is paid off with cash raised during the sale.

i.	To record amortization of intangible assets recorded in the purchase price allocation. Tradenames are being amortized over an 18-year period. Non-compete agreements are being amortized over a 5-year period. Customer relationships are being amortized over a 16-year period. Developed technology is being amortized over an 11-year period.

j.	Pro forma net income per share was calculated by dividing pro forma net income by the weighted average number of shares outstanding as follows:

	Maximium Approval	Minimum Approval
Twelve months ended December 31, 2007:
Basic shares – Assuming initial public offering as of January 1, 2007	9,375,000	7,912,551
Shares issued in connection with the transaction	4,908,173	4,908,173
Basic shares – Total	14,283,173	12,820,724
Incremental shares on exercise of warrants	8,231,250	8,231,250
Diluted	22,514,423	21,051,974

k.	The tax effect of pro forma adjustments has been considered but not posted as Cyalume has net operating loss carryforwards available to off-set future federal and various state income taxes.

l.	Restructuring charges of approximately $1.2 million of severance costs for personnel departing the Company in conjunction with the planned acquisition by Vector, plus sale-related costs of approximately $0.4 million associated with the Vector acquisition, primarily for legal and consulting expenses incurred by the Company.

Directors and Management

Directors, Management and Key Employees Following the Acquisition

Upon consummation of the acquisition, Vector and Cyalume intend the Board of Directors, executive officers and key employees of Vector to be as follows:

Winston Churchill	67	Director and Chairman of the Board
Yaron Eitan	51	Director and Vice Chairman of the Board
Derek Dunaway	38	President and Chief Executive Officer
Michael Bielonko	55	Chief Financial Officer
Edgar (Earl) Cranor	50	Vice President − Technology
Thomas McCarthy	51	Vice President − Government & Military Division
Archie Clemins	65	Director
Tom Rebar	45	Director
Doron Cohen	55	Director
Joseph T. Gorman	70	Director
Marc Abromowitz	55	Director
Jason Epstein	34	Director
Daniel Gaspar	29	Director
Frank Kline	57	Director

Winston Churchill has been our Chairman of the Board since May 31, 2006 and has been our Secretary since June 22, 2007. Since 1996, Mr. Churchill has been a member of SCP Private Equity Management, LLC. From 1993 to the present he has been the Co-Chairman of CIP Capital Management, Inc., a management company, and a director of CIP Capital, Inc., an investment company. He is currently a director of Innovative Solutions and Support, a company engaged in the design, manufacture, and sale of flight information computers, flat panel displays, and monitoring systems; Amkor Technology, Inc., a subcontractor of semiconductor packaging and test services; Griffin Land & Nurseries, a real estate and landscape nursery business; and Auxilium Pharmaceuticals, Inc., a company that develops and commercializes pharmaceutical products for urologic and sexual health disorders. Mr. Churchill holds a BS in Physics, Summa Cum Laude, from Fordham University, an MA in Economics from Oxford University, where he was a Rhodes Scholar, and a JD law degree from Yale Law School.

Yaron Eitan has been Vector’s Chief Executive Officer, President and a director since May 31, 2006. Mr. Eitan founded Selway Partners LLC, a holding company focused on early stage technology investments, in 1998 and has been its President and Chief Executive Officer since that time. From December 2003 to the present, Mr. Eitan has been a member of SCP Private Equity Management Company, LLC, a private equity and venture capital management company. From 1989 to 1998, Mr. Eitan was the Chief Executive Officer of Geotek Communications, Inc., a wireless technology and services company. Mr. Eitan is a director of Clearstory Systems Inc., a provider of flexible, on-demand digital asset management and enterprise content management solutions. Mr. Eitan holds an M.B.A. from the Wharton School of Business of the University of Pennsylvania.

Derek Dunaway has been a consultant to Vector since May 2007 and became the President of Cyalume on February 29, 2008. Mr. Dunaway came to Vector from WNL Associates, where he was a digital media industry consultant involved in due diligence, strategic consulting and fund raising. Prior to that, he was associated with Selway Partners, an SCP Partners portfolio company, from 2000 to 2006. For most of that period, he was the CEO and President of Techonline, a provider of online education and online media services to the electronics industry.

Michael Bielonko has been Cyalume’s Chief Financial Officer since January 23, 2006. From 2005 until he joined Cyalume, he was employed as the chief financial officer of CTM Group, Inc., a New Hampshire based company servicing equipment in malls and at tourist sites. From September 1999 until December 2004, Mr. Bielonko served as the chief financial officer of Omni Facility Services, a New York City based provider of facility maintenance services. Mr. Bielonko has been a director of

Omni Facility Services Canada, Ltd., a Toronto based facility maintenance company since May 2006. Mr. Bielonko has a B.S. and an MBA from the University of Connecticut. Mr. Bielonko currently serves as a director of Cyalume.

Edgar (Earl) Cranor has been the Vice President-Technology since January 23, 2006. Previously, he was employed by Cyalume in a variety of positions, including serving as the vice president of research and development. Mr. Cranor joined Cyalume in 1993,with the acquisition of the Chemical Light Division of American Cyanamid, where he had served as director of operations. Mr. Cranor has a B.S. in Chemical Engineering from Auburn University. He is responsible for nearly all of Cyalume’s current patents.

Thomas McCarthy has been the Vice President-Government & Military Division since 1998. Mr. McCarthy joined Cyalume upon his retirement from the military. Mr. McCarthy is a Lieutenant Colonel (retired) with 20 years distinguished service in the U.S. Army. His last position was as Battalion Commander. Tom has a B.A.in International Relations from Cornell University and an M.S. in Business Administration from Boston University.

Admiral (Ret.) Archie Clemins has served as a director of Vector since August 2005. Admiral Clemins has been President of Caribou Technologies, Inc., an international consulting firm he founded, since January 2000. Since January 2005, he has also been a Venture Partner with Highway 12 Ventures. Admiral Clemins retired from the U.S. Navy in December 1999 after serving as the Commander in Chief of the U.S. Pacific Fleet; previous commands included Command of the U.S. Seventh Fleet, Command of the Pacific Fleet Training Command, Command of Submarine Group Seven and Command of the submarine USS Pogy (SSN 647). Admiral Clemins currently serves on the board of directors for Global Crossing, Ltd. (Nasdaq: GLBC), Extended Systems, Inc. (Nasdaq: XNTD), Healthwise, the Software Revolution and Advanced Electron Beams. Admiral Clemins received a Bachelors of Science degree and Masters of Science degree from the University of Illinois.

Thomas J. Rebar has served as a director of Vector since August 6, 2007. Mr. Rebar has been a partner of SCP Private Equity Management, LLC since 1996. Mr. Rebar is currently a director of several companies, including Magnolia Broadband, Vis.align, LLC, and Pentech Financial Services, Inc. Prior to joining SCP, Mr. Rebar was a Senior Vice President at Charterhouse Inc. from 1986 to 1996, the U.S. investment banking arm of Charterhouse PLC, a U.K. merchant bank. Before joining Charterhouse, Mr. Rebar was a member of the corporate finance department at Bankers Trust Company from 1987 to 1989. Mr. Rebar received his B.S. summa cum laude from the University of Scranton and an M.B.A. from New York University Graduate School of Business Administration.

Doron Cohen has served as a director of Vector since August 6, 2007. Mr. Cohen is the founder and has been a Senior Partner of Doron Cohen & Co. Law Offices since 1985. Mr. Cohen is also a member of the Executive Committee and is Chairman of the Audit Committee of the Weizmann Institute of Science in Israel since 1999. Mr. Cohen received his LLB from Tel Aviv University.

Joseph T. Gorman has served as a director of Vector since August 2005. Mr. Gorman is the retired Chairman and Chief Executive Officer of TRW Inc. (NYSE: TRW), a provider of advanced technology products and services. He joined TRW in 1968, becoming President and Chief Operating Officer in 1985 and serving as Chairman and Chief Executive Officer from December 1988 through January 2001. Mr. Gorman is a past chairman of the U.S.-Japan Business Council and received Japan’s 1994 Prime Minister’s Trade Award for his contributions to promoting improved U.S.-Japan trade relations. He has also served on the boards of the U.S.-China Business Council and the Prince of Wales International Business Leaders Forum and was a trustee of the Center for Strategic and International Studies. Mr. Gorman currently serves on the board of directors of Alcoa, Inc. (NYSE: AA) and is a recently retired director of Procter & Gamble (NYSE: PG), Imperial Chemical Industries, and National City Corp. (NYSE: NCC). Mr. Gorman received a bachelor’s degree from Kent State University and a JD from Yale Law School.

Mr. Abramowitz has served as a consultant to senior management of Gencorp, Inc. (NYSE: GY). Mr. Abramowitz began his career with Berkeley Bio-Medical, a publicly traded company, which owned and operated health care facilities and manufactured and sold medical products.

Mr. Abramowitz served in various capacities at Berkeley Bio- Medical including Corporate Counsel, President and Chief Executive Officer from 1977 until 1986. Mr. Abramowitz remains an active investor in operating businesses and will continue to do so following our initial public offering including opportunities in businesses related to those of interest to us. Mr. Abramowitz graduated with great distinction from the University of California at Berkeley, received a M.S. in Management from Stanford University and received a JD with honors from Harvard Law School.

Jason Epstein has been a Senior Partner of Columbus Nova since 2002. Mr. Epstein is a member of Columbus Nova’s Executive and Investment Committees and co-leads Columbus Nova’s three primary investment vehicles: Columbus Nova Credit Investment Managers (‘‘CNCI’’), CN Private Equity and Columbus Nova Real Estate Acquisition Group. Prior to Columbus Nova, Mr. Epstein co-founded eLink Communications and served as its Chief Executive Officer for three years from 1998 to 2001. While at eLink, Mr. Epstein was twice a finalist for the Ernst & Young Entrepreneur of the Year Award and was named one of the ‘‘Forty Under 40 Rising Stars’’, by The Washington Post’s annual Business Forward. Mr. Epstein received his B.A. from Tufts University in 1996 and currently serves on the Tufts Board of Overseers.

Frank R. Kline founded Los Angeles based venture capital firm Kline Hawkes & Co. in 1994 to manage investment capital for institutional investors, and has been its managing partner since that time. Some of Kline Hawkes’ largest limited partners include CalPERS, LA County, and Pennsylvania State Employees’. Mr. Kline serves as Managing Partner of Kline Hawkes California, L.P.; Kline Hawkes California SBIC, L.P.; and Kline Hawkes Pacific, L.P. Mr. Kline directs the firm’s venture investments in communications, information technology, healthcare services and enterprise solutions. Prior to forming Kline Hawkes & Co., Mr. Kline was the West Coast General Manager of Lambda Funds, a private equity fund based in New York and Los Angeles. Earlier, he was a Partner at Pacific Technology Venture Fund, which he co-founded with Patrick J. McGovern, founder of IDG and publisher of Computerworld. Mr. Kline is currently a member of the boards of Rayne Corporation; and Newbridge College. For many years he served as a member of the Board of Governors for the National Association of Small Business Investment Companies. (NASBIC). Mr. Kline received a Bachelor’s degree from Rider College, Lawrenceville, N.J. in 1972 and a Masters Degree from the University of Massachusetts at Amherst in 1974.

Daniel Gaspar is a Vice President of Columbus Nova Partners where he focuses on investments in CN Private Equity. Prior to joining Columbus Nova in February 2007, Mr. Gaspar was an Associate of Trimaran Capital Partners, L.L.C. from 2005 to 2007, where he was responsible for sourcing, structuring, negotiating and monitoring private equity investments across a variety of industries. Prior to joining Trimaran Capital Partners, Mr. Gaspar was an Associate at Circle Peak Capital from 2004 to 2005, where he focused on private equity investments in the consumer sector. Before joining Circle Peak Capital, Mr. Gaspar was an analyst in the Global Media and Communications Investment Banking Group at Morgan Stanley from 2001 to 2003, where he advised companies on M&A and general corporate finance transactions. Mr. Gaspar received his B.S. in Economics from the Wharton School of the University of Pennsylvania in 2001 and his M.B.A. from Columbia Business School, graduating Beta Gamma Sigma in 2005.

The Board of Directors has not determined whether anyone on the Board is an ‘‘audit committee financial expert,’’ as such term is defined by SEC rules. Since the Board does not have a separately designated Audit Committee and Vector will not have any operating activities until such time as Vector enters into a business combination, Vector has not made the determination of whether anyone is an audit committee financial expert.

Director Independence

Vector’s Board of Directors has not determined if any of its directors qualifies as independent, although Vector’s management believes that Messrs Clemins, Gorman and Cohen would qualify as independent directors under the rules of the American Stock Exchange because they do not currently own a large percentage of Vector’s stock, are not currently employed by Vector, have not been actively involved in the management of Vector and do not fall into any of the enumerated categories of people who cannot be considered independent in the American Stock Exchange Rules. Vector’s Board of Directors will make a determination about independence after the business combination is consummated. Vector does not have an audit committee, nominating committee or compensation committee and therefore the entire Board of Directors performs those functions for Vector.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, no officer and employee of Vector, and no former officer of Vector, during the last completed fiscal year, participated in deliberations of Vector’s Board of Directors concerning executive officer compensation. Yaron Eitan and Winston Churchill are each principals of SCP Private Equity Management LLC.

Cyalume management will remain in place following the transaction and continue to run day to day operations of the company.

Independent Auditor

Miller, Ellin & Company LLP audited Vector’s financial statements for the year ended December 31, 2007 and Goldstein Golub Kessler LLP, audited Vector’s financial statements for the year ended December 31, 2006.

Upon completion of the acquisition of Cyalume, Vector intends to utilize the services of Cyalume’s current independent auditor, Carlin, Charron & Rosen.

Audit Fees

Fees for audit services provided by Miller, Ellin & Company, LLP totaled $19,082 in 2007, including fees associated with the audit of the annual financial statements for the fiscal year ended December 31, 2007 and the reviews of Vector’s quarterly reports on Form 10-Q.

Fees for audit services provided by Goldstein Golub Kessler LLP totaled $25,000 in 2006, including fees associated with the audit of the annual financial statements for the fiscal year ended December 31, 2006, the audit of Vector’s balance sheet at May 1, 2007, included in the Current Report on Form 8-K, and for services performed in connection with the Company’s registration statement on Form S-1 initially filed in 2006. In addition, fees of $41,515 were billed in 2007 related to the audit for the fiscal year ended December 31, 2006.

Audit-Related Fees

Fees for audit-related services provided by Miller, Ellin & Company, LLP totaled $1,384 in 2007. Audit-related services principally include due diligence in connection with potential acquisitions.

Other than the fees described under the caption ‘‘Audit Fees’’ above, Goldstein Golub Kessler LLP did not bill any fees for services rendered to Vector during fiscal year 2006 for assurance and related services in connection with the audit or review of Vector’s financial statements.

Tax Fees

Fees for tax services provided by Miller, Ellin & Company, LLP, including tax compliance, tax advice, and tax planning, totaled $1,454 in 2007.

There were no fees billed by Goldstein Golub Kessler LLP for tax services in 2006.

All Other Fees

There were no fees billed by Miller, Ellin & Company, LLP or Goldstein Golub Kessler LLP for other professional services rendered during the fiscal years ended December 31, 2007 or 2006.

Pre-Approval of Services

Vector does not have an audit committee. As a result, our board of directors performs the duties of an audit committee. Our board of directors evaluates and approves in advance the scope and cost of the engagement of an auditor before the auditor renders the audit and non-audit services. Vector does not rely on pre-approval policies and procedures.

Change in Auditors

On July 23, 2007, Vector’s Board of Directors dismissed Goldstein Golub Kessler LLP as Vector’s principal accountants.

During the period from July 19, 2005 (date of inception) to December 31, 2005 Vector’s fiscal year ended December 31, 2006 and the subsequent interim period ended July 23, 2007, there were no disagreements with Goldstein Golub Kessler LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of Goldstein Golub Kessler LLP on the financial statements of Vector as of and for the period from July 19, 2005 (date of inception) to December 31, 2005 and the fiscal year ended December 31, 2006 and as of and for the period from January 1, 2007 to May 1, 2007 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

There were no ‘‘reportable events’’, as that term is described in Item 304(a)(1)(v) of Regulation S-K, during the period from July 19, 2005 (date of inception) to December 31, 2005, Vector’s fiscal year ended December 31, 2006 and the subsequent interim period ended July 23, 2007.

On August 6, 2007, Vector engaged Miller, Ellin & Company, LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2007, and such engagement was approved by Vector’s Board of Directors.

During the fiscal year ended December 31, 2006, and in the subsequent interim period, Vector did not consult with Miller, Ellin & Company, LLP regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Vector’s consolidated financial statements and no written or oral advice was provided by Miller, Ellin & Company, LLP that was an important factor considered by Vector in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

Code of Ethics

Vector does not have a formal code of ethics. Upon consummation of a business combination, Vector intends to adopt a code of ethics that applies to Vector’s principal executive officers, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Director Compensation

Vector will compensate its Board of Directors based on policies put into place after the acquisition, but which are expected to include a per diem for each Board meeting attended, an annual fee, reimbursement of expenses incurred in attending meetings and equity awards. The amounts of compensation, numbers of shares subject to awards and other terms of director compensation have not been finally determined.

Vector’s current directors do not currently receive any compensation for their services.

Employment Agreements

The following discussion summarizes the material terms of current employment agreements between Cyalume and its executive officers:

Derek Dunaway

Mr. Dunaway’s employment agreement, effective February 24, 2008 provides that Mr. Dunaway will be employed as Cyalume’s President. The contract has a three year term with an automatic renewal of one year unless either party gives notice to the contrary to the other party. Mr. Dunaway receives an annual salary of not less than $250,000.00, to be increased by Cyalume’s Board of Directors at their discretion on an annual basis. Mr. Dunaway is entitled to an annual bonus based on performance at the discretion of the board of directors.

If Mr. Dunaway voluntarily resigns or is terminated for cause during the period of employment, then he is not entitled to receive any benefit or compensation following the date of termination.

Michael Bielonko

Mr. Bielonko’s employment agreement, effective January 30, 2006, provides that Mr. Bielonko will be employed as Cyalume’s Chief Financial Officer. The contract has a three year term with an automatic renewal for subsequent one year periods thereafter. The contract calls for Mr. Bielonko to receive an annual salary of not less than $200,000, to be increased by Cyalume’s Board of Directors at their discretion on an annual basis. Mr. Bielonko is entitled to an annual bonus based on performance of the company and calculated relative to the achievement of specific budgeted EBITDA results.

If Mr. Bielonko’s employment is terminated without cause, Mr. Bielonko is entitled to receive his salary for six months following termination.

Earl Cranor

Mr. Cranor’s employment agreement, effective January 30, 2006 provides that Mr. Cranor will be employed as Cyalume’s Vice President of Technology. The contract has a three year term with an automatic renewal for subsequent one year periods thereafter. The contract calls for Mr. Cranor to receive an annual salary of not less than $200,000, to be increased by Cyalume’s Board of Directors at their discretion on an annual basis. Mr. Cranor is entitled to an annual bonus based on performance of the company and calculated relative to the achievement of specific budgeted EBITDA results.

If Mr. Cranor’s employment is terminated without cause, Mr. Cranor is entitled to receive his salary for six months following termination.

Thomas McCarthy

Mr. McCarthy’s employment agreement, effective January 30, 2006 provides that Mr. McCarthy will be employed as Cyalume’s Vice President and General Manager, Worldwide Government & Safety Division. The contract has a three year term with an automatic renewal for subsequent one year periods thereafter. The contract call for Mr. McCarthy to receive an annual salary of not less than $200,000, to be increased by Cyalume’s Board of Directors at their discretion on an annual basis. Mr. McCarthy is entitled to an annual bonus based on performance of the company and calculated relative to the achievement of specific budgeted EBITDA results.

If Mr. McCarthy’s employment is terminated without cause, Mr. McCarthy is entitled to receive his salary for six months following termination.

Post Acquisition Employment Agreements

It is anticipated that the Vector Board of Directors will form a compensation committee promptly after the Cyalume transaction is closed. It is currently contemplated that at least a majority of the members of the Compensation Committee will be comprised of independent directors. Employment agreements for the executive officers of Cyalume will be negotiated with the independent members of this committee post acquisition.

Vector Executive Officers and Stockholders.    No compensation of any kind, including finders and consulting fees, has been or will be paid to any Vector stockholder who acquired common stock prior to its initial public offering, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, those Vector stockholders have been and will continue to be reimbursed for any out-of-pocket expenses incurred in connection with activities on

Vector’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses, and there will be no review of the reasonableness of the expenses by anyone other than Vector’s directors, or a court of competent jurisdiction if such reimbursement is challenged.

Since Vector does not currently have an operating business, its officers do not receive any compensation for their service to Vector; and, since it has no other employees, Vector does not have any compensation policies, procedures, objectives or programs in place. Vector will adopt appropriate compensation policies, procedures, objectives or programs after a acquisition with a target business is consummated and Vector’s management team has had the opportunity to fully understand the operations of the business. However, it is anticipated that, after closing, the compensation for senior executives of Vector will be comprised of four elements: a base salary, an annual performance bonus, equity and benefits.

In developing salary ranges, potential bonus payouts, equity awards and benefit plans, it is anticipated that the Compensation Committee will take into account: 1) competitive compensation among comparable companies and for similar positions in the market, 2) relevant ways to incentivize and reward senior management for improving stockholder value while building Vector into a successful company, 3) individual performance, 4) how best to retain key executives, 5) the overall performance of the Company and its various key component entities, 6) the Company’s ability to pay and 7) other factors deemed to be relevant at the time.

Vector and Cyalume senior management have discussed Vector’s above mentioned planned process for executive compensation after the acquisition is complete and the four compensation components. Specific compensation plans for Cyalume’s key executives will be negotiated and established by the Compensation Committee after closing. This will include, but may not be limited to, the four Cyalume executives who currently have employment contracts (which will be modified, if necessary, to reflect any additions to or changes in compensation).

 Certain Relationships and Related Transactions

Vector

Prior to its initial public offering, Vector issued 1,875,000 shares of its common stock to the individuals and entity set forth below for $25,000 in cash, at a purchase price of approximately $0.013 per share:

Name	Number of Shares	Relationship To Us at Time of Issuance
Marc L. Abramowitz	432,812	Director and executive officer
Marc L. Abramowitz Irrevocable Trust Number 7 for His Children and Their Descendants	200,000	Affiliate of director and executive officer
Isaac Applbaum	632,812	Director and executive officer
Abraham D. Sofaer	187,501	Director
Max Weiss	140,625	Director
Archie Clemins	140,625	Director
Joseph T. Gorman	140,625	Director

Subsequent to the issuance date, the foregoing persons transferred all or a portion of their shares to Vector’s pre-initial public offering stockholders at a price per share equal to $0.013.

The holders of the majority of these shares will be entitled to make up to two demands that Vector register these shares at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, cannot be earlier than one year from the date a business combination is consummated. In addition, these stockholders have certain ‘‘piggy-back’’ registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. Vector will bear the expenses incurred in connection with the filing of any such registration statements.

On April 25, 2007, SCP Private Equity Management Company, LLC, Winston Churchill and Yaron Eitan purchased an aggregate of 187,500 units from Vector at a purchase price of $8.00 per unit in a private placement. Vector granted the purchasers of the private placement units demand and ‘‘piggy-back’’ registration rights with respect to the 187,500 shares, the 187,500 warrants and the 187,500 shares underlying the warrants at any time commencing on the date that Vector announced that it entered into a letter of intent with respect to a proposed business combination, which occurred on February 14, 2007. The demand registration may be exercised by the holders of a majority of the units. Vector will bear the expenses incurred in connection with the filing of any such registration statements. The warrants sold in the private placement were originally issued pursuant to an exemption from the registration requirements under the federal securities laws. The holders of those warrants may be able to exercise their warrants even if, at the time of exercise, there is no current prospectus relating to the common stock issuable upon exercise of such warrants if such exercise is deemed to be a transaction that is exempt from the registration requirements under the federal securities laws. The shares of common stock issued upon such exercise will be restricted shares that will be eligible for resale only pursuant to an effective registration statement or in a transaction that is exempt from the registration requirements under applicable federal securities laws.

Winston Churchill and Yaron Eitan entered into a revolving credit agreement with Vector for a maximum aggregate amount of $500,000 at the closing of its initial public offering. As of May 14, 2008, Messrs. Churchill and Eitan have advanced $348,791 to Vector under the revolving credit agreement. Of the amount currently outstanding, $205,000 will be payable with 4% annual interest upon the consummation of a business combination, subject to earlier repayment solely out of the interest earned on the trust account (net of taxes payable), and the $143,791 balance and any advances under the revolving credit agreement will be payable with 5.5% annual interest upon the consummation of a business combination, subject to earlier repayment solely out of interest earned on the trust account (net of taxes payable). A portion of the $1,500,000 of interest income on the trust account that may be used to fund Vector’s working capital requirements will be used to repay these loans. In the event that Vector cannot consummate the acquisition of Cyalume and Vector is forced to dissolve and liquidate, at the time of any such dissolution and liquidation, Messrs. Churchill and Eitan will not be entitled to receive any amounts from the trust account with respect to any outstanding balance under the revolving credit agreement or any accrued interest thereon.

Vector pays to Selway Partners LLC, an entity affiliated with Yaron Eitan and Winston Churchill, an aggregate monthly fee of $7,500 for certain administrative, technology, bookkeeping and secretarial services, as well as the use of limited office space in New Jersey. Vector believes that, based on rents and fees for similar services in New Jersey, the fee charged by Selway Partners LLC is at least as favorable as Vector could have obtained from an unaffiliated third party.

Cyalume

Cyalume has not entered into any transaction with a related party since January 1, 2007.

 Beneficial Ownership of Securities

The following table sets forth, as of                                 , 2008, certain information regarding beneficial ownership of Vector’s common stock by each person who is known by Vector to beneficially own more than 5% of Vector’s common stock. The table also identifies the stock ownership of each of Vector’s current directors, each of Vector’s current officers, and all directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
Yaron Eitan	632,813	(2)	5.75%
Winston J. Churchill	632,813	(2)	5.75%
Issac Applbaum	93,750		1.00%
Archie Clemins	93,750		1.00%
Marc L. Abramowitz	93,750		1.00%
Joseph T. Gorman	93,750		1.00%
SCP Private Equity Management, Company, LLC(3)	234,374		2.50%
QVT Financial LP(4)	794,700		8.48%
Sapling, LLC(5)	636,793		6.79%
Fir Tree Inc.(6)	779,00	(7)	8.3%
Wellington Management Company, LLP(8)	1,298,500	(9)	13.85%
Acqua Wellington North American Equities, Ltd.(10)	472,500		5.04%
Polar Securities Inc.(11)	551,600		5.88%
Deutsche Bank AG(12)	556,995		5.94%
Wellington Trust Company, NA(13)	473,000		5.05%
Hudson Bay Capital Management, L.P.(14)	625,000		6.67%
All directors and executive officers as a group and their affiliates	1,781,250	(15)	21.00%

(1)	The business address, unless otherwise indicated, is 65 Challenger Road, Ridgefield Park, NJ 07660.
(2)	Includes 20% of the shares of common stock owned by SCP Private Equity Management Company, LLC, of which the stockholder owns 20% of the membership interests.
(3)	The address of SCP Private Equity Management Company, LLC is 1200 Liberty Ridge Drive, Suite 300, Wayne, PA 19087. Messrs. Eitan and Churchill, together with Wayne B. Weisman, Thomas G. Rebar and James W. Brown are joint and equal owners of this limited liability company, each with equivalent rights as a member therein.
(4)	Based on a Schedule 13G filed by QVT Financial LP on April 25, 2007, as amended on February 12, 2008. QVT Financial LP is the investment manager of QVT Fund LP, which beneficially owns 629,732 shares of common stock, and for Quintessence Fund L.P., which beneficially owns 70,770 shares of common stock. QVT Financial LP is also the investment manager for a separate discretionary account managed for Deutsche Bank AG, which holds 94,198 shares of common stock. Accordingly, QVT Financial LP may be deemed to be the beneficial owner of an aggregate amount of 794,700 shares of common stock. QVT Financial GP LLC is the general partner of QVT Financial LP and in such capacity may be deemed to beneficially own the same number of shares reported by QVT Financial LP. The address of QVT Financial LP is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036.
(5)	Based on a Schedule 13G filed by Sapling LLC on July 10, 2007, as amended on February 14, 2008. The sole member of Sapling LLC is Fir Tree Value Master Fund, LP and Sapling LLC’s investment manager is Fir Tree, Inc. Jeffrey Tannenbaum is the President of Sapling, LLC The business address of Sapling LLC is 505 Fifth Avenue, 31st Floor, New York, New York 10017.
(6)	Based on a Schedule 13G filed by Fir Tree, Inc. on July 10, 2007, as amended on February 14, 2008. Fir Tree, Inc. is investment manager for Fir Tree Capital Opportunity Master Fund, L.P., which beneficially owns 142,807 shares of common stock, and Sapling LLC, which owns 636,793 shares of common stock. Accordingly, Fir Tree, Inc. may be deemed to be the beneficial owner of an aggregate amount of 779,600 shares of common stock. The President of Fir Tree, Inc. is Jeffrey Tannenbaum. The business address of Fir Tree, Inc. is 505 Fifth Avenue, 31st Floor, New York, New York 10017.
(7)	Includes 636,793 shares of common stock beneficially owned by Sapling LLC.
(8)	Based on a Schedule 13G filed by Wellington Management Company, LLP on July 31, 2007, as amended February 14, 2008. Wellington Management Company, LLP , in its capacity as investment adviser, may be deemed to beneficially own 1,298,500 shares of common stock which are held of record by clients of Wellington Management Company, LLP. Wellington Management Company, LLP’s address is 75 State Street, Boston, MA 02109
(9)	Includes 473,000 shares of common stock owned by Wellington Trust Company, NA.
(10)	Based on a Schedule 13G filed by Acqua Wellington North American Equities, Ltd. on August 17, 2007. Acqua Wellington North American Equities, Ltd. has sole voting and dispositive power with respect to each share of Vector’s common stock owned. Acqua Wellington North American Equities, Ltd.’s address is c/o Ogier, Qwomar Complex, 4th Floor, P.O. Box 3170, Road Town, Tortola, British Virgin Islands.
(11)	Based on a Schedule 13G filed by Polar Securities Inc. dated October 31, 2007, as amended February 14, 2008. Polar Securities Inc. is the invesment manager to North Pole Capital Master Fund, which owns 358,300 shares of common stock, and a number of discretionary accounts, which beneficially own an aggregate of 193,300 shares of common stock. Accordingly, Polar Securities may be deemed to be the beneficial owner of an aggregate amount of 551,600 shares of common stock. Paul Sabourin is the investment manager of Polar Securities Inc. The business address of Polar Securities Inc. is 372 Bay Street, 21st floor, Toronto, Ontario M5H 2W9, Canada.
(12)	Based on a Schedule 13G filed by Deutsche Bank AG, London Branch on February 6, 2008. Represents shares of common stock beneficially owned by the Corporate and Investment Banking business group and the Corporate Investments business group of Deutsche Bank AG. The business address of Deutsche Bank AG is Theodor-Heuss-Allee 70, 60468 Frankfurt am Main, Federal Republic of Germany.
(13)	Based on a Schedule 13G filed by Welling Trust Company, NA filed on February 14, 2008. Wellington Trust Company, NA’s business address is c/o Wellington Management Company, LLP, 75 State Street, Boston, MA 02109.
(14)	Based on a Schedule 13G filed by Hudson Bay Capital Management, L.P. on May 5, 2007, as amended January 29, 2008. Hudson Bay Capital Management, L.P. is the investment manager of Hudson Bay Fund, LP, which beneficially owns 275,000 shares of common stock, and Hudson, Bay Overseas Fund, Ltd., which beneficially owns 350,000 shares of common stock. Accordingly, Hudson Bay Capital Management, L.P. may be deemed to be the beneficial owner of an aggregate amount of 625,000 shares of common stock. Each of Sander Gerber, Yoav Roth and

John Doscas are exeuctive officers of Hudson Bay Capital Management, L.P. The business address of Hudson Bay Capital Management, L.P. is 120 Broadway, 40th Floor New York, NY 10271.
(15)	Includes the shares of common stock owned by SCP Private Equity Management Company, LLC, an entity in which Yaron Eitan and Winston J. Churchill are members.

Security Ownership of the Combined Company after the Acquisition

The following table sets forth information with respect to the beneficial ownership of the combined company’s common stock immediately after the consummation of the acquisition by each person who is known by Vector to beneficially own more than 5% of Vector’s common stock of Vector’s common stock, each officer, each director and all officers and directors as a group.

Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
Yaron Eitan	632,813	(2)	5.75%
Winston J. Churchill	632,813	(2)	5.75%
Derek Dunaway	0		0.00%
Michael Bielonko	76,454		0.53%
Edgar (Earl) Cranor	76,454		0.53%
Thomas McCarthy	76,454		0.53%
Marc L. Abramowitz	93,750		0.66%
Archie Clemins	93,750		0.66%
Joseph T. Gorman	93,750		0.66%
Tom Rebar	0		0.00%
Doron Cohen	0		0.00%
Jason Epstein	0		0.00%
Daniel Gaspar	0		0.00%
Frank Kline	1,671,286	(3)	11.55%
Cova Small Cap Holdings, LLC(4)	2,116,249		14.62%
Kline Hawkes Pacific, LP(5)	1,671,286		11.55%
SCP Private Equity Management, Company, LLC(6)	234,374		1.67%
Wellington Management Company, LLP(7)	1,298,500	(8)	9.23%
QVT Financial LP(9)	794,700		5.65%
Fir Tree Inc.(10)	779,000	(11)	5.53%
All directors and executive officers as a group and their affiliates	5,704,397	(12)	39.42%

(1)	The business address, unless otherwise indicated, is 65 Challenger Road, Ridgefield Park, NJ 07660.
(2)	Includes 20% of the shares of common stock owned by SCP Private Equity Management Company, LLC, of which the stockholder owns 20% of the membership interests.
(3)	Consists of the shares owned by Kline Hawkes Pacific, LP, over which Mr. Kline has voting and dispositive power.
(4)	Andrew Intrater has voting and dispositive power over the shares held by Cova Small Cap Holdings, LLC.

(5)	Frank Kline has voting and dispositive power over the shares held by Kline Hawkes Pacific, LP.
(6)	The address of SCP Private Equity Management Company, LLC is 1200 Liberty Ridge Drive, Suite 300, Wayne, PA 19087. Messrs. Eitan and Churchill, together with Wayne B. Weisman, Thomas G. Rebar and James W. Brown are joint and equal owners of this limited liability company, each with equivalent rights as a member therein.
(7)	Based on a Schedule 13G filed by Wellington Management Company, LLP on July 31, 2007, as amended February 14, 2008. Wellington Management Company, LLP , in its capacity as investment adviser, may be deemed to beneficially own 1,298,500 shares of common stock which are held of record by clients of Wellington Management Company, LLP. Wellington Management Company, LLP’s address is 75 State Street, Boston, MA 02109
(8)	Includes 473,000 shares of common stock owned by Wellington Trust Company, NA.
(9)	Based on a Schedule 13G filed by QVT Financial LP on April 25, 2007, as amended on February 12, 2008. QVT Financial LP is the investment manager of QVT Fund LP, which beneficially owns 629,732 shares of common stock, and for Quintessence Fund L.P., which beneficially owns 70,770 shares of common stock. QVT Financial LP is also the investment manager for a separate discretionary account managed for Deutsche Bank AG, which holds 94,198 shares of common stock. Accordingly, QVT Financial LP may be deemed to be the beneficial owner of an aggregate amount of 794,700 shares of common stock. QVT Financial GP LLC is the general partner of QVT Financial LP and in such capacity may be deemed to beneficially own the same number of shares reported by QVT Financial LP. The address of QVT Financial LP is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036.
(10)	Based on a Schedule 13G filed by Fir Tree, Inc. on July 10, 2007, as amended on February 14, 2008. Fir Tree, Inc. is investment manager for Fir Tree Capital Opportunity Master Fund, L.P., which beneficially owns 142,807 shares of common stock, and Sapling LLC, which owns 636,793 shares of common stock. Accordingly, Fir Tree, Inc. may be deemed to be the beneficial owner of an aggregate amount of 779,600 shares of common stock. The President of Fir Tree, Inc. is Jeffrey Tannenbaum. The business address of Fir Tree, Inc. is 505 Fifth Avenue, 31st Floor, New York, New York 10017.
(11)	Includes 636,793 shares of common stock beneficially owned by Sapling LLC.
(12)	Includes the shares of common stock owned by SCP Private Equity Management Company, LLC, an entity in which Yaron Eitan and Winston J. Churchill are members, Cova Small Cap Holdings, LLC, the shares owned by which Jason Epstein has voting and dispositive power over, and Kline Hawkes Pacific, LP., the shares owned by which Frank Kline has voting and dispositive power over.

 Shares Eligible For Future Sale

Vector currently has 9,375,000 shares outstanding. Of these shares, the 7,312,500 shares sold in Vector’s initial public offering are freely tradable without restriction or further registration under the Securities Act of 1933, as amended except for any shares purchased by one of Vector’s affiliates within the meaning of Rule 144 under the Securities Act of 1933, as amended. After the acquisition, assuming (i) the issuance of approximately 5,096,938 shares to the members of GMS Acquisition in connection with the stock purchase agreement and (ii) that none of Vector’s stockholders exercise their right to redeem their shares, there will be 14,471,938 shares of Vector’s common stock outstanding, of which all but 2,062,500 shares held by Vector’s initial stockholders (which includes 1,781,250 shares owned by our current officers and directors and their affiliates) and 5,096,938 shares issued to the members of GMS Acquisition under the stock purchase agreement will be registered or freely tradable without securities law restrictions. In addition, at the closing of the transaction, Vector and the former Cyalume security holders who own shares of Vector’s common stock will enter into an investor rights agreement, which, among other things, will provide for demand and piggy-back registration rights of the securities. Pursuant to that agreement, each seller will also agree not to dispose of the securities to be held by such member as follows: (i) 20% of the common stock will not be disposed of until 120 days following the closing date: (ii) additional 20% of the common stock will not be disposed of until 150 days following the closing date; and (iii) the remaining 60% will not be disposed of until 180 days following the closing date. Additionally, any of these shares held by ‘‘affiliates,’’ as that term is defined in Rule 144 under the Securities Act, which generally includes officers, directors or 10% stockholders, will also be restricted from public sale as ‘‘restricted stock.’’

In addition, there are 7,312,500 outstanding warrants that were issued in Vector’s initial public offering, each for the purchase of one share. The shares issuable upon exercise of the warrants will also be freely tradable, provided that there is a registration statement in effect at the time of their exercise. Vector intend to use its best efforts to cause such a registration statement to be in effect at that time that the warrants become exercisable. In addition, in connection with Vector’s initial public offering, Vector issued a unit purchase option to the representative of the underwriters which is exercisable for 731,250 units, consisting of one share and one warrant to purchase one share at $5.50 per share, at an exercise price of $8.80 per unit. The securities underlying the representative’s unit purchase option and underlying securities have registration rights and may be sold according to Rule 144.

Therefore, there are an aggregate of 8,775,000 shares that may be issued in the future upon exercise of outstanding warrants and unit purchase options.

Rule 144.    Rule 144 is unavailable for the resale of restricted securities initially issued by a ‘‘blank-check’’ or ‘‘shell’’ company, both before and after an initial business combination, despite technical compliance with the requirements of Rule 144. Accordingly, such restricted securities can be resold only through a registered offering or pursuant to another exemption from registration. Notwithstanding the foregoing, a person who beneficially owns restricted securities of a company which:

•	has ceased to qualify as a ‘‘blank-check’’ or ‘‘shell’’ company;

•	is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	has filed all reports and other materials required to be filed by Section 13 or 15(d), as applicable, during the preceding 12 months (or such shorter period that the company was required to file such reports and materials); and

•	has filed certain information with the SEC (‘‘Form 10 information’’) reflecting that it is no longer a ‘‘blank-check’’ or ‘‘shell’’ company may, after one year has elapsed from the filing of the ‘‘Form 10 information,’’ within any three-month period resell a number of such restricted securities that does not, with respect to the ordinary shares, exceed the greater of either of the following:

•	1% of the total number of ordinary shares then outstanding; or

•	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited based on the availability of current public information about Vector, and, in the case of sales by affiliates, by manner of sale provisions and notice requirements.

 Vector’s Securities

General

Vector is authorized to issue 50,000,000 shares of common stock, par value $.001, and 1,000,000 shares of preferred stock, par value $.001. As of the date of this proxy statement,9,375,000 shares of common stock are outstanding, held by four holders of record. No shares of preferred stock are currently outstanding.

Common Stock

Holders of Vector’s common stock will be entitled to one vote for each share on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to the preferences and rights, if any, applicable to preferred stock, holders of common stock of the combined company are entitled to receive dividends if and when declared by the Board of Directors. Subject to the prior rights of the holders, if any, of preferred shares, holders of common stock are entitled to share ratably in any distribution of the assets of the combined company upon liquidation, dissolution or winding-up, after satisfaction of all debts and other liabilities.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series. The Board of Directors of the combined company, without approval of the stockholders, will be authorized to designate series of preferred stock and to fix the rights, privileges, restrictions and conditions to be attached to each such series. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the common stock.

As of the date of this document, there are no outstanding shares of preferred stock of any series.

Warrants

Vector has approximately 7,500,000 warrants currently outstanding, entitling the registered holder to purchase one share of common stock at $5.00 per share. Vector also has one unit purchase option outstanding, entitling the holder to purchase 731,250 units, consisting of one share of common stock and one warrant to purchase one share of common stock at $5.50 per share, at an exercise price of $8.80 per unit. The warrants are each subject to adjustment as discussed below, and are exercisable at any time commencing on the completion of the acquisition. The warrants will expire at 5:00 p.m., New York City time on April 25, 2012.

Vector may call the warrants for redemption in whole and not in part, at a price of $0.01 per warrant, at any time after they become exercisable, upon not less than 30 days’ prior written notice of redemption to each warrant holder; and if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The warrants have been issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and Vector.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, acquisition or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to Vector, for the number of warrants being exercised. Warrant holders do not have the rights or privileges of holders of common stock, or any voting rights, until they exercise their warrants and receive common stock. After the issuance of common stock upon exercise of the warrants, each holder will be entitled to one vote for each common share held of record on all matters to be voted on by stockholders.

The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon their exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. No fractional shares will be issued upon exercise of the warrants. However, if a warrant holder exercises all warrants then owned of record by him, Vector will pay to the warrant holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount for such fractional share in cash based on the market value of the common stock on the last trading day prior to the exercise date.

Change of Control Provisions

A number of provisions in Vector’s charter and bylaws and under Delaware law may make it more difficult to acquire control of Vector. These provisions may have the effect of delaying, deferring, discouraging, preventing or rendering more difficult a future takeover attempt which is not approved by Vector’s Board, but which individual stockholders may deem to be in their best interests or in which they may receive a substantial premium over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. These provisions may also adversely affect the prevailing market price of the common stock. These provisions, which are described below, are intended to:

•	Enhance the likelihood of continuity and stability in the Board of Directors;

•	Discourage some types of transactions that may involve an actual or threatened change in control;

•	Discourage certain tactics that may be used in proxy fights;

•	Ensure that the Board of Directors will have sufficient time to act in what it believes to be in the best interests of the company and its stockholders; and

•	Encourage persons seeking to acquire control to consult first with the Board to negotiate the terms of any proposed business combination or offer.

Unissued Shares of Capital Stock

Common Stock.    After the acquisition, Vector will have approximately 14,471,938 shares of common stock outstanding, assuming that no stockholders elect to exercise their redemption rights. The remaining authorized and unissued common stock will be available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances Vector could use them to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control, by, for example, issuing shares in private placements to purchasers who might side with the Board of Directors in opposing a hostile takeover bid.

Preferred Stock.    Vector’s Fourth Amended and Restated Certificate of Incorporation grants the Board of Directors the authority, without any further vote or action by stockholders, to issue preferred stock in one or more series, fix the number of shares constituting the series and establish the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, redemption rights and liquidation preferences of the shares of the series. The existence of authorized but unissued preferred stock could reduce the company’s attractiveness as a target for an unsolicited takeover bid, since the company could, for example, issue preferred stock to parties who might oppose such a takeover bid, or issue shares with terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change in control, discourage bids for the common stock at a premium over the market price, and adversely affect the market price, and voting and other rights of holders of common stock.

Limitation of Liability of Directors and Officers

Vector’s Fourth Amended and Restated Certificate of Incorporation provides that no director will be personally liable to Vector or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent this limitation or exemption is not permitted by the Delaware General Corporation Law. As currently enacted, the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director’s duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions or (iv) any transaction from which the director derived an improper personal benefit.

The principal effect of this provision is that a stockholder will be unable to recover monetary damages against a director for breach of fiduciary duty unless the stockholder can demonstrate that one of the exceptions listed above applies. This provision, however, will not eliminate or limit liability arising under federal securities laws. The combined company’s charter will not eliminate its directors’ fiduciary duties. The inclusion of this provision in the charter may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited the combined company and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of his or her fiduciary duties.

The Delaware General Corporation Law provides that a corporation may indemnify its directors and officers as well as its other employees and agents against judgments, fines, amounts paid in settlement and expenses, including attorneys’ fees, in connection with various proceedings, other than an action brought by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of an action brought by or in the right of the corporation (commonly known as ‘‘derivative suits’’), except that indemnification in such a case may only extend to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The combined company’s charter and, with regard to its officers, its bylaws provide that the combined company will indemnify its directors and officers to the fullest extent permitted by Delaware law. Under these provisions and subject to the Delaware General Corporation Law, the combined company will be required to indemnify its directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s position with the combined company or another entity that the director or officer serves as a director, officer, employee or agent at the combined company’s request, subject to various conditions, and to advance funds to the combined company’s directors and officers before final disposition of such proceedings to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in the best interest of the combined company. The bylaws also specifically authorize the combined company to maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the combined company, or is or was serving at the combined company’s request as a director, officer, employee or agent of another entity, against certain liabilities.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the shares of Vector common stock, warrants and units is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038, (212) 936-5100.

 Stockholder Proposals

If the acquisition is consummated, the Vector 2009 annual meeting of stockholders will be held on or about                                         , 2009 unless the date is changed by the Board of Directors. If you are a stockholder and you want to include a proposal in the proxy statement for that annual meeting, you need to provide it to Vector by no later than                                 , 2009. You should direct any proposals to Vector’s secretary at Vector’s principal office.

 Delivery of Documents to Stockholders

Pursuant to the rules of the Securities and Exchange Commission, Vector and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of Vector’s annual report to stockholders and proxy statement. Upon written or oral request, Vector will deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Vector deliver single copies of such documents in the future. Stockholders may notify Vector of their requests by calling or writing Vector at Vector’s principal executive offices at 65 Challenger Road, Ridgefield Park, NJ 07660                                 .

 Where You Can Find More Information

Vector files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended.

You may read and copy reports, proxy statements and other information filed by Vector with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004.

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004.

Vector files its reports, proxy statements and other information electronically with the SEC. You may access information on Vector at the SEC web site containing reports, proxy statements and other information at http://www.sec.gov.

This Proxy describes the material elements of relevant contracts, exhibits and other information described in this Proxy. Information and statements contained in this Proxy are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this document.

All information contained or incorporated by reference in this Proxy relating to Vector has been supplied by Vector, and all such information relating to Cyalume has been supplied by Cyalume. Information provided by either of us does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this Proxy, or if you have questions about the acquisition, you should contact:

Karen Smith
Advantage Proxy
24925 13th Place South
Des Moines, Washington 98198

 Index To Financial Statements

PAGE
FINANCIAL STATEMENTS OF CYALUME	F-2
FINANCIAL STATEMENTS OF VECTOR	F-33

CYALUME TECHNOLOGIES, INC.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Cyalume Technologies, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Cyalume Technologies, Inc. and Subsidiary (the ‘‘Company’’) as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholder’s equity, and cash flows for the year ended December 31, 2007 and for the period from January 24, 2006 (date of acquisition) to December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cyalume Technologies, Inc. and Subsidiary as of December 31, 2007 and 2006, and the consolidated results of its operations and its cash flows for the year ended December 31, 2007 and for the period January 24, 2006 (date of acquisition) to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Carlin, Charron & Rosen, LLP

Glastonbury, Connecticut
May 23, 2008

Cyalume Technologies, Inc. and Subsidiary
Consolidated Balance Sheets
(in thousands)

	December 31, 2007	December 31, 2006
Assets
Current assets
Cash	$5,743	$3,040
Accounts receivable, net of allowance for doubtful accounts of $596 and $646 at December 31, 2007 and 2006, respectively	3,329	2,118
Inventories, net	8,743	7,790
Restricted cash	—	594
Deferred income taxes	553	396
Prepaid expenses and other current assets	440	341
Income taxes refundable	—	7
Total current assets	18,808	14,286
Property, plant and equipment, net	9,974	8,603
Intangible assets, net	31,805	34,294
Goodwill	24,419	24,309
Debt issue costs, net	385	484
Total assets	$85,391	$81,976
Liabilities and Stockholder’s Equity
Current liabilities
Current portion of long-term debt	$3,152	$10,798
Accounts payable	2,603	1,256
Accrued liabilities	3,592	4,183
Income tax payable	1,305	701
Asset retirement obligation	—	44
Total current liabilities	10,652	16,982
Long-term debt, net of current portion	37,737	40,341
Deferred income taxes	4,949	6,465
Asset retirement obligations, net of current portion	166	156
Total liabilities	53,504	63,944
Commitments and contingencies	—	—
Stockholder’s equity
Class A common stock	1	1
Class B common stock	—	—
Additional paid-in capital	34,134	21,134
Accumulated other comprehensive income – foreign currency translation	1,248	416
Accumulated deficit	(3,496)	(3,519)
Total stockholder’s equity	31,887	18,032
Total liabilities and stockholder’s equity	$85,391	$81,976
The accompanying notes are an integral part of these consolidated financial statements.

Cyalume Technologies, Inc. and Subsidiary
Consolidated Statements of Operations
(in thousands, except per share data)

	Year Ended December 31, 2007	Period Ended December 31, 2006
Net revenues	$39,026	$27,471
Cost of goods sold	19,072	17,130
Gross profit	19,954	10,341
Other expenses (income):
Selling expenses	3,412	2,587
General and administrative expenses	7,814	4,951
Interest expense, net	6,366	6,344
Foreign currency loss, net	180	2
Amortization of intangible assets	2,612	2,378
Other income, net	(723)	(399)
Total other expenses	19,661	15,863
Income (loss) before income taxes	293	(5,522)
Provision for (benefit from) income taxes	270	(2,003)
Net income (loss)	$23	$(3,519)
Net income (loss) per share (basic and diluted)	$0.00	$(0.30)
Weighted average shares used in computing basic and diluted net income (loss) per share	11,555	11,555

The accompanying notes are an integral part of these consolidated financial statements.

Cyalume Technologies, Inc. and Subsidiary
Consolidated Statements of Changes in Stockholder’s Equity
(in thousands, except shares)

	Class A Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholder’s Equity	Comprehensive Loss
	Shares	Amount
Balance at January 24, 2006	11,555,331	$1	$19,999	$—	$—	$20,000
Net loss	—	—	—	—	(3,519)	(3,519)	(3,519)
Investments by parent company	—	—	1,135	—	—	1,135
Foreign currency translation adjustments	—	—	—	416	—	416	416
Comprehensive loss							$(3,103)
Balance at December 31, 2006	11,555,331	1	21,134	416	(3,519)	18,032
Net income	—	—	—	—	23	23	23
Investments by parent company	—	—	13,000	—	—	13,000
Foreign currency translation adjustments	—	—	—	832	—	832	832
Comprehensive loss							$855
Balance at December 31, 2007	11,555,331	$1	$34,134	$1,248	$(3,496)	$31,887

The accompanying notes are an integral part of these consolidated financial statements.

Cyalume Technologies, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Year ended December 31, 2007	Period ended December 31, 2006
Cash Flows from operating activities
Net income (loss)	$23	$(3,519)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property, plant and equipment	610	513
Amortization of intangible assets	2,612	2,389
Amortization of capitalized debt issue costs	99	103
Amortization of discount on long-term debt	237	198
Paid in kind interest expense on long-term debt	535	565
Provision for bad debts	(76)	294
Provision for inventory obsolescence	883	2,131
Accretion of asset retirement obligation	10	9
Provision for deferred income taxes	(1,673)	(2,646)
Unrealized foreign exchange losses	111	—
Loss on disposal of property, plant and equipment	—	3
Acquisition costs capitalized to goodwill	—	(239)
Changes in operating assets and liabilities:
Accounts receivable	(1,083)	5,134
Inventories	(1,648)	(1,021)
Prepaid expenses and other current assets	(70)	(131)
Restricted cash	617	(411)
Accounts payable and accrued liabilities	652	(495)
Income taxes payable, net	493	884
Net cash provided by operating activities	2,332	3,761
Cash flows from investing activities
Purchases of property, plant and equipment	(1,811)	(600)
Purchase of trademark	(18)	(1)
Proceeds on disposal of property, plant and equipment	1	—
Remediation costs paid relating to asset retirement obligation	(44)	—
Net cash used in investing activities	(1,872)	(601)
Cash flows from financing activities
Repayment of line of credit	—	(500)
Principal payments on long-term debt	(10,803)	(2,220)
Payment of debt issue costs	(268)	(256)
Investment by parent company	13,000	1,135
Net cash provided by (used in) financing activities	1,929	(1,841)
Effect of exchange rate changes on cash	314	91
Net increase in cash	2,703	1,410
Cash, beginning of period	3,040	1,630
Cash, end of period	$5,743	$3,040

The accompanying notes are an integral part of these consolidated financial statements.

Cyalume Technologies, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006
(in thousands)

1.	Basis of Presentation and Description of Business

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Cyalume Technologies, Inc. and its wholly-owned subsidiary, Cyalume Technologies, S.A. (collectively, the ‘‘Company’’), and are prepared in accordance with accounting principles generally accepted in the United States of America. All significant intercompany balances and transactions have been eliminated in consolidation. The Company is a wholly-owned subsidiary of GMS Acquisition Partners Holdings, LLC (‘‘Holdings’’).

On January 23, 2006, GMS Acquisition Partners, LLC (‘‘GMS’’) acquired all of the outstanding capital stock of Omniglow Corporation (‘‘Omniglow’’) (the ‘‘Transaction’’). Concurrent with the Transaction, GMS was merged into Omniglow and officially changed its name to Cyalume Technologies, Inc. Omniglow had a wholly-owned subsidiary (Omniglow, S.A.), which was also acquired by GMS via the acquisition of Omniglow. Omniglow, S.A.’s named was changed to Cyalume Technologies, S.A. concurrent with the Transaction as well. The Transaction was funded by $20,000 of cash and $53,500 of debt financing ($53,000 of notes payable and a $500 line of credit) (See Note 10) for a total cash purchase price of $70,000 plus $3,500 costs associated with the Transaction and the assumption of certain liabilities. The stock purchase agreement created two escrow accounts. A purchase price adjustment escrow of $7,000 was created associated with working capital and other financial targets. A second $7,000 escrow was created for representations and warranties. In January 2008, the escrows were settled following arbitration described in Note 18, Subsequent Events.

The Company’s accounting for the Transaction follows the requirements of Statement of Accounting Standards No. 141, Business Combinations (‘‘SFAS No. 141’’), which requires that purchase accounting treatment of the Transaction be reflected as a new basis of accounting for the Company, resulting in the adjustment of all assets and liabilities to their respective fair values as of the acquisition date. That adjustment to fair value has been determined using the guidance in SFAS No. 141, whereby the purchase price including assumed liabilities, deferred financing and other transaction costs, deferred tax assets of $422 and deferred tax liabilities of $9,137, has been allocated to the fair value of the tangible and identifiable intangible assets acquired and liabilities assumed with the excess allocated to goodwill.

Cyalume Technologies, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006
(in thousands)

As of January 24, 2006, the adjusted bases of the assets and liabilities of Cyalume Technologies, Inc. and Cyalume Technologies, S.A. were:

	Cyalume Technologies, Inc.	Cyalume Technologies, S.A.	Eliminations	Total
Cash	$706	$924	$—	$1,630
Accounts receivable, net	6,854	690	(39)	7,505
Inventories, net	7,404	1,357	—	8,761
Other current assets	46	386	—	432
Deferred income taxes	422	—		422
Property, plant and equipment	7,066	1,335	—	8,401
Developed technologies, including patents	7,991	—	—	7,991
Trade name / trademarks	4,254	—	—	4,254
Customer relationships	22,556	918	—	23,474
Non-compete agreements	885	—	—	885
Investment in Cyalume Technologies, S.A.	4,890	—	(4,890)	—
Restricted cash	—	149	—	149
Deferred financing costs	1,345	—		1,345
Goodwill	23,122	872	—	23,994
Total assets	87,541	6,631	(4,929)	89,243
Accounts payable	3,486	301	(39)	3,748
Accrued expenses	1,227	874	—	2,101
Long-term debt	—	566	—	566
Deferred income taxes	9,137	—		9,137
Asset retirement obligation	191	—	—	191
Total liabilities	14,041	1,741	(39)	15,743
Net assets	$73,500	$4,890	$(4,890)	$73,500

Although the Company continued as the same legal entity, the acquisition of all outstanding common stock represents the termination of the old accounting entity and the creation of a new one as of January 24, 2006.

Description of Business

Cyalume Technologies, Inc. manufactures and sells chemiluminescent products and reflective and photoluminescent materials to military, commercial and public safety markets. The Company’s wholly- owned subsidiary, Cyalume Technologies, S.A. is geographically located in France and represents the Company in certain international markets, primarily in Europe and Asia.

The Company sells to customers located in the United States of America and in international markets. Revenues to customers outside the United States represent 38% and 31% of net revenues for the year ended December 31, 2007 and the period ended December 31, 2006, respectively.

Concentrations

Two customers account for 69% of net revenues for the year ended December 31, 2007 and one customer accounts for 30% of gross accounts receivable as of December 31, 2007. Four customers account for 56% of net revenues for the period ended December 31, 2006 and two customers account for 36% of gross accounts receivable as of December 31, 2006.

Cyalume Technologies, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006
(in thousands)

The Company’s business depends significantly on two key customers. The Company’s primary customers are the United States Department of Defense and the N.A.T.O. Maintenance and Supply Agency (NAMSA), which accounted for 69% and 46% of net revenues for the year ended December 31, 2007 and the period ended December 31, 2006, respectively.

2.	Summary of Significant Accounting Policies

Fiscal year

The consolidated financial statements contain two periods: the period ended December 31, 2006 and the year ended December 31, 2007.

A consolidated balance sheet of Cyalume Technologies, Inc. and Subsidiary is presented as of December 31, 2006 and the related consolidated statement of operations, changes in stockholder’s equity, and cash flows for the period beginning with the Transaction on January 24, 2006 and ending on December 31, 2006 (the ‘‘period ended December 31, 2006’’).

A consolidated balance sheet of Cyalume Technologies, Inc. and Subsidiary is presented as of December 31, 2007 and the related consolidated statements of operations, changes in stockholder’s equity, and cash flows for the year ended December 31, 2007 (‘‘the year ended December 31, 2007’’).

Foreign Operations

The Company translates the accounts of its foreign subsidiary using the local currency as the functional currency. Translation gains and losses are recorded as a separate component of stockholder’s equity. Gains and losses result from transactions which are denominated in other than the functional currencies. Such gains and losses are classified as foreign currency gains and losses in the accompanying consolidated statement of operations and comprehensive loss.

Comprehensive Income

Comprehensive income, as defined by Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, accounts for changes in the stockholder’s equity of the Company resulting from non-shareholder sources. All transactions that would cause comprehensive income to differ from net income have been recorded and disclosed for the year ended December 31, 2007 and the period ended December 31, 2006 and relate to the translation of the accounts of the Company’s foreign subsidiary.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates are used when accounting for certain items such as reserves for inventory, accounts receivable and deferred tax assets, assessing the carrying value of intangible assets including goodwill, determining the useful lives of property, plant and equipment and intangible assets and in determining asset retirement obligations. Estimates are based on historical experience, where applicable, and assumptions that the Company believes are reasonable under the circumstances. Due to the inherent uncertainty involved with estimates, actual results may differ.

Cyalume Technologies, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006
(in thousands)

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash, accounts receivable, accounts payable, accrued expenses and long-term debt, approximate their fair value.

Cash

The Company maintains its cash in bank deposit accounts at various financial institutions. The individual balances, at times, may exceed federally insured limits. At December 31, 2007 and 2006, the Company exceeded federally insured limits by $4,204 and $3,191, respectively.

Accounts Receivable

Accounts receivable are recorded at the aggregate unpaid amount less any allowance for doubtful accounts. The allowance is based on historical bad debt experience and the specific identification of accounts deemed uncollectible. The Company determines an account receivable’s delinquency status based on its contractual terms. Interest is not charged on outstanding balances. Accounts are written-off only when all methods of recovery have been exhausted.

The Company controls credit risk through initial credit evaluations and approvals, credit limits, and monitoring procedures. The Company performs ongoing credit evaluations of its customers but does not require collateral to support accounts receivable.

Inventories

Inventories are stated at the lower of cost (determined on a first-in first-out (‘‘FIFO’’) method) or net realizable value.

The Company periodically reviews the realizability of its inventory. Provisions are established for potential obsolescence. Determining adequate reserves for inventory obsolescence requires management’s judgment. Conditions impacting the realizability of the Company’s inventory could cause actual asset write-offs to be materially different than the reserve balances as of year end.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is computed under the straight-line method over the estimated useful lives of four to seven years for equipment and 15 to 30 years for buildings and improvements.

Goodwill

The provisions of Statement of Financial Accounting Standards (‘‘SFAS’’) No. 142, Goodwill and Other Intangible Assets, have been applied at December 31, 2007 and 2006. Goodwill is deemed to have an indefinite life, and accordingly is not subject to annual amortization. Goodwill is subject to annual impairment reviews, and, if conditions warrant, interim reviews based upon its estimated fair value. Impairment charges, if any, are recorded as a component of operating expenses in the period in which the impairment is determined.

Debt Issue Costs

As required by Accounting Principles Board Opinion (APB) No. 21, Interest on Receivables and Payables, costs paid to lenders to obtain original financing are presented as discounts on the related debt and are amortized to interest expense over the term of the related financing, using

Cyalume Technologies, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006
(in thousands)

the effective interest method (unless the financing is a line of credit, in which case the straight-line method is used). Such costs paid to third parties are presented as assets and are amortized to interest expense in the same manner as costs paid to lenders.

As required by Emerging Issues Task Force (EITF) Issue 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments, costs paid to lenders to modify existing financing are presented as discounts on the related debt and are amortized to interest expense over the remaining term of the related financing, using the effective interest method. Such costs paid to third parties are presented as interest expense when incurred.

Intangible Assets

Developed technologies, including patents, are amortized over 11 to 20 year lives on a straight-line basis.

Trademarks and trade names are amortized over 10 to 18 year lives on a straight-line basis.

Purchased customer relationships are amortized over 16 and 17 year lives on a straight-line basis.

Noncompete agreements are amortized over a five year life on a straight-line basis.

Long-Lived Assets

Following the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment charges, if any, are recorded as a component of operating expenses in the period in which the impairment is determined. Identifiable assets will continue to be amortized over their useful lives and be reviewed for impairment in accordance with SFAS No. 144.

Revenue Recognition

Revenue from the sale of products is recognized when the earnings process is complete and the risks and rewards of ownership have transferred to the customer, which is generally upon receipt of products by the customer. Costs and related expenses to manufacture the products are recorded as costs of goods sold when the related revenue is recognized.

Taxes Collected from Customers

Sales taxes collected from customers are not considered revenue and are included in accounts payable and accrued liabilities until remitted to the taxing authorities.

Shipping and Handling Costs

Shipping and handling costs are included in selling expenses in the accompanying consolidated statements of operations. These shipping expenses were approximately $647 and $693 for the year ended December 31, 2007 and the period ended December 31, 2006, respectively.

Advertising Costs

Advertising costs are expensed as incurred and are primarily included in selling expenses in the accompanying consolidated statements of operations. Advertising expense was $129 and $60 for the year ended December 31, 2007 and the period ended December 31, 2006, respectively.

Cyalume Technologies, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006
(in thousands)

Research and Development Costs

Research and development costs are expensed as incurred. Such costs were $1,417 for the year ended December 31, 2007 and $871 for the period ended December 31, 2006 and are included in general and administrative expenses in the accompanying consolidated statements of operations.

Income Taxes

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are recognized when, based upon available evidence, realization of the assets is more likely than not.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Cyalume Technologies, Inc.’s tax years 2004 through 2007 remain subject to examination by federal and various state tax jurisdictions. Cyalume Technologies, S.A.’s tax years 2006 and 2007 remain subject to examination as the French tax authorities recently completed their audits of tax years 2004 and 2005.

The Company classifies interest on tax deficiencies as interest expense and income tax penalties as other miscellaneous expenses.  For the year ended December 31, 2007 and the period ended December 31, 2006, interest expense and penalties relating to tax deficiencies were not significant.

Net Income and Net Loss per Common Share

Basic net income and net loss per common share are computed by dividing net income or net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. The Company does not have any common stock equivalents during the year ended December 31, 2007 and the period ended December 31, 2006. If such common stock equivalents did exist, they would not be included in the net loss per common share calculation as their inclusion would be antidilutive.

New Accounting Pronouncements

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155 Accounting for Certain Hybrid Financial Instruments (‘‘SFAS No. 155’’), which amends Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (‘‘SFAS No. 133’’) and Statement of Financial Accounting Standards No. 140,

Cyalume Technologies, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006
(in thousands)

Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (‘‘SFAS No. 140’’). SFAS No. 155 simplifies the accounting for certain derivatives embedded in other financial instruments by allowing them to be accounted for as a whole if the holder elects to account for the whole instrument on a fair value basis. SFAS No. 155 also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140. The adoption of SFAS No. 155, effective January 1, 2007, did not have a material impact on the Company’s consolidated financial statements.

In June 2006, the FASB issued FASB Interpretation 48, Accounting for Uncertainty in Income Taxes (‘‘FIN 48’’). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. FIN 48 defines the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company adopted FIN 48 on January 1, 2007. The Company’s adoption of FIN 48 did not result in an adjustment to the opening balance of retained earnings as of January 1, 2007 since the Company did not increase its liability for unrecognized tax benefits.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (‘‘SFAS No. 157’’), which is effective for fiscal years beginning after November 15, 2007 for all companies. The objective of SFAS No. 157 is to define fair value, establish a framework for measuring fair value and expand disclosures regarding a company’s fair value measurements. The Company is currently evaluating the impact that SFAS No. 157 will have on the Company’s consolidated financial statements effective with its adoption on January 1, 2008.

In February 2007, the FASB issued SFAS No. 159, Fair Value Option for Financial Assets and Financial Liabilities (‘‘SFAS No. 159’’), which permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected would be reported in earnings. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact that SFAS No. 159 will have on the Company’s consolidated financial statements effective with its adoption on January 1, 2008.

In December 2007, the FASB issued SFAS No. 141R, Business Combinations, which changes how business acquisitions are accounted for. FAS No. 141R requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction and establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed in a business combination. Certain provisions of this standard will, among other things, impact the determination of acquisition-date fair value of consideration paid in a business combination (including contingent consideration); exclude transaction costs from acquisition accounting; and change accounting practices for acquired contingencies, acquisition-related restructuring costs, in-process research and development, indemnification assets and tax benefits. SFAS No. 14IR is effective for the Company for business combinations and adjustments to an acquired entity’s deferred tax asset and liability balances occurring after December 31, 2008. The Company is currently evaluating the future impacts and disclosures of this standard.

Cyalume Technologies, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006
(in thousands)

3.	Inventories

Inventories consisted of the following:

	December, 31 2007	December, 31 2006
Raw materials	$6,003	$4,506
Work-in-process	3,461	3,147
Finished goods	2,311	2,275
	$11,775	$9,928
Less: Reserves	(3,032)	(2,138)
	$8,743	$7,790

4.	Prepaid expenses and other current assets

Prepaid expenses and other current assets consisted of the following:

	December, 31 2007	December, 31 2006
Value added taxes receivable	$281	$100
Litigation award receivable	—	137
Prepaid expenses	131	93
Other receivables	28	11
	$440	$341

5.	Property, Plant and Equipment

Property, plant and equipment consisted of the following:

	December, 31 2007	December, 31 2006
Land	$1,382	$1,335
Building and improvements	5,330	5,049
Machinery and equipment	4,309	2,733
	11,021	9,117
Less: Accumulated depreciation	(1,047)	(514)
	$9,974	$8,603

Cyalume Technologies, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006
(in thousands)

6.	Debt Issue Costs

Unamortized costs paid to third parties to obtain the Company’s originally issued long-term debt were $385 and $484 as of December 31, 2007 and December 31, 2006, respectively.

The future amortization expense for each of the five succeeding years and beyond relating to capitalized debt issue cost assets is estimated at December 31, 2007 to be:

Year Ending
December 31, 2008	$100
December 31, 2009	106
December 31, 2010	113
December 31, 2011	64
December 31, 2012	2
$385

7.	Intangible Assets

Intangible assets consisted of the following:

As of December 31, 2007	Cost	Accumulated Amortization	Net Book Value
Developed technologies, including patents	$8,009	$1,393	$6,616
Trademarks and trade names	4,255	453	3,802
Purchased customer relationships	23,670	2,829	20,841
Noncompete agreements	885	339	546
	$36,819	$5,014	$31,805

As of December 31, 2006	Cost	Accumulated Amortization	Net Book Value
Developed technologies, including patents	$7,991	$666	$7,325
Trademarks and trade names	4,255	217	4,038
Purchased customer relationships	23,554	1,346	22,208
Noncompete agreements	885	162	723
	$36,685	$2,391	$34,294

The future amortization expense for each of the five succeeding years and beyond relating to intangible assets is estimated at December 31, 2007 to be:

Year Ending
December 31, 2008	$2,632
December 31, 2009	2,632
December 31, 2010	2,632
December 31, 2011	2,470
December 31, 2012	2,456
Thereafter	18,983
$31,805

Cyalume Technologies, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006
(in thousands)

As required by SFAS 144, management reviewed events and circumstances for indications of possible impairment of the above intangible assets and determined that testing for possible impairment was not necessary at December 31, 2007 and 2006.

8.	Goodwill

Goodwill represents the excess of the cost of acquiring the Company over the net fair value assigned to assets acquired and liabilities assumed.

During the period ended December 31, 2006, the Company incurred an additional $239 of legal costs directly related to the Transaction that have been presented as an increase to goodwill as well as the impact of the Company’s foreign currency translation adjustment.

During the year ended December 31, 2007, the only increase in goodwill is a result of the Company’s foreign currency translation adjustment.

The Company performed its annual impairment test following the guidance in SFAS No. 142, Goodwill and Other Intangible Assets, as of December 31, 2007 and December 31, 2006 and it was determined that no impairment existed.

9.	Lines of Credit

Cyalume Technologies, S.A. has lines of credit with a combined maximum borrowing capacity of €480 ($707 and $634 as of December 31, 2007 and 2006, respectively) under which there were no outstanding borrowings at December 31, 2007 or 2006. The lines’ interest rates are variable, based on the Euro Overnight Index Average and the 3-month Euro Interbank Offered Rate. At December 31, 2007, interest rates on the lines ranged from 5.416% to 8.6%. At December 31, 2006, interest rates on the lines ranged from 5.19% to 8.6%.The lines are collateralized by substantially all business assets of Cyalume Technologies, S.A. The lines have indefinite termination dates but can be renegotiated periodically.

Cyalume Technologies, Inc. has a line of credit with a maximum borrowing capacity of $2,000 ($4,000 at December 31, 2006). Interest is determined using the same methodology used to determine interest on the Senior Tranche A Note (see Note 10, Long-Term Debt). The line of credit is collateralized by substantially all assets of the Company and expires on January 23, 2010. Restrictions in the Senior Debt Agreements allow borrowings against the line of credit only if certain financial ratios related to EBITDA, leverage and fixed charges are met and as long as other non-financial requirements are met. Periodically, the Company has not met certain of these requirements and has not borrowed against the line of credit and, therefore, there were no outstanding borrowings on the line as of December 31, 2007 or 2006.

10.	Long-Term Debt

Cyalume Technologies, S.A. had a loan which financed the purchase of equipment and was due in monthly installments of principal of €3 ($5 as of December 31, 2006) plus interest. The loan bore interest at a fixed rate of 5.80% per year. The loan was collateralized by equipment of Cyalume Technologies, S.A. As of December 31, 2006, €9 ($12 as of December 31, 2006) was outstanding under this loan. The loan was repaid in full during 2007.

Cyalume Technologies, S.A. has a mortgage loan with a bank which is due in monthly installments of €7 ($10 and $9 as of December 31, 2007 and 2006, respectively), including interest, with the last payment due November 2011. The loan bears interest at a fixed rate of 5.95% per year. Outstanding principal is €297 ($437) at December 31, 2007 and €362 ($478) at December 31, 2006. The mortgage loan is collateralized by the real property of Cyalume Technologies, S.A.

Cyalume Technologies, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006
(in thousands)

As discussed in Note 1, Basis of Presentation and Description of Business, $53,000 of notes payable were incurred on the purchase of the Company. The $53,000 of notes payable consisted of $27,500 Senior Tranche A Notes, $12,500 Senior Tranche B Notes and $13,000 Subordinated Notes. The Senior Tranche A Notes are senior in payment priority to the Senior Tranche B Notes, which are all senior in payment priority to the Subordinate Notes.

The Senior Tranche A Notes are payable in quarterly principal installments of $700, which commenced on April 23, 2006 and end on October 23, 2010 (except for (a) April 23, 2007, on which a $10,000 principal payment was required and (b) July 23 and October 23, 2007 and January 23, 2008 on which no principal payments were required) with one final payment of $7,000 due on January 23, 2011. Outstanding principal is $14,700 and $25,400 at December 31, 2007 and 2006, respectively. Interest is also payable quarterly and is determined based on the unpaid principal balance at a margin percentage that is based on the Company’s financial performance plus either (a) the greater of (i) the Prime Rate or (ii) the Federal Funds Effective Rate plus 0.5% or (b) the average British Bankers Association Interest Settlement Rate (adjusted for certain Federal Reserve System reserves) until the note is repaid in full. Interest rates charged as of December 31, 2007 and 2006 were 8.80% and 9.53%, respectively. The Senior Tranche A Notes are collateralized by substantially all assets of the Company and require various restrictive financial and nonfinancial covenants, such as minimum EBITDA thresholds, maximum leverage ratios and a restriction on dividends.

In January 2008, the Company reached a settlement with the Sellers (see Note 18, Subsequent Events) pursuant to which the Company received $3,000 cash in exchange for releasing any claims to the remaining amounts in escrow. A provision of the debt agreements requires the Company to make an additional one-time principal payment equal to the amount of any escrow settlement received, less direct third-party costs incurred in pursuit of the settlement. Accordingly, in May 2008 a principal payment of $950 was made on the Senior Tranche A Notes in addition to the principal payments described in the preceding paragraph.

The Senior Tranche B Notes are payable in one principal installment of $12,500 on July 23, 2011. Interest is payable quarterly and is determined based on the unpaid principal balance at a margin percentage that is based on the Company’s financial performance plus either (a) the greater of (i) the Prime Rate or (ii) the Federal Funds Effective Rate plus 0.5% or (b) the average British Bankers Association Interest Settlement Rate (adjusted for certain Federal Reserve System reserves) until the notes are repaid in full. Interest rates charged as of December 31, 2007 and 2006 were 13.90% and 14.62%, respectively. The Senior Tranche B Notes are collateralized by substantially all assets of the Company and require various restrictive financial and nonfinancial covenants, such as minimum EBITDA thresholds, maximum leverage ratios and a restriction on dividends.

The Subordinated Notes bear interest at 15.5% (11% of which is payable quarterly in cash while the remaining 4.5% is paid-in-kind (added to the unpaid principal balance of the Subordinated Notes) and is determined based on the unpaid principal balance. The Subordinated Notes are payable in one installment of $13,000 plus all paid-in-kind interest on January 23, 2012. Outstanding principal, including paid-in-kind interest, is $14,099 and $13,565 at December 31, 2007 and 2006, respectively. The Subordinated Notes are collateralized by substantially all assets of the Company.

Cyalume Technologies, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006
(in thousands)

Future Maturities

As of December 31, 2007, future minimum payments due for each of the five succeeding years and beyond for long-term debt are as follows:

Year Ending	Principal outstanding as of December 31, 2007	Estimated interest to be paid in-kind after December 31, 2007	Total
December 31, 2008	$3,152	$—	$3,152
December 31, 2009	2,908	—	2,908
December 31, 2010	2,915	—	2,915
December 31, 2011	18,662	—	18,662
December 31, 2012	14,099	2,939	17,038
Thereafter	—	—	—
	41,736	$2,939	$44,675
Less: unamortized debt discount(1)	(847)
	$40,889

(1)	The unamortized debt discount at December 31, 2006 was $816.

11.	Accrued Expenses

Accrued expenses consisted of the following:

	December 31, 2007	December 31, 2006
Payroll	$1,260	$521
Interest	918	831
Professional fees	598	1,366
Litigation settlement	—	784
Other	816	681
	$3,592	$4,183

12.	Asset Retirement Obligation

As shown in Note 1, Basis of Presentation and Description of Business, the Company assumed Omniglow’s asset retirement obligation associated with remediation of certain known occurrences of asbestos at the manufacturing facility in Massachusetts.

The significant assumptions used to estimate the obligation are:

Annual inflation rate	5.01%
Credit-adjusted risk-free discount rate	5.37%
Range of estimated remediation completion dates	September 30, 2007 to September 30, 2015
Initial estimated remediation costs (undiscounted and not adjusted for inflation)	$200

Cyalume Technologies, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006
(in thousands)

The following is a reconciliation of the beginning and ending aggregate carrying amounts of asset retirement obligation for the year ended December 31, 2007 and the period ended December 31, 2006:

	Year ending December 31, 2007	Period ending December 31, 2006
Balance, beginning of period	$200	$191
Liabilities incurred	—	—
Liabilities settled	(44)	—
Accretion expense	10	9
Revisions in estimated cash flows	—	—
Balance, end of period	$166	$200

Accretion expense on the asset retirement obligation is included in general and administrative expenses in the accompanying consolidated statements of operations and comprehensive loss.

As of December 31, 2007, the Company estimates future settlement payments for each of the five succeeding years and beyond as follows:

Year Ending
December 31, 2008	$—
December 31, 2009	48
December 31, 2010	—
December 31, 2011	52
December 31, 2012	—
Thereafter	122
Total estimated undiscounted payments (adjusted for estimated inflation)	$222

The difference between the $166 liability as of December 31, 2007 and the estimated undiscounted future payments of $222 is the time value of money at the credit-adjusted risk-free rate of 5.37%.

13.	Commitments and Contingencies

Leases

The Company leases certain equipment under non-cancelable operating leases. Lease expense associated with this equipment during the year ended December 31, 2007 and the period ended December 31, 2006 was $14 and $10, respectively.

Future minimum lease payments under these non-cancelable lease obligations at December 31, 2007 are as follows:

Year Ending
December 31, 2008	$21
December 31, 2009	21
December 31, 2010	16
December 31, 2011	2
$60

Cyalume Technologies, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006
(in thousands)

Legal

Management does not expect that the various legal proceedings, including those discussed in the following paragraphs, will have a material adverse effect on future financial position, operating results, or cash flows of the Company.

As discussed in Note 1, Basis of Presentation and Description of Business, GMS acquired Omniglow Corporation on January 24, 2006. Prior to, or substantially simultaneously with, the acquisition by GMS, the Company contributed certain assets and liabilities related to Omniglow Corporation’s novelty and retail business to a newly created subsidiary, ROG, LLC (‘‘ROG’’), which was then sold to certain former Omniglow Corporation shareholders and management on January 24, 2006 for $2,650. This was done because the Company was to only retain the Omniglow Corporation assets and current liabilities associated with its government, military and safety business. During 2006, the Company and the buyers of ROG commenced litigation and arbitration proceedings against one another. The litigation and arbitration proceedings between the Company and ROG attributable to the claim that the Company holds equipment (valued at approximately $350) that should have been included in the assets that ROG purchased, was settled for $35. Other claims include breach of a lease between the Company and ROG, and breaches of various other agreements between the Company and ROG, and agreements between the Company and the principals of ROG. Damages on these claims can not be determined at this time.

A third party claimed it suffered commercial damages, including court fees and interest, caused by Omniglow, S.A. In October 2005, a French commercial court ordered Omniglow, S.A. to pay the third party for these alleged damages, which Omniglow S.A. appealed. Cyalume acquired responsibility for this litigation as part of the Transaction. As part of the appeal process, Cyalume Technologies S.A. was required to create a €450 ($594 as of December 31, 2006) escrow account for future payment, if any, of the alleged damages, which is presented as restricted cash on the December 31, 2006 consolidated balance sheet. As of December 31, 2006, the Company had accrued €594 ($784 as of December 31, 2006) for these claims, which is included in accrued liabilities on the accompanying December 31, 2006 consolidated balance sheet. The same court order required the third party to pay Omniglow S.A. €103 ($137 as of December 31, 2006), which is included in prepaid expenses and other current assets on the accompanying December 31, 2006 consolidated balance sheet.

In April 2007, a French court ordered Cyalume Technologies S.A. to pay the third party €328 ($439 when paid on June 11, 2007), which includes court fees and interest and is net of the amount due to Cyalume Technologies S.A from the third party, for these damages.

14.	Stockholders’ Equity

Common Stock

The Company is authorized to issue two classes of common stock: Class A Common Stock and Class B Common Stock (collectively ‘‘Common Stock’’). The Company is authorized to issue 30,000,000 shares of Class A Common Stock with a par value of $0.0001, of which 11,555,331 are issued and outstanding at December 31, 2007 and 2006. The Company is also authorized to issue 10,000,000 shares of Class B Common Stock with a par value of $0.0001, of which no shares are issued or outstanding at December 31, 2007 and 2006.

Holders of Class A Common Stock are entitled to vote on matters on which Company stockholders are entitled to vote and each holder of Class A Common Stock is entitled to one vote for each share of such stock held. Holders of Class B Common Stock do not have any such voting rights.

Cyalume Technologies, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006
(in thousands)

Holders of Common Stock are entitled to share ratably, according to the number of shares held by them, in dividends declared by the Company.

In the event of a voluntary or involuntary liquidation or dissolution of the Company, the holders of Common Stock are entitled to share ratably, according to the number of shares held by them, in all Company assets available for distribution to holders of Common Stock.

Upon the effective date of a registration statement filed with the Securities and Exchange Commission in connection with an initial public offering of the Common Stock, each share of Class B Common Stock must be converted automatically into one share of Class A Common Stock. Additionally, each share of Class B Common Stock can be converted into one share of Class A Common Stock upon the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock.

Paid in Capital

Holdings made capital contributions to the Company of $1,135 during the period ended December 31, 2006 and $13,000 during the year ended December 31, 2007.

15.	Income Taxes

Income taxes for the year ended December 31, 2007 and the period ended December 31, 2006 consisted of the following:

	Year ended December 31, 2007	Period ended December 31, 2006
Current:
Federal	$—	$—
State	—	—
Foreign	1,943	643
Deferred:
Federal	(1,343)	(2,242)
State	(330)	(404)
Foreign	—	—
Benefit from income taxes	$270	$(2,003)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The principal sources of these differences include the carrying value of inventories, fixed asset depreciation, debt issue costs and certain accruals and reserves for financial statement purposes which are not deductible for tax purposes.

Cyalume Technologies, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006
(in thousands)

Deferred income tax assets and liabilities consisted of the following at December 31, 2007 and 2006:

	December 31, 2007		December 31, 2006
	Current	Non-current	Current	Non-current
Deferred tax assets:
Federal	$465	$6,734	$332	$6,431
State	109	1,586	78	1,499
Foreign	—	—	—	—
Less: valuation allowance	—	—	—	—
	574	8,320	410	7,930
Deferred tax liabilities:
Federal	(16)	(10,753)	(11)	(11,665)
State	(5)	(2,516)	(3)	(2,730)
Foreign	—	—	—	—
	(21)	(13,269)	(14)	(14,395)
Deferred tax assets (liabilities)	$553	$(4,949)	$396	$(6,465)

Principal components of the Company’s net liability representing deferred income tax balances are as follows:

	December 31, 2007	December 31, 2006
Intangible assets	$(12,293)	$(13,378)
Property, plant and equipment	(976)	(1,017)
U.S. loss carryforwards and tax credits	7,079	7,137
Subsidiary dividend income	646	185
Provisions for expenses	988	844
Suspended capital loss on sale of subsidiary	160	160
	$(4,396)	$(6,069)

Income taxes computed using the federal statutory income tax rate differ from the Company’s effective tax rate primarily due to the following for the year ended December 31, 2007 and the period ended December 31, 2006:

	Year ended December 31, 2007	Period ended December 31, 2006
Provision for (benefit from) federal income taxes expected at 34% statutory rate	$100	$(1,877)
Increase (reduction) resulting from:
Tax on global activities	376	198
State income taxes, less federal income tax benefit	(218)	(267)
Other	12	(57)
Provision for (benefit from) income taxes	$270	$(2,003)

The majority of the deferred tax assets relate to domestic net operating loss carryforwards that expire in 2025. The realization of these assets is based on estimates of future taxable income.

Cyalume Technologies, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006
(in thousands)

Deferred income taxes on undistributed earnings of Cyalume Technologies, S.A. have not been recognized, since such earnings are considered to be reinvested indefinitely. If the earnings, which were approximately $3 million through December 31, 2007, were distributed in the form of dividends, they would be subject, in certain cases, to both United States income taxes and foreign withholding taxes. Because of the availability of U.S. foreign tax credits, it is not practicable to determine the U.S. federal income tax liability that would be payable if such earnings were not reinvested indefinitely. Deferred taxes are provided for earnings of the subsidiary when the Company plans to remit those earnings.

16.	Employee Benefit Plans

The Cyalume Technologies, Inc. Employee Savings and Retirement Plan (the ‘‘Plan’’), is intended to be qualified under Section 401(k) of the Internal Revenue Code. United States employees who have reached the age of 21 are eligible for participation after completing six months of service. Employees may defer receiving compensation up to the maximum permitted under the Internal Revenue Code. Matching contributions to the Plan, up to 6% of employee compensation through December 31, 2006 and up to 5% of employee compensation starting January 1, 2007, may be made at the discretion of the Company’s Board of Directors. For the year ended December 31, 2007, Company matching contributions were $145. For the period ended December 31, 2006, Company matching contributions were $34.

17.	Supplemental Disclosure of Cash Flow Information

	Year ended December 31, 2007	Period ended December 31, 2006
Cash paid for:
Interest	$5,418	$4,657
Income taxes	$1,456	$—

18.	Subsequent Events

As discussed in Note 1, Basis of Presentation and Description of Business, GMS acquired Omniglow Corporation on January 23, 2006. During 2006, the Company and the former stockholders of the Company (‘‘Sellers’’) commenced arbitration proceedings against one another. Arbitration proceedings between the Company and the Sellers included claims with respect to certain representations, warranties, contracts, covenants and other agreements in connection with the above mentioned stock purchase agreement and a number of other unrelated items. In January 2008, the Company reached settlement with the Sellers on all matters, which resulted in the Company receiving $3,000 in cash.

In the first quarter of 2008, the Company also underwent a corporate restructuring pursuant to which the CEO and two Vice-Presidents left the Company, resulting in a restructuring charge of approximately $1,209 being recorded as a 2008 expense.

On February 14, 2008, the Company and Holdings entered into a stock purchase agreement (the ‘‘Agreement’’) with Vector Intersect Security Acquisition Corporation (‘‘Vector’’). Under the Agreement, Holdings would sell to Vector all outstanding Company common stock for $120,000, less substantially all of the Company’s outstanding debt. The offer consists of a combination of cash and Vector common stock, resulting in the Company becoming an indirect wholly-owned subsidiary of Vector. The agreement is subject to Vector stockholder approval.

Cyalume Technologies, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006
(in thousands)

19.	Valuation and Qualifying Accounts

The following table sets forth activity in the Company’s valuation and qualifying accounts:

	Balance at Beginning of Period	Charged to Operations	Deductions(1)	Balance at End of Period
Period ended December 31, 2006
Reserves and allowances deducted from asset accounts:
Allowance for doubtful accounts	$323	$294	$(29)	$646
Year ended December 31, 2007
Reserves and allowances deducted from asset accounts:
Allowance for doubtful accounts	$646	$(76)	$(26)	$596

(1)	includes currency translation.

Cyalume Technologies, Inc. and Subsidiary
Consolidated Balance Sheets
(in thousands)

	March 31, 2008 (Unaudited)	December 31, 2007
Assets
Current assets
Cash	$7,553	$5,743
Accounts receivable, net of allowance for doubtful accounts of $646 and $596 at March 31, 2008 and December 31, 2007, respectively	3,005	3,329
Inventories, net	10,377	8,743
Deferred income taxes	465	553
Prepaid expenses and other current assets	632	440
Total current assets	22,032	18,808
Property, plant and equipment, net	10,489	9,974
Intangible assets, net	31,222	31,805
Goodwill	24,495	24,419
Debt issue costs, net	361	385
Total assets	$88,599	$85,391
Liabilities and Stockholder’s Equity
Current liabilities
Current portion of long-term debt	$3,861	$3,152
Accounts payable	2,861	2,603
Accrued liabilities	4,263	3,592
Income tax payable	1,509	1,305
Total current liabilities	12,494	10,652
Long-term debt, net of current portion	37,252	37,737
Deferred income taxes	5,130	4,949
Asset retirement obligations	169	166
Total liabilities	55,045	53,504
Commitments and contingencies	—	—
Stockholder’s equity
Class A common stock	1	1
Class B common stock	—	—
Additional paid-in capital	34,134	34,134
Accumulated other comprehensive income-foreign currency translation	1,933	1,248
Accumulated deficit	(2,514)	(3,496)
Total stockholder’s equity	33,554	31,887
Total liabilities and stockholder’s equity	$88,599	$85,391
The accompanying notes are an integral part of these consolidated financial statements.

Cyalume Technologies, Inc. and Subsidiary
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2008	2007
Net revenues	$10,116	$8,242
Cost of goods sold	5,017	4,343
Gross profit	5,099	3,899
Other expenses (income):
Selling expenses	932	707
General and administrative expenses	1,611	1,486
Interest expense, net	1,319	1,735
Foreign currency loss, net	110	3
Restructuring charges and sale-related costs	1,649	—
Amortization of intangible assets	653	651
Other income, net	(2,754)	(44)
Total other expenses	3,520	4,538
Income (loss) before provision for income taxes	1,579	(639)
Provision for income taxes	597	14
Net income (loss)	$982	$(653)
Net income (loss) per share (basic and diluted)	$0.08	$(0.06)
Weighted average shares used in computing basic and diluted net income (loss) per share	11,555	11,555

The accompanying notes are an integral part of these consolidated financial statements.

Cyalume Technologies, Inc. and Subsidiary
Consolidated Statements of Changes in Stockholder’s Equity
(in thousands, except shares)
(unaudited)

	Class A Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholder’s Equity	Comprehensive Income (Loss)
	Shares	Amount
Balance at December 31, 2006	11,555,331	$1	$21,134	$416	$(3,519)	$18,032
Net loss	—	—	—	—	(653)	(653)	(653)
Investments by parent company	—	—	1,494	—	—	1,494
Foreign currency translation adjustments	—	—	—	68	—	68	68
Comprehensive loss							$(585)
Balance at March 31, 2007	11,555,331	$1	$22,628	$484	$(4,172)	$18,941
Balance at December 31, 2007	11,555,331	$1	$34,134	$1,248	$(3,496)	$31,887
Net income	—	—	—	—	982	982	982
Foreign currency translation adjustments	—	—	—	685	—	685	685
Comprehensive loss							$1,667
Balance at March 31, 2008	11,555,331	$1	$34,134	$1,933	$(2,514)	$33,554

The accompanying notes are an integral part of these consolidated financial statements.

Cyalume Technologies, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the Three Months Ended March 31,
	2008	2007
Cash Flows from operating activities
Net income (loss)	$982	$(653)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property, plant and equipment	199	157
Amortization of intangible assets	653	651
Amortization of capitalized debt issue costs	24	28
Amortization of discount on long-term debt	57	53
Paid in kind interest expense on long-term debt	162	152
Provision for bad debts	28	100
Provision for inventory obsolescence	(26)	714
Accretion of asset retirement obligation	3	3
Provision for deferred income taxes	269	(419)
Unrealized foreign exchange losses	135	—
Changes in operating assets and liabilities:
Accounts receivable	315	(1,369)
Inventories	(1,475)	(728)
Prepaid expenses and other current assets	(164)	(201)
Accounts payable and accrued liabilities	861	2,466
Income taxes payable, net	103	439
Net cash provided by operating activities	2,126	1,393
Cash flows from investing activities
Purchases of property, plant and equipment	(576)	(135)
Net cash used in investing activities	(576)	(135)
Cash flows from financing activities
Repayment of line of credit	—	(733)
Principal payments on long-term debt	(25)	—
Investment by parent company	—	1,494
Net cash provided by (used in) financing activities	(25)	761
Effect of exchange rate changes on cash	285	39
Net increase in cash	1,810	2,058
Cash, beginning of period	5,743	3,040
Cash, end of period	$7,553	$5,098

The accompanying notes are an integral part of these consolidated financial statements.

Cyalume Technologies, Inc. and Subsidiary
Notes to Consolidated Financial Statements
March 31, 2008 (unaudited)
(in thousands)

1.	Basis of Presentation

The accompanying unaudited interim consolidated financial statements include the accounts of Cyalume Technologies, Inc. and its wholly-owned subsidiary (collectively, the ‘‘Company’’) and have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.

In the opinion of management, all adjustments (consisting of normal, recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three-month periods presented are not necessarily indicative of the results that may be expected for any other interim period or for the full year. The balance sheet at December 31, 2007 has been derived from the audited consolidated financial statements at that date. It is suggested that these unaudited interim consolidated financial statements be read in conjunction with the consolidated financial statements and footnotes thereto for the year ended December 31, 2007, which are contained elsewhere in this proxy.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.

2.	New Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (the ‘‘FASB’’) issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (‘‘SFAS No. 157’’), which is effective for fiscal years beginning after November 15, 2007, except as it relates to nonrecurring fair value measurements of nonfinancial assets and liabilities for which the standard is effective for fiscal years beginning after November 15, 2008. The objective of SFAS No. 157 is to define fair value, establish a framework for measuring fair value and expand disclosures regarding a company’s fair value measurements. Based on the three hierarchical levels of categorization defined by SFAS No. 157, the Company has determined that none of its financial instruments require disclosure under SFAS No. 157. As a result, to the extent the adoption of SFAS No. 157 was required, it did not have a material impact on the Company’s consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, Fair Value Option for Financial Assets and Financial Liabilities (‘‘SFAS No. 159’’), which permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected would be reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS No. 159, effective January 1, 2008, did not have a material impact on the Company’s consolidated financial statements.

Cyalume Technologies, Inc. and Subsidiary
Notes to Consolidated Financial Statements
March 31, 2008 (unaudited)
(in thousands)

3.	Inventories

Inventories consisted of the following:

	March 31, 2008	December 31, 2007
Raw materials	$7,133	$6,003
Work-in-process	3,587	3,461
Finished goods	2,661	2,311
	13,381	11,775
Less: Reserves	(3,004)	(3,032)
	$10,377	$8,743

4.	Restructuring Charges and Sale-Related Costs

During the three months ended March 31, 2008, the Company underwent a corporate restructuring pursuant to which the CEO and two Vice-Presidents left the Company, resulting in a restructuring charge of $1,209.

On February 14, 2008, the Company and its parent company, GMS Acquisition Partners Holdings, LLC (‘‘Holdings’’), entered into a stock purchase agreement (the ‘‘Agreement’’) with Vector Intersect Security Acquisition Corporation (‘‘Vector’’). Under the Agreement, Holdings would sell to Vector all outstanding Company common stock for $120,000. The offer consists of a combination of cash and Vector common stock, resulting in the Company becoming an indirect wholly-owned subsidiary of Vector. The agreement is subject to Vector stockholder approval. During the three months ended March 31, 2008, the Company incurred and expensed related legal and other costs associated with the Agreement of $440.

5.	Commitments and Contingencies

Legal

On January 23, 2006, GMS Acquisition Partners, LLC (‘‘GMS’’) acquired all of the outstanding capital stock of Omniglow Corporation (‘‘Omniglow’’) pursuant to a stock purchase agreement (the ‘‘Transaction’’). Concurrent with the Transaction, GMS was merged into Omniglow and officially changed its name to Cyalume Technologies, Inc. Omniglow had a wholly-owned subsidiary (Omniglow, S.A.), which was also acquired by GMS via the Transaction. Omniglow, S.A.’s name was changed to Cyalume Technologies, S.A. concurrent with the Transaction as well.

During 2006, the Company and the former stockholders of the Company (‘‘Sellers’’) commenced arbitration proceedings against one another. Arbitration proceedings between the Company and the Sellers included claims with respect to certain representations, warranties, contracts, covenants and other agreements in connection with the above mentioned stock purchase agreement and a number of other unrelated items. In January 2008, the Company reached settlement with the Sellers on all matters, which resulted in the Company receiving $3,000 in cash. As the settlement made no distinction as to the nature of the proceeds received by the Company, the receipt of these proceeds resulted in a net gain of $2,751 that is included in other income on the accompanying interim consolidated statement of operations for the three months ended March 31, 2008.

Prior to, or substantially simultaneously with, the Transaction, the Company contributed certain assets and liabilities related to Omniglow Corporation’s novelty and retail business to a newly

Cyalume Technologies, Inc. and Subsidiary
Notes to Consolidated Financial Statements
March 31, 2008 (unaudited)
(in thousands)

created subsidiary, ROG, LLC (‘‘ROG’’), which was then sold to certain former Omniglow Corporation shareholders and management on January 23, 2006 for $2,650. This was done because the Company was to only retain the Omniglow Corporation assets and current liabilities associated with its government, military and safety business. During 2006, the Company and the buyers of ROG commenced litigation and arbitration proceedings against one another. The litigation and arbitration proceedings between the Company and ROG attributable to the claim that the Company holds equipment (valued at approximately $350) that should have been included in the assets that ROG purchased, was settled for $35 in December 2007. Other claims include breach of a lease between the Company and ROG, and breaches of various other agreements between the Company and ROG, and agreements between the Company and the principals of ROG. Damages on these claims can not be determined at this time, but management does not expect these claims will have a material adverse effect on the future financial position, operating results, or cash flows of the Company.

6.	Supplemental Disclosure of Cash Flow Information

	For the Three Months Ended March 31
	2008	2007
Cash paid for:
Interest	$1,169	$1,154
Income taxes	$225	$—

7.	Subsequent Event

In conjunction with the January 2008 settlement the Company reached with the Sellers (see Note 5), a provision in the Company’s debt agreements requires that a one-time additional principal payment equal to the amount of any escrow settlement received, less direct third-party costs incurred in pursuit of the settlement. Accordingly, in May 2008 a principal payment of $950 was made on the Company’s Senior Tranche A Notes, which are included in long-term debt on the accompanying consolidated balance sheets.

VECTOR INTERSECT SECURITY ACQUISITION CORP.

Vector Intersect Security Acquisition Corp.
(a corporation in the development stage)
Balance Sheets

	March 31, 2008	December 31, 2007
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$467,633	$569,723
Cash and cash equivalents, held in trust	58,399,532	58,309,161
Prepaid Expenses	66,889	94,444
Total current and total assets	$58,934,054	$58,973,328
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Deferred underwriting fees	$2,340,000	$2,340,000
Accrued expenses	1,960	79,024
Accrued interest on notes payable, stockholders	21,251	9,481
Advance from Shareholder	8,820	8,820
Income taxes payable	—	85,000
Notes payable, stockholders	105,000	205,000
Total current liabilities	2,477,031	2,727,325
Common Stock, subject to possible redemption, 1,462,499 shares, at redemption price of $7.62 per share	$11,261,242	$11,144,242
Commitments and Contingencies
STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value
Authorized 1,000,000 shares; none issued	—	—
Common stock, $0.001 par value Authorized 50,000,000 shares Issued and outstanding 1,875,000 shares and 9,375,000 at December 31, 2007 and March 31, 2008	9,375	9,375
Additional paid-in-capital	44,322,734	44,439,734
Retained earnings during the development stage	863,672	652,652
Total stockholders’ equity	45,195,781	45,101,761
Total liabilities and stockholders’ equity	$58,934,054	$58,973,328

See notes to financial statements.

Vector Intersect Security Acquisition Corp.
(a corporation in the development stage)
Statements of Operations
(Unaudited)

	Three Months Ended		For the period from July 19, 2005 (inception) to March 31, 2008
	March 31, 2008	March 31, 2007

Interest Income	$363,738	$—	$1,710,660
Operating expenses	255,683	24,106	835,373
Income (loss) before interest expense and income taxes	108,055	(24,106)	875,287
Interest expense – related party	1,770	2,836	29,988
Income before provision for income taxes	106,285	(26,942)	845,299
Provision for income taxes	(104,735)	—	(18,373)
Net income (loss) for the period	$211,020	$(26,942)	$863,672
Weighted average shares outstanding –
basic	9,375,000	1,875,000	4,431,922
diluted	11,861,296	1,875,000	10,179,274
Net income (loss) per share – Basic	$0.02	$(0.02)	$0.19
Net income (loss) per share – Diluted	$0.02	$(0.02)	$0.08

See notes to financial statements.

Vector Intersect Security Acquisition Corp.
(a corporation in the development stage)
Statement of Stockholders Equity (deficit)

	Common Stock		Additional Paid-in capital	Deficiency Accumulated During the Development Stage	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balances at December 31, 2005	1,875,000	$1,875	$23,125	$(67,116)	$(42,116)
Net loss for the period	—	—	—	(77,534)	(77,534)
Balances at December 31, 2006	1,875,000	1,875	23,125	(144,650)	(119,650)
Private placement – April 25, 2007	187,500	187	1,499,813	—	1,500,000
Common shares issued September 30, 2007 at $8 per share	7,312,500	7,313	58,492,687	—	58,500,000
Expenses of the Offering	—	—	(4,431,649)	—	(4,431,649)
Proceeds subject to possible redemption of 1,462,499 shares	—	—	(11,144,242)	—	(11,144,242)
Net income for the period	—	—	—	797,302	797,302
Balances at December 31, 2007	9,375,000	9,375	44,439,734	652,652	45,101,761
Adjustment to value of shares subject to possible redemption	—	—	(117,000)	—	(117,000)
Net income for the period	—	—		211,020	211,020
Balances at March 31, 2008	9,375,000	$9,375	$44,322,734	$863,672	$45,195,781

See notes to financial statements.

Vector Intersect Security Acquisition Corp.
(a corporation in the development stage)
Statements of Cash Flows
(Unaudited)

	Three Months Ended		For the period from July 19, 2005 (inception) to March 31, 2008
	March 31, 2008	March 31, 2007
Cash flows from operating activities:
Net income (loss)	$211,020	$(26,942)	$863,672
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Changes in:
Accounts payable and accrued expenses	(77,064)	7,331	1,960
Prepaid Expenses	27,555	—	(66,889)
Income taxes payable	(85,000)	—	—
Accrued interest on notes payable, stockholders	11,770	2,836	21,251
Net cash provided by (used in) operating activities	88,281	(16,775)	819,994
Cash flows from Investment activities:
Payment to trust account	(90,371)	—	(58,399,532)
Net cash used in investing activities	(90,371)	—	(58,399,532)
Cash flows from financing activities:
Proceeds from advances from stockholder	—	—	8,820
Proceeds from sale of shares of common stock	—	—	25,000
Proceeds from notes payable, stockholders	—	—	348,791
Proceeds of note payable stockholders	(100,000)	—	(243,791)
Proceeds from private placement	—	—	1,500,000
Proceeds from initial public offering	—	—	58,500,000
Payment of expenses of offering	—	—	(2,091,649)
Net cash provided by (used in) financing activities	(100,000)	—	58,047,171
Net increase in cash	(102,090)	(16,775)	467,633
Cash at the beginning of the period	569,723	24,279	—
Cash at the end of the period	$467,633	7,504	467,633
Supplemental Disclosure of non-cash financing activities
Cash paid for interest	$—	$8,734	$8,734
Accruals of deferred offering cost	$—	$17,500	$2,340,000

See notes to financial statements.

Vector Intersect Security Acquisition Corp.
(a development stage company)

Notes to Condensed Financial Statements
March 31, 2008

1. Organization, Proposed Business Operations and Summary of Significant Accounting Policies	Basis of Presentation

The financial statements of Vector Intersect Security Acquisition Corporation (the ‘‘Company’’), for the three months ended March 31, 2008 and 2007, and for the period from July 19, 2005 (inception) to March 31, 2008, are unaudited. In the opinion of management, all adjustments (consisting of normal adjustments) have been made that are necessary to present fairly the financial position of the Company as of March 31, 2008 and the results of its operations and its cash flows for the three months ended March 31, 2008 and 2007, and for the period of from July 19, 2005 (inception) to March 31, 2008. Operating results for the interim periods presented are not necessarily indicative of the results to be expected for the full fiscal year. The balance sheet as of December 31, 2007 has been derived from the audited financial statements.

Vector Intersect Security Acquisition Corporation (the ‘‘Company’’) was incorporated in Delaware on July 19, 2005 as a blank check company. It’s objective is to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination (as defined below), one or more businesses in the homeland security, national security and/or command and control industries.

The registration statement for the Company’s initial public offering (the ‘‘Public Offering’’) was declared effective on April 25, 2007. The Company completed a private placement (the ‘‘Private Placement’’) and received gross proceeds of $1,500,000 on April 25, 2007. The Company consummated the Public Offering on May 1, 2007 and received gross proceeds of $58,500,000. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Private Placement and the Public Offering (collectively the (‘‘Offerings’’) each as described in Note 2), although substantially all of the net proceeds of the Offerings are intended to be generally applied toward consummating a business combination with a target company. As used herein, a ‘‘target business’’ shall include an operating business in the homeland security or defense industries, or a combination thereof, and a ‘‘business combination’’ shall mean the acquisition by the Company of such a target business. There is no assurance that the Company will be able to effect a business combination successfully.

Of the proceeds of the Offerings, $58,030,000 was placed in a trust account (‘‘Trust Account’’) at JP MorganChase, New York City, New York, maintained by American Stock Transfer & Trust Company, the Company’s transfer agent. This amount includes the net proceeds of the Public Offering and the Private Placement, and $2,340,000 of deferred underwriting compensation fees (the ‘‘Discount’’) which will be paid to Rodman & Renshaw, LLC if, and only if, a business combination is consummated. The funds in the Trust Account will be invested until the earlier of (i) the consummation of the Company’s first business combination or (ii) the liquidation of the Trust Account as part of a plan of dissolution and liquidation approved by our stockholders. Up to $1,500,000 of interest income on the Trust Account may be used to fund the Company’s working capital requirements including payments for legal and accounting fees to due diligence on prospective acquisitions and continuing general and administrative expenses.

After signing a definitive agreement for the acquisition of a target business, the company will submit such transaction for stockholder approval. In the event (i) the Business Combination is not approved by a majority of the shares of common stock or (ii) 20% or more of the shares of common stock held by the public stockholders vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated.

With respect to the first Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company redeem its, his or her shares. The per share redemption price will equal the amount in the Trust Fund, plus interest (net of taxes payable and net of up to $1,500,000 of interest income on the Trust Fund that may be used to fund the Company’s working capital) calculated as of two business days prior to the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Public Offering. Accordingly, Public Stockholders holding approximately 19.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by the Initial Stockholders.

Income Taxes

On January 1, 2007 the company adopted, FASB Issue Interpretation No. 48, ‘‘Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109’’ (‘‘FIN 48’’). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS No. 109, ‘‘Accounting for Income Taxes.’’ FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of ‘‘FIN 48’’ had no effect on our financial condition or results of operation.

We recognize interest and penalties related to uncertain tax positions in income tax expense. The tax years 2005, 2006 and 2007 remain open to examination by the major taxing jurisdictions to which we are subject.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Corporation considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Corporation to credit risk consist of cash and cash equivalents. The Corporation’s policy is to limit the amount of credit exposure to any one financial institution and place investments with financial institutions or in short-term money market funds that provide minimal exposure to interest rate and credit risk.

Earnings per Common Share

Basic earnings per share (‘‘EPS’’) is computed by dividing net income applicable to common stock by the weighted average common shares outstanding during the period. Diluted EPS reflects the additional dilution for all potentially dilutive securities such as stock warrants.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material affect on the accompanying financial statements.

2. Offerings	On April 25, 2007 the Company sold 187,500 units in a Private Placement, and on May 1, 2007 the Company sold 7,312,500 units in a Public Offering collectivity (the ‘‘Units’’). Each Unit consists of one share of the Company’s common stock, $0.001 par value, and one common stock purchase warrant (‘‘Warrants’’). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 per share (which Warrant may be exercised on a cashless basis) commencing the later of (a) one year from the effective date of the Public Offering; or (b) the completion of a Business Combination with a target business and expiring four years from the date of the prospectus (unless earlier redeemed). The Warrant is redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrant becomes exercisable, only in the event that (a) the last sales price of the common stock is at least $11.50 per share for any 20 trading days within a 30-trading-day period ending on the third business day prior to date on which notice of redemption is given.

The Company will use its best efforts to cause a registration statement to become effective on or prior to the commencement of the Warrant exercise period and to maintain the effectiveness of such registration statement until the expiration of the Warrants. The Warrants may not be exercised in the absence of an effective registration statement and, in the event that the Company is unable to maintain the effectiveness of such registration statement until the expiration of the Warrants, and therefore is unable to deliver registered shares, the Warrants may expire unexercised and worthless. In no event will the Company be required to net-cash settle the Warrants. Accordingly, the Company has determined that the Warrants should be classified in stockholders’ equity upon issuance in accordance with the guidance in EITF 00-19, ‘‘Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock’’.

3. Deferred Offering Costs	Deferred offering costs consist of legal, auditing, regulatory filing, underwriting fees and other costs incurred related to the Proposed Offerings that were charged to stockholders’ equity upon receipt of the capital raised.

4. Advances from Stockholder	In March 2006 and in September 2006, a stockholder advanced the Company a total of $8,820 and $22,950 respectively for operating expenses. The advance is non-interest bearing and is due on demand.

5. Notes Payable, Stockholders	In addition to their purchase of the Company’s common stock, two of the Company’s stockholders and officers advanced the Company an aggregate of $205,000 in exchange for unsecured promissory notes. The notes bear interest at a rate of 4% per annum with principal and accrued interest due no later than the first anniversary of the initial public offering of the Company. During the quarter ended March 31, 2008, the Company repaid $100,000 of these loans.

The Company issued two additional notes with an aggregate principal amount of $143,791 to SCP Private Equity Management Company, LLC. The notes bore interest at a rate of 5.5% per annum with principal and were repaid during the fiscal year of 2007.

6. Per Share Information	In accordance with SFAS No. 128, ‘‘Earnings Per Share,’’ basic income per common share (‘‘Basic EPS’’) is computed by dividing the net income by the weighted-average number of shares outstanding. Diluted income per common share (‘‘Diluted EPS’’) is computed by dividing the net income by the weighted-average number of common shares and dilutive common share equivalents then outstanding. SFAS No. 128 requires the presentation of both Basic EPS and Diluted EPS on the face of the Company’s Condensed Statements of Income.

The following table sets forth the computation of basic and diluted per share information

	Three Months Ended March 31		For the period from July 19, 2005 (inception) to March 31, 2008
	2008	2007
Numerator:
Net Income (Loss)	$211,020	$(26,942)	$863,672
Denominator:
Weighted-average common shares outstanding	9,375,000	1,875,000	4,431,922
Dilutive effect of warrants	2,486,296	—	5,747,352
Weighted-average common shares outstanding, assuming dilution	$11,861,296	$1,875,000	$10,179,274
Net Income (Loss) Per Share:
Basic	$0.02	$(0.02)	$0.19
Diluted	$0.02	$(0.02)	$0.08

7. Commitments	In connection with the Public Offering the Company sold to the representative of the underwriter for $100 an option to purchase up to a total of 731,250 Units. The Units issuable upon exercise of this option are identical to those offered to the public, except that the Warrants underlying this option are exercisable at $5.50 (110% of the exercise price of the Warrants included in the units sold in the Public Offering). This option is exercisable at $8.80 per unit commencing on the later of the consummation of a Business Combination and one year from the date of offerings and expiring five years from the date of offerings.

The option and the 731,250 units, the 731,250 shares of common stock and the 731,250 Warrants underlying such units, and the 731,250 shares of common stock underlying such Warrants, have been deemed compensation by the National Association of Securities Dealers (‘‘NASD’’) and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of offerings. However, the option may be transferred to any underwriter and selected dealers participating in the offering and their bona fide officers or partners.

The Company accounted for this purchase option as a cost of raising capital and will include the instrument as equity in the financial statements. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company estimated, based upon a Black-Scholes model, that the fair value of the purchase option on the date of sale is approximately $3.40 per unit (or $2,486,250 in the aggregate), using an expected life of 5 years, volatility of 44%, and a risk-free rate of 5%. However, because the Company’s units did not have a trading history, the volatility assumption was based on information then available to management. The volatility estimate is derived using historical data of public companies in the proposed industry. The Company believes the volatility estimate calculated from these companies is a reasonable benchmark to use in estimating the expected volatility of our units; however, the use of an index to estimate volatility may not necessarily be representative of the volatility of the underlying securities. Although an expected life of five years was used in the calculation, if the Company does not consummate a Business Combination with the prescribed time period and it liquidates the option will become worthless.

The Company has engaged the representative of the underwriters on a non-exclusive basis as an agent for the solicitation of target for a Business Combination. The Company has agreed to pay the representative of the underwriters a transaction fee in cash equal to 3% of the aggregate consideration paid by the Company in a Business Combination with a target business the representative of the underwriters introduces to the Company, if such Business Combination is consummated within twenty-four months of such introduction.

The Company has engaged the representative of the underwriters, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange

Commission, the Company has agreed to pay the representative of the underwriter for bona fide services rendered a commission equal to 3% of the exercise price for each Warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the representative. In addition to soliciting, either orally or in writing, the exercise of the Warrants the representative’s services may also include disseminating information, either orally or in writing, to Warrant holders about the Company or the market for the Company’s securities, and assisting in the processing of the exercise of the Warrants. No compensation will be paid to the representative upon the exercise of the Warrants if:

•	The market price of the underlying shares of common stock is lower than the exercise price;

•	The holder of the Warrants has not confirmed in writing that the representative solicited the exercise;

•	The Warrants are held in a discretionary account;

•	The Warrants are exercised in an unsolicited transaction; or

•	The representative has not provided to the holder of the Warrants solicited for exercise a copy of the prospectus with respect to the shares of common stock underlying the Warrants.

The Company has engaged Selway Partners LLC, an entity with which several of the Company’s officers and directors are affiliated for an aggregate monthly fee of $7,500 for certain administrative, technology, bookkeeping and secretarial services, as well as, the use of limited office space in New Jersey.

On May 1, 2007, the Company entered into a $500,000 revolving credit agreement with SCP Private Equity Management Company, LLC, of which the Company’s Chief Executive officer and one of its directors are members. Any amounts outstanding under the revolving credit agreement will bear interest at a rate of 5.5% per year. Any funds outstanding under the revolving credit agreement will become due and payable by the Company upon our consummation of a business combination. As of March 31, 2008, the Company has not borrowed any amounts under this facility.

On October 29, 2007, the Company entered into an agreement with SMH Capital to pay SMH a finders fee of 1% if they introduce a company to Vector that Vector subsequently acquires. The agreement included a list of companies that SMH had identified and introduced. Included in that list is Cyalume Technologies. Vector is currently finalizing its acquisition of Cyalume and if the acquisition is completed, SMH will be entitled to 1% of the fair market value of the transaction.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Vector Intersect Security Acquisition Corp.

We have audited the accompanying balance sheet of Vector Intersect Security Acquisition Corp. (a corporation in the development stage) as of December 31, 2007 and the related statements of income, stockholders’ equity and cash flows for the year ended December 31, 2007 and the period from July 19, 2005 (inception) to December 31, 2007. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. The Corporation is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Corporation’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vector Intersect Security Acquisition Corp. as of December 31, 2007 and the results of its operations and its cash flows for the year ended December 31, 2007 and the period from July 19, 2005 (inception) to March 31, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ Miller Ellin & Company, LLP
April 10, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Vector Intersect Security Acquisition Corp.

We have audited the accompanying balance sheet of Vector Intersect Security Acquisition Corp. (a corporation in the development stage) as of December 31, 2006, and the related statements of operations, stockholders’ deficiency, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vector Intersect Security Acquisition Corp. as of December 31, 2006, and the results of its operations and its cash flows for the year then ended, in conformity with United States generally accepted accounting principles.

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York
May 7, 2007

Vector Intersect Security Acquisition Corporation
(a development stage company)
Balance Sheets

	December 31
	2007	2006
ASSETS
Current assets:
Cash	$569,723	$24,279
Cash and cash equivalents, held in trust	58,309,161	—
Prepaid expenses	94,444	—
Total current assets	58,973,328	24,279
Deferred offering costs	—	432,338
Total assets	$58,973,328	$456,617
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Deferred underwriting costs	$2,340,000	$—
Accrued expenses	79,024	182,550
Accrued interest on notes payable, stockholders	9,481	13,157
Advance from shareholder	8,820	31,769
Income tax payable	85,000	—
Notes payable – stockholders	205,000	348,791
Total liabilities	2,727,325	576,267
Common stock, subject to possible redemption – 1,462,449 shares at $7.62 per share	11,144,242	—
Stockholders’ Equity:
Preferred stock – $.001 par value; 1,000,000 shares authorized;
No shares issued and outstanding	—	—
Common stock – $.001 par value; 50,000,000 shares authorized; issued and outstanding 9,375,000 at December 31, 2007 (including 1,462,449 shares of common stock subject to possible redemption) and 1,875,000 at December 31, 2006	9,375	1,875
Additional paid-in capital	44,439,734	23,125
Retained earnings/(deficit accumulated) during the development stage	652,652	(144,650)
Total stockholders’ equity (deficit)	45,101,761	(119,650)
Total liabilities and stockholders’ equity (deficit)	$58,973,328	$456,617

See notes to financial statements

Vector Intersect Security Acquisition Corporation
(a development stage company)
Statements of Operations

	Year Ended December 31, 2007	Year Ended December 31, 2006	Inception (July 19, 2005) through December 31, 2007
Interest income	$1,346,922	—	$1,346,922
Operating expenses	448,197	$67,394	579,690
Income (loss) before interest expense and income taxes	898,725	(67,394)	767,232
Interest expenses – related party	15,061	10,140	28,218
Income (loss) before provision for income taxes	883,664	(77,534)	739,014
Provision for income taxes	86,362	—	86,362
Net income (loss)	$797,302	$(77,534)	$652,652
Weighted average number of shares outstanding – basic	6,912,329	1,875,000	3,929,330
Diluted	8,530,207	1,875,000	4,589,135
Net income (loss) per share – basic	$0.11	$(0.04)	$0.16
Net income (loss) per share – diluted	$0.09	$(0.04)	$0.14

See notes to financial statements

Vector Intersect Security Acquisition Corporation
(a development stage company)
Statements of Stockholders’ Equity (Deficit)

	Common Stock		Paid-in Capital in Excess of Par	Retained Earnings/Deficit Accumulated During the Development Stage	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balances, at December 31, 2005	1,875,000	$1,875	$23,125	$(67,116)	$(42,116)
Net loss	—	—	—	(77,534)	(77,534)
Balances, at December 31, 2006	1,875,000	1,875	23,125	(144,650)	(119,650)
Proceeds of private placement – April 25, 2007	187,500	187	1,499,813	—	1,500,000
Stock issuance on June 30, 2007 at $8	7,312,500	7,313	58,492,687	—	58,500,000
Expenses of offerings	—	—	(4,431,649)	—	(4,431,649)
Less: Proceeds subject to possible redemption of 1,462,499 shares and associated deferred interest	—	—	(11,144,242)	—	(11,144,242)
Net income	—	—	—	797,302	797,302
Balances at December 31, 2007	9,375,000	$9,375	$44,439,734	$652,652	$45,101,761
See notes to financial statements

Vector Intersect Security Acquisition Corporation
(a development stage company)
Statements of Cash Flows

	Year ended December 31, 2007	Year ended December 31, 2006	Inception (July 19, 2005) through December 31, 2007
Cash flows from operating activities
Net income (loss)	$797,302	$(77,534)	$652,652
Adjustments to reconcile net loss to net cash provided by operating activities
Insurance premium refund receivable	—	18,903	—
Accounts payable and accrued expenses	(113,526)	67,684	79,024
Income tax payable	85,000	—	85,000
Prepaid Expenses	(94,444)	—	(94,444)
Accrued interest on notes payable, stockholders	6,324	10,140	9,481
Net cash provided by (used in) operating activities	680,656	19,193	731,713
Cash flows from investing activities:
Payment to trust account	(58,309,161)	—	(58,309,161)
Net cash used in investing activities	(58,309,161)	—	(58,309,161)
Cash flows from financing activities
Repayment of advances from shareholders	(22,949)	—	—
Proceeds from advances from stockholder		8,820	8,820
Proceeds from sale of shares of common stock	—	—	25,000
Proceeds from notes payable, stockholders	—	143,791	348,791
Repayment of notes payable, stockholders	(143,791)	—	(143,791)
Proceeds from private placement	1,500,000	—	1,500,000
Proceeds from initial public offering	58,500,000		58,500,000
Payment of expenses of offering	(1,659,311)	(157,186)	(2,091,649)
Net cash provided by financing activities	58,173,949	(4,575)	58,147,171
Net increase in cash	545,444	14,618	569,723
Cash, beginning of period	24,279	9,661	—
Cash, end of period	$569,723	$24,279	$569,723
Supplemental disclosure of cash flow information
Cash paid for interest	$8,734	$—	$8,737
Supplemental schedule of non-cash financing activities:
Accrual of deferred underwriting costs	$2,340,000	$132,449	$2,340,000

See notes to financial statements

Vector Intersect Security Acquisition Corporation
(a development stage company)

Notes to Consolidated Financial Statements
December 31, 2007

1. Organization, Proposed Business Operations and Summary of Significant Accounting Policies	Organization

Vector Intersect Security Acquisition Corporation (the ‘‘Company’’) was incorporated in Delaware on July 19, 2005 as a blank check company. Its objective is to acquire through merger, capital stock exchange, asset acquisition or other similar Business Combination (as defined below), one or more businesses in the homeland security, national security and/or command and control industries.

The registration statement for the Company’s initial public offering (the ‘‘Public Offering’’) was declared effective on April 25, 2007. The Company completed a private placement (the ‘‘Private Placement’’) and received gross proceeds of 51,500,000 on April 25, 2007. The Company consummated the Public Offering on May 1, 2007 and received gross proceeds of $58,500,000. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Private Placement and the Public Offering (collectively the ‘‘Offerings’’) (each as described in Note 2), although substantially all of the net proceeds of the Offerings arc intended to be generally applied toward consummating a business combination with a target company. As used herein, a ‘‘target business’’ shall include an operating business in the homeland security or defense industries, or a combination thereof, and a ‘‘business combination’’ shall mean the acquisition by the Company of such a target business. There is no assurance that the Company will be able to effect a business combination successfully.

Of the proceeds of the Offerings, $58,030,000 was placed in a trust account (‘‘Trust Account’’) at JP MorganChase, New York, New York, maintained by American Stock Transfer & Trust Company, the Company’s transfer agent. This amount includes the net proceeds of the Public Offering and the Private Placement, and $2,340,000 of deferred underwriting compensation fees (the ‘‘Discount’’) which will be paid to Rodman & Renshaw, LLC if, and only if, a business combination is consummated. The funds in the Trust Account will be invested until the earlier of (i) the consummation of the Company’s first business combination or (ii) the liquidation of the Trust Account as part of a plan of dissolution and liquidation approved by our stockholders, Up to $1,500,000 of interest income on the Trust Account may be used to fund the Company’s working capital requirements including payments for legal, accounting, due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event (i) the Business Combination is not approved by a majority of the shares of common stock or (ii) 20% or more of the shares of common stock held by the public stockholders vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated.

With respect to the first Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company redeem its, his or her shares. The per share redemption price will equal the amount in the Trust Fund, plus interest (net of taxes payable and net of up to $1,500,000 of interest income on the Trust Fund that may be used to fund the Company’s working capital) calculated as of two business days prior to the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Public Offering, Accordingly, Public Stockholders holding approximately 19.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by the Initial Stockholders.

Basis of Presentation

The financial statements include the accounts of the Company. As of December 31, 2007, the Company had not engaged in any business operations. All activity through December 31, 2007 is related to the Company’s formation, the Offering and the pursuit of acquiring a company.

Income Taxes

The Company’s policy is to recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between amounts recognized in the Company’s financial statements and its tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The effect of significant tax positions for which it is more likely than not that the Company will not prevail are recognized liabilities or reductions of deferred tax assets. Valuation allowances are recognized if it is more likely than not that the future tax benefits of deferred tax assets will not be realized. Assessments, if any, for tax related interest are classified as interest expense and tax penalties are classified as general and administrative expenses.

On January 1, 2007 the company adopted, FASB Issue Interpretation No. 48, ‘‘Accounting for Uncertainty in Income Taxes’’ an Interpretation of FASB Statement No. 109 — (‘‘FIN 48’’). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS No. 109, ‘‘Accounting for Income Taxes.’’ FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoptions of ‘‘FIN 48’’ had no effect on our financial condition or results of operation.

We recognize interest and penalties related to uncertain tax positions in income tax expense. The tax years 2005 and 2006 remain open to examination by the major taxing jurisdictions to which we are subject.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that a fleet the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Corporation considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Corporation to credit risk consist of cash and cash equivalents. The Corporation’s policy is to limit the amount of credit exposure to any one financial institution and place investments with financial institutions or in short-term money market funds that provide minimal exposure to interest rate and credit risk.

Earnings per Common Share

Basic earnings per share (‘‘EPS’’) is computed by dividing net income applicable to common stock by the weighted average common shares outstanding during the period. Diluted EPS reflects the additional dilution for all potentially dilutive securities such as stock warrants.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material affect on the accompanying financial statements.

2. Offerings	On April 25, 2007 the Company sold 187,500 units in a Private Placement, and on May 1, 2007 the Company sold 7,312,500 units in a Public Offering collectivity (the ‘‘Units’’). Each Unit consists of one share of the Company’s common stock $0.001 par value, and one common stock purchase warrant (‘‘Warrants’’). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 per share (which Warrant may be exercised on a cashless basis) commencing the later of one year from the effective date of the Public Offering: or (b) the completion of a Business Combination with a target business and expiring four years from the date of the prospectus (unless earlier redeemed). The Warrant is redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrant becomes exercisable, only in the event that (a) the last sales price of the common stock is at least $11.50 per share for any 20 trading days within a 30- trading-day period ending on the third business day prior to date on which notice of redemption is given.

The Company will use its best efforts to cause a registration statement to become effective on or prior to the commencement of the Warrant exercise period and to maintain the effectiveness of such registration statement until the expiration of the Warrants. The Warrants may not be exercised in the absence of an effective registration statement, and, in the event that the Company is unable to maintain the effectiveness of such registration statement until the expiration of the Warrants, and therefore is unable to deliver registered shares, the Warrants may expire unexercised and worthless. In no event will the Company be required to net-cash settle the Warrants. Accordingly, the Company has determined that the Warrants should he classified in stockholders’ equity upon issuance in accordance with the guidance in EITF 00-19, ‘‘Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock’’.

3. Deferred Offering Costs	Deferred offering costs consist of legal, auditing, regulatory filing, underwriting fees and other costs incurred related to the Proposed Offerings that were charged to stockholders’ equity upon receipt of the capital raised.

4. Advances from Stockholder	In March 2006 and in September 2006, a stockholder advanced the Company a total of $8,820 and 522,950 respectively for operating expenses. The advance is non-interest bearing and is due on demand.

5. Notes Payable, Stockholders	In addition to their purchase of the Company’s common stock, two of the Company’s stockholders and officers advanced the Company an aggregate of $205,000 in exchange for unsecured promissory notes. The notes bear interest at a rate of 4% per annum with principal and accrued interest due no later than the first anniversary of the initial public offering of the Company.

The Company issued two additional notes with an aggregate principal amount of $143,791 to SCP Private Equity Management Company, LLC. The notes bear interest at a rate of 5.5% per annum with principal and accrued interest due no later than the first anniversary of the initial public offering of the Company.

Due to the short-term nature of the notes, the fair value of the notes approximates their carrying value.

The interest expense for Notes payable to shareholders were 14,375 $12,167 and $29,363 for year ended 2007, 2006 and from inception to year end 2007, accordingly

6. Per Share Information	Basic income per common share (‘‘Basic EPS’’) is computed by dividing the net income by the weighted-average number of shares outstanding. Diluted income per common share (‘‘Diluted EPS’’) is computed by dividing the net income by the weighted-average number of common shares and dilutive common share equivalents then outstanding. SFAS No. 128 requires the presentation of both Basic EPS and Diluted EPS on the face of the Company’s Condensed Statements of Income.

The following table sets forth the computation of basic and diluted per share information

	Year Ended December 31		For the period from July 19, 2005 (inception) to December 31, 2007
	2007	2006
Numerator:
Net Income (Loss)	$779,302	$(77,534)	$652,651
Denominator:
Weighted-average common shares outstanding Dilutive effect of warrants	6,912,329	1,875,000	3,929,330
Weighted average common shares outstanding, assuming dilution	8,530,207	1,875,000	4,589,135
Net Income (Loss) Per Share:
Basic	$0.11	$(0.04)	$0.16
Diluted	$0.09	$(0.04)	$0.14

7. Commitments	In connection with the Public Offering the Company sold to the representative of the underwriter, for $100 an option to purchase up to a total of 731,250 Units. The Units issuable upon exercise of this option are identical to those offered to the public, except that the Warrants underlying this option are exercisable at $5.50 (110% of the exercise price of the Warrants included in the units sold in the Public Offering). This option is exercisable at $8.80 per unit commencing on the later of the consummation of a Business Combination and one year from the date of offerings and expiring five years from the date of offerings.

The option and the 731,250 units, the 731,250 shares of common stock and the 731,250 Warrants underlying such units, and the 731,250 shares of common stock underlying such Warrants, have been deemed compensation by the National Association of Securities Dealers (‘‘NASD’’) and are therefore subject to a 180-day lock-up pursuant to Rule 2710(01) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred. assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of offerings. However, the option may be transferred to any underwriter and selected dealers participating in the offering and their bona fide officers or partners.

The Company accounted for this purchase option as a cost of raising capital and will include the instrument as equity in the financial statements. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company estimated, based upon a Black-Scholes model, that the fair value of the purchase option, on the date of sale is approximately $3.40 per unit (or $2,486,250 in the aggregate), using an expected life of 5 years, volatility of 44%, and a risk-free rate of 5%. However, because the Company’s units did not have a trading history, the volatility assumption was based on information then available to management. The volatility estimate is derived using historical data of public companies in the proposed industry. The Company believes the volatility estimate calculated from these companies is a reasonable benchmark to use in estimating the expected volatility of our units; however, the use of an index to estimate volatility may not necessarily be representative of the volatility of the underlying securities. Although an expected life of five years was used in the calculation, if the Company does not consummate a Business Combination with the prescribed time period and it liquidates, the option will become worthless.

The Company has engaged the representative of the underwriters, on a non-exclusive basis, as an agent for the solicitation of target for a Business Combination. The Company has agreed to pay the representative of the underwriters a transaction fee in cash equal to 3% of the aggregate consideration paid by the Company in a Business Combination with a target business the representative of the underwriters introduces to the Company, if such Business Combination is consummated within twenty-four months of such introduction.

The Company has engaged the representative of the underwriters, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange

Commission, the Company has agreed to pay the representative of the underwriter for bona fide services rendered a commission equal to 3% of the exercise price for each Warrant exercised more than one year after April 25, 2007 (the effective date of our initial public offering) if the exercise was solicited by the representative. In addition to soliciting, either orally or in writing, the exercise of the Warrants, the representative’s services may also include disseminating information, either orally or in writing, to Warrant holders about the. Company or the market for the Company’s securities, and assisting in the processing of the exercise of the Warrants. No compensation will be paid to the representative upon the exercise of the Warrants if:

•	The market price of the underlying shares of common stock is lower than the exercise price;

•	The holder of the Warrants has not confirmed in writing that the representative solicited the exercise;

•	The Warrants are held in a discretionary account;

•	The Warrants are exercised in an unsolicited transaction; or

•	The representative has not provided to the holder of the Warrants solicited for exercise, a copy of the prospectus with respect to the shares of common stock underlying the Warrants.

The Company has engaged Selway Partners LLC, an entity with which several of the Company’s officers and directors are affiliated, for an aggregate monthly fee of $7,500 for certain administrative, technology, bookkeeping and secretarial services, as well as the use of limited office space in New Jersey.

On May 1, 2007, the Company entered into a $500,000 revolving credit agreement with SCP Private Equity Management Company, LLC, of which the Company’s Chief Executive officer and one of its directors are members. Any amounts outstanding under the revolving credit agreement will bear interest at a rate of 5.5% per year. Any funds outstanding under the revolving credit agreement will become due and payable by the Company upon our consummation of a business combination. As of December 31, 2007, the Company has not borrowed any amounts under this facility.

8. Related Party Transactions	The Corporation presently occupies office space provided by an affiliate of the Corporation’s president and an Initial Stockholder. Such affiliate has agreed that, until the acquisition of a target business by the Corporation, it will make such office space, as well as certain office and secretarial services, available to the Corporation, as may be required by the Corporation from time to time. The

Corporation has agreed to pay such affiliate $7,500 per month for such services commencing April 25, 2007. Payments made under this agreement totaled $90,000 for the year ended December 31, 2007.

9. Income Taxes	There is no difference between the effective tax rate reflected by the provision for income taxes and the amounts calculated using statutory tax rates. The components of the provision for income tax are as follows:

	For the Year ended December 31, 2007	Year ended December 31, 2006		For the Period from April 6, 2005 (inception) to December 31, 2007
Federal
Current	$85,000	$		$85,000
Deferred	—		—	—
State
Current
Deferred	—		—	—
	$85,000		$—	$85,000

There were no deferred tax assets, liabilities or uncertain tax positions at December 31, 2007.

10. Capital Stock	The Corporation is authorized to issue 50,000,000 shares of common stock. Stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that Public Stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust fund if they both elect such conversion within the prescribed time period and they subsequently vote against a Business Combination that is ultimately approved and completed. Assuming that such a Business Combination is not timely completed and the Corporation’s dissolution is approved by the stockholders in accordance with Delaware law, Public Stockholders will be entitled to receive their proportionate share of the Trust Fund (including any interest not released to us, net of taxes, and the deferred underwriting discount). In addition, Public Stockholders will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations.

Pursuant to letter agreements with the Corporation, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Corporation’s liquidation.

Preferred Stock

The Corporation is authorized to issue 5,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters prohibits the Corporation, prior to a Business Combination, from issuing preferred stock without the consent of the representatives of the underwriters.

11. Contractual Obligations	On June 19, 2007, the Company entered into a consulting agreement with Derek Dunaway. Mr. Dunaway duties are to assist the Company’s officers with the Company’s reporting obligations and in its search for a target business. Pursuant to the consulting agreement, Mr. Dunaway will receive $10,000 per month (including retroactive compensation to May 2, 2007) and the agreement may be terminated by either party on 15 days prior written notice to the other party. If the Company consummates a business combination, the Company will (i) pay Mr. Dunaway $10,000 for each month he has performed as a consultant for the Company and (ii) issue Mr. Dunaway warrants to purchase 100,000 shares of Vector’s common stock, exercisable at $5.00 per share.

On December 17, 2007, the Company entered into an agreement with Raviv Shefet pursuant to which, in consideration for financial advisory services rendered, if the Company consummates a business combination, the Company will issue Mr. Shefet warrants to purchase 100,000 shares of Vector’s common stock, exercisable at $5.00 per share.

Since the warrants described above are not yet outstanding and their issuance is contingent on an event that may not occur, the warrants have not yet been valued.

ANNEXES

A    —    Fairness opinion of ValueScope, Inc.

B    —    Fourth Amended and Restated Certificate of Incorporation for Vector

C    —    Stock Purchase Agreement

D    —    Form of Investor Rights Agreement

Annex A

Fairness Opinion
Related to the Acquisition of
Cyalume Technologies, Inc.
by
Vector Intersect Security Acquisition
Corporation
Valuation Date
December 31, 2007

Prepared for:

Board of Directors
Vector Intersect Security Acquisition Corporation

January 18, 2008

Board of Directors
Vector Intersect Security Acquisition Corporation
65 Challenger Road
Ridgefield Park, New Jersey 07660

Dear Members of the Board:

We were engaged to advise Vector Intersect Security Acquisition Corporation (‘‘VISAC’’) and its stockholders as to the fairness of the consideration to be paid for all of the outstanding capital stock of Cyalume Technologies, Inc. (‘‘Cyalume’’) in connection with the Letter of Intent dated December 28, 2007. Subject to the due diligence performed by VISAC as described in the Letter of Intent, the enterprise value of Cyalume is $120 million.

It is our understanding based on a review of the Letter of Intent that the consideration of $120 million will be allocated to satisfy debt obligations, Series A & B Preferred Units of GMS Acquisition Partners Holdings, LLC (‘‘GMS’’) and a mortgage equipment loan with the residual to be divided by $7.97 and issued as capital stock of VISAC.

Our opinion is based on a review of certain publicly available business and financial information relating to Cyalume and VISAC. We also reviewed certain internal financial and operating information related to Cyalume and VISAC, including financial forecasts prepared by VISAC’s management (‘‘Management’’). In addition, we discussed with the senior management of VISAC Cyalume’s business and prospects and their effect on VISAC.

This opinion is based on a valuation analysis in accordance with generally accepted valuation standards and included such valuation tests and procedures that we considered necessary under the circumstances. Our valuation analysis included, but was not necessarily limited to, the following procedures:

•	A review of a copy of the Letter of Intent dated December 28, 2007, from VISAC to acquire the outstanding capital stock of Cyalume

•	A review of consolidated financial statements for Omniglow & Subsidiaries for the fiscal year ended December 31, 2005

•	A review of monthly and year to date income statements for Cyalume from November 2006 through December 2007

•	A review of monthly and year-to-date balance sheets for Cyalume from November 2006 through November 2007

•	A review of sales by segment comparison for various periods during the fiscal year ended December 31, 2007

•	A review of Management’s projected profit and loss statements for Cyalume for the years 2008 through 2012

603 S. Main Street ▪ 2nd Floor ▪ Grapevine ▪ Texas 76051 ▪ Tel: 817.481.4900 ▪ Fax: 817.481.4905

Board of Directors
Vector Intersect Security Acquisition Corporation
January 18, 2008

In connection with our review, we did not independently verify any of the foregoing information and we relied on its completeness and accuracy in all material aspects. With respect to the financial forecasts, we assumed that they were reasonably prepared on bases reflecting the best currently available estimate of the judgments of VISAC’s and Cyalume’s management as to the expected financial performance of Cyalume. We did not make an independent evaluation or appraisal of the assets of Cyalume, nor were we furnished with any such appraisals.

We did not act as the financial advisor to VISAC or to Cyalume or its shareholders in connection with this acquisition. It is understood that this letter is for the information of certain employees and/or the board of directors of VISAC only and is not to be quoted, referred to, in whole or in part, in any registration statement or in connection with any document used in connection with the offering of the sale of securities without the express written consent of ValueScope, Inc.

Based upon and subject to the foregoing, including the various assumptions and limitations as set forth herein, it is our opinion that the consideration to be paid for the outstanding capital stock of Cyalume Technologies, Inc. as outlined in the Letter of Intent is fair to the common stockholders of Vector Intersect Security Acquisition Corporation from a financial point of view.

We are independent of Vector Intersect Security Acquisition Corporation and Cyalume Technologies, Inc. and we have no current or prospective economic interest in the assets that are the subject of this opinion. Our fee for this opinion was in no way influenced by our conclusion.

Respectfully submitted,

ValueScope, Inc.

Martin D Hanan, CFA
President

APPENDIX — VALUATION ANALYSIS

DESCRIPTION OF THE PROPOSED TRANSACTION

Based on a review of the Letter of Intent, VISAC shall pay the enterprise value to the following recipients in the following priority: (i) cash to the holders of the 1st Lien Secured Debt in the approximate amount of $14.7 million; (ii) cash to the holders of the 2nd Lien Secured Debt in the approximate amount of $12.5 million; (iii) cash to the holders of the Senior Subordinated Note in the approximate amount of $13.9 million; (iv) cash to the holders of the issued and outstanding Series B Preferred Units of GMS in the approximate amount equal to the liquidation preference plus all accrued and unpaid dividends of $23.8 million; (v) cash to the holders of then issued and outstanding Series A Preferred Units of GMS in the amount of $15 million; and (vi) cash for a mortgage equipment loan in the approximate amount of $400,000. The residual amount of the total enterprise value shall be divided by $7.97 and issued as capital stock of VISAC.

VECTOR INTERSECT SECURITY ACQUISITION CORPORATION

VISAC was incorporated in Delaware in July 2005 to serve as a special purpose vehicle for the acquisition of an operating business in homeland security, national security and/or command and control industries through a merger, capital stock exchange, asset acquisition or other business combination. The company is traded on the OTC Bulletin Board under the ticker VTRQ. The company is based on Ridgefield Park, New Jersey.

CYALUME TECHNOLOGIES, INC.

Cyalume designs, develops and produces reliable chemical and electronic lights for safety and security applications. The company’s products provide dependable light for use in emergencies such as blackouts, industrial accidents, acts of terrorism and natural disasters. The company targets a specific customer base with its three major brand names: Cyalume brand (military grade), SnapLight brand (industrial grade) and the SafetyBright brand (consumer grade). Cyalume is the sole provider of light bars to military, NATO forces and FEMA. The company’s light bars are certified by the U.S. Department of Transportation and the U.S. Coast Guard. On January 23, 2006, the Military & Safety Division of OmniGlow Corporation became a separate entity called Cyalume Technologies, Inc.

SECURITY AND DEFENSE INDUSTRY

The security and defense industry is attractive to VISAC as domestic and international governments continue to realize traditional defense measures are not adequate to confront the threat of potential terrorist attacks. Homeland security is one of the fastest growing sectors in the domestic economy. In the five years after the terrorist attacks of September 11, 2001, the U.S. Department of Homeland Security and its agencies paid private contractors at least $130 billion. The department’s budget has increased every year since its inception in 2003. The budget for fiscal 2006 was $40 billion and the estimate for fiscal 2007 was $43 billion. Homeland Security Research, a research firm, projected that spending would grow to $170 billion per year by 2015.

As the spending increases in homeland security, the competition for contracts increases. In 1999, nine companies received homeland security contracts from the U.S. government. In the first year of the Department of Homeland Security (2003), that list of vendors grew to over 3,500 companies. In 2005, the number of companies awarded contracts was nearly 34,000.

VALUATION METHODOLOGY

There are three conceptually distinct methodologies that can be applied to determine the fair market value of a business or asset: (a) the income approach, (b) the market approach and (c) the cost approach. Each of these generally accepted valuation methodologies are considered in the appraisal process and are more or less relevant given the nature of the business and the observable data used to apply the method.

The income and market approaches were utilized to arrive at a conclusion of value for the company’s business enterprise value (BEV). The income approach directly measures the value of a company by estimating the expected cash flows derived from the business. The market approach provides an indication of value by observing the market value of comparable companies based on various pricing measures. The cost approach was considered, but not analyzed, since we valued the company on a going concern basis with consideration of the contribution to value by all the operating assets (tangible and intangible) of the business.

Summary of Supporting Schedules

Historical Financial Review — Schedules A.1 through A.3

The historical financial information of Omniglow Corporation for the fiscal year ended December 31, 2005, and the financial information of Cyalume for the periods ended December 31, 2006, and December 31, 2007, are presented in Schedules A.1 through A.3. As of the report date, the latest balance sheet available was as of November 30, 2007.

Based on a review of the financial information provided, total revenue of Cyalume increased from $31.3 million in 2006 to $37.6 million in 2007. Cost of goods sold as a percentage of revenue declined resulting in an increase in gross profit from $14.0 million (44.7% of revenue) in 2006 to $19.7 million (52.6% of revenue) in 2007. The company’s selling, general and administrative (SG&A) expense increased from $5.2 million (16.5% of revenue) in 2006 to $9.2 million (24.5% of revenue) in 2007. Earnings before interest, taxes, depreciation and amortization (EBITDA) increased from $8.8 million in 2006 to $10.5 million in 2007, although the EBITDA margin as a percentage of revenue remained steady at approximately 28%.

The company reported one-time, non-recurring acquisition expenses and management fees of $1.7 million in 2006 and $1.1 million in 2007. Depreciation expense was approximately $644,000 in 2006 and $534,000 in 2007. Other income was reported to be approximately $508,000 in 2006 and $523,000 in 2007. Cyalume reported interest expense of $6.1 million and $5.7 million in 2006 and 2007, respectively. Overall, the company reported net income of approximately $238,000 in 2006 and $2.0 million in 2007. The historical income statements are presented in Schedule A.1

Cyalume’s total assets increased from $77.7 million as of December 31, 2006, to $83.4 million as of November 30, 2007. Current assets increased from $17.0 million in 2006 to $20.8 million as of November 30, 2007. The company’s total liabilities decreased from $58 million in 2006 to $48.2 million as of November 30, 2007, primarily due to a decrease of $9.5 million in long-term interest bearing debt. As a result, shareholders’ equity increased from $19.7 million as of December 31, 2006, to $35.2 million as of November 30, 2007. The historical balance sheets are presented in Schedule A.2. Select financial and operating ratios are presented in Schedule A.3.

Income Approach — Discounted Cash Flow Model — Schedules B.1 through B.7

The projected revenue and expenses in the discounted cash flow model were based primarily on a review of Management’s projected profit and loss statements for the years 2008 through 2012. The nominal growth rate consists of a long-term inflation estimate of 2.5% and a real revenue growth rate. The projected nominal revenue growth rates approximate Management’s expectation of revenue through 2012. We assumed the real revenue growth rate declines by 20% annually in years six through ten of the forecast period.

The projected cost of goods as a percentage of revenue is directly based on Management’s projections through 2012 and held constant at 57% of revenue throughout the remainder of the forecast period. The projected SG&A expense as a percentage of revenue is more conservative than Management’s estimates of margin improvement. This was based on a review of the range of profit margins of the selected comparable companies that sell defense products and services to the U.S. military and U.S. government. Therefore, the company’s projected EBITDA and net margins are more conservative than Management’s projections but approximate the top of the range indicated by the comparable companies. The projected revenue and expenses are presented in Schedule B.1 and the projected income statement is presented in Schedule B.2.

The projected balance sheet (Schedule B.3) and capital expenditures (Schedule B.4) were determined based on historical financial information and ratios.

In determining the valuation of the company’s BEV utilizing the discounted cash flow model, we derived a weighted average cost of capital (WACC) for the company. The WACC is intended to approximate the required rate of return of the Company’s operating assets through consideration of the purchase price and Management’s forecast of future operations. Two components of the WACC calculation are the firm’s cost of equity capital and the firm’s cost of debt. We estimated the company’s cost of equity capital to be 16.3%, a market debt/equity ratio of 11% and a cost of debt to be 4.3% after-tax. As a result, the company’s WACC was estimated to be 15.2%. The calculation of the WACC is presented in greater detail in Schedule B.6.

Based on the forecasts and methodologies of the discounted cash flow method, it is our opinion that the value of the Company’s enterprise value as of December 31, 2007, can be reasonably stated as $141 million. The synthesis of net cash flow is presented in Schedule B.7.

Market Approach

The market approach analysis included an examination of guideline, or comparable companies, and pricing measures and industry transactions observable in the public and private markets.

Market Approach — Guideline Public Company Method — Schedules C.1 and C.2

We determined a conclusion of value based on a review of the pricing multiples of comparable companies. Based on discussions with Management and our own due diligence, we identified ten publicly traded companies that sold products and services related to security, protection or defense for military or government use. We calculated and reviewed pricing multiples for each comparable company and as a group. Based on our analysis, we selected the median enterprise value (EV) multiples of sales and EBITDA to arrive at an implied minority enterprise value of approximately $126 million. We added an industry control premium of 14.1% based on a review of the merger and acquisition data discussed in the next section to reach a conclusion of enterprise value of approximately $144 million. The guideline public company analysis is presented in Schedules C.1 and C.2.

Market Approach — Merger and Acquisition Method — Schedule D

We searched for transactions within the last three years with a target industry classification of Aerospace & Defense or Electronic Equipment Manufacturers. These industries were selected based on a review of the selected comparable companies. We limited the target company’s geographic region to the U.S. In addition, our search specified the keywords military or government in the target company’s business description. Our search resulted in 21 transactions with EV to revenue multiples, ten of which also had EV to EBITDA multiples. Based on our review of the data, we selected the mean and median EV to EBITDA to derive a conclusion of enterprise value of approximately $148 million. The merger and acquisition analysis is presented in Schedule D.

Conclusion of Enterprise Value — Schedule E

The value indications from the income and market approaches ranged from approximately $141 million to approximately $148 million. As a result of the low variance of the range, our conclusion is based on equal weighting of the three approaches. Therefore, it is our opinion that the enterprise value of Cyalume Technologies, Inc., as of December 31, 2007, can be reasonably stated as $144 million.

OPPORTUNITIES AND RISK FACTORS

Opportunities

As previously mentioned in the discussion of the discounted cash flow method, we forecasted revenues and expenses based on Management’s projections for the years 2008 through 2012. We also stated that we took a more conservative approach in forecasting profit margins based on our review of the profit margin ranges of the comparable companies. The projected profit margin of the company approximates the high of the comparable company range.

It is important to note that Management’s projections of revenue include contributions from three new product extensions utilizing Cyalume’s expertise with infrared and chemical light technologies. These product extensions are (a) a confidential military project, (b) a radiation detection product and (c) medical devices.

The company was approached in January 2006 by two physicists to develop a device to detect gamma radiation in cargo containers. U.S. Homeland Security has dictated that all incoming containers (approximately 55 million annually) will be screened for radiation to prevent against a potential terrorist attack. The current screening tools cost around $1,000 and are not efficient for full coverage. The Cyalume product could be a cost effective solution and the market opportunity for this product could exceed half a billion dollars.

Cyalume in partnership with Brigham and Women’s hospital in Boston has developed a disposable laryngoscope using chemical light to safely illuminate the throat. Laryngoscopes are part of standard equipment on board all ambulances and emergency response vehicles. The Cyalume product is projected to cost a tenth of the device currently used. The technology could be used in various other medical applications for skin treatment and to attack bacteria.

The projected revenue contribution from these product extensions is extremely conservative in Management’s overall company projections for the years 2008 through 2012. In addition, the projected gross margins are in line with the company’s current product mix.

Risk Factors

As with many businesses looking to capitalize on a fast growing industry, the company will likely face increasing competition. The number of companies that have been awarded contracts from the U.S. Department of Homeland Security have increased as homeland security has increased. The competition may increase the obsolescence factor of the company’s technology and/or products and force the company to commit more capital to remain competitive. In addition, competition may result in pricing pressures that erode the company’s current profitability margins.

Annex B

FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
VECTOR INTERSECT SECURITY ACQUISITION CORP.,
COMPOSITE AS AMENDED

FIRST:    The name of the corporation is Cyalume Technologies Holdings, Inc. (the ‘‘Corporation’’).

SECOND:    The registered office of the Corporation is to be located at 615 South DuPont Highway, Kent County, Dover, Delaware. The name of its registered agent at that address is National Corporate Research, Ltd.

THIRD:    The purposes for which the Corporation is formed are to engage in any lawful act or activity for which the corporation may be organized under the General Corporation Law of Delaware (the ‘‘GCL’’).

FOURTH:    The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 51,000,000 of which 50,000,000 shares shall be common stock of the par value of $.001 per share (‘‘Common Stock’’) and 1,000,000 shares shall be preferred stock of the par value of $.001 per share (‘‘Preferred Stock’’).

(A)    Preferred Stock. The Board is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issue of such series (a ‘‘Preferred Stock Designation’’) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

(B)    Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH:    Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s By-laws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

SIXTH:    The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(A)    Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

(B)    The Board shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the By-laws of the Corporation as provided in the By-laws of the Corporation.

B-1

(C)    The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

(D)    In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Amended and Restated Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SEVENTH:

(A)    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

(B)    The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

EIGHTH:    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

B-2

Annex C

Execution Copy

STOCK PURCHASE AGREEMENT

dated

February 14, 2008

by and among

Vector Intersect Security Acquisition Corporation, a Delaware corporation,

as the Parent,

Cyalume Acquisition Corp., a Delaware corporation,

as the Purchaser,

Cyalume Technologies, Inc.
a Delaware corporation,

as the Company,

and

GMS Acquisition Partners Holdings, LLC,
a Delaware limited liability company

as the Seller

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated February 14, 2008 (this ‘‘Agreement’’), by and among Vector Intersect Security Acquisition Corporation, a Delaware corporation (‘‘Parent’’), Cyalume Acquisition Corp., a Delaware corporation (‘‘Purchaser’’), Cyalume Technologies, Inc., a Delaware corporation (the ‘‘Company’’), and GMS Acquisition Partners Holdings, LLC (‘‘Seller’’).

WITNESSETH:

WHEREAS, the Company is in the business of manufacturing and selling chemiluminescent products, retroreflective products, retroreflective/photoluminescent products, and other various products utilizing the electromagnetic spectrum to commercial, industrial and governmental customers (the ‘‘Business’’);

WHEREAS, the Seller owns 100% of the issued and outstanding equity securities of the Company (the ‘‘Shares’’);

WHEREAS, Parent owns all of the issued and outstanding shares of equity securities of Purchaser; and

WHEREAS, Purchaser desires to acquire the Shares in accordance with and subject to the terms and conditions of this Agreement (the ‘‘Transaction’’).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1.    Definitions.    The following terms, as used herein, have the following meanings:

‘‘1st Lien Secured Debt’’ means Indebtedness of the Company outstanding immediately prior to the Closing Date pursuant to the First Lien Credit and Guaranty Agreement, dated as of January 23, 2006 by and among the Company, the Seller, Goldentree Asset Management LP, The Bank of New York and the other lenders identified therein.

‘‘2nd Lien Secured Debt’’ means Indebtedness of the Company outstanding immediately prior to the Closing Date pursuant to the Second Lien Credit and Guaranty Agreement, dated as of January 23, 2006 by and among the Company, the Seller, Goldentree Asset Management LP, The Bank of New York and the other lenders identified therein.

‘‘Accounts Receivable’’ has the meaning set forth in Section 3.11.

‘‘Action’’ means any action, suit, investigation, hearing or proceeding, including any audit for taxes or otherwise.

‘‘Actual Adjustment’’ means (x) the Purchase Price as set forth on the Final Statement of Purchase Price minus (y) the Estimated Purchase Price.

‘‘Affiliate’’ means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. With respect to any natural person, the term Affiliate shall also include any member of said person’s immediate family, any family limited partnership, limited liability company or other entity in which said person owns any beneficial interest and any trust, voting or otherwise, of which said person is a trustee or of which said person or any of said person’s immediate family is a beneficiary.

‘‘Affiliated Members’’ has the meaning set forth in Section 9.2(l).

‘‘Agreement’’ has the meaning set forth in the Preamble.

‘‘Arbitrator’’ has the meaning set forth in Section 12.1(b).

‘‘Authority’’ shall mean any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, federal, state, or local.

‘‘Average Trading Price’’ means, as of the date of any determination, the average per share closing price of the Parent Common Stock (as quoted on the OTC Bulletin Board) for the twenty (20) consecutive trading days immediately prior to the date of such determination. For purposes of the Actual Adjustment or the payment of any indemnification obligation, the date of any determination shall be the date that the Actual Adjustment or the amount of the indemnification obligation, as applicable, is finally determined pursuant to this Agreement.

‘‘Books and Records’’ means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned and used by the Company or any of its Subsidiaries and in which the Company’s or such Subsidiaries’ assets, business or transactions are otherwise reflected.

‘‘Business’’ has the meaning set forth in the Recitals.

‘‘Business Day’’ means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York are not open for business.

‘‘Cap’’ has the meaning set forth in Section 11.5(a).

‘‘Charter Documents’’ has the meaning set forth in Section 3.3.

‘‘Closing’’ has the meaning set forth in Section 2.2.

‘‘Closing Date’’ has the meaning set forth in Section 2.2.

‘‘Closing Date Indebtedness’’ means the Indebtedness of the Company relating to the 1st Lien Secured Debt, the 2nd Lien Secured Debt and the Senior Subordinate Notes as of immediately prior to the Closing.

‘‘Closing Form 8-K’’ has the meaning set forth in Section 8.5(a).

‘‘Closing Press Release’’ has the meaning set forth in Section 8.5(a).

‘‘Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘Common Units’’ has the meaning set forth in the Operating Agreement.

‘‘Company’’ has the meaning set forth in the Preamble.

‘‘Company Consent’’ has the meaning set forth in Section 3.9.

‘‘Company Employees’’ has the meaning set forth in Section 8.9(a).

‘‘Company Indemnitees’’ has the meaning set forth in Section 11.2.

‘‘Contracts’’ means any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, bond, license or permit.

‘‘Cova’’ means Cova Small Cap Holdings, LLC, a member of Seller.

‘‘Customer’’ has the meaning set forth in Section 3.17(a).

‘‘D&O Indemnified Parties’’ has the meaning set forth in Section 8.10(a).

‘‘December  2007 Balance Sheet’’ has the meaning set forth in Section 3.10(a).

‘‘Deductible Amount’’ has the meaning set forth in Section 11.5(a).

‘‘DGCL’’ means the Delaware General Corporation Law.

‘‘Enterprise Value’’ means $120,000,000.

‘‘Environmental Laws’’ has the meaning set forth in Section 3.32(c).

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘Escrow Agreement’’ mean the escrow agreement to be entered into on the Closing Date by Parent, Purchaser, Seller and American Stock Transfer & Trust Company, as escrow agent, substantially in the form attached hereto as Exhibit A.

‘‘Escrowed Stock’’ has the meaning set forth in Section 2.3(b).

‘‘Estimated Purchase Price’’ means a good faith estimate of the Purchase Price, as determined by the Seller and approved by the Parent (such approval not to be unreasonably withheld, delayed or conditioned). In connection with determining the Estimated Purchase Price, the Seller shall apply the calculation provided for in the definition of Purchase Price, and shall use (i) the Enterprise Value, (ii) the amount of Closing Date Indebtedness, (iii) the amount of Unpaid Seller Expenses, and (iv) an estimate of the Net Working Capital Adjustment in such calculation.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934.

‘‘Exchange Act Filings’’ means filings under the Exchange Act made by the Parent prior to the Closing Date.

‘‘Excluded Person’’ has the meaning set forth in Section 6.4.

‘‘Final Release Date’’ means the date that is eighteen (18) months following the Closing Date.

‘‘Fundamental Representations’’ has the meaning set forth in Section 11.5(a).

‘‘GAAP’’ means U.S. generally accepted accounting principles, consistently applied and interpreted.

‘‘Hazardous Substance’’ has the meaning set forth in Section 3.32(b).

‘‘Indebtedness’’ includes with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interest, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes, liens, mortgages or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, and (f) all guarantees by such Person.

‘‘Indebtedness and Expense Payment Instruction Letter’’ has the meaning set forth in Section 2.3(a).

‘‘Indemnification Notice’’ has the meaning set forth in Section 11.3(a).

‘‘Indemnified Parties’’ has the meaning set forth in Section 11.3(a).

‘‘Indemnifying Party’’ has the meaning set forth in Section 11.3.

‘‘Intellectual Property’’ means any and all of the following, whether domestic or foreign: (A) U.S., international and foreign patents, patent applications and statutory invention registrations; (B) trademarks, licenses, inventions, service marks, trade names, trade dress, slogans, logos and Internet domain names, including registrations and applications for registration thereof; (C) copyrights, including registrations and applications for registration thereof, and copyrightable materials; (D) trade secrets, know-how and similar confidential and proprietary information; (E) the additional names listed on Schedule 3.7 and all derivations thereof; (F) u.r.l.s, Internet domain names and Websites, and (G) any other type of intellectual property right to the extent protectable under applicable Law.

‘‘Investor Rights Agreement’’ means the Investor Rights Agreement by and between the Parent and the Members in the form attached hereto as Exhibit B.

‘‘Knowledge of the Company’’ means the actual knowledge of Michael Bielonko, Earl Cranor and Thomas McCarthy, after reasonable inquiry.

‘‘Law’’ means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, guideline, or regulation or common law.

‘‘Leases’’ has the meaning set forth in Section 3.14.

‘‘Licensed Intellectual Property’’ has the meaning set forth in Section 3.16(c).

‘‘Lien’’ means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, including any agreement to give any of the foregoing and any conditional sale and including any voting agreement or proxy. For the avoidance of doubt, ‘‘Lien’’ shall not include any license of Intellectual Property.

‘‘Loss(es)’’ has the meaning set forth in Section 11.1.

‘‘Material Adverse Change’’ means a material adverse change in the business, assets, condition (financial or otherwise), liabilities, results of operations or prospects of the Company and its Subsidiaries, taken as a whole; provided, that none of the following shall be deemed, either alone or in combination, to constitute, and no change arising from, attributable to or relating to, any of the following shall be taken into account in determining whether there has been a Material Adverse Change: (i) changes in general economic, regulatory or political conditions, or in the industry in which the Company or any Subsidiary primarily operates, in each case so long as such changes do not disproportionately impact the Company or any Subsidiary relative to other Persons principally engaged in the same or substantially similar industry as the Company or any Subsidiary, (ii) the execution, delivery, public announcement or pendency of this Agreement or any of the transactions contemplated herein, or any actions taken in compliance herewith or with the consent of the Parent or Purchaser, including the impact solely from the factors listed above in this clause (ii) on the relationships of the Company or any Subsidiary with customers, suppliers, consultants or employees, (iii) any breach by Parent or Purchaser of this Agreement, (iv) any change in GAAP or applicable Laws, (v) any natural disaster, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof, and (vi) any failure in and of itself (as distinguished from any change or effect giving rise to or contributing to such failure) by the Company or any Subsidiary to meet any projections or forecasts for any period.

‘‘Material Adverse Effect’’ means a material adverse effect on the business, assets, condition (financial or otherwise), liabilities, results of operations or prospects of the Company and its Subsidiaries, taken as a whole; provided, that none of the following shall be deemed, either alone or in combination, to constitute, and no effect arising from, attributable to or relating to, any of the following shall be taken into account in determining whether there has been a Material Adverse Effect: (i) changes in general economic, regulatory or political conditions, or in the industry in which the Company or any Subsidiary primarily operates, in each case so long as such changes do not disproportionately impact the Company or any Subsidiary relative to other Persons principally engaged in the same or substantially similar industry as the Company or any Subsidiary, (ii) the execution, delivery, public announcement or pendency of this Agreement or any of the transactions contemplated herein, or any actions taken in compliance herewith or with the consent of the Parent or Purchaser, including the impact solely from the factors listed above in this clause (ii) thereof on the relationships of the Company or any Subsidiary with customers, suppliers, consultants or employees, (iii) any breach by Parent or Purchaser of this Agreement, (iv) any change in GAAP or applicable Laws, (v) any natural disaster, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof, and (vi) any failure in and of itself (as distinguished from any change or effect giving rise to or contributing to such failure) by the Company or any Subsidiary to meet any projections or forecasts for any period.

‘‘Material Contracts’’ has the meaning set forth in Section 3.19(b).

‘‘Members’’ means the members of Seller as of the Closing Date.

‘‘Money Laundering Laws’’ has the meaning set forth in Section 3.31

‘‘Net Working Capital’’ means, with respect to the Company and its Subsidiaries, the net book value of those current assets of the Company and its Subsidiaries, on a consolidated basis, as of immediately prior to the Closing that are included in the line item categories of current assets specifically identified on Exhibit  C attached hereto, less the net book value of those current liabilities of the Company and its Subsidiaries, on a consolidated basis, as of immediately prior to the Closing that are included in the line item categories of current liabilities specifically identified on Exhibit C attached hereto, in each case, without duplication, and as determined (A) in a manner strictly consistent with the principles and methodologies used by the Company in the preparation of its financial statements (the ‘‘Accounting Principles’’) and calculated using the same calculation method (the ‘‘Calculation Method’’) used in calculating the amounts set forth in clauses (i) and (ii) of the definition of Net Working Capital Adjustment and (B) without giving effect to the transactions contemplated by this Agreement. To the extent the Calculation Method differs from the Accounting Principles, the Calculation Method shall control. Notwithstanding the foregoing, ‘‘Net Working Capital’’ shall not include any Indebtedness or Unpaid Seller Expenses.

‘‘Net Working Capital Adjustment’’ means (i) the amount by which the Net Working Capital as of immediately prior to the Closing exceeds $9,000,000 or (ii) the amount by which Net Working Capital as of immediately prior to Closing is less than $7,000,000; provided that (A) any amount which is calculated pursuant to clause (i) above shall be deemed to be a positive number for the purposes of calculating Purchase Price and (B) any amount which is calculated pursuant to clause (ii) above shall be deemed to be a negative number for the purposes of calculating Purchase Price.

‘‘Offices’’ has the meaning set forth in Section 3.1.

‘‘Operating Agreement’’ means the Amended and Restated Operating Agreement of GMS Acquisition Partners Holdings, LLC, dated as of April 13, 2007 and as amended from time to time.

‘‘Order’’ means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

‘‘Outside Closing Date’’ has the meaning set forth in Section 13.1.

‘‘Owned Intellectual Property’’ has the meaning set forth in Section 3.16(a).

‘‘Parent’’ has the meaning set forth in the Preamble.

‘‘Parent Charter Documents’’ has the meaning set forth in Section 5.8.

‘‘Parent Common Stock’’ means the Common Stock, $.001 par value per share, of Parent.

‘‘Parent Financial Statements’’ has the meaning set forth in Section 5.10(a).

‘‘Parent Indemnitees’’ has the meaning set forth in Section 11.1.

‘‘Parent SEC Reports’’ ha the meaning set forth in Section 5.10(a).

‘‘Parent Stockholder Approval’’ has the meaning set forth in Section 8.4(a).

‘‘Parent Warrants’’ has the meaning set forth in Section 5.9.

‘‘Permitted Liens’’ means (a) mechanics, materialmen’s, carrier’s, repairer’s and other Liens arising or incurred in the ordinary course of business or that are not yet delinquent or are being contested in good faith; (b) Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith, and for which appropriate reserves have been established; (c) encumbrances and restrictions on any Real Property of the Company or its Subsidiaries (including easements, conditions, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such Real Property; (d) zoning, building codes and other land use laws regulating the use or occupancy of the Real Property or the activities conducted thereon which are imposed by any Authority having jurisdiction over such Real Property and which do not materially impair the use or occupancy of such Real Property in the operation of the business of the Company or any of its Subsidiaries; (e) Liens described on Schedule 1.1; and (f) Liens securing the obligations of the Company and its Subsidiaries under the 1st Lien Secured Debt and the 2nd Lien Secured Debt, all of which will be released at the Closing.

‘‘Permits’’ has the meaning set forth in Section 3.20.

‘‘Person’’ means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

‘‘Pre-Closing Period’’ means any Tax period that ends on or before the Closing Date, or in the case of a Tax period that includes (but does not end on) the Closing Date, the portion of such period through and including the Closing Date.

‘‘Proceeding’’ has the meaning set forth in Section 3.26(b).

‘‘Proxy Statement’’ has the meaning set forth in Section 8.4(a).

‘‘Purchase Price’’ means (i) the Enterprise Value, plus (ii) the Net Working Capital Adjustment (which may be a negative number), minus (iii) the amount of Closing Date Indebtedness, minus (iv) the amount of Unpaid Seller Expenses.

‘‘Purchaser’’ has the meaning set forth in the preamble.

‘‘Real Property’’ means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of the use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

‘‘Rebate Obligations’’ has the meaning set forth in Section 3.28(d).

‘‘Reg. D’’ has the meaning set forth in Section 4.5(a).

‘‘Retained Amount’’ has the meaning set forth in Section 2.3(b).

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Restrictive Covenants’’ has the meaning set forth in Section 7.3.

‘‘Securities Act’’ means the Securities Act of 1933, as amended.

‘‘Senior Subordinate Notes’’ means the Indebtedness of the Company outstanding immediately prior to the Closing Date pursuant to the Senior Subordinated Loan Agreement, dated as of January 23, 2006 by and among the Company, the Seller and Deerfield Triarc Capital LLC.

‘‘Series  A Preferred Units’’ has the meaning set forth in the Operating Agreement.

‘‘Series  A Preferred Value’’ means, with respect to each Member, the sum of the liquidation preference of the Series  A Preferred Units (as set forth in the Operating Agreement), plus all accrued and unpaid dividends thereon as of the Closing Date, in each case, with respect to all Series A Preferred Units held by such Member as of the Closing Date.

‘‘Series  B Preferred Units’’ has the meaning set forth in the Operating Agreement.

‘‘Series  B Preferred Value’’ means, with respect to each Member, the sum of the liquidation preference of the Series  B Preferred Units (as set forth in the Operating Agreement), plus all accrued and unpaid dividends thereon as of the Closing Date, in each case, with respect to all Series B Preferred Units held by such Member as of the Closing Date.

‘‘Shares’’ has the meaning set forth in the Recitals.

‘‘Signing Form 8-K’’ has the meaning set forth in Section 8.5(a).

‘‘Signing Press Release’’ has the meaning set forth in Section 8.5(a).

‘‘Software’’ has the meaning set forth in Section 3.16(b).

‘‘Special Meeting’’ has the meaning set forth in Section 8.4(a).

‘‘Subsidiary’’ or ‘‘Subsidiaries’’ with respect to any specified Person, any other Person (i) whose board of directors or a similar governing body, or a majority thereof, may presently be directly or indirectly elected or appointed by such specified Person, (ii) whose management decisions and corporate actions are directly and indirectly subject to the present control of such specified Person or (iii) whose voting securities are more than fifty percent (50%) owned, directly or indirectly by such specified Person.

‘‘Supplier’’ has the meaning set forth in Section 3.17.

‘‘Tangible Assets’’ means all tangible personal property of the Company and its Subsidiaries, or interests therein, including, without limitation, inventory, machinery, computers and accessories, furniture, office equipment and communications equipment.

‘‘Tax’’ has the meaning set forth in Section 3.26(d).

‘‘Tax Liability’’ has the meaning set forth in Section 3.26(b).

‘‘Tax Return’’ has the meaning set forth in Section 3.26(d).

‘‘Third Party Claim’’ has the meaning set forth in Section 11.3(a).

‘‘Transaction’’ has the meaning set forth in the Recitals.

‘‘Trust Agreement’’ has the meaning set forth in Section 5.20.

‘‘UCC’’ shall mean the Uniform Commercial Code of the State of New York, or any corresponding or succeeding provisions of Laws of the State of New York, or any corresponding or succeeding provisions of Laws, in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.

‘‘Unpaid Seller Expenses’’ means all out-of-pocket costs and expenses incurred by the Company or its Subsidiaries or on behalf of the Seller in connection with the consummation of the transactions contemplated hereby that have not been paid by the Company or its Subsidiaries immediately prior to the Closing; provided, that for purposes of clarity, any severance payable by the Company or any of its Subsidiaries on or after the Closing Date shall not be included in the calculation of Unpaid Seller Expenses.

‘‘Updated Schedules’’ has the meaning set forth in Section 8.7(b).

‘‘Website(s)’’ shall mean all of the internet domain names for the Company set forth on Schedule 3.16(a).

ARTICLE II

PURCHASE AND SALE OF COMMON STOCK

2.1.    Sale of Common Stock.    Subject to the terms and conditions herein stated, the Seller agrees to sell, assign, transfer and deliver to Purchaser on the Closing Date, and Purchaser agrees to purchase from Seller on the Closing Date, free and clear of all Liens (other than Permitted Liens), the Shares, which Shares represent all of the issued and outstanding ownership interests in the Company.

2.2.    Closing.    The closing of the transactions contemplated by this Agreement (the ‘‘Closing’’) shall take place at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, at 10:00 A.M. local time, three (3) Business Days after all conditions to the Closing set forth in ARTICLE IX hereof have been satisfied or waived, or such other place, time or date as Purchaser and Seller agree in writing. The date of the Closing shall be referred to herein as the ‘‘Closing Date’’. In addition to those obligations set forth in ARTICLE IX, at the Closing:

(a) the Purchaser shall deliver the Estimated Purchase Price (as set forth in Section 2.3 below); and

(b) the Seller shall deliver to the Purchaser stock certificate(s) evidencing the Shares, together with duly executed stock powers which shall be executed in favor of Purchaser.

2.3.    Payment of Estimated Purchase Price.

(a) No later than three (3) Business Days prior to the Closing, the Company shall deliver to Parent and Purchaser a payment instruction letter setting forth the respective amounts, payees and wiring instructions relating to the payment of the Closing Date Indebtedness and the Unpaid Seller Expenses (the ‘‘Indebtedness and Expense Payment Instruction Letter’’). On the Closing Date, Purchaser shall pay the Closing Date Indebtedness and the Unpaid Seller Expenses in the amounts and in accordance with the instructions provided in the Indebtedness and Expense Payment Instruction Letter.

(b) On the Closing Date, Purchaser shall deposit 1,505,646 shares of Parent Common Stock (the ‘‘Escrowed Stock’’) into an escrow account (the ‘‘Escrow Account’’), which shall be established pursuant to the Escrow Agreement. Subject to the terms of the Escrow Agreement, the Escrowed Stock in the Escrow Account shall be distributed and released by the Escrow Agent as follows: (i) from time to time prior to the Final Release Date, the Escrowed Stock in the Escrow Account shall be distributed and released by the Escrow Agent (A) to the Purchaser to the extent required under Section 2.4(e)(ii), and/or (B) to any Parent Indemnitee to the extent required under Section 11.7, (ii) on the date that is six (6) months following the Closing Date, the Escrow Agent shall distribute and release to the Seller (or its designee) for distribution to those Members who held Common Units as of the Closing Date, as set forth in a written notice by Seller to Purchaser and the Escrow Agent at least two (2) Business Days prior to such release date, the number of shares of Escrowed Stock that has a value (based on the Average Trading Price as of the date of such distribution) equal to $6,000,000 and (iii) on the Final Release Date, the Escrow Agent shall distribute and release to the Seller (or its designee) for distribution to those Members who held Common Units as of the Closing Date, as set forth in a written notice by Seller to Purchaser and the Escrow Agent at least two (2) Business Days prior to the Final Release Date, the balance, if any, of the Escrowed Stock, unless one or more claims for indemnification of the Parent Indemnitees are pending as of such date, in which case the Escrow Agent shall (x) retain in the Escrow Account the number of shares of Parent Common Stock having a value (based on the Average Trading Price as of the Final Release Date) as would be necessary to satisfy the amount of such claim(s), as determined in accordance with this Agreement (the ‘‘Retained Amount’’) and (y) release and distribute to the Seller (or its designee) for distribution to those Members who held Common Units as of the Closing Date, as set forth in a written notice by Seller to Purchaser and the Escrow Agent at least two (2) Business Days prior to such release date, the remaining Escrowed Stock, if any. Upon resolution of any such pending claim, and payment and satisfaction thereof in accordance with Article II of this Agreement, the parties hereto hereby agree to jointly instruct the Escrow Agent to release to the Seller (or its designee) for distribution to those Members who held Common Units as of the Closing Date, as set forth in a written notice by Seller to Purchaser and the Escrow Agent at least two (2) Business Days prior to such release date, the balance, if any, of the Retained Amount. To the extent that any Escrowed Stock is released to Seller (or its designee) hereunder, Seller (or its designee) shall distribute such amounts to its Members who held Common Units as of the Closing Date on a pro rata basis (based on the number of Common Units held by each Member as of the Closing Date).

(c) On the Closing Date, Purchaser shall pay, on behalf of and at the direction of Seller, the Estimated Purchase Price to the Members in the following order and priority:

(i) payment in cash by Purchaser by wire transfer of immediately available funds, to an account or accounts designated by Seller, for payment to those Members who hold Series B Preferred Units as of the Closing Date (on a pro rata basis based on each Member’s Series B Preferred Value) in an amount equal to the aggregate Series  B Preferred Value of all Members, in each case as set forth in a written notice by Seller to Purchaser at least two (2) Business Days prior to the Closing Date;

(ii) payment in cash by Purchaser by wire transfer of immediately available funds, to an account or accounts designated by Seller, for payment to those who hold Series A Preferred Units of Seller as of the Closing Date (on a pro rata basis based on each Member’s Series A Preferred Value), in the amount of $15,000,000 in the aggregate, as set forth in a written notice by Seller to Purchaser at least two (2) Business Days prior to the Closing Date;

(iii) payment in shares of Parent Common Stock for those Members who hold Series A Preferred Units as of the Closing Date (on a pro rata basis based on each Member’s Series A

Preferred Value) in an amount equal to the number of shares of Parent Common Stock obtained by dividing (x) the difference between (1) the aggregate Series A Preferred Value of all Members and (2) $15,000,000 divided by (y) $7.97, in each case as set forth in a written notice by Seller to Purchaser at least two (2) Business Days prior to the Closing Date; and

(iv) payment in shares of Parent Common Stock for those Members who hold Common Units as of the Closing Date (on a pro rata basis based on the number of Common Units held by each Member as of immediately prior to the Closing) equal to the number of shares of Parent Common Stock obtained by the difference between (x) the quotient of (1) Estimated Purchase Price minus the aggregate amount paid under clauses (i), (ii) and (iii) of this Section 2.3(c), divided by (2) $7.97 less (y) the number of Escrowed Shares in each case as set forth in a written notice by Seller to Purchaser at least two (2) Business Days prior to the Closing Date.

2.4.    Preparation of the Final Statement of Purchase Price.

(a) As soon as practicable, but no later than 45 days after the Closing Date, Parent shall prepare and deliver to the Seller (A) a proposed calculation of the Net Working Capital as of immediately prior to the Closing (the ‘‘Proposed Closing Date Statement of Net Working Capital’’), and (B) a proposed calculation of the Purchase Price (the ‘‘Proposed Purchase Price Calculation’’) and, in each case, the components thereof. The Proposed Closing Date Statement of Net Working Capital and the Proposed Purchase Price Calculation shall collectively be referred to herein from time to time as the ‘‘Proposed Closing Date Calculations.’’

(b) If Seller does not give written notice of dispute (a ‘‘Purchase Price Dispute Notice’’) to the Parent within 30 days of receiving the Proposed Closing Date Calculations, the Parent and the Seller agree that (A) the Proposed Closing Date Statement of Net Working Capital shall be deemed to set forth the Net Working Capital as of immediately prior to the Closing and (B) the Proposed Purchase Price Calculation shall be deemed to set forth the Purchase Price. If, within such 30-day period, the Seller gives a Purchase Price Dispute Notice to the Parent (which Purchase Price Dispute Notice must set forth the items and amounts in dispute), the Seller and the Parent will use commercially reasonable efforts to resolve the dispute during the 30-day period commencing on the date the Parent receives the applicable Purchase Price Dispute Notice from the Seller. If a timely Purchase Price Dispute Notice is received by the Parent, then the Proposed Closing Date Calculations (as revised pursuant to clause (x) or (y) below) shall become final and binding upon the parties on the earlier of (x) the date the parties hereto resolve in writing any differences they have with respect to any matter specified in the Purchase Price Dispute Notice or (y) the date any matters properly in dispute are finally resolved in writing by the Accounting Firm; provided, that any items that are not so disputed shall be deemed to have become final and binding upon delivery of the Purchase Price Dispute Notice or, if no such notice is delivered, upon the expiration of such 30-day period within which such Purchase Price Dispute Notice was to be delivered. If the Seller and the Parent do not obtain a final resolution within such 30-day period, then the items remaining in dispute (including such party’s proposed resolution thereof and resulting value of the Purchase Price) shall be submitted in writing immediately by the Seller and the Parent to a nationally-recognized, independent accounting firm reasonably acceptable to the Seller and the Parent (the ‘‘Accounting Firm’’). The terms of appointment and engagement of the Accounting Firm shall be as agreed upon between the Seller and the Parent, and any associated engagement fees shall be borne 50% by the Seller and 50% by the Parent; provided, that such fees shall ultimately be allocated in accordance with Section 2.4(d). The Accounting Firm shall be required to render a determination of the applicable dispute within 30 days after referral of the matter to the Accounting Firm, which determination must be in writing, must be based solely on presentations by the Seller and the Parent (and not by independent review) and must set forth, in reasonable detail, the basis therefor. The determination of the Accounting Firm shall be conclusive, non-appealable and binding upon the Seller, the Parent and the other parties hereto. The Accounting Firm (i) shall be bound by the principles and methodologies set forth in this Section 2.4(b) and in the definition of ‘‘Net Working Capital’’ and (ii) shall not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. In connection with the resolution of any dispute, the Accounting Firm shall have access to all documents, records, work papers, facilities and personnel necessary to make its determination. The Parent will revise the Proposed Closing Date Calculations as appropriate to reflect the resolution of any objections thereto pursuant to this Section  2.4(b). The ‘‘Final Statement of Purchase Price’’ shall mean the Proposed Purchase Price Calculation together with any revisions thereto pursuant to this Section 2.4(b).

(c) The Company will, and will cause its Subsidiaries to, make its financial records available to the Seller and its accountants and other representatives at reasonable times during the preparation and/or review by Seller of, and the resolution of any objections with respect to, the Proposed Closing Date Calculations.

(d) In the event Seller and Parent submit any unresolved objections to the Accounting Firm for resolution as provided in Section 2.4(b), the responsibility for the fees and expenses of such Accounting Firm shall be as follows:

(i) if such Accounting Firm resolves all of the remaining objections in favor of the Parent’s position (the Purchase Price so determined is referred to herein as the ‘‘Low Value’’), then all of the fees and expenses of such Accounting Firm shall be paid by Seller;

(ii) if such Accounting Firm resolves all of the remaining objections in favor of Seller’s position (the Purchase Price so determined is referred to herein as the ‘‘High Value’’), then all of the fees and expenses of such Accounting Firm shall be paid by Parent; and

(iii) if such Accounting Firm neither resolves all of the remaining objections in favor of Parent’s position nor resolves all of the remaining objections in favor of Seller’s position (the Purchase Price so determined is referred to herein as the ‘‘Actual Value’’), then that fraction of the fees and expenses of the Accounting Firm equal to (x) the difference between the High Value and the Actual Value over (y) the difference between the High Value and the Low Value shall be paid by Seller, and Parent will be responsible for the remainder of the fees and expenses of the Accounting Firm.

(e) Adjustment to Estimated Purchase Price.

(i) If the Actual Adjustment is a positive amount, Parent shall promptly pay the amount of the Actual Adjustment by issuing shares of Parent Common Stock, with an aggregate value (based on the Average Trading Price as of the date of determination of the Actual Adjustment) equal to the Actual Adjustment, to those Members who held Common Units as of the Closing Date (on a pro rata basis based on the number of Common Units held by each Member as of immediately prior to the Closing), as set forth in a written notice by Seller.

(ii) If the Actual Adjustment is a negative amount, then Seller shall promptly pay Parent the amount of the Actual Adjustment by instructing the Escrow Agent to deliver to Parent such number of shares of Escrowed Stock that has an aggregate value (based on the Average Trading Price as of the date of determination of the Actual Adjustment) equal to the Actual Adjustment.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF
THE COMPANY

The Company hereby represents and warrants to Parent and Purchaser that:

3.1.    Corporate Existence and Power.    The Company is a corporation duly formed, validly existing and in good standing under and by virtue of the Laws of the State of Delaware, and has all power and authority, corporate and otherwise, and all material governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. Each Subsidiary is duly formed, validly existing and in good standing under and by virtue of the Laws of the State of its organization, and has all power and authority, corporate and otherwise, and all material governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. Each of the Company and its Subsidiaries is qualified to do business as a foreign corporation in any jurisdiction wherein the character of the property owned or leased by the Company or any Subsidiary or the nature of its activities make qualification of the Company or any Subsidiary in any such jurisdiction necessary, except where the failure to so qualify would not have a Material Adverse Effect. The only offices, warehouses or business locations of the Company and its Subsidiaries are listed on Schedule 3.1 (the ‘‘Offices’’). Neither the Company nor any Subsidiary has taken any action, adopted any plan, or entered into an agreement in respect of any merger, consolidation, sale of all or substantially all of its respective assets, reorganization, recapitalization, dissolution or liquidation, except as explicitly set forth in this Agreement.

3.2.    Corporate Authorization.    The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary action on the part of the Company, including the approval of the Seller. This Agreement, upon its execution and delivery by the Company (and assuming that this Agreement has been duly and validly authorized, executed and delivered by the Purchaser and Parent), constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally or (ii) rules of law governing specific performance, injunctive relief or other equitable remedies.

3.3.    Charter Documents; Legality.    The Company has previously delivered to Parent true and complete copies of its Certificate of Incorporation and By-Laws, minute books and stock books, as in effect on the date hereof (the ‘‘Charter Documents’’). The execution, delivery, and performance by the Company of this Agreement has not violated and will not violate, and the consummation by the Company of the transactions contemplated hereby or thereby will not contravene any provision contained in the Charter Documents or violate any Law to which the Company is subject.

3.4.    Subsidiaries.    Schedule 3.4 sets forth each of the Company’s Subsidiaries. The Company has previously delivered to Parent true and complete copies of the Charter Documents for each Subsidiary, as in effect on the date hereof. The Company is not a party to any agreement relating to the formation of any joint venture, association or other Person.

3.5.    Capitalization and Ownership.    Schedule 3.5 sets forth, with respect to the Company and each Subsidiary, (i) such company’s authorized capital, (ii) the number of such company’s securities that are outstanding, (iii) each stockholder owning such company’s securities and the number of shares of such securities owned by such stockholder, and (iv) each security convertible into or exercisable or exchangeable for such company’s securities, the number and type of securities such security is convertible into, the exercise or conversion price of such security and the holder of such security. Except as set forth on Schedule 3.5, no Person other than the Seller or the Company owns any securities of the Company or the Subsidiaries. Except as set forth on Schedule 3.5, there are no outstanding obligations of the Company or any of its Subsidiaries to (1) issue, or grant any right to acquire, any securities of the Company or any Subsidiary, or any securities exercisable or exchangeable for or convertible into, the capital stock or membership interest of the Company or any Subsidiary or (2) to merge, consolidate, dissolve, liquidate, restructure, or recapitalize the Company or any Subsidiary. The Shares and the securities of each Subsidiary (a) have been duly authorized and validly issued and are fully paid and nonassessable, and (b) were issued in compliance with all applicable federal and state securities laws.

3.6.    Transactions with Affiliates.    Schedule 3.6 lists each agreement (other than employment agreements and severance agreements entered into the ordinary course of business) between the Company and its Affiliates. Except as disclosed in Schedule 3.6, neither the Seller nor any Affiliate of the Seller (other than the Company or any of its Subsidiaries) owns, directly or indirectly, in whole or in part, any material tangible or intangible property (including Intellectual Property rights) used by the Company or any of its Subsidiaries for the conduct of the Business.

3.7.    Assumed Names.    Schedule 3.7 is a complete and correct list of all assumed or ‘‘doing business as’’ names currently or formerly used by the Company or any Subsidiary, including names on any Websites. Neither the Company nor any Subsidiary has used any name other than the names listed on Schedule 3.7 to conduct its business. The Company and each Subsidiary have filed appropriate ‘‘doing business as’’ certificates in all applicable jurisdictions. Other than as set forth on Schedule 3.7, all Websites are in good working order.

3.8.    Governmental Authorization.    None of the execution, delivery or performance by the Company of this Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority, except for (i) as set forth on Schedule 3.8 and (ii) those that may be required solely by reason of Purchaser’s and/or Parent’s (as opposed to other Person’s) participation in the transactions contemplated hereby.

3.9.    Consents.    The Contracts listed on Schedule 3.9 are the only agreements, commitments, arrangements, contracts or other instruments binding upon the Company, any Subsidiary or any of their respective properties requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders or other actions or filings, the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (each of the foregoing, a ‘‘Company Consent’’).

3.10.    Financial Statements; Undisclosed Liabilities.

(a) Attached hereto as Schedule 3.10(a) are (i) audited balance sheets of the Company as of December 31, 2005 and the related statements of operations and cash flows for the year ended December 31, 2005, and (ii) draft balance sheets of the Company as of December 31, 2006 and December  31, 2007, and the related statements of operations and cash flows for the years ended December 31, 2006 and December 31, 2007, respectively (the financial statements as of and for the fiscal years ended December 31, 2006 and December 31, 2007 described in this clause (ii) shall be collectively referred to herein as the ‘‘Draft Financial Statements’’). The balance sheet as at December 31, 2007 is referred to herein as the ‘‘December 2007 Balance Sheet.’’ The Draft Financial Statements (i) were prepared from the Books and Records; (ii) except as set forth on Schedule 3.10(a), were prepared in accordance with GAAP, except as may be indicated in the notes thereto and except for the absence of footnotes and subject to normal year-end adjustments; and (iii) fairly and accurately present in all material respects the Company’s financial condition and the results of its operations as of their respective dates and for the periods then ended (subject to the absence of footnotes and subject to normal year-end adjustments).

(b) Except (i) as specifically disclosed, reflected or fully reserved against on the December 2007 Balance Sheet, (ii) liabilities and obligations incurred in the ordinary course of business since the date of the December 2007 Balance Sheet, (iii) liabilities and obligations, the existence of which would not reasonably be expected to result in a Material Adverse Effect and (iv) liabilities and obligations set forth on Schedule 3.10(b), there are no liabilities or obligations of any nature (whether accrued, absolute, contingent, liquidated or unliquidated, unasserted or otherwise) required to be disclosed on a balance sheet (or the notes thereto) that has been prepared in accordance with GAAP, that have not been disclosed therein.

3.11.    Accounts Receivable.    Except as set forth in Schedule 3.11, all of the accounts receivable of the Company and its Subsidiaries set forth on the December 2007 Balance Sheet are valid receivables and, to the Knowledge of the Company, are not subject to valid rights of counterclaim or setoff by any account debtor in excess of the reserve for bad debts set forth on the December 2007 Balance Sheet, as adjusted for operations and transactions through the Closing Date.

3.12.    Books and Records.

(a) All Books and Records of the Company and each Subsidiary have been properly and accurately kept and completed in all material respects and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. The Company and each Subsidiary has none of its records, systems controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any mechanical, electronic or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) is not under the exclusive ownership (excluding licensed software programs) and direct control of the Company or a Subsidiary and which is not located at the Offices.

(b) Schedule 3.12(b) is a complete and correct list of all savings, checking, brokerage or other accounts pursuant to which the Company or any Subsidiary has cash or securities on deposit and such list indicates the signatories on each account.

3.13.    Absence of Certain Changes.    Except as set forth in Schedule 3.13, since December 31, 2007, the Company and each of its Subsidiaries has conducted its respective business in all material respects in the ordinary course of business consistent with past practices, and with respect to the Company and each such Subsidiary there has not been:

(i) any Material Adverse Change or any event, occurrence or development that would constitute a Material Adverse Effect on the Company’s ability to consummate the transactions contemplated herein;

(ii) any increase of bonus, salary or other compensation paid of more than 10% for any employee making an annual salary of greater than $50,000, or change in the bonus or profit sharing policies of the Company, other than in the ordinary course of business;

(iii) any capital expenditure except in the ordinary course of business consistent with past practice (including with respect to kind and amount);

(iv) any sale, lease, license or other disposition of any of its assets except (i) pursuant to existing Contracts or commitments disclosed herein, (ii) sales of products or inventory or licenses of Intellectual Property in the ordinary course of business consistent with past practice, and (iii) sales, assignments, or other dispositions of any Intellectual Property that are not material to the conduct of the business of the Company or any of its Subsidiaries, either individually or in the aggregate;

(v) the incurrence of Liens on any of its assets outside of the ordinary course of business, other than Permitted Liens;

(vi) any material damage, destruction or loss of property related to any of its assets not covered by insurance;

(vii) any merger or consolidation with any other Person or acquisition of the stock or business of any other Person;

(viii) the lapse of any insurance policy protecting its assets;

(ix) any material change in its accounting principles or methods or write down in the value of any inventory or assets;

(x) any extension of any loans other than travel or other expense advances to employees in the ordinary course of business consistent with past practice (and in any event not in excess of $15,000 to any individual employee);

(xi) any material increase or reduction in the prices of products sold, except in the ordinary course of business consistent with past practice (including with respect to amount); or

(xii) any agreement to do any of the foregoing.

3.14.    Real Property.

(a) The Real Property owned by the Company or any Subsidiary is listed on Schedule 3.14(a). The leases, together with all amendments thereto, pursuant to which the Company or any Subsidiary is the lessee of any Real Property (collectively, the ‘‘Leases’’) are listed in Schedule 3.14(a) and are valid and enforceable by the Company or the Subsidiary which is a party to such Lease against the other parties thereto. Neither the Company nor any Subsidiary has breached or violated and is not in default under any of the Leases or any local zoning ordinance, the breach or violation of which could individually or in the aggregate have a Material Adverse Effect, and no notice from any Person has been received by the Company, any Subsidiary or the Seller claiming any violation of any Lease or any local zoning ordinance. Neither the Company nor any Subsidiary has other leases for Real Property except as set forth on Schedule 3.14(a).

(b) Neither the Company nor any Subsidiary has experienced any material interruption in the delivery of adequate quantities of any utilities (including electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including sanitary and industrial sewer service) required by the Company or any Subsidiary in the operation of the Business.

3.15.    Tangible Personal Property.

(a) Each Tangible Asset is in operating condition and repair and functions in accordance with its intended use (ordinary wear and tear excepted), has been properly maintained, and is suitable for its present uses.

(b) Except as set forth on Schedule 3.15, the Company and its Subsidiaries have good title to, or a valid leasehold or license interest in, all their respective properties and assets (whether tangible or intangible), free and clear of all Liens (other than Permitted Liens).

3.16.    Intellectual Property.

(a) Schedule 3.16(a) sets forth a true and complete list of all registrations or applications for registration of Intellectual Property owned by the Company or any Subsidiary and used or held for use by or otherwise material to the Business (the ‘‘Owned Intellectual Property’’).

(b) Schedule 3.16(b) sets forth a true and complete list of all material computer software developed in whole or in part by or on behalf of the Company or any Subsidiary, including such developed computer software and databases that are operated or used by the Company or any Subsidiary on its Websites and used or held for use by and otherwise material to the Business (collectively, ‘‘Software’’).

(c) Schedule 3.16(c) sets forth a true and complete list of all licenses, sublicenses and other agreements pertaining to Intellectual Property or Software (other than ‘‘shrink wrap’’ or ‘‘click wrap’’ software) to which the Company is a party in each case which are valid and used or held for use by and otherwise material to the Business (collectively, ‘‘Licensed Intellectual Property’’).

(d) To the Knowledge of the Company, neither the Company’s nor any Subsidiary’s ownership and use in the ordinary course of the Owned Intellectual Property infringes upon or misappropriates, and the use of the Software and Licensed Intellectual Property does not infringe upon or misappropriate, the valid Intellectual Property rights of any third party.

(e) Except as set forth in Schedule 3.16(e), the Company or a Subsidiary is the owner of the entire and unencumbered right, title and interest in and to each item of Owned Intellectual Property, and the Company or a Subsidiary is entitled to use the Owned Intellectual Property as it is presently used in the Business.

(f) The Owned Intellectual Property is subsisting, valid and enforceable, and has not been adjudged invalid or unenforceable in whole or in part.

(g) To the Knowledge of the Company, no Person is engaged in any activity that infringes upon the Owned Intellectual Property, the Licensed Intellectual Property or the Software. Neither the Company nor any Subsidiary has granted any license or other right currently outstanding to any third party with respect to the Owned Intellectual Property, Licensed Intellectual Property or Software, except for (i) licenses comprising invoices incurred in the ordinary course, and (ii) those licenses set forth in Schedule 3.16(g). The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned Intellectual Property, Licensed Intellectual Property or Software.

(h) Neither the Company nor any Subsidiary has exported the Software outside the United States, Canada or France. No rights in the Software have been transferred by the Company to any third party except to the customers of the Company to whom the Company has licensed such Software in the ordinary course.

(i) To the Knowledge of the Company, the Company or a Subsidiary has the right to use all software development tools, library functions, compilers and other third party software that is material to the Business or that is required to operate or modify the Software.

(j) The Company and each Subsidiary has taken reasonable steps to maintain the confidentiality of its trade secrets and other confidential Intellectual Property and, to the Knowledge of the Company, (i) there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property of the Company or any Subsidiary by any Person; (ii) no employee, independent contractor or agent of the Company or any Subsidiary has misappropriated any trade secrets of any other Person in the course of his performance as an employee, independent contractor or agent; and (iii) no employee, independent contractor or agent of the Company or any Subsidiary is in default or breach of any term of any employment agreement, non-disclosure agreement, non-compete obligation, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property, other than those which individually or in the aggregate would not have a Material Adverse Effect.

3.17.    Relationships With Customers, Suppliers, Etc.

(a) Schedule 3.17(a) identifies during the fiscal year ended December 31, 2007 (i) the 10 largest customers of the Company and the Subsidiaries on a consolidated basis (the ‘‘Customers’’) and the amount of sales to such Customer during such period and (ii) the 10 largest suppliers (other than attorneys, accountants and office leases) of the Company and the Subsidiaries on a consolidated basis (the ‘‘Suppliers’’) and the amount of purchases from such Supplier during such period.

(b) Schedule 3.17(b) sets forth (i) all prepayments, pre-billed invoices and deposits that have been received by the Company or any Subsidiary as of the date hereof from the Customers for products to be shipped, or services to be performed, after the Closing Date, and (ii) with respect to each such prepayment, pre-billed invoice or deposit, (A) the party and contract credited, (B) the date received or invoiced, (C) the products and/or services to be delivered, and (D) the conditions for the return of such prepayment, pre-billed invoice or deposit.

(c) Except as set forth on Schedule 3.17(c), since December 31, 2007: (i) there has not been any termination of the business relationship of the Company or any Subsidiary with any Customer or Supplier, other than in the ordinary course of business where a contract has been concluded with such Customer without subsequent follow-on business or where a Supplier’s products are either no longer available or applicable to the ongoing business; (ii) the Company has not received any written notice regarding the termination or withholding of payments by, or any material dispute with, any Customer or Supplier; and (iii) neither the Company nor any Subsidiary has received any written notice that such Customer or Supplier will materially decrease such Person’s purchase of the Company’s products or such Person’s supply of products to the Company, as applicable. Except as set forth on Schedule 3.17(c), neither the Company nor any Subsidiary is currently in any dispute over any terms of any contract or agreement to which the Company or any Subsidiary and any Customer or Supplier is a party.

3.18.    Litigation.    Except as set forth in Schedule 3.18, as of the date hereof there is no Action pending against, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, any of their respective officers or directors (in their capacity as such) or the Seller before any court or arbitrator or any Authority or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or that would reasonably be expected to have a Material Adverse Effect. There are no outstanding judgments against the Company or any Subsidiary that would reasonably be expected to cause a Material Adverse Effect.

3.19.    Contracts.

(a) Each Material Contract to which the Company or any Subsidiary is a party is a valid and binding agreement, and is in full force and effect in all material respects (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity), and neither the Company nor any Subsidiary, as applicable, nor, to the Knowledge of the Company, any other party thereto, is in material breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. Neither the Company nor any Subsidiary has assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contracts. The Company and each Subsidiary has made available to Parent and Purchaser a true and correct copy of each Material Contract listed on Schedule  3.19(b).

(b) Schedule 3.19(b) lists each Contract of the Company and its Subsidiaries of the type described below (collectively, the ‘‘Material Contracts’’):

(i) any Contract pursuant to which the Company or any Subsidiary is required to pay, has paid or is entitled to receive or has received an amount in excess of $100,000 during the current fiscal year (other than purchase orders for Inventory entered into in the ordinary course of business);

(ii) all employment contracts and sales representatives contracts pursuant to which an employee or a sales representative is entitle to receive annual compensation in excess of $100,000;

(iii) all sales, agency, factoring, commission and distribution contracts in excess of $100,000 annually;

(iv) all joint venture, strategic alliance and partnership agreements;

(v) all licensing agreements, including agreements licensing Intellectual Property rights, other than ‘‘shrink wrap’’ or ‘‘click wrap’’ software licenses;

(vi) all secrecy, confidentiality and nondisclosure agreements restricting the ability of the Company or any Subsidiary to freely engage in the Business in any respect;

(vii) all Contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other Intellectual Property rights;

(viii) all guarantees, privacy policies and indemnification arrangements made or provided by the Company or any Subsidiary (other than Contracts entered into in the ordinary course of business);

(ix) all Website hosting contracts or agreements;

(x) all agreements relating to real property, including any real property lease, sublease, or space sharing, license or occupancy agreement, whether the Company is granted or is granting rights thereunder to occupy or use any premises; and

(xi) all agreements relating to outstanding Indebtedness.

3.20.    Licenses and Permits.    Schedule 3.20 is a complete and correct list of the material licenses, franchises, permits, or other similar authorizations (other than with respect to Intellectual Property) issued to the Company and it Subsidiaries, together with the name of the Government Authority issuing the same (the ‘‘Permits’’). Except as would not reasonably be expected to cause a Material Adverse Effect, such Permits are valid and in full force and effect. The Company or any Subsidiary has all Permits necessary to operate the Business as currently conducted and as proposed to be conducted other than those Permits whose absence individually or in the aggregate would not reasonably be likely to have a Material Adverse Effect.

3.21.    Compliance with Laws.    Except as set forth on Schedule 3.21, (a) as of the date hereof, the Company is in material compliance with all applicable Laws and (b) to the Knowledge of the Company, the Company or any of its Subsidiaries is not under investigation with respect to, nor has been threatened in writing to be charged with or given written notice of, any violation or alleged violation of any applicable Law. This Section 3.21 does not relate to matters with respect to Taxes (which are the subject of Section 3.26), Employee Matters (which are the subject of Section 3.23), Pension and Benefit Plans (which are the subject of Section  3.25), and Environmental Compliance (which is the subject of Section 3.32).

3.22.    Intentionally omitted.

3.23.    Employees.    Schedule 3.23 sets forth a true and complete list of the names and titles of all employees of the Company and its Subsidiaries, indicating for which entity the employee is employed, and whether such employee has part-time or full-time employment. Schedule 3.23 sets forth a true and complete list of the names and titles of the directors and officers of the Company and its Subsidiaries.

3.24.    Compliance with Labor Laws and Agreements.    The Company and each Subsidiary has complied with all applicable Laws and Orders relating to employment or labor other than those Laws and Orders with which it could fail to comply, either individually or in the aggregate, without causing a Material Adverse Effect. To the Knowledge of the Company, there is no:

(a) unfair labor practice complaint against the Company or any Subsidiary pending before the National Labor Relations Board or any state or local agency;

(b) pending labor strike or other labor trouble affecting the Company or any Subsidiary;

(c) except as disclosed in Schedule 3.24(c), labor grievance pending against the Company or any Subsidiary;

(d) pending representation question respecting the employees of the Company or any Subsidiary; or

(e) pending arbitration proceeding arising out of or under any collective bargaining agreement to which the Company or any Subsidiary is a party.

In addition, to the Knowledge of the Company: (i) none of the matters specified in clauses (a) through (e) above is threatened against the Company or any Subsidiary; (ii) no union organizing activities have taken place with respect to the Company or any Subsidiary; and (iii) no basis exists for which a claim may be made under any collective bargaining agreement to which the Company or any Subsidiary is a party.

3.25.    Pension and Benefit Plans.

(a) Each ‘‘employee benefit plan’’ (as defined in Section 3(3) of ERISA), bonus, deferred compensation, equity-based, severance or other plan or written agreement relating to employment, compensation or fringe benefits for employees, maintained or contributed to by the Company or any Subsidiary or with respect to which the Company or any Subsidiary could incur or could have incurred any direct or indirect, fixed or contingent liability (collectively, the ‘‘Plans’’) is listed in Schedule 3.25, is and has been maintained in substantial compliance with all material applicable laws and has been administered and operated in all material respects in accordance with its terms.

(b) Each Plan which is intended to be ‘‘qualified’’ within the meaning of Section 401(a) of the Code, has received a favorable determination letter from the IRS and, to the Knowledge of the Company, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination. No event which constitutes a ‘‘reportable event’’ (as defined in Section 4043(c) of ERISA) for which the 30-day notice requirement has not been waived by the Pension Benefit Guaranty Corporation (the ‘‘PBGC’’) or for which a material liability could be incurred by the Company has occurred with respect to any Plan. No Plan subject to Title IV of ERISA has been terminated or is or has been the subject of termination proceedings pursuant to Title IV of ERISA. Full payment has been made of all amounts which the Company was required under the terms of the Plans to have paid as contributions to such Plans on or prior to the date hereof (excluding any amounts not yet due) and no Plan which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred an ‘‘accumulated funding deficiency’’ (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived.

(c) None of the Company, any Subsidiary nor, to the Knowledge of the Company, any other ‘‘disqualified person’’ or ‘‘party in interest’’ (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively), has engaged in any transaction in connection with any Plan that could reasonably be expected to result in the imposition of a material penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code. Neither the Company nor any Subsidiary has maintained any Plan (other than a Plan which is intended to be ‘‘qualified’’ within the meaning of Section 401(a) of the Code) which provides benefits with respect to employees or former employees following their termination of service with the Company or Subsidiary (other than as required pursuant to Section 601 of ERISA). Each Plan subject to the requirements of Section 601 of ERISA has been operated in substantial compliance therewith in all material respects.

(d) Except as disclosed in Schedule 3.25, no individual shall accrue or receive additional benefits, service or accelerated rights to payment of benefits as a direct result of the transaction contemplated by this Agreement. No material claim, investigation, audit, action or litigation has been made, commenced or threatened, by or against any Plan, the Company or any Subsidiary with respect to any Plan (other than for benefits payable in the ordinary course and PBGC insurance premiums).

(e) No Plan is a ‘‘multiemployer plan’’ (as defined in Section 4001(a)(3) of ERISA) and neither the Company nor any Subsidiary has been obligated to contribute to any multiemployer plan. No liability against the Company or any Subsidiary has been, or could reasonably be expected to be, incurred under Title IV of ERISA (other than for PBGC insurance premiums payable in the ordinary course) or Section 412(f) or (n) of the Code, by the Company or any entity required to be aggregated with the Company pursuant to Section 4001(b) of ERISA and/or Section 414 (b), (c), (m) or (o) of the Code (and the regulations promulgated thereunder) with respect to any ‘‘employee pension benefit plan’’ (as defined in Section 3(2) of ERISA).

(f) With respect to each Plan, the Seller has delivered or caused to be delivered to Purchaser and its counsel true and complete copies of the following documents, as applicable, for each respective Plan: (i) all Plan documents, with all amendments thereto; (ii) the current summary plan description with any applicable summaries of material modifications thereto; (iii) all current trust agreements and/or other documents establishing Plan funding arrangements; (iv) the most recent IRS determination letter and, if a request for such a letter has been filed and is currently pending with the IRS, a copy of such filing; (v) the most recently prepared IRS Form 5500; and (vi) the most recently prepared financial statement.

3.26.    Tax Matters.

(a)    Compliance Generally.    Except as set forth on Schedule 3.26(a), the Company and each of its Subsidiaries has (A) duly and timely filed all material Tax Returns required to be filed by the Company or such Subsidiary on or prior to the Closing Date, which Tax Returns are true, correct and complete in all material respects, and (B) duly and timely paid all Taxes due and payable in respect of all periods up to and including the date which includes the Closing Date, and has made adequate provision on its books and records and in the December 2007 Balance Sheet in accordance with the Company’s tax accounting principles, consistent with past practice, for any such Tax which is not due and payable on or before such time. The Company and each Subsidiary has complied with all applicable law relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over and reported all Taxes required to be withheld or collected by the Company or any Subsidiary on or before the Closing Date.

(b)    No Audit.    Except as set forth on Schedule 3.26(b), (A) no Authority has asserted any adjustment that could result in an additional Tax for which the Company or any Subsidiary is or may be liable or that could result in a Lien on any of its assets which has not been fully paid or adequately provided for on the December  2007 Balance Sheet (collectively, ‘‘Tax Liability’’), or which adjustment, if asserted in another period, would result in any Tax Liability, (B) there is not pending any audit, examination, investigation, dispute, proceeding or claim (collectively, ‘‘Proceeding’’) relating to any Tax Liability and, to the Knowledge of the Company, no Authority is contemplating such a Proceeding, (C) no statute of limitations with respect to any Tax of the Company or any Subsidiary has been waived or extended (unless the period to which it has been waived or extended has expired), (D) there is no outstanding power of attorney authorizing any Person to act on behalf of the Company or any Subsidiary in connection with any Tax Liability, Tax Return or Proceeding relating to any Tax, (E) there is not outstanding any closing agreement, ruling request, request to consent to change a method of accounting, subpoena or request for information with or by any Authority with respect to the Company or any Subsidiary, or any of their income, assets or business, or any Tax

Liability, (F) neither the Company nor any Subsidiary is required to include any adjustment under Section 481 of the Code (or any corresponding provision of applicable law) in income for any period ending after the Closing Date, (G) neither the Company nor any Subsidiary is, nor has ever been, a party to any Tax sharing or Tax allocation agreement, arrangement or understanding, (H) neither the Company nor any Subsidiary has ever been included in any consolidated, combined or unitary Tax Return, (I) all Taxable periods for the assessment or collection of any Tax Liability are closed by agreement or by operation of the normal statute of limitations (without extension) or will close by operation of the normal statute of limitations for such Taxes (in each case determined without regard to any omission, fraud or other special circumstance in writing other than the timely filing of the Tax Return), and (J) no Authority has ever asserted that the Company or any Subsidiary should file a Tax Return in a jurisdiction where it does not file.

(c)    Taxes.    Neither the Company nor any Subsidiary is a party to any agreement, contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by the Company or such Subsidiary by reason of Section 162, 280G or 404 of the Code. Neither the Company nor any Subsidiary is a ‘‘consenting corporation’’ within the meaning of Section 341(f) of the Code (as in effect prior to the repeal of such provision). Neither the Company nor any Subsidiary has any plan, arrangement or agreement providing for deferred compensation that is subject to Section 409A(a) of the Code or any asset, plan, arrangement or agreement that is subject to Section 409A(b) of the Code. Neither the Company nor any Subsidiary has any ‘‘tax-exempt bond financed property’’ or ‘‘tax-exempt use property’’ within the meaning of Section 168(g) or (h), respectively, of the Code. None of the assets of the Company or any Subsidiary is required to be treated as being owned by any other person pursuant to the ‘‘safe harbor’’ leasing provisions of Section 168(f)(8) of the Internal Revenue Code of 1986, as in effect prior to the repeal of said leasing provisions. Neither the Company nor any Subsidiary has ever made or been required to make an election under Section 338 of the Code. During the last two years, neither the Company nor any Subsidiary has engaged in any exchange under which gain realized on the exchange was not recognized under Section 1031 of the Code. Neither the Company nor any Subsidiary has constituted a ‘‘distributing corporation’’ or a ‘‘controlled corporation’’ under Section 355 of the Code in any distribution in the last two years or pursuant to a plan or series of related transactions (within the meaning of Code Section 355(e)) with the transactions contemplated by this Agreement. Except as set forth on Schedule 3.26(c), neither the Company nor any Subsidiary has or ever had a fixed place of business or permanent establishment in any foreign country. The Company is not a ‘‘United States real property holding corporation’’ (within the meaning of Code Section 897(c)(2)) at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither the Company nor any Subsidiary has entered into any ‘‘reportable transaction’’ (within the meaning of Section 6707A of the Code or Treasury Regulations Section 1.6011-4 or any predecessor thereof).

(d)    Taxes and Tax Return Defined.    For purposes of this Agreement, ‘‘Tax’’ shall mean all federal, state, local and foreign tax, charge, fee, levy, deficiency or other assessment of whatever kind or nature (including any net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, unemployment, excise, estimated, severance, stamp, occupation, real property, personal property, intangible property, occupancy, recording, minimum, environmental and windfall profits tax), including any liability therefor as a transferee (including under Section 6901 of the Code or any similar provision of applicable Law), as a result of Treasury Regulation Section 1.1502-6 or any similar provision of applicable Law, or as a result of any Tax sharing or similar agreement, together with any interest, penalty, addition to tax or additional amount imposed by any federal, state, local or foreign Authority. For purposes of this Agreement, ‘‘Tax Return’’ includes any return, declaration, report, claim for refund or credit, information return or statement, and any amendment thereto, including any consolidated, combined or unitary return or other document (including any related or supporting information or schedule), filed or required to be filed with any federal, state, local or foreign Authority in connection with the determination, assessment, collection or payment of Taxes or the administration of any Laws or administrative requirements relating to Taxes or ERISA.

3.27.    Fees.    Except as set forth on Schedule 3.27, there is no investment banker, broker, finder, restructuring or other intermediary that has been retained by or is authorized to act on behalf of the Company, any Subsidiary, the Seller or any of their respective Affiliates in connection with this Agreement or any of the transactions contemplated hereby, who is or will be entitled to any fee or commission from either Purchaser, Parent or any of its Affiliates upon consummation of the transactions contemplated by this Agreement. The amount of any fee owed to any Person listed on Schedule 3.27 is listed opposite such Person’s name.

3.28.    Business Operations; Servers.

(a) The Company and each Subsidiary owns or otherwise has the right to use all of its servers and other computer equipment (other than webservers) necessary to operate its Business as conducted as of the date hereof and as such Business will be conducted as of the Closing.

(b) The Company does not make any express warranty or guaranty of any kind with respect to any services or products provided by the Company.

(c) Except in the ordinary course of business or as set forth on Schedule 3.28(c), neither the Company nor any Subsidiary has entered into, or offered to enter into, any written Contract with respect to the Business pursuant to which the Company or any Subsidiary is or will be obligated to make any rebates, discounts, promotional allowances or similar payments or arrangements to any customer (‘‘Rebate Obligations’’). All Rebate Obligations listed on Schedule 3.28(c) and all ordinary course Rebate Obligations are reflected, in all material respects, in the December 2007 Balance Sheet in accordance with the Company’s accounting principles, consistent with past practice.

(d) Except as set forth in Schedule 3.28(d), neither the Company nor any Subsidiary has experienced any returns of its products since January 1, 2007 other than returns in the ordinary course of business consistent with past experience, including with respect to kind and amount.

3.29.    Powers of Attorney.    Neither the Company nor any Subsidiary has any general or special powers of attorney outstanding as of the date of this Agreement (whether as grantor or grantee thereof), or any obligation or liability (whether actual, accrued or contingent) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

3.30.    Certain Business Practices.    Neither the Company, nor any Subsidiary, nor, to the Knowledge of the Company, any director, officer, agent or employee of the Company or any Subsidiary (in their capacities as such) has on behalf of the Company or any of its Subsidiaries, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977. None of the Company, its Subsidiaries or, to the Knowledge of the Company, any director, officer, agent or employee of the Company or any Subsidiary (in their capacity as such) has on behalf of the Company and its Subsidiaries, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any amount to any customer, supplier, or governmental employee that would be reasonably expected to subject the Company or any Subsidiary to suit or penalty.

3.31.    Money Laundering Laws.    To the Knowledge of the Company, the operations of the Company and each Subsidiary are, and since January 31, 2006 have been, in compliance with applicable money laundering Laws in all applicable jurisdictions (collectively, the ‘‘Money Laundering Laws’’). There is no Action pending, or to the Knowledge of the Company, threatened against the Company or any Subsidiary with respect to any Money Laundering Laws.

3.32.    Environmental Compliance.    Except as set forth on Schedule 3.32 and except for such matters as would not reasonably be expected to have a Material Adverse Effect:

(a) To the Knowledge of the Company (i) the Company has not generated, used, transported, treated, stored, released or disposed of, and has not suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any ‘‘Hazardous Substance’’ (as hereinafter defined) in violation of any ‘‘Environmental Laws’’ (as hereinafter defined); (ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance resulting from the conduct of the Company or the use of any property or facility by the Company or, to the Company’s Knowledge, any nearby or adjacent properties or facilities, that has created or would reasonably be expected to create any liability on the part of the Company under the Environmental Laws or that would require reporting to or notification by the Company to any governmental entity; (iii) no asbestos that is now or is reasonably likely to become friable or polychlorinated biphenal or underground storage tank is contained in or located at any facility owned, leased or used by the Company; and (iv) any Hazardous Substance handled or dealt with in any way in connection with the Business of the Company, whether before or during the ownership of the Company, has been and is being handled or dealt with in all respects in compliance with the Environmental Laws in effect at the time such activities were being conducted.

(b) For purposes of this Agreement, the term ‘‘Hazardous Substance’’ shall mean substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as ‘‘hazardous substances,’’ ‘‘hazardous materials,’’ ‘‘hazardous wastes’’ or ‘‘toxic substances,’’ or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or ‘‘EP toxicity,’’ and petroleum.

(c) For purposes of this Agreement, the term ‘‘Environmental Laws’’ shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resources Conservation and Recovery Act of 1976, as amended, and any applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, and similar legally binding requirements of all governmental authorities and all applicable judicial, administrative and regulatory decrees, judgments and orders, any of which relate to the protection of human health or the environment from the effects of Hazardous Substances, including, but not limited to, those pertaining to reporting, licensing, permitting, investigating and remediating emissions, discharges, releases or threatened releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

(d) This Section 3.32 sets forth the sole representations and warranties of Seller with respect to environmental, health and safety matters, including without limitation all matters arising under Environmental Laws.

3.33.    No Other Representations or Warranties.    Except for the representations and warranties contained in this Agreement, none of the Company, the Seller or any other Person makes any other express or implied representation or warranty with respect to the Company, the Seller or the transactions contemplated by this Agreement, and the Company and the Seller disclaim any other representations or warranties, whether made by the Company, the Seller or any of their Affiliates, officers, directors, employees, agents or representatives.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents to the Purchaser and the Parent as follows:

4.1.    Ownership of Stock; Authority.

(a) The Seller has good and marketable title to the Shares, free and clear of any and all Liens (other than Permitted Liens).

(b) The Seller has the corporate power and authority to execute and deliver this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and is a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as the enforceability hereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally or (ii) rules of law governing specific performance, injunctive relief or other equitable remedies.

(c) Neither the execution and delivery by the Seller of the Agreement nor the consummation by the Seller of the transactions contemplated hereby will (i) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, or require any Contract to which the Seller is a party or by which the Seller is bound, or (ii) result in the imposition of any Lien upon the Shares, except, in each case, as would not have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

4.2.    Approvals.    Except as contemplated by this Agreement and as may be required solely by reason of Purchaser’s and/or Parent’s (as opposed to other Person’s) participation in the transactions contemplated hereby, no consent, approval, waiver or authorization is required to be obtained by the Seller from, and no notice or filing is required to be given by the Seller to or made by the Seller with, any Authority in connection with the execution, delivery and performance by the Seller of this Agreement and the sale and transfer of the Shares.

4.3.    Non-Contravention.    The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate any provision of the certificate of formation, the operating agreement or other organizational documents of the Seller, or (b) violate or result in a breach of or constitute a default under any Law, judgment, injunction, Order, decree or other restriction of any Authority to which the Seller, or the Shares, are subject.

4.4.    Litigation and Claims.    Except as set forth on Schedule 4.4, there is no Action pending or, to the knowledge of the Seller, threatened, against the Seller before any Authority and the Seller is not subject to any Order of any Authority of competent jurisdiction or any arbitrator that would prevent consummation of the transactions contemplated hereby or materially impair the ability of the Seller to perform its obligations hereunder.

4.5.    Investment Representations.    Each Member will make the representations in either Section 4.5(a) or 4.5(b):

(a) Accredited Investor.

(i) Each Member is an ‘‘accredited investor’’ as such term is defined in Rule 501 of Regulation D (‘‘Reg. D’’) promulgated under the Securities Act. Each Member agrees that it shall provide evidence of its status as an accredited investor, if necessary.

(ii) Each Member acknowledges that it has prior investment experience, including investments in non-listed and non-registered securities, or has employed the services of an investment advisor, attorney or accountant to evaluate the merits and risks of such an investment on its behalf, and each Member represents that it or he, as the case may be, understands the highly speculative nature of an investment in Parent Common Stock, which may result in the loss of the total amount of such investment.

(iii) Each Member has adequate means of providing for such Member’s current needs and possible personal contingencies, and each Member anticipates no current need for liquidity in such Member’s investment in the Parent Common Stock. Each Member is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, each Member is able to hold the Parent Common Stock for an indefinite period of time and is able to sustain a loss of the entire investment in the event such loss should occur.

(iv) Except as otherwise set forth in ARTICLE V, Parent has not and is not making any representations or warranties to the Members or providing any advice or information to the Members. Each Member acknowledges that it has retained its own professional advisors to evaluate the tax and other consequences of an investment in the Parent Common Stock.

(v) Each Member acknowledges that this offering of Parent Common Stock has not been reviewed by the SEC and that this offering is intended to be a non-public offering pursuant to Section 4(2) of the Securities Act and Rule 506 under Reg. D. Each Member acknowledges that it is not acquiring the Parent Common Stock as a result of any general solicitation or advertising. The Parent Common Stock will be received by each Member for the Member’s own account, for investment and not for distribution or resale to others.

(vi) Each Member understands and consents to the placement of a legend on any certificate or other document evidencing Parent Common Stock stating that such Parent Common Stock has not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof. Each certificate evidencing the Parent Common Stock shall bear the legends set forth below, or legends substantially equivalent thereto, together with any other legends that may be required by federal or state securities laws at the time of the issuance of the Parent Common Stock:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘ACT’’), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) REGISTERED UNDER THE ACT OR (II) THE ISSUER OF THE SHARES (THE ‘‘ISSUER’’) HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

(b) Non-Accredited Investor.

(i) Each Member acknowledges that it has prior investment experience, including investments in non-listed and non-registered securities, or has employed the services of an investment advisor, attorney or accountant to evaluate the merits and risks of such an investment on its behalf, and each Member represents that it or he, as the case may be, understands the highly speculative nature of an investment in Parent Common Stock, which may result in the loss of the total amount of such investment.

(ii) Each Member has adequate means of providing for such Member’s current needs and possible personal contingencies, and each Member anticipates no current need for liquidity in such Member’s investment in the Parent Common Stock. Each Member is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, each Member is able to hold the Parent Common Stock for an indefinite period of time and is able to sustain a loss of the entire investment in the event such loss should occur.

(iii) Each Member has not made an overall commitment to investments which are not readily marketable that are disproportionate to such Member’s net worth, and such Member’s investment in the Parent Common Stock will not cause such overall commitment to become excessive.

(iv) Each Member acknowledges and agrees that, as of the Closing Date, such Member has the opportunity to review (and, if requested by such Member, to obtain) a copy of the following materials to the extent available: (i) Parent’s Annual Report on Form 10-K for the year ended December 31, 2007; (ii) the Parent’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008; and (iii) the proxy statement distributed to the Parent’s stockholders relating to the Special Meeting to be held in connection with the approval of the transactions contemplated by this Agreement.

(v) Each Member had the opportunity to (i) ask questions and receive answers from the management of the Parent concerning the Parent and an investment in the Parent Common Stock, and (ii) obtain additional information as necessary to verify the accuracy of the information furnished to the Member by the Parent.

(vi) Except as otherwise set forth in ARTICLE V, Parent has not and is not making any representations or warranties to the Members or providing any advice or information to the Members. Each Member acknowledges that it has retained its own professional advisors to evaluate the tax and other consequences of an investment in the Parent Common Stock.

(vii) Each Member acknowledges that this offering of Parent Common Stock has not been reviewed by the SEC and that this offering is intended to be a non-public offering pursuant to Section 4(2) of the Securities Act and Rule 506 under Reg. D. Each Member acknowledges that it is not acquiring the Parent Common Stock as a result of any general solicitation or advertising.

The Parent Common Stock will be received by each Member for the Member’s own account, for investment and not for distribution or resale to others.

(viii) Each Member understands and consents to the placement of a legend on any certificate or other document evidencing Parent Common Stock stating that such Parent Common Stock has not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof. Each certificate evidencing the Parent Common Stock shall bear the legends set forth below, or legends substantially equivalent thereto, together with any other legends that may be required by federal or state securities laws at the time of the issuance of the Parent Common Stock:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘ACT’’), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) REGISTERED UNDER THE ACT OR (II) THE ISSUER OF THE SHARES (THE ‘‘ISSUER’’) HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

4.6.    Tax.    The Seller will not be required to file any transfer Tax Return or pay any transfer Tax to any Authority with respect to any transaction contemplated by this Agreement.

4.7.    No Additional Representations.    Except for the representations and warranties contained in this Agreement, none of the Company, the Seller or any other Person makes any other express or implied representation or warranty with respect to the Company, the Seller or the transactions contemplated by this Agreement, and the Company and the Seller disclaim any other representations or warranties, whether made by the Company, the Seller or any of their Affiliates, officers, directors, employees, agents or representatives.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Parent and Purchaser represent and warrant to the Company and the Seller as follows:

5.1.    Due Incorporation.    Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Except as set forth on Schedule 5.1, each of the Parent the Purchaser is qualified to do business as a foreign corporation in any jurisdiction in which the character of the property owned or leased by it or the nature of its activities make qualification of the Parent or the Purchaser in any such jurisdiction necessary, except where the failure to so qualify would have a Material Adverse Effect. Each of the Parent and the Purchaser has all requisite power and authority, corporate and otherwise, and all material governmental licenses, franchises, permits, authorizations, consents and approvals required to own, lease, and operate its assets, properties and businesses and to carry on its business as currently conducted. The Purchaser has not conducted any business to date and has only engaged in certain activities relating to its organization. Neither the Parent nor the Purchaser has entered into an agreement in respect of any merger, consolidation, sale of all or substantially all of its respective assets, reorganization, recapitalization, dissolution or liquidation, except as explicitly set forth in this Agreement. Since its organization, Parent has not conducted any business activities directed toward the accomplishment of a business combination (other than with respect to transactions contemplated by this Agreement or other similar transactions).

5.2.    Corporate Authorization.    Except for a vote of the stockholders of the Parent to approve the transaction contemplated by this Agreement, and provided that fewer than 20% of Parent’s public stockholders exercise their redemption rights (as specified in the Parent’s Certificate of Incorporation), the execution, delivery and performance by Parent and the Purchaser of this Agreement and the consummation by Parent and the Purchaser of the transactions contemplated hereby are within the corporate powers of Parent and the Purchaser and have been duly authorized by all necessary corporate action on the part of Parent and the Purchaser. This Agreement constitutes a valid and legally binding agreement of Parent or the Purchaser, as applicable, enforceable against each in accordance with its terms.

5.3.    Governmental Authorization.    None of the execution, delivery or performance by Parent or the Purchaser of this Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority by Parent or the Purchaser, except for the filing of a Form D with the SEC and applicable state authorities and a registration statement upon exercise of the Members of their registration rights pursuant to the terms of this Agreement.

5.4.    No Violation.    Provided that Parent presents the transactions contemplated by this Agreement to its stockholders for approval and such stockholders approve the transaction and fewer than 20% of Parent’s public stockholders exercise their redemption rights with respect to such transaction (as specified in the Parent’s Certificate of Incorporation), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will (a) violate any provision of Parent’s or the Purchaser’s Certificate of Incorporation, By-laws or other charter documents; (b) violate any Laws or Orders to which either Parent or the Purchaser or their property is subject; or (c) violate the provisions of any material Contract binding upon or benefiting Parent or the Purchaser.

5.5.    Consents.    Except for a vote of the stockholders of the Parent to approve the transaction contemplated by this Agreement and so long as fewer than 20% of Parent’s public stockholders exercise their redemption rights (as specified in the Parent’s Certificate of Incorporation), there are no Contracts or other instruments binding upon Parent or the Purchaser or any of their properties requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders or other actions or filings, the absence of which would not have, individually or in the aggregate, a material adverse effect on the ability of the Parent to consummate the Transaction.

5.6.    Litigation.

(a) There is no action, suit, investigation, hearing or proceeding pending against, or to the knowledge of Parent, threatened against or affecting, Parent, any of its officers or directors (in their capacity as such), or the business of Parent, before any court or arbitrator or any governmental body, agency or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby. There are no material outstanding judgments against Parent.

(b) There is no action, suit, investigation, hearing or proceeding pending against, or to the knowledge of Purchaser, threatened against or affecting, Purchaser, any of its officers or directors (in their capacity as such), or the business of Purchaser, before any court or arbitrator or any governmental body, agency or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby. There are no outstanding judgments against Purchaser.

5.7.    Fees.    Except as set forth on Schedule 5.7, there is no investment banker, broker, finder, restructuring or other intermediary that has been retained by or is authorized to act on behalf of the Parent or the Purchaser or any of their respective Affiliates in connection with this Agreement or any of the transactions contemplated hereby, who is or will be entitled to any fee or commission from any of the Purchaser, the Company, Parent or any of its Affiliates upon consummation of the transactions contemplated by this Agreement. The amount of any fee owed to any Person listed on Schedule 5.7 is listed opposite such Person’s name.

5.8.    Charter Documents; Legality.    Parent has previously delivered to the Company true and complete copies of its Certificate of Incorporation and By-Laws (the ‘‘Parent Charter Documents’’), as in effect or constituted on the date hereof. Provided that Parent presents the transactions contemplated by this Agreement to its stockholders for approval and such stockholders approve the transaction and fewer than 20% of Parent’s public stockholders exercise their redemption rights with respect to such transaction (as specified in the Parent’s Certificate of Incorporation), the execution, delivery, and performance by Parent and the Purchaser of this Agreement and any Additional Agreement to which Parent or the Purchaser is to be a party has not violated and will not violate, and the consummation by Parent or the Purchaser of the transactions contemplated hereby or thereby will not violate, any of the Parent Charter Documents or any Law.

5.9.    Capitalization and Ownership of the Parent.    Schedule 5.9 sets forth, with respect to the Parent, (i) Parent’s authorized capital, (ii) the number of Parent’s securities that are outstanding, (iii) the number of securities convertible into or exercisable or exchangeable for the Parent’s securities and (iv) the number of Parent’s securities held in treasury. Except as set forth on Schedule 5.9, there are no options, warrants, or other rights agreements, commitments (contingent or otherwise) or any Contract that requires or under any circumstance would require the Parent to issue, or grant any right to acquire, any securities of the Parent, or any security or instrument exercisable or exchangeable for or convertible into, the capital stock of the Parent or to merge, consolidate, dissolve, liquidate, restructure, or recapitalize the Parent. Except for rights of holders of Parent Common Stock to convert their shares of Parent Common Stock into cash held in the Trust Fund (all of which rights will expire upon consummation of the transactions contemplated hereby), there are no outstanding contractual obligations of the Parent and/or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock or other equity interests in the Parent and/or any of its Subsidiaries. The warrants issued by the Parent (the ‘‘Parent Warrants’’) are, and after giving effect to the consummation of the transactions contemplated hereby will be, exercisable for 7,312,500 shares of Parent Common Stock at an exercise price of $5.00 per share. No Parent Warrants are exercisable until consummation of the transactions contemplated hereby.

5.10.    SEC Filings; Financial Statements.

(a) As of their respective dates, the Parent SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Parent makes no representation or warranty whatsoever concerning the Parent SEC Reports as of any time other than the time they were filed. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the Staff of the SEC with respect to any of the Parent SEC Reports.

(b) Parent has filed with the SEC true and correct copies of the audited consolidated balance sheets of Parent and its consolidated subsidiaries as of December 31, 2006, and the related consolidated statements of operations, cash flows and stockholders’ equity and cash flows for the year then ended, including footnotes thereto, audited by Rothstein Cass (‘‘RC’’), registered independent public accountants and an unaudited interim balance sheet of Parent as of September 30, 2007, and the related consolidated statements of operations, cash flow and stockholders’ equity and cash flows for the year then ended, including footnotes thereto, reviewed by RC (the ‘‘Parent Financial Statements’’). The Parent Financial Statements (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act); (ii) complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (iii) fairly and accurately present the Parent’s financial condition and the results of its operations as of their respective dates and for the periods then ended, in all material respects; (iv) contain and reflect all necessary adjustments and accruals for a fair presentation of the Parent’s financial condition as of their dates, in all material respects; and (v) contain and reflect adequate provisions for all reasonably anticipated liabilities for all material income, property, sales, payroll or other Taxes applicable to the Parent with respect to the periods then ended. The Parent has heretofore delivered to the Company complete and accurate copies of all ‘‘management letters’’ received by it from the Parent’s accountants and all responses during the last three years by lawyers engaged by the Parent to inquiries from the Parent’s accountant or any predecessor accountants.

(c) Except as specifically disclosed or as reflected in the Exchange Act Filings, reflected or fully reserved against in the Parent Financial Statements and for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the date of the Parent Financial Statements, there are no liabilities, debts or obligations of any nature (whether accrued, absolute, contingent, liquidated or unliquidated, unasserted or otherwise) relating to the Parent. All debts and liabilities, fixed or contingent, which should be included under GAAP on an accrual basis on the Parent Financial Statements are included therein.

5.11.    SEC Compliance.    Immediately prior to Closing, Parent shall be in compliance with the reporting requirements under the Exchange Act.

5.12.    Compliance with Laws.    The Parent is not in violation of, has not violated, and to the knowledge of Parent, is not under investigation with respect to nor has the Parent been threatened to be charged with or given notice of, any violation or alleged violation of, any Law or Order, nor is there any basis for any such charge.

5.13.    Money Laundering Laws.    To the Parent’s knowledge after due inquiry, the operations of the Parent are and have been conducted at all times in compliance with Money Laundering Laws and no Action involving the Parent with respect to the Money Laundering Laws is pending or, to the knowledge of the Parent, threatened.

5.14.    Issuance and Ownership of Parent Common Stock.    Upon issuance and delivery of the Parent Common Stock to each Member (as directed by the Seller) pursuant to this Agreement against payment of the consideration therefor, the Parent Common Stock will be duly authorized and validly issued, fully paid and nonassessable, free and clear of all Liens, other than (i) restrictions arising from applicable securities laws, and (ii) any Lien created by or through such Member. The issuance and sale of the Parent Common Stock pursuant hereto will not be issued in violation of applicable securities laws or in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware Corporation Law, Parent’s certificate of incorporation or bylaws or any other agreement to which Parent is a party or otherwise bound.

5.15.    Purchaser.    Purchaser was incorporated in the State of Delaware on February 7, 2008. Purchaser has no liabilities, debts or obligations of any nature (whether accrued, absolute, contingent, liquidated or unliquidated, unasserted or otherwise) except those incurred in connection with this Agreement and all of the transactions contemplated hereby. Parent owns all of the outstanding equity securities of Purchaser.

5.16.    Financial Ability to Perform.    As of the Closing Date, Parent shall have immediately available cash funds or available borrowing capacity under existing credit facilities that in the aggregate is sufficient for Parent and Purchaser to perform each of their respective obligations hereunder. There shall be no conditions to such borrowing, if any, that will not be fulfilled as of the Closing Date.

5.17.    Absence of Certain Changes or Events.    Since December 31, 2007 through the date of this Agreement, there has not occurred any Material Adverse Change (as such definition relates to the Purchaser or the Parent) in the Purchaser’s or Parent’s business, financial condition, results of operations, or assets other than as disclosed in reports filed by Parent with the SEC.

5.18.    Due Diligence Investigation.    Each of the Parent and the Purchaser has had an opportunity to discuss the business, management, operations and finances of the Company with its officers, directors, employees, agents, representatives and affiliates, and has had an opportunity to inspect the facilities of the Company. Each of the Parent and the Purchaser has conducted its own independent investigation of the Company. In making its decision to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, each of the Parent and the Purchaser has relied solely upon the representations and warranties of the Company and the Seller set forth in ARTICLE III and ARTICLE IV of this Agreement. Each of the Parent and the Purchaser has entered into the transactions contemplated by this Agreement with the understanding, acknowledgement and agreement that no representations or warranties, express or implied, are made with respect to any projection or forecast regarding future results or activities or the probable success or profitability of the Company.

5.19.    Board Approval.

(a) The Board of Directors of Parent (including any required committee or subgroup of the Board of Directors of Parent) has, as of the date of this Agreement, unanimously (i) declared the advisability of the transactions contemplated by this Agreement and approved this Agreement and the transactions contemplated hereby, (ii) determined that the transactions contemplated by this Agreement are in the best interests of the stockholders of Parent, and (iii) determined that the fair market value of the Company is equal to at least 80% of Parent’s net assets.

(b) Parent in its capacity as sole equityholder of Purchaser has, as of the date of this Agreement (i) determined that this Agreement and the transactions contemplated hereby are advisable and in the best interest of Purchaser and (ii) approved this Agreement and the transactions contemplated hereby. No other corporate proceedings on the part of Purchaser are necessary to authorize the transactions contemplated by this Agreement.

5.20.    Trust Fund.    As of the date hereof and at the Closing Date, Parent has and will have no less than $58.3 million invested in United States Government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 in a trust account administered by American Stock Transfer & Trust Company (the ‘‘Trust Fund’’), less such amounts, if any, as Parent is required to pay to stockholders who elect to have their shares converted to cash in accordance with the provisions of Parent’s Certificate of Incorporation and other expenses incurred by Parent that Parent is entitled to pay from the Trust Fund upon the consummation of the transactions contemplated by this Agreement. There are no claims or proceedings pending with respect to the Trust Fund. Neither the Parent nor the Purchaser is, and the Members and their respective Subsidiaries will not be as a result of consummation of the transactions contemplated hereby, subject to registration or regulation under the Investment Company Act of 1940, as amended. Notwithstanding any of the foregoing, the Trust Fund is subject to all of the terms, conditions and restrictions contained in the Investment Management and Trust Agreement (the ‘‘Trust Agreement’’), dated as of April 25, 2007, between the Parent and American Stock Transfer & Trust Company.

5.21.    No Other Representations or Warranties.    Except for the representations and warranties contained in this Agreement, neither the Parent nor the Purchaser nor any other Person makes any other express or implied representation or warranty with respect to the Parent, the Purchaser or the transactions contemplated by this Agreement, and the Parent and the Purchaser disclaim any other representations or warranties, whether made by the Parent, the Purchaser or any of their Affiliates, officers, directors, employees, agents or representatives.

ARTICLE VI

COVENANTS OF THE COMPANY AND THE SELLER PENDING CLOSING

The Company and the Seller covenant and agree that:

6.1.    Conduct of the Business.    From the date hereof through the Closing Date, the Company and each Subsidiary shall, except as otherwise expressly provided herein or as otherwise required by applicable Law or consented in writing by the Parent, conduct the Business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, without Parent’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned and which consent, if it is to be given, shall be provided promptly, but in no event later than (5) Business Days following the Company’s request, except as otherwise agreed to by the Company), neither the Company nor any Subsidiary shall:

(a) except in the ordinary course of business, amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Material Contract, or any other material right or asset;

(b) except as contemplated by this Agreement, enter into any Contract which (i) is with respect to real property, or (ii) outside the ordinary course of business;

(c) make any capital expenditures in excess of $75,000 (individually or in the aggregate), except as set forth on Schedule 6.1(c);

(d) sell, lease, license or otherwise dispose of any assets or assets covered by any Material Contract except (i) pursuant to existing Material Contracts disclosed herein, (ii) sales of inventory in the ordinary course consistent with past practice, (iii) sales, assignments, or other dispositions of any Intellectual Property that are not material to the conduct of the business of the Company or any Subsidiary, and (iv) dispositions of obsolete, uneconomic, damaged, excess, no longer useful, unmerchantable, defective or worn out assets;

(e) pay, declare or promise to pay any dividends or other distributions with respect to its capital stock, other than dividends or distributions paid by any Subsidiary to the Company;

(f) except as disclosed in Schedule 3.25, authorize any salary increase of more than 10% for any employee making an annual salary of greater than $75,000 or change the bonus or profit sharing policies of the Company or any Subsidiary, other than in the ordinary course of business consistent with past practice (with respect to type, timing and amount);

(g) delay, accelerate or cancel any receivables or Indebtedness owed to the Company or its Subsidiaries or write-off or make further reserves against the same, except in the ordinary course of business consistent with past practice (with respect to type, timing and amount);

(h) merge or consolidate with or acquire any other Person or be acquired by any other Person;

(i) make any material change in the accounting principles or methods used in the preparation of the Company’s financial statements for the fiscal year ended December 31, 2005;

(j) extend any loans to any Person, other than travel or other expense advances to employees in the ordinary course of business consistent with past practice (with respect to type, timing and amount);

(k) make, amend, revoke, terminate or rescind any election related to Taxes or file any amended income Tax Return, other than Tax Returns for fiscal years 2005, 2006 and 2007;

(l) cause or permit any insurance policy protecting assets that are material to the Business to lapse;

(m) change the place of Business of the Company or any Subsidiary;

(n) issue, redeem or repurchase any shares of its capital stock; or

(o) agree to do any of the foregoing.

Nothing in this Agreement shall prevent, or be construed to prevent, Seller or the Company from using cash and/or cash equivalents of the Company or any of its Subsidiaries as Seller or the Company deems fit (including by causing the distribution by any of the foregoing Persons of such cash and/or cash equivalents to Seller or to any other Person or the repayment of Indebtedness of the Company or its Subsidiaries); provided, that (i) the parties hereto acknowledge and agree that, if (and only to the extent) there is any cash of the Company and its Subsidiaries immediately prior to the Closing, an amount up to $2,000,000 of such cash will be for the benefit of the Purchaser and the Parent, and to the extent such cash on such date is in excess of $2,000,000, such excess shall be for the benefit of Seller (to be distributed, subject to Section 2.3(c), to the Members who held Common Units as of the Closing Date on a pro rata basis (based on the number of Common Units held by each Member as of the Closing Date)); it being understood that if such cash on such date is less than $2,000,000, such cash will be for the benefit of the Purchaser and the Parent, and neither the Purchaser nor the Parent shall have any claim to receive any additional amounts from the Company, the Seller or the Members (other than (1) indemnification for any Losses pursuant to the provisions of Article XI hereof, and (2) the Net Working Capital Adjustment, if any) and (ii) any such use of the cash or cash equivalents by Seller or the Company shall not affect the Company’s and the Seller’s obligations hereunder with respect to, and such use of cash and cash equivalents shall be deemed to occur immediately prior to Closing for purposes of calculating, the Net Working Capital Adjustment, if any.

6.2. Access to Information.

(a) From the date hereof until and including the Closing Date, the Company and the Seller shall, and shall cause their respective Subsidiaries to, (a) continue to give Parent, its counsel and other representatives reasonable access during normal business hours and with prior written notice to the Offices, properties and Books and Records of the Company, (b) furnish to Parent, its counsel and other representatives such information relating to the Business as such Persons may reasonably request and (c) cause the employees, counsel, accountants and representatives of the Company and each Subsidiary to cooperate with Parent in its investigation of the Business; provided that no investigation pursuant to this Section 6.2 (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company or the Seller hereunder. Parent and Purchaser shall comply with, and shall cause its representatives to comply with, all of their obligations under the Confidentiality Agreement dated November 5, 2007 (the ‘‘Confidentiality Agreement’’) by and between the Company and the Parent with respect to the terms and conditions of this Agreement and the information disclosed pursuant to this Agreement. Notwithstanding anything herein to the contrary, this Section 6.2 shall not require the Company or any of its Affiliates to provide Parent, Purchaser or their respective representatives with access to any document or other information that the Company believes in good faith may (i) conflict with any binding agreement entered into by the Company prior to the date hereof, (ii) be covered by any attorney-client privilege or the work product doctrine or (iii) be subject to restrictions under any applicable Laws (including antitrust, privacy or similar Laws).

(b) The Company shall schedule conference calls between representatives of Parent and the three (3) largest Customers based on Schedule 3.17(a) (the ‘‘Customer Calls’’); provided, that prior to any such Customer Call, (i) Parent shall have delivered to Seller and the Company a reasonably detailed draft of any questions to be discussed on such Customer Calls, (ii) Seller and the Company shall have the opportunity to comment thereon and (iii) Parent, Seller and the Company shall have agreed on the questions to be discussed with such Customer on the Customer Calls; provided further, that a representative of Seller or the Company shall be entitled to participate in each such Customer Call. All costs relating to the actions described in this Section 6.2(b) shall be borne solely by the Parent.

6.3. SEC Filings.

(a) The Company and the Seller acknowledge that:

(i) the Parent’s stockholders must approve the transactions contemplated by this Agreement prior to the transactions contemplated hereby being consummated and that, in connection with such approval, the Parent must call a special meeting of its stockholders requiring Parent to prepare and file with the SEC a proxy statement and proxy card;

(ii) the Parent will be required to file Quarterly and Annual reports that may be required to contain information about the transactions contemplated by this Agreement; and

(iii) the Parent will be required to file Current Reports on Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transaction.

(b) In connection with any filing the Parent makes with the SEC that requires information about the transactions contemplated by this Agreement to be included, the Company and the Seller will, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, use their commercially reasonable efforts to (i) cooperate with the Parent, (ii) respond to questions about the Company or the Seller required in any filing with, or requested by, the SEC, and (iii) provide any information requested by Parent or Parent’s representatives and required by the SEC in connection with any filing with the SEC.

6.4.    Exclusivity.    During the period between the date of this Agreement and the Closing Date or the termination of this Agreement in accordance with ARTICLE XIII hereof, neither the Company nor the Seller shall, nor shall the Company or Seller permit anyone acting on their behalf to, directly or indirectly, (i) knowingly encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information to or cooperate in any manner with any Person (an ‘‘Excluded Person’’), other than Parent, Purchaser or their Affiliates or representatives, concerning the sale of all or any part of the Business or the capital stock or other securities of the Company, whether such transaction takes the form of a sale of stock or assets, merger, consolidation or otherwise or any joint venture or partnership (‘‘Acquisition Proposal’’), (ii) otherwise solicit, initiate or knowingly encourage the submission of any Acquisition Proposal or (iii) consummate any such Acquisition Proposal or accept any offer or agree to engage in any such Acquisition Proposal. Upon the receipt by the Company and the Seller of an Acquisition Proposal, the Company and the Seller shall promptly notify the Parent and the Purchaser of the receipt of such Acquisition Proposal.

6.5.    Reporting and Compliance With Law.    From the date hereof through the Closing Date, the Company and each Subsidiary shall duly and timely file all Tax Returns required to be filed with Authorities, pay any and all Taxes required by any Authority and duly observe and conform, in all material respects, to all applicable Laws and Orders.

ARTICLE VII

CONFIDENTIALITY AND NON-SOLICITATION COVENANTS

7.1.    Confidentiality.    Each of the parties hereto covenant and agree that the parties hereto shall not, without the prior written consent of the other parties hereto, disclose to any other Person or use (whether for its own account or the account of any other party) any confidential information or proprietary work product of Parent, Purchaser, the Company or any Subsidiary or any client of Parent, Purchaser, the Company or any Subsidiary disclosed or uncovered in connection with this Agreement and the transactions contemplated hereby except (i) as may be required under applicable Law, (ii) to the extent that such information is or becomes generally available to the public other than as a result of disclosure by such party, (iii) to such Person’s financing sources or (iv) to such Person’s Affiliates, directors, officers, employees or advisors. In the event any party hereto believes that it is required to disclose any such confidential information pursuant to applicable Laws, such party shall give timely written notice to the other parties hereto so that such other parties may have an opportunity to obtain a protective order or other appropriate relief. All parties hereto shall cooperate fully in any such action by any other party.

7.2.    Non-Solicitation.    Cova may not, during the period beginning on the Closing Date and ending two (2) years after the Closing Date (the ‘‘Restriction Period’’), directly or indirectly through any other individual, person or entity, employ, solicit or induce any of Michael Bielonko, Earl Cranor, Tom McCarthy or Nathalie Rizzo to terminate or refrain from renewing or extending his or her employment by or consulting relationship with the Company or any Subsidiary or to become employed by or enter into a consulting relationship with the Seller or any of its Affiliates or any other individual, person or entity, unless (i) such Person has resigned voluntarily (without any solicitation from Cova or its representatives), (ii) such Person has been terminated by the Company or its Subsidiary (as applicable), (iii) Cova has received Parent’s prior written consent to seek to employ such Person or (iv) such Person is responding to a general solicitation not targeted at the Company’s employees.

7.3.    Injunctive Relief.    If (i) any party breaches, or threatens to commit a breach of, Section 7.1 or Section 14.4 hereof or (ii) Cova breaches, or threatens to commit a breach of, Section 7.2

(collectively, the ‘‘Restrictive Covenants’’), each other party (with respect to Section 7.1 or Section 14.4) and the Parent (with respect to Section 7.2) shall have, in addition to, and not in lieu of, any other rights and remedies available to such party by agreement (including those set forth in Section 11.1 hereof), under law or in equity, the right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to such party (with respect to Section 7.1 and Section 14.4) or the Parent (with respect to Section 7.2) and that monetary damages will not provide an adequate remedy.

ARTICLE VIII

COVENANTS OF ALL PARTIES HERETO

The parties hereto, as applicable, covenant and agree that:

8.1.    Best Efforts; Further Assurances.    Subject to the terms and conditions of this Agreement, each party shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws to consummate and implement expeditiously the transactions contemplated by this Agreement. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be reasonably necessary or desirable in order to consummate the transactions contemplated by this Agreement. Each of the Company, Seller, Parent and Purchaser shall use its reasonable best efforts to obtain all consents, approvals and agreements of, and make all notices and filings with, any Authority necessary to permit the consummation of the transactions contemplated by this Agreement. In the event any claim, action, suit, investigation or other proceeding by any Authority or other Person is commenced which questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use best efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use best efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated hereby.

8.2.    Reasonable Efforts to Obtain Consents.    The Company hereby agrees to use its reasonable efforts to obtain the Company Consents on a timely manner prior to the Closing Date.

8.3.    Tax Matters.

(a) The Seller shall prepare or cause to be prepared and duly and timely file or cause to be duly and timely filed on a timely basis all Tax Returns with respect to the Company and each of the Subsidiaries for taxable periods ending on or prior to the Closing Date. Such Tax Returns shall be true, correct and complete in all material respects, shall be prepared on a basis consistent with the similar Tax Returns for the immediately preceding periods and shall not make, amend, revoke, terminate or rescind any election or change any accounting practice or procedure without Parent’s consent (which will not be unreasonably withheld or delayed). The Seller shall give a copy of each such Tax Return to Parent with sufficient time for its review and comment prior to filing. The Seller shall pay or cause to be paid the Taxes shown due and owing on such Tax Returns. Parent’s receipt or review of or giving comments on any Tax Return does not affect the obligations of the Seller pursuant to ARTICLE XI of this Agreement. The Company and each Subsidiary will permit the Seller and its representatives to have reasonable access to the Company’s and each Subsidiary’s respective officers, directors, employees, agents, assets and properties and all relevant Books and Records relating to the Business and assets of the Company or any Subsidiary during normal business hours and will furnish to the Seller and its representatives such information, financial records and other documents relating to the Company and each Subsidiary and the Business as may reasonably be requested; provided, however, that such access and information is reasonably related to the completion of the Tax Returns the Seller is required to file pursuant to this Section 8.3(a). Any such information, financial records and other documents relating to the Company, any Subsidiary and the Business provided to the Seller and its representatives shall be subject to the provisions of Section 7.1, but such information may be incorporated into any such Tax Return.

(b) To the extent permitted by applicable Law, the parties shall elect to treat the period that includes the Closing Date with respect to any Tax as ending on the Closing Date and shall take such steps as may be necessary therefor. For purposes of this Agreement, any Taxes for a period which includes but does not end on the Closing Date shall be allocated between the period through and including the Closing Date and the balance of the period based on an interim closing of the books as of the close of the Closing Date, provided, however, that any real property or personal property taxes and any annual exemption amounts shall be allocated based on the relative number of days in the Pre-Closing Period and the balance of the period.

8.4.    Proxy Statement; Special Meeting.

(a) As soon as is reasonably practicable after receipt by the Parent from the Company of all financial and other information relating to the Company as the Parent may reasonably request for its preparation, the Parent shall prepare and file with the SEC under the Exchange Act, and with all other applicable regulatory bodies, proxy materials for the purpose of soliciting proxies from holders of Parent Common Stock to vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby (‘‘Parent Stockholder Approval’’) at a meeting of holders of Parent Common Stock to be called and held for such purpose (the ‘‘Special Meeting’’). Such proxy materials shall be in the form of a proxy statement to be used for the purpose of soliciting proxies from holders of Parent Common Stock for the matters to be acted upon at the Special Meeting (the ‘‘Proxy Statement’’). The Company shall furnish to the Parent all information concerning the Company as the Parent may reasonably request in connection with the preparation of the Proxy Statement. The Company and its counsel shall be given an opportunity to review and comment on the preliminary Proxy Statement prior to its filing with the SEC. The Parent, with the assistance of the Company, shall promptly respond to any SEC comments on the Proxy Statement and shall otherwise use reasonable best efforts to cause the Proxy Statement to be approved by the SEC as promptly as practicable. The Parent shall also take any and all actions required to satisfy the requirements of the Securities Act and the Exchange Act. Prior to the Closing Date, the Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued pursuant to this Agreement to be registered or qualified under all applicable blue sky laws of each of the states and territories of the United States in which it is believed, based on information furnished by the Company, the Members reside and in which such registration or qualification is required and to take any other such actions that may be reasonably necessary to enable the Parent Common Stock to be issued pursuant to this Agreement in each such jurisdiction.

(b) As soon as practicable (but in no event later than ten (10) Business Days) following the approval of the Proxy Statement by the SEC, the Parent shall distribute the Proxy Statement to the holders of Parent Common Stock and, pursuant thereto, shall call, give notice of, convene and hold the Special Meeting in accordance with the DGCL not more than 25 days after mailing the Proxy Statement to the holders of Parent Common Stock and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby and the other matters presented to the stockholders of Parent for approval or adoption at the Special Meeting.

(c) The Parent shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, the Parent shall use its reasonable best efforts to ensure that the Proxy Statement does not, as of the date on which it is first distributed to stockholders of the Parent, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The Parent shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent that such information becomes false or misleading and the Parent shall take all steps necessary to cause the Proxy Statement as so corrected to be filed with the SEC and disseminated to the stockholders of the Parent (as and to the extent required by the Securities Act or the Exchange Act) and to the Seller. The Parent will provide to the Seller and its counsel any comments that the Parent or its counsel may receive from the SEC or its staff, whether written or oral, with respect to the Proxy Statement promptly after receipt of any such comments. The Parent will use its reasonable best efforts to respond promptly to any comments received from the SEC or its staff, in each case (if necessary) after consultation with the Seller and compliance with the terms hereof with respect to the preparation of the Proxy Statement and any amendments or supplements thereto.

(d) The Parent, acting through its board of directors, shall include in the Proxy Statement the recommendation of its board of directors that the holders of Parent Common Stock vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby and shall not withdraw or modify its recommendation. The Parent shall use commercially reasonable efforts to obtain the Parent Stockholder Approval.

8.5.    Other Actions.

(a) As promptly as practicable after execution of this Agreement, the Parent will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (‘‘Signing Form 8-K’’), which the Company shall be entitled to review and comment upon prior to filing. Promptly after the execution of this Agreement, Parent and the Company shall also issue a press release announcing the execution of this Agreement (the ‘‘Signing Press Release’’).

(b) At least five (5) days prior to Closing, the Parent shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the transactions contemplated by this Agreement in any report or form to be filed with the SEC (‘‘Closing Form 8-K’’), which shall be in a form reasonably acceptable to the Company. Prior to Closing, the Parent and the Company shall jointly prepare a press release announcing the consummation of the transactions hereunder (‘‘Closing Press Release’’). Concurrently with the Closing, Parent shall distribute the Closing Press Release. Concurrently with the Closing, or as soon as practicable thereafter, Parent shall file the Closing Form 8-K with the SEC.

8.6.    Access to Information.    From the date hereof until and including the Closing Date, the Parent and the Purchaser shall (i) provide the Company, the Seller and their counsel and other representatives reasonable access to the Offices, personnel, properties and books and records of the Parent and the Purchaser, (ii) furnish to the Company, the Seller and their counsel and other representatives such information relating to the business of the Parent and the Purchaser as such Persons may reasonably request and (iii) cause the employees, counsel, accountants and representatives of the Parent and the Purchaser to cooperate with the Company, the Seller and their counsel in their investigation of the business and operations of the Parent and the Purchaser; provided that no investigation pursuant to this Section 8.6 (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Parent or the Company hereunder.

8.7.    Notices of Certain Events; Updated Disclosure Schedules.

(a) Between the date hereof and the Closing Date, each party hereto will give prompt notice to the other parties hereto of:

(i) any notice or other communication from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the consummation of the transactions contemplated by this Agreement would result in the loss of any rights or privileges of such notifying person to any such Person;

(ii) any notice or other communication from any Authority that may adversely affect the consummation of the transactions contemplated by this Agreement;

(iii) any Actions commenced or, to such notifying party’s knowledge, threatened against, relating to or involving such notifying party or otherwise affecting the notifying party or that relate to the consummation of the transactions contemplated by this Agreement; and

(iv) the occurrence of any fact or circumstance which would likely cause any representation or warranty made by such notifying party in this Agreement to be untrue or inaccurate in any material respect.

(b) At any time prior to the Closing, Seller and the Company may deliver to the Purchaser and the Parent a supplement or amendment to the disclosure schedules to this Agreement (the ‘‘Updated Schedules’’); provided, that such Updated Schedules shall not relate to, and shall only be effective with respect to, any occurrence or state of facts that, to the Knowledge of the Company, existed prior to the date of this Agreement; provided, further, that following written notice thereof from the Company and/or Seller (as applicable) to Parent and Purchaser, Parent and Purchaser shall have the right to terminate this Agreement within seven (7) days following their receipt of the Updated Schedules to the extent that, in the absence of the changes to such Updated Schedules, the condition set forth in Section 9.2(a) would not be capable of being satisfied. Unless Parent or Purchaser exercises its right to terminate this Agreement pursuant to the foregoing, the Updated Schedules will be deemed to have amended the disclosure schedules to this Agreement, to have qualified the representations and warranties contained herein with respect to such events or circumstances set forth in the Updated Schedules, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the event or circumstance set forth in such Updated Schedules (including for purposes of ARTICLE XI hereof).

8.8.    Securities Law Compliance.    Prior to the Closing, the Parent shall use its best efforts to ensure that the issuance of Parent Common Stock hereunder will be conducted in compliance with Regulation D under the Securities Act.

8.9.    Employee Matters.

(a) For a period of one year following the Closing, Purchaser shall provide or cause to be provided, to each individual who is a current employee of the Company as of the Closing (‘‘Company Employees’’) total compensation and benefits that are substantially comparable in the aggregate to the total compensation and benefits provided to Company Employees immediately before the Closing (excluding any equity based compensation); provided, however, that nothing herein shall be construed to establish or amend any benefit plan, program, agreement or arrangement or to prevent the amendment or termination of any Company Plan or interfere with Purchaser’s or any of its subsidiaries’ right or obligation to make such changes as are necessary to conform with applicable Law or shall cause or require the extension, renewal or amendment of, or prevent the expiration of, any employment agreement which shall expire, terminate or fail to renew pursuant to its terms during such period. Notwithstanding any other provision of this Agreement, nothing in this Section 8.9 shall limit the right of the Purchaser or Parent to terminate the employment of any employee at any time and for any or no reason.

(b) For purposes of determining eligibility to participate, vesting and entitlement to benefits where length of service is relevant under any benefit plan or arrangement of Purchaser, or any of its subsidiaries, Company Employees as of the Closing shall receive service credit for service with the Company to the same extent such service credit was granted under the Employee Benefits Plans, subject to offsets for previously accrued benefits and no duplication of benefits and not for purposes of benefit accrual under a defined benefit plan. The Purchaser shall (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any welfare benefit plans that such employees may be eligible to participate in after the Closing, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Closing under any welfare benefit plan maintained for the Company Employees immediately prior to the Closing and (ii) provide each Company Employee with credit for any co-payments and deductibles paid prior to the Closing in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans (other than a Company Benefit Plan) that such employees are eligible to participate in after the Closing.

(c) From and after the Closing, the Purchaser shall comply in all respects with the WARN Act and any other applicable Law relating to employee terminations or plant or facilities closings (or other similar events requiring similar notice to employees), including providing any required notices and complying with any required waiting periods.

(d) The Purchaser shall be solely responsible for satisfying the continuation coverage requirements under COBRA for all qualified beneficiaries as such term in defined in Treasury Regulation §54.4980B-9.

8.10.    Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Closing, Purchaser shall (i) indemnify and hold harmless each present and former director and officer of the Company (collectively, the ‘‘D&O Indemnified Parties’’), against any and all damages incurred or suffered by any of the D&O Indemnified Parties in connection with any liabilities or any action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest extent that the Company would have been permitted under applicable Law and under the Company’s certificate of incorporation and bylaws, as the case may be, in each case as in effect on the date of this Agreement, to indemnify such D&O Indemnified Parties and (ii) advance expenses as incurred by any D&O Indemnified Party in connection with any matters for which such D&O Indemnified Party is entitled to indemnification from Purchaser pursuant to this Section 8.10 to the fullest extent permitted under applicable Law or, if greater, under the Company’s certificate of incorporation and bylaws; provided, however, that the D&O Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately and finally determined by a court of competent jurisdiction and all rights of appeal have lapsed that such D&O Indemnified Party is not entitled to indemnification under applicable Law, the Company certificate of incorporation and Company bylaws, and pursuant to this Section 8.10(a).

(b) For a period of six (6) years following the Closing, Purchaser shall maintain in effect a directors’ and officers’ liability insurance policy covering those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy (copies of which have been heretofore delivered by the Company to Purchaser and its agents and representatives) with coverage in amount and scope at least as favorable as the Company’s existing coverage; provided, however, that in no event shall Purchaser be required to expend in the aggregate in excess of two hundred percent (200%) of the annual premium currently paid by the Company for such coverage, and if such premium would at any time exceed two hundred percent (200%) of such amount, then Purchaser shall maintain insurance policies which provide the maximum and best coverage available at an annual premium equal to two hundred percent (200%) of such amount; and provided, further, that this Section 8.10(b) shall be deemed to have been satisfied if a prepaid policy or policies (i.e., ‘‘tail coverage’’) have been obtained by the Company which policy or policies provide such directors and officers with the coverage described in this Section 8.10(b) for an aggregate period of not less than six (6) years with respect to claims arising from facts or events that occurred on or before the Closing Date, including with respect to the transactions contemplated by this Agreement.

(c) The terms and provisions of this Section 8.10 are intended to be in addition to the rights otherwise available to the D&O Indemnified Parties by applicable Law, charter, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, the D&O Indemnified Parties and their respective heirs and representatives, each of whom is an intended third party beneficiary of this Section 8.10.

(d) Nothing contained herein shall be interpreted to require the Purchaser or the Parent to indemnify or provide for the indemnification of any D&O Indemnified Party in connection with any damages incurred or loss suffered by any D&O Indemnified Party as a result of such party’s gross negligence or willful or unlawful conduct.

8.11.    Trust Fund Disbursement.    Parent shall cause the Trust Fund to be dispersed to Parent in accordance with the documents or agreements governing the Trust Fund upon the Closing. All liabilities of Parent due and owing or incurred at or prior to the Closing Date shall be paid as and when due, including all Parent Tax liabilities and the payment at Closing of professional fees related to these transactions, and adequate reserves shall be made against amounts distributed from the Trust Fund therefor. Promptly following such disbursement of the Trust Fund, Parent shall contribute the Trust Fund to Purchaser.

8.12.    Settlement of Prior Dispute.    In the event that the Company recovers (whether before, on or after the Closing Date) any amounts in the lawsuits styled (a) Randye M. Holland, et al. v. Emil Jachmann and Cyalume Technologies, Inc., Civil Action No. 06-706 (Mass. Super. Ct.) or (b) Cyalume Technologies, Inc. v. Ira Leemon, et al., Index No. 603512/06 (N.Y. Sup.Ct.), the Parent and the Purchaser agree that such amounts shall be paid to the Members in the manner directed in writing by the Seller. Notwithstanding any other provision contained in this Agreement to the contrary, in the event that, following the Closing, the Company or any Subsidiary is subjected to any loss, liability or expense as a result of the foregoing actions and proceedings, all such losses, liabilities and expenses shall be for the account of the Seller. This covenant shall survive the Closing.

8.13.    Exclusivity.    During the period between the date of this Agreement and the Closing Date or the termination of this Agreement in accordance with ARTICLE XIII hereof, neither the Parent nor the Purchaser shall, nor shall the Parent or Purchaser permit any one acting on their behalf to, directly or indirectly, (a) knowingly encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information to or cooperate in any manner with any Person, other than the Company, the Seller or their Affiliates or representatives, concerning any acquisition (other than the Transaction), or (b) consummate any such acquisition or accept any offer or agree to engage in any such acquisition, other than the Transaction.

8.14.    Ordinary Conduct of the Parent and the Purchaser.    During the period from the date of this Agreement to the earlier of (1) immediately prior to the Closing and (2) the date on which this Agreement is terminated in accordance with its terms, except as otherwise consented to by the Seller in writing or as otherwise contemplated by this Agreement, each of the Parent and the Purchaser shall not:

(a) fail to comply with any applicable Laws or regulations;

(b) issue, sell, split, combine or reclassify any of its capital stock or equity securities, securities convertible into its capital stock or equity securities, or warrants, options or other rights to purchase its capital stock or equity securities;

(c) grant any material Lien in respect of any portion of its material properties or assets (including any cash in the Trust Fund), other than Liens to be incurred at or prior to the Closing in accordance with the terms of the debt financing obtained in connection with the Transaction;

(d) incur any indebtedness for borrowed money or issue or sell any debt securities or rights to acquire any debt securities of the Parent and/or the Purchaser or guarantee any such indebtedness or debt securities (other than debt financing incurred by Parent and/or Purchaser to finance the Transaction);

(e) spend any cash in the Trust Fund or spend any other cash available to it (other than for payment of liabilities incurred in the ordinary course of business) or declare or pay any dividends on or make any distributions in respect of any of its capital stock or other equity securities or amend or otherwise modify the Trust Agreement;

(f) acquire by merging or consolidating with, or agreeing to merge or consolidate with, or purchase substantially all the assets of, or otherwise acquire any business or any corporation, partnership, association or other business organization or division thereof; or

(g) agree to do any of the foregoing.

8.15.    Member Acknowledgements.    Seller shall use commercially reasonable efforts to provide to Parent and Purchaser letters executed by each Member (other than the Affiliated Members), pursuant to which such Member acknowledges (a) the representations and warranties being made by such Member in Section 4.5, and (b) such Member’s indemnification obligations under Article XI.

ARTICLE IX

CONDITIONS TO CLOSING

9.1.    Condition to the Obligations of Parent, the Purchaser, the Seller and the Company.    The obligations of Parent, the Purchaser, the Seller and the Company to consummate the Closing are subject to the satisfaction of all the following conditions:

(a) At the Closing, there shall be no Order issued by any Authority of competent jurisdiction to the effect that the transactions contemplated by this Agreement may not be consummated as herein provided, no proceeding or lawsuit shall have been commenced by any Authority or other Person for the purpose of obtaining any such Order and no written notice shall have been received from any such Authority indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated hereby.

(b) The Parent Stockholder Approval shall have been obtained and fewer than 20% of the issued and outstanding shares of Parent Common Stock owned by Parent’s public stockholders will have exercised their redemption rights (as specified in the Parent’s Certificate of Incorporation).

(c) The Parent Common Stock at the Closing will be quoted on the OTC BB, and there will be no action or proceeding pending or threatened against Parent by the NASD to prohibit or terminate the quotation of Parent Common Stock on the OTC BB.

9.2.    Conditions to Obligations of Parent and the Purchaser.    The obligation of Parent and the Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction, or the waiver at Parent’s and the Purchaser’s sole and absolute discretion, of all the following conditions:

(a) (i) Each of the Company and the Seller shall have duly performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Closing Date, (ii) the representations and warranties of the Company and the Seller contained in this Agreement and in any certificate or other writing delivered by the Company or the Seller pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct at and as of the Closing Date, as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) since the date of this Agreement, there shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, that has caused a Material Adverse Change or had a Material Adverse Effect, and (iv) Parent and the Purchaser shall have received a certificate signed by an authorized officer of the Company to the effect set forth in clauses (i), (ii) and (iii) of this Section 9.2(a).

(b) Parent shall have received (i) a certified copy of the certificate of incorporation of the Company and each Subsidiary, (ii) copies of the By-Laws of the Company and each Subsidiary as effective on the date hereof; (iii) copies of resolutions duly adopted by (a) the Board of Directors of the Company and (b) the Managers or Members of the Seller, authorizing this Agreement and the transactions contemplated hereby, (iv) a certificate of the Secretary or Assistant Secretary of the Company certifying each of the foregoing and including an incumbency certificate, and (v) a recent good standing certificate regarding the Company from the office of the Secretary of State of the State of Delaware and each other jurisdiction in which the Company is qualified to do business.

(c) The Company shall have delivered to Parent executed payoff letters from the holders of 1st Lien Secured Debt , 2nd Lien Secured Debt and the Senior Subordinated Notes and UCC-3 Termination Statements necessary to terminate, release or assign, as the case may be, all Liens (other than Permitted Liens) on the assets of the Company.

(d) The Company shall have provided to Parent copies of (i) the final audited balance sheets for the fiscal years ended December 31, 2006 and 2007 (the ‘‘Final Financial Statements’’) and (ii) the unaudited balance sheets of the Company for any subsequent interim period that would be required by GAAP at the time of the Closing.

(e) The financial condition and the results of operations of the Company set forth in the Final Financial Statements shall not be materially different, in the aggregate, from the financial condition and the results of operations of the Company set forth in the Draft Financial Statements.

(f) The Company shall have delivered to Parent documents satisfactory to Parent to effect the release of all Liens (except for Permitted Liens) on any portion of the assets of the Company and to effect the filing of appropriate UCC-3 Termination Statements.

(g) Purchaser has received a certificate of non-foreign status from the Seller under Section 1445(b)(2) of the Code.

(h) The Investor Rights Agreement shall have been executed by the Members.

(i) The Escrow Agreement shall have been executed by Seller and the Escrow Agent.

(j) All Indebtedness of the Company (other than the Indebtedness referred to in Section 9.2(c), to be repaid at Closing) shall have been repaid in full.

(k) Certificates representing all of the Shares shall be available at the Closing, together with the original stock ledgers and minute books of the Company.

(l) The Seller shall have provided to the Parent and the Purchaser letters signed by each of Cova, Stephen Weinroth, Kline Hawkes Pacific, L.P., Kline Hawkes Pacific Friends Fund, LLC and Paul Lipari Living Trust (collectively, the ‘‘Affiliated Members’’), pursuant to which each Affiliated Member acknowledges (i) the representations and warranties being made by such Affiliated Member in Section 4.5, and (ii) such Affiliate Member’s indemnification obligations under Article XI.

9.3.    Conditions to Obligations of the Company and the Seller.    The obligation of the Company and the Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction, or the waiver at the Company’s and the Seller’s sole and absolute discretion, of all the following conditions:

(a) (i) Each of the Parent and the Purchaser shall have performed in all material respects all of their respective obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Parent contained in this Agreement and in any certificate or other writing delivered by Parent or the Purchaser pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality, shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date, (iii) since the date of this Agreement, there shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, has had a material adverse effect on the business, assets, condition (financial or otherwise), liabilities, results of operations or prospects of the Parent, and (iv) the Seller and the Company shall have received a certificate signed by an authorized officer of Parent and the Purchaser to each of clause (i), (ii) and (iii) hereof.

(b) The Company and the Seller shall have received (i) a copy of the certificate of incorporation of each of Parent and the Purchaser, (ii) copies of the By-laws of each of Parent and the Purchaser as effective on the date hereof; (iii) copies of resolutions duly adopted by the Boards of Directors of the Parent and the Purchaser authorizing this Agreement and the transaction contemplated hereby, (iv) a certificate of the Secretary or Assistant Secretary of Parent and the Purchaser certifying each of the foregoing and as to signatures of the officer(s) authorized to execute this Agreement and any certificate or document to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary, and (v) a recent good standing certificate regarding Parent and the Purchaser from the office of the Secretary of State of its respective jurisdiction of organization and each other jurisdiction in which each of Parent and the Purchaser is qualified to do business.

(c) The Investor Rights Agreement shall have been executed by Parent.

(d) Parent shall have made appropriate arrangements to have the Trust Fund, which shall contain no less than the amount referred to in Section 5.20, dispersed to Parent as soon as is practicable upon the Closing.

(e) The Escrow Agreement shall have been executed by Purchaser and the Escrow Agent.

ARTICLE X

RELIANCE ON REPRESENTATIONS AND WARRANTIES

10.1.    Reliance on Representations and Warranties of the Company and the Seller.     Notwithstanding any right of Parent and the Purchaser to fully investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by Parent and the Purchaser pursuant to such investigation or right of investigation, Parent and the Purchaser shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Company and the Seller contained in this Agreement.

10.2.    Reliance on Representations and Warranties of Parent and the Purchaser.     Notwithstanding any right of the Company or the Seller to fully investigate the affairs of Parent and the Purchaser and notwithstanding any knowledge of facts determined or determinable by the Company or the Seller pursuant to such investigation or right of investigation, the Company and the Seller shall have the right to rely fully upon the representations, warranties, covenants and agreements of Parent and the Purchaser contained in this Agreement.

ARTICLE XI

INDEMNIFICATION

11.1.    Indemnification of Parent, Purchaser.    After the Closing, the Seller and the Members hereby severally (but not jointly) agree to indemnify and hold harmless Parent, Purchaser, and their respective Affiliates and each of their respective directors, officers, employees, shareholders, attorneys and agents and permitted assignees (collectively, the ‘‘Parent Indemnitees,’’ provided, however, the term ‘‘Parent Indemnitees’’ shall not include any of the Members regardless of their capacity), against and in respect of any and all loss, payment, demand, penalty, liability, judgment, damage, diminution in value, claim or out-of-pocket costs and expenses (including actual costs of investigation and reasonable attorneys’ fees and other out-of-pocket costs and expenses) (all of the foregoing collectively, ‘‘Losses’’) incurred or sustained by any Parent Indemnitee after the Closing as a result of (a) any breach of any of the representations, warranties and covenants of the Company or the Seller contained herein or any certificate or other writing delivered pursuant hereto; provided, that with respect to any breach of any of the representations and warranties set forth in Section 4.5, any indemnification obligation related thereto may only be made against the applicable Member who had breached such representation or warranty in Section 4.5 or (b) Taxes of the Company, the Seller or any Subsidiary for any Pre-Closing Period, and all costs in connection therewith or with enforcing rights hereunder.

11.2.    Indemnification of Seller.    After the Closing, Parent and the Purchaser hereby agree to indemnify and hold harmless the Seller and its respective Affiliates, and each of their respective directors, officers, employees, shareholders, attorneys, agents and permitted assignees (the ‘‘Company Indemnitees’’) against and in respect of any Losses incurred or sustained by the Company Indemnitees after the Closing as a result of any breach of any of the representations, warranties and covenants of Parent or the Purchaser contained herein or any certificate or other writing delivered pursuant hereto.

11.3.    Procedure.    The following shall apply with respect to all claims by either a Parent Indemnitee or a Company Indemnitee (each, an ‘‘Indemnified Party’’) for indemnification:

(a) An Indemnified Party shall give to the party obligated to indemnify such Indemnified Party pursuant to this Agreement (the ‘‘Indemnifying Parties’’), prompt written notice (an ‘‘Indemnification Notice’’) of any third-party claim, investigation, action, suit, hearing or proceeding with respect to which such Indemnified Party seeks indemnification pursuant to Section 11.1 or 11.2 (a ‘‘Third Party Claim’’), which shall describe in reasonable detail the Loss, liability or damage that has been or may be suffered by the Indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such Indemnified Party under Section 11.1 or 11.2, except to the extent that the Indemnifying Party is actually prejudiced thereby. The Indemnification Notice shall identify specifically the basis in reasonable detail under which indemnification is sought pursuant to ARTICLE XI and enclose true and correct copies of any written document furnished to the Indemnified Party by the Person that instituted the Third Party Claim.

(b) The Indemnifying Party shall have thirty (30) days after receipt of such Indemnification Notice to assume the conduct and control, through counsel reasonably acceptable to the Indemnified Party at the expense of the Indemnifying Party, of the settlement or defense thereof (and by assuming such control, the Indemnifying Party agrees that such Claim is an indemnifiable Claim hereunder, subject to the terms, provisions and limitations contained in this Agreement), and the Indemnified Party shall cooperate with the Indemnifying Party and such counsel in connection therewith; provided, that the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party at the Indemnified Party’s expense (provided, however, that the Indemnifying Party shall pay the fees for counsel of the Indemnified Party if (i) the employment of separate counsel shall have been authorized in writing by any Indemnifying Party in connection with the defense of such Third Party Claim or (ii) the Indemnified Party’s counsel shall have advised the Indemnified Party in writing, with a copy delivered to the Indemnifying Party, that there is a conflict of interest that would make it inappropriate under applicable standards of professional conduct to have common counsel). So long as the Indemnifying Party is actively and diligently contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld or delayed) unless the Indemnified Party waives any right to indemnity therefor by the Indemnifying Party for such claim. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to any admission or the entry of any judgment or enter into any settlement with respect to any Third Party Claim which (x) imposes an injunction or other equitable relief upon the Indemnified Party or (y) does not include an unconditional provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto.

(c) Notwithstanding the above, the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any Third Party Claim (i) as to which the Indemnifying Party fails to assume the defense within 30 days after the Indemnified Party gives notice thereof to the Indemnifying Party, or (ii) that specifically seeks a monetary payment in an amount that is less than the difference between the Deductible Amount and the amount of Losses, if any, that the Parent Indemnitees have incurred as of the date of such Third Party Claim; provided, however, that the Indemnified Party shall make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(d) The Indemnifying Party and the Indemnified Party shall cooperate in the defense or prosecution of any Third Party Claim in respect of which indemnity may be sought hereunder and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

11.4.    Insurance; Tax Benefits.    The amount of any Losses for which indemnification is provided under this ARTICLE XI shall be reduced by any amounts recoverable by the Indemnified Party or any of its Affiliates from any third party (including under any insurance policy). If the amount with respect to which any claim is made under this ARTICLE XI gives rise to a Tax Benefit to the Indemnified Party that made the claim, such Indemnified Party shall refund to the Indemnifying Party the amount of such Tax Benefit when, as and if actually realized. ‘‘Tax Benefit’’ means, with respect to any Indemnified Party, an amount by which the Tax liability of such Indemnified Party (or group of Affiliates including such Indemnified Party) is actually reduced (including by deduction, reduction of income by virtue of increased tax basis or otherwise, entitlement to refund, credit or otherwise), net of any increase in such party’s Tax liability, as a result of its receipt of payment for the applicable indemnity claim (but in any case, not below zero).

11.5.    Limitations on Indemnification.    Notwithstanding anything to the contrary in this ARTICLE XI,

(a) (i) no claim for indemnification shall be made by any Indemnified Party unless the aggregate amount of Losses of the Indemnified Parties exceed one million two hundred thousand dollars ($1,200,000) (the ‘‘Deductible Amount’’) and then only to the extent such Losses exceed the Deductible Amount; and (ii) in no event shall the aggregate obligation of the Indemnifying Parties under this Article XI exceed twelve million dollars ($12,000,000) (the ‘‘Cap’’); provided, that the Deductible Amount and the Cap shall not apply to: (1) Losses pursuant to Section 11.1(b); and (2) Losses arising under Section 11.1(a) solely with respect to any breach of the representations or warranties set forth in Sections 3.1 (Corporate Existence and Power), Section 3.2 (Corporate Authorization), Section 3.4 (Subsidiaries), Section 3.5 (Capitalization and Ownership), Section 4.1 (Ownership of Stock; Authority), Section 0 (Due Incorporation), Section 5.2 (Corporate Authorization), Section 5.9 (Capitalization and Ownership of Parent), and Section 5.14 (Issuance and Ownership of Parent Common Stock (such representations and warranties shall be collectively referred to as the ‘‘Fundamental Representations’’); and

(b) no party hereto shall have any liability under any provision of this Agreement or otherwise for any punitive, incidental, consequential, special or indirect damages, including business interruption, loss of future revenue, profits or income, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement or any of the agreements contemplated hereby or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated by this Agreement.

11.6.    Survival of Indemnification Rights.    The representations and warranties of the Company, the Seller, Parent and the Purchaser shall survive until the eighteen (18) month anniversary of the Closing Date; provided, that the Fundamental Representations shall survive until 30 days following the expiration of the applicable statute of limitations. The indemnification to which any Indemnified Party is entitled from the Indemnifying Parties pursuant to Section 11.1 or 11.2 for Losses shall be effective so long as it is asserted prior to the time such representations, warranties or covenants cease to survive hereunder.

11.7.    Manner of Payment.    Any indemnification to be paid by any Indemnifying Party pursuant to this ARTICLE XI will be paid only in shares of Parent Common Stock; provided, however, that the Seller and each Member shall have the option, at their sole election, to pay any and all such amounts in cash.

(a) Except to the extent that any Member elects to satisfy any indemnification obligation in cash, any indemnification obligation owing to the Parent Indemnitees pursuant to this Article XI shall be effected (i) first by offsetting such amount against the Escrowed Stock in the manner described below, in which case the Seller, the Company and Parent shall promptly deliver joint written instructions to the Escrow Agent to distribute the appropriate number of shares of Parent Common Stock to the Parent Indemnitees within five (5) Business Days after the determination thereof in accordance with the terms of this Agreement, and (ii) thereafter, the Parent Indemnities shall have recourse, on a several basis and in accordance with this ARTICLE XI, to the Parent Common Stock then held by the Members in the manner described below. For purposes of determining the portion of any indemnification obligation owing to the Parent Indemnitees by each Member pursuant to this Section 11.7, such indemnification obligation shall first be allocated to the Members on a pro rata basis (based on the number of shares of the Parent Common Stock that the Parent was instructed to deliver to such Member pursuant to the terms of this Agreement) and, to the extent that the aggregate indemnification obligations owing to the Parent Indemnitees in accordance with this ARTICLE XI exceeds the value (based on the Average Trading Price as of the applicable date of determination) of the Parent Common Stock that the Parent was instructed to deliver to such Member pursuant to the terms of this Agreement, such indemnification obligation shall thereafter be allocated to the Members on a pro rata basis (based on the number of shares of the Parent Common Stock that the Parent was instructed to deliver to such Member pursuant to the terms of this Agreement with respect to such Member’s Series A Preferred Units).

(b) In the event that the Company Indemnitees are entitled to indemnification pursuant to this ARTICLE XI, such indemnification shall be paid in the form of Parent Common Stock. For purposes of this Section 11.7(b), the value of each share of Parent Common Stock shall be equal to its Average Trading Price at such time.

11.8.    Mitigation of Loss.    The Company, the Seller, the Purchaser and the Parent shall cooperate with each other with respect to resolving any claim, liability or Loss with respect to which one party is obligated to indemnify any Parent Indemnitee or Company Indemnitee, as the case may be, including by making commercially reasonable efforts to mitigate any such claim, liability or Loss. In the event that the Company, the Seller, the Purchaser or the Parent shall fail to make such commercially reasonably efforts to mitigate any such claim, liability or Loss, then notwithstanding anything else to the contrary contained herein, the other party shall not be required to indemnify any Person for that portion of any claim, liability or Loss that could reasonably be expected to have been avoided if the Company, the Seller, the Purchaser or the Parent, as the case may be, had made such efforts. Without limiting the generality of the foregoing, the Parent and Purchaser shall, and shall cause the Company and their respective Affiliates to, use commercially reasonable efforts to seek full recovery under all insurance policies covering any Loss to the same extent as they would if such Loss were not subject to indemnification hereunder. Parent and Purchaser shall, and shall cause the Company and their respective Affiliates to, attempt to cause the party making a claim for indemnification under this Agreement to realize as soon as possible the Tax Benefit available to such party in connection with the accrual, incurrence or payment of any Loss.

11.9.    Exclusive Remedy.    Notwithstanding anything contained in this Agreement to the contrary, after the Closing, indemnification pursuant to the provisions of this ARTICLE XI shall be the sole and exclusive remedy for the parties hereto for any misrepresentation or breach of any representation, warranty, covenant, agreement or other provision contained in this Agreement or in any certificate delivered pursuant hereto and for any claims with respect to the transactions contemplated by this Agreement, other than for fraud. The Parent Common Stock issued to the Members hereunder shall be the sole source of recovery for any claim for indemnification made pursuant to Section 11.1 hereof.

11.10.    Adjustment to Purchase Price.     The parties agree that the payment of any indemnity under this Article XI shall be treated as an adjustment to the Purchase Price paid by the Parent and Purchaser hereunder for Tax purposes to the extent that it may properly be so characterized under applicable law.

ARTICLE XII

DISPUTE RESOLUTION

12.1.    Arbitration.

(a) In the event a dispute arises relating to this Agreement, the parties agree to meet to resolve their disputes in good faith. Any party may seek injunctive relief, without the need to post a bond, pending the completion of arbitration under this Agreement for any breach or threatened breach of any covenant contained herein.

(b) If after good faith negotiations the dispute is not resolved, the parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement, or any Additional Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement or any Additional Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator that is familiar with the Business and not an Affiliate of any party to this Agreement (‘‘Arbitrator’’). The parties agree that binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement or any Additional Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement or any Additional Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(c) If the parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the New York chapter head of the American Arbitration Association upon the request of either side. The Arbitrator shall be selected within 30 days of request.

(d) The laws of the State of New York shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of New York applicable to a contract negotiated, signed, and wholly to be performed in the State of New York, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(e) The arbitration shall be held in the City of New York, New York in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(f) On application to the Arbitrator, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 12.1(d).

(g) The Arbitrator may, at his discretion and at the expense of the party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(h) The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief as provided in Section 12.1, as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs for the reasons set forth in such decision. The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.

(i) Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the exclusive jurisdiction of the courts (Federal and state) in New York, New York to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

(j) The parties shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement or any agreement contemplated hereby, unless resulting from the willful misconduct of the person indemnified.

(k) This arbitration clause shall survive the termination of this Agreement and any agreement contemplated hereby.

12.2.    Waiver of Jury Trial; Exemplary Damages.    ALL PARTIES HEREBY WAIVE THEIR RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT. No party shall be awarded punitive or other exemplary damages respecting any dispute arising under this Agreement or any Additional Agreement.

12.3.    Attorneys’ Fees.    The unsuccessful party to any court or other proceeding arising out of this Agreement that is not resolved by arbitration under Section 12.1 shall pay to the prevailing party all actual attorneys’ fees and costs incurred by the prevailing party, in addition to any other relief to which it may be entitled. As used in this Section 12.3 and elsewhere in this Agreement, ‘‘actual attorneys’ fees’’ means the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought, calculated on the basis on the usual fees charged by the attorneys performing such services, and shall not be limited to ‘‘reasonable attorneys’ fees’’ as that term may be defined in statutory or decisional law.

ARTICLE XIII

TERMINATION

13.1.    Termination Without Default.    In the event that the Closing of the transactions contemplated hereunder has not occurred by the later of (i) six months after the delivery to the Parent of the audited Financial Statements as of and for the fiscal year ended December 31, 2006 and December 31, 2007, respectively, and (ii) December 31, 2008 (the ‘‘Outside Closing Date’’) and no material breach of this Agreement by the party seeking to terminate this Agreement shall have occurred or have been made (as provided in Section 13.2 hereof), Parent and the Purchaser and the Company and the Seller shall have the right, at its or their sole option, to terminate this Agreement without liability to the other side. Such right may be exercised by Parent and the Purchaser, on the one hand, or the Company and the Seller, on the other, as the case may be, giving written notice to the other at any time after the Outside Closing Date.

13.2.    Termination Upon Default.

(a) Parent and the Purchaser may terminate this Agreement by giving notice to the Company and the Seller on or prior to the Closing Date, without prejudice to any rights or obligations Parent and Purchaser may have, if the Company or the Seller shall have breached any representation or warranty or breached any agreement or covenant contained herein to be performed prior to Closing such that the conditions set forth in Section 9.2(a) would not be satisfied and such breach shall not be cured within the earlier of the Outside Closing Date and thirty (30) days following receipt by the Company or the Seller of a notice describing in reasonable detail the nature of such breach.

(b) The Company and the Seller may terminate this Agreement by giving prior written notice to Parent on or prior to the Closing, without prejudice to any rights or obligations the Company or the Seller may have, if Parent or the Purchaser shall have breached any of its covenants, agreements, representations, and warranties contained herein to be performed prior to Closing such that the conditions set forth in Section 9.3(a) would not be satisfied and such breach shall not be cured within the earlier of the Outside Closing Date and thirty (30) days following receipt by Parent of a notice describing in reasonable detail the nature of such breach.

(c) The Company may terminate this Agreement if, at the Special Meeting (including any adjournments thereof), this Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Parent Common Stock required under Parent’s certificate of incorporation, or the holders of 20% or more of the number of shares of Parent Common Stock issued in Parent’s initial public offering and outstanding as of the record date of the Special Meeting exercise their rights to redeem the shares of Parent Common Stock held by them for cash in accordance with Parent’s certificate of incorporation.

(d) In the event that this Agreement is terminated by any Person, in accordance with the provisions of this Agreement, for any reason other than as a result of (i) a breach or nonfulfillment by Seller or the Company of any of its representations, warranties or covenants contained in this Agreement or (ii) the failure to obtain the Parent Stockholder Approval at the Special Meeting or otherwise (unless the failure to obtain such approval resulted from a breach by Parent or Purchaser of any of its representations, warranties or covenants contained in this Agreement), Parent shall promptly (but in no event more than 60 days following such termination) pay the Company the amount of $200,000.

13.3.    Effect of Termination.    If this Agreement is terminated pursuant to Section 13.1 or 13.2, all rights and obligations of the parties hereunder shall terminate and no party shall have any liability to the other party, except for obligations of the parties hereto in Sections 7.1, 7.3, 12.1, 12.2, 12.3, 13.2(d), 13.3, 14.1, 14.4, 14.5 and 14.7, which shall survive the termination of this Agreement. Notwithstanding anything to the contrary contained herein, termination of this Agreement pursuant to Section 13.1 or 13.2 shall not release any party from any liability for any breach by such party of the terms and provisions of this Agreement prior to such termination or impact the right of any party to compel specific performance by another party of its obligations under this Agreement.

ARTICLE XIV

MISCELLANEOUS

14.1.    Notices.    All notices, requests, demands and other communications to any party hereunder shall be in writing and shall be given to such party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereinafter specify by notice to each other party hereto:

if to Parent, Purchaser or the Company (following the Closing), to:

c/o Vector Intersect Security Acquisition Corp.
65 Challenger Road
Ridgefield Park, New Jersey
Attn: Derek Dunaway
Telecopy: (201) 712-9498

with a copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Mitchell N. Nussbaum and Robert B. Lachenauer
Telecopy: (212) 407-4990

if to the Company (prior to Closing) or the Seller:

Cyalume Technologies, Inc.
c/o Columbus Nova
153 East 53rd Street
New York, New York 10022
Attention: Jason Epstein, Steven Flyer and Stephen Weinroth
Telecopy: (212) 308-6623

with a copy to:

Kirkland & Ellis LLP
153 East 53rd Street
New York, New York 10022
Attention: Fredrick Tanne and Jai Agrawal
Telecopy: (212) 446-6460

Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the appropriate answer back is received or, (ii) if given by certified mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, properly addressed or, (iii) if given by any other means, when delivered at the address specified herein.

14.2.    Amendments; No Waivers.

(a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

14.3.    Ambiguities.    The parties acknowledge that each party and its counsel has materially participated in the drafting of this Agreement and consequently the rule of contract interpretation that any ambiguities in the writing be construed against the drafter shall not apply.

14.4.    Publicity.    Except as required by law and under Section 8.5, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto.

14.5.    Expenses.    Except as specifically provided in this Agreement (including Section 13.3 hereof), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

14.6.    Successors and Assigns.    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that (i) neither the Company nor the Seller may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Parent; and (ii) in the event Parent assigns its rights and obligations under this Agreement to an Affiliate, Parent shall continue to remain liable for its obligations hereunder. Except as specifically set forth in clause (ii) above, neither Parent nor the Purchaser may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Company.

14.7.    Governing Law; Jurisdiction.    This Agreement has been entered into in the State of New York. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof. The parties hereto hereby irrevocably consent to the exclusive jurisdiction of the state or federal courts sitting in the City of New York, State of New York in connection with any controversy or claim arising out of or relating to this Agreement, or the negotiation or breach thereof, and hereby waive any claim or defense that such forum is inconvenient or otherwise improper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by New York law.

14.8.    Counterparts; Effectiveness.    This Agreement may be signed by facsimile signatures and in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.9.    Entire Agreement.    This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder other than Indemnified Parties as set forth in Section 11.1 and 11.2 hereof, which shall be third party beneficiaries hereof.

14.10.    Severability.    If any one or more provisions of this Agreement shall, for any reasons, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

14.11.    Captions.    The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

14.12.    Construction.    References in this Agreement to ‘‘Articles,’’ ‘‘Sections,’’ ‘‘Schedules’’ and ‘‘Exhibits’’ shall be to the Articles, Sections, Schedules and Exhibits of this Agreement, unless otherwise specifically provided; all Schedules to this Agreement are incorporated herein by reference;

any use in this Agreement of the singular or plural, or the masculine, feminine or neuter gender, shall be deemed to include the others, unless the context otherwise requires; the words ‘‘herein’’, ‘‘hereof’’ and ‘‘hereunder’’ and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; the word ‘‘including’’ when used in this Agreement shall mean ‘‘including without limitation’’; and except as otherwise specified in this Agreement, all references in this Agreement (a) to any agreement, document, certificate or other written instrument shall be a reference to such agreement, document, certificate or instrument, in each case together with all exhibits, schedules, attachments and appendices thereto, and as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof; and (b) to any law, statute or regulation shall be deemed references to such law, statute or regulation as the same may be supplemented, amended, consolidated, superseded or modified from time to time.

14.13.    Enforcement of Certain Rights.    Nothing expressed or implied herein is intended, or shall be construed, to confer upon or give any Person other than the parties hereto, and their successors or permitted assigns, any right, remedy, obligation or liability under or by reason of this Agreement, or result in such Person being deemed a third-party beneficiary hereof, except to the extent that the D&O Indemnified Parties shall be express third-party beneficiaries of Section 8.10 hereof.

[The balance of this page is intentionally left blank]

IN WITNESS WHEREOF, Parent, Purchaser, Seller and the Company have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

VECTOR INTERSECT ACQUISITION CORP.
By:	/s/ Yaron Eitan
Name: Yaron Eitan
Title: Chief Executive Officer

CYALUME ACQUISITION CORP.
By:	/s/ Yaron Eitan
Name: Yaron Eitan
Title: Director

CYALUME TECHNOLOGIES, INC.
By:	/s/ Jason Epstein
Name: Jason Epstein
Title: Director

GMS ACQUISITION PARTNERS HOLDINGS, LLC
By:	/s/ Frank P. Kline
Name: Frank P. Kline
Title: Director

Annex D

EXECUTION COPY

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this ‘‘Agreement’’) is made as of                 , 2008 by and among Vector Intersect Security Acquisition Corp., a Delaware corporation (the ‘‘Company’’), and each of the individuals and entities signatory hereto (each a ‘‘Stockholder’’ and collectively, the ‘‘Stockholders’’). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in Section 7.

RECITALS

A.    Each of the Stockholders will acquire shares of the Company’s common stock, par value $0.001 per share (the ‘‘Common Stock’’), pursuant to the Stock Purchase Agreement by and among the Company, Cyalume Technologies, Inc. Cyalume Acquisition Corp. and GMS Acquisition Partners Holdings, LLC, dated February 14, 2008, as amended, restated or otherwise modified from time to time (the ‘‘Purchase Agreement’’).

B.    In consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Board of Directors.    Immediately after the Closing Date, the Company’s board of directors (the ‘‘Board’’) will be composed of nine (9) members, two (2) of which have been selected by the Cova Majority Holders, one (1) of which have been selected by the Kline Majority Holders and six (6) of which have been selected by the Board of Directors of the Company immediately prior to the transactions contemplated by the Purchase Agreement.

1.1    The two (2) persons selected by the Cova Majority Holders are as follows:

(a)

(b)

1.2    The one (1) person selected by the Kline Majority Holders is as follows:

(a)

1.3    The six (6) persons selected by the Board of Directors of the Company immediately prior to the consummation of the transactions contemplated by the Purchase Agreement are as follows:

(a)

(b)

(c)

(d)

(e)

(f)

2.    Nominees to the Board of Directors.

2.1    Selection of Nominees.

(a)    For as long as the holders of Cova Registrable Securities beneficially own at least 12.50% of the outstanding Common Stock of the Company in the aggregate, holders of more than 50% of Cova Registrable Securities (the ‘‘Cova Majority Holders’’) shall have the right to name two (2) persons (the ‘‘Cova Board Representatives’’) for the Company to present to the Company’s stockholders as nominees for election to the Board each time the Company solicits a vote of its stockholders relating to the election of directors.

(b)    For as long as the holders of Cova Registrable Securities beneficially own at least 10% of the outstanding Common Stock of the Company in the aggregate but less than 15% of the outstanding Common Stock of the Company in the aggregate , the Cova Majority Holders shall have the right to name one (1) person for the Company to present to the Company’s stockholders as a nominee for election to the Board each time the Company solicits a vote of its stockholders relating to the election of directors.

(c)    For as long as the holders of Kline Registrable Securities beneficially own at least 10% of the outstanding Common Stock of the Company in the aggregate, holders of more than 50% of Kline Registrable Securities (the ‘‘Kline Majority Holders’’) shall have the right to name one (1) person (the ‘‘Kline Board Representative’’) for the Company to present to the Company’s stockholders as a nominee for election to the Board each time the Company solicits a vote of its stockholders relating to the election of directors.

2.2    Vacancies.    In the event of a vacancy on the Company’s Board resulting from the death, disqualification, resignation, retirement or termination of term of office of a Cova Board Representative or a Kline Board Representative, the Company shall fill such vacancy with a representative designated by the Cova Majority Holders or the Kline Majority Holders, as applicable, as provided hereunder. If the Cova Majority Holders or the Kline Majority Holders, as applicable, fail or decline to fill the vacancy, then the directorship shall remain open until such time as the Cova Majority Holders or the Kline Majority Holders, as applicable, elect to fill it with a representative designated hereunder, but only until such time as the Cova Majority Holders or the Kline Majority Holders, as applicable, would have the right to name a nominee pursuant to Section 2.1.

2.3    Fees and Compensation.    The Cova Board Representatives and Kline Board Representative shall be entitled to all fees and other compensation paid to members of the Company’s Board who are not employees of the Company or its Subsidiaries, and, in all cases, shall be entitled to a reimbursement of all reasonable expenses incurred by such Person in connection with such Person’s duties to the Board (including, without limitation, attending meetings of the Board).

2.4    At the request of the Cova Majority Holders or the Kline Majority Holders, as applicable, the Company shall cause the Cova Board Representative(s) or the Kline Board Representative, as applicable, to have proportional representation (relative to their percentage on the Board) on the board of directors (or equivalent governing body) of each Subsidiary of the Company.

3.    Registration.

3.1    Demand and Piggy-Back Registration.

(a)    Demand Registration.     For as long as Cova and Kline (the ‘‘Required Holders’’) hold shares of Common Stock and any securities issued in exchange for or in replacement of such shares of the Common Stock, and any securities issued by way of any stock split, reverse stock split, recapitalization, or other similar transaction affecting such Common Stock (collectively, the ‘‘Registrable Securities’’), each of the Required Holders may request a registration by the Company of all or part of such Required Holder’s Registrable Securities (a ‘‘Demand Registration’’). Within ten (10) days after receipt of such request, the Company will serve notice of such registration request to all Stockholders and will, subject to the provisions of Section 3.1(a)(ii) hereof, use its commercially reasonable efforts to effect such registration and shall include in such registration and offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after the receipt by the applicable Stockholders of the Company’s notice. The registration statement shall be on any form the Company is eligible to use to register for resale the Registrable Securities. The Company shall thereafter use its commercially reasonable efforts to cause such registration statement to be filed pursuant to this Section to become effective as soon as reasonably practicable thereafter and shall use its commercially reasonable efforts to keep such registration effective until, subject to the terms and provisions of this Agreement, the earlier of the date when (i) all the Registrable Securities covered by the registration statement have been sold pursuant thereto or otherwise or (ii) the Registrable Securities may be publicly sold without volume restrictions under Rule 144 (or any similar provisions then in force) of the Securities Act, as determined by the counsel to the Company (collectively, the ‘‘Effectiveness Period’’). All requests made pursuant to this Section 3.1(a)(i) will specify the number of shares of Registrable Securities to be registered and will also specify the intended method of disposition thereof.

(i)    Each of the Required Holders is entitled to request one Demand Registration pursuant to this Section 2.1(a) prior to the 24 month anniversary of the Closing Date and at least three (3) months must elapse after the effective date of the one Demand Registration before any of the Required Holders shall be entitled to initiate another Demand Registration.

(ii)    If a Demand Registration is an underwritten offering, and the managing underwriters advise in writing the Company and the holders of the Registrable Securities being registered that in their opinion the number of Registrable Securities requested to be included exceeds the number of securities which can be sold in such offering, the Company will include in such registration the number of Registrable Securities which in the opinion of such underwriters can be sold, and such securities shall be allocated pro rata among the holders of Registrable Securities being registered or such other proportion as shall be mutually agreed by all participating holders of Registrable Securities.

(iii)    If Company Securities (as defined below) are proposed to be included by the Company or its security holders in a Demand Registration which is an underwritten offering and the managing underwriters advise in writing the Company and the holders of the Registrable Securities being registered that, in addition to all of the Registrable Securities being registered on behalf of the Stockholders, some but not all of said Company Securities can be included in such underwritten offering, those Company Securities which in the opinion of such underwriters can be sold shall be allocated (i) first, to the holders of Registrable Securities and (ii) second, to the Company and the holders of such other securities, allocated among them in such proportions as such holders and the Company may agree.

(iv)    For purposes hereof ‘‘Company Securities’’ shall mean shares of Common Stock or securities of the Company convertible or exercisable into Common Stock (other than Registrable Securities).

(v)    In the event that, after the Required Holders make a demand for registration, such Required Holders determine that they no longer wish to pursue such Demand Registration, the Required Holders may request that the Company cease pursuing such registration. In the event that the Company chooses to cease pursuing such registration, such cessation of a Demand Registration shall be deemed to not count as a ‘‘Demand Registration’’ pursuant to Section 4.2(a)(ii) if, and only if, the Required Holders pay for all reasonable costs and expenses incurred by the Company in connection with the withdrawn registration.

(b)    Piggy-Back Registration.    If at any time the Company proposes to register any of its securities under the Act for its own account or for the account of any other Person (other than the Stockholders), other than pursuant to a registration statement on Form S-4 or S-8 or any successor forms thereto, the Company will give written notice to all Stockholders of its intention to effect such a registration not later than ten (10) Business Days prior to the anticipated filing date (a ‘‘Piggyback Registration’’). Subject to Section 3.2(b)(iii) hereof, the Company will include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within seven (7) Business Days after the receipt by the applicable Stockholder of the Company’s notice. The Stockholders shall be permitted to withdraw all or any part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. If a Piggyback Registration is an underwritten offering, all Persons whose securities are included in the Piggyback Registration shall be obligated to sell their securities on the terms and conditions of the underwriting.

(i)    A Piggyback Registration shall not count as a Demand Registration.

(ii)    If a Piggyback Registration is an underwritten registration, and the managing underwriters advise the Company in writing that in their opinion the total number or dollar amount of securities requested to be included in such registration exceeds the number or dollar amount of securities which can be sold in such offering, and such offering was demanded by persons other than the Stockholders, the Company will include in such registration in the following priority: (1) first, Company Securities sold for the account of any third-party holders if the registration was initiated by such holders pursuant to contractual demand registration rights; (2) second, pro-rata among any other Stockholders and the holders of any other securities according to the number of shares requested to be registered by such other holders and the Stockholders; (3) shares of Common Stock sold for the account of the Company; and (4) pro-rata among any other holders of Company Securities.

(iii)    If a Piggyback Registration is an underwritten registration, and the managing underwriters advise the Company in writing that in their opinion the total number or dollar amount of securities requested to be included in such registration exceeds the number or dollar amount of securities which can be sold in such offering, and the Company initiated the registration for the purpose of selling Company Securities for its own account, the Company will include in such registration in the following priority: (1) first, shares of Common Stock sold for the account of the Company; and (2) second, pro-rata among any other holders of Company Securities exercising contractual registration rights and the Stockholders according to the number of shares requested to be registered by such other holders and the Stockholders.

3.2    Procedures on Registration.    If and whenever the Company is required by the provisions hereof to effect the registration of any Registrable Securities under the Securities Act, the Company will:

(a)    respond as promptly as commercially reasonable to any comments received from the SEC, and use its commercially reasonable efforts to cause such registration statement to become effective, and promptly provide to the Stockholders’ copies of all filings and SEC letters of comment relating thereto provided that such letters do not contain material non-public information, in which case such letters may be redacted by the Company;

(b)    furnish to each Stockholder such number of copies of the registration statement, the prospectus included therein, any Free Writing Prospectus and such other document as such Stockholder reasonably may request to facilitate the public sale or disposition of the Registrable Securities covered by such registration statement;

(c)    use its commercially reasonable efforts to register or qualify each Stockholders’ Registrable Securities covered by such registration statement under the securities or ‘‘blue sky’’ laws of such jurisdictions within the United States as such Stockholder may reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Stockholder; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(d)    list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

(e)    promptly notify the Stockholders at any time when a prospectus relating thereto is required to be delivered under the Securities Act of any circumstance or event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, (i) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or (ii) is otherwise not legally available to support sales of Registrable Securities, and, at the request of the holders of a majority of the Registrable Securities covered by such registration statement, the Company shall promptly prepare and furnish to each such Stockholder a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities; provided that such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(f)    provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(g)    enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of Registrable Securities (including, without limitation, participation in ‘‘road shows,’’ investor presentations and marketing events, and effecting a share or unit split or a combination of shares or units, provided that such road shows, investor presentations and marketing events occur at places and times reasonably acceptable to the Company);

(h)    make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other agent retained by any such underwriter, all reasonably related financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant, or agent in connection with such registration statement and assist and, at the request of any participating underwriter, use commercially reasonable efforts to cause such officers or directors to participate in presentations to prospective purchasers;

(i)    promptly notify the Stockholders of the effectiveness of each registration statement filed;

(j)    otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k)    in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use commercially reasonable efforts promptly to obtain the withdrawal of such order;

(l)    use commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Stockholders to consummate the disposition of such Registrable Securities;

(m)    take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(n)    in connection with an underwritten public offering, obtain one or more cold comfort letters (and provide copies to the holders of Registrable Securities), dated the closing date under the underwriting agreement and addressed to the underwriters, from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold in such registered offering reasonably request; and

(o)    in connection with an underwritten public offering, provide to the holders of Registrable Securities a copy of a legal opinion of the Company’s outside counsel, dated the closing date under the underwriting agreement and addressed to the underwriters, with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

3.3    Lock-Up    Each Stockholder hereby agrees that during the periods specified in the this Section 3.3 (each, a ‘‘Lock Up Period’’), such Stockholder will not offer, sell, contract to sell, pledge or otherwise dispose of (‘‘Transfer’’) the Registrable Securities held by such Stockholder in accordance with the following, without, in each case, the prior written consent of the Company:

(a)    20% of the Common Stock issued to each Stockholder pursuant to the Purchase Agreement, will not be Transferred by such Stockholder for a period of 120 days following the Closing Date.

(b)    an additional 20% of the Common Stock issued to each Stockholder pursuant to the Purchase Agreement, will not be Transferred by such Stockholder for a period of 150 days following the Closing Date.

(c)    the remaining 60% of the Common Stock issued to each Stockholder pursuant to the Purchase Agreement, will not be Transferred by such Stockholder for a period of 180 days following the Closing Date.

3.4    Registration Expenses; Registration Indemnification.

(a)    All Registration Expenses shall be borne by the Company.

(b)    The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its partners, members, officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder, partners, members, director, officer or controlling person for any legal or other expenses reasonably incurred by such holder, partner, member, officer, director or controlling person in connection with the investigation or defense of such loss, claim, damage, liability or expense, except insofar as the same are caused by or contained in any information furnished in writing to the Company by a holder of Registrable Securities expressly for use therein or by the failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto by a holder of Registrable Securities (unless if such failure is caused by the Company’s failure to deliver copies of such registration statement or prospectus or any amendments or supplements thereto to such holder of Registrable Securities following such holder’s request).

(c)    In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact relating to such holder and provided by such holder to the Company or the Company’s agent contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in, or based upon, any information furnished in writing by such holder; provided, that the obligation to indemnify will be individual, not joint and several, to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(d)    Any Person entitled to indemnification under this Section 3.4 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that failure to give such notice shall not affect the right of such Person to indemnification hereunder unless such failure is prejudicial to the indemnifying party’s ability to defend such claim) and (ii) unless any indemnified party reasonably believes, based on the written advice of counsel, that a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its prior written consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

(e)    The indemnification provided for under this Section 3.4 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

(f)    If the indemnification provided for in this Section 3.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds actually received by such holder from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 3.4(f) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(g)    No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof given by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(h)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering conflict with the foregoing provisions of this Section 3.4, the provisions in the underwriting agreement will control.

4.    Rule 144 Reporting.    With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of Registrable Securities to the public without registration, the Company agrees at all times to use its commercially reasonable efforts to: (a) make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act; (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (c) so long as a holder owns any Registrable Securities, furnish to the holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and Rule 144A, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a holder to sell any such Registrable Securities without registration; provided, that if such reports or documents have been filed with the SEC pursuant to the Exchange Act, the Company’s obligations under this clause (c) shall be deemed satisfied with respect to such reports or documents that are publicly available.

5.    Financial Statements and Other Information.    For as long as any holder of Registrable Securities beneficially own at least 5% of the shares of the outstanding Common Stock of the Company, the Company shall deliver to such holder:

(a)    within 45 days after the end of each of the first three quarterly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the preceding fiscal year, and all such items shall be prepared in accordance with GAAP; provided that, for as long as the Company is filing quarterly reports on Form 10-Q (or any successor form) pursuant to the Exchange Act, the Company’s obligations under this clause (a) shall be deemed satisfied by timely filing of such report; and

(b)    within 90 days after the end of each fiscal year, audited consolidated statements of income, cash flows and shareholders’ equity of the Company and its Subsidiaries for such fiscal year, and audited consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year, all prepared in accordance with GAAP; provided that, for as long as the Company is filing annual reports on Form 10-K (or any successor form) pursuant to the Exchange Act, the Company’s obligations under this clause (b) shall be deemed satisfied by timely filing of such report;

(c)    promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company’s and/or any of its Subsidiaries’ operations or financial affairs given to the Company’s Audit Committee by its independent accountants (and not otherwise contained in other materials provided hereunder), unless if at the Company’s reasonable determination such information constitutes material non-public information; and

(d)    as soon as practicable following the request of such holder, such other information and financial data concerning the Company and its Subsidiaries as such holder may reasonably request, unless if at the Company’s reasonable determination such information constitutes material non-public information.

6.    Inspection Rights.    The Company shall, and shall cause its Subsidiaries to, permit any holder of Registrable Securities who beneficially owns at least 5% of the shares of the outstanding Common Stock of the Company (or its designees) to (i) visit and inspect any of the properties of the Company and its Subsidiaries with a reasonable prior notice and on regular business hours, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom, unless if at the Company’s reasonable determination such corporate and financial records contain material non-public information and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries, provided that the Stockholder understands that such persons will not be obligated to provide to a holder of Registrable Securities any information that, in the Company’s reasonable determination is, material non-public information. The presentation of an executed copy of this Agreement by any such Person to the Company’s independent accountants shall constitute the Company’s permission to its independent accountants to participate in discussions with such Person.

7.    Definitions.

‘‘Affiliate’’ means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. With respect to any natural person, the term Affiliate shall also include any member of said person’s immediate family, any family limited partnership, limited liability company or other entity in which said person owns any beneficial interest and any trust, voting or otherwise, of which said person is a trustee or of which said person or any of said person’s immediate family is a beneficiary.

‘‘Business Day’’ means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York are not open for business.

‘‘Closing Date’’ shall have the meaning set forth in the Purchase Agreement.

‘‘Cova’’ means Cova Small Cap Holdings, LLC and its Affiliates.

‘‘Cova Registrable Securities’’ means the Registrable Securities held by Cova.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Free Writing Prospectus’’ means a free-writing prospectus, as defined in Rule 405 of the Securities Act.

‘‘GAAP’’ means United States generally accepted accounting principles, consistently applied and interpreted.

‘‘Kilne’’ means Kline Hawks Pacific, L.P. and its Affiliates.

‘‘Kline Registrable Securities’’ means the Registrable Securities held by Kline.

‘‘Person’’ means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

‘‘Registration Expenses’’ means all expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and expenses of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company.

‘‘SEC’’ means the United States Securities and Exchange Commission.

‘‘Securities Act’’ means the Securities Act of 1933, as amended.

‘‘Subsidiary’’ or ‘‘Subsidiaries’’ with respect to any specified Person, any other Person (i) whose board of directors or a similar governing body, or a majority thereof, may presently be directly or indirectly elected or appointed by such specified Person, (ii) whose management decisions and corporate actions are directly and indirectly subject to the present control of such specified Person or (iii) whose voting securities are more than fifty percent (50%) owned, directly or indirectly by such specified Person.

8.    Covenants.    The Company and each Stockholder agrees to take all actions required to ensure that the rights given hereunder are effective. Neither the Company nor any Stockholder will,

by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company or any such Stockholder, as applicable, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of each Stockholder hereunder against impairment. For so long as Cova and Klien are entitled to select nominees pursuant to Section 2.1, the Company, acting through its board of directors, shall include in any proxy statement relating to the election of directors the recommendation of its board of directors that the stockholders of the Company vote in favor of the election of the Cova Board Representatives and the Kline Board Representative to the Board and shall not withdraw or modify its recommendation. The Company shall use commercially reasonable efforts to obtain the such approval of its stockholders.

9.    Amendments and Waivers.    Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company, (b) the Cova Majority Holders and (c) the Kline Majority Holders.

10.    Severability.    In the event that any provision of the Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

11.    Governing Law.    This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of New York without reference to its conflicts of laws provisions.

12.    Counterparts.    This Agreement may be executed by facsimile, photocopied or electronic signature in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

13.    Successors and Assigns.    Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

14.    Entire Agreement.    This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

15.    Jurisdiction; Venue.    With respect to any disputes arising out of or related to this Agreement, the parties consent and submit to the exclusive jurisdiction of, and venue in, the state courts in New York County in the State of New York (or in the event of exclusive federal jurisdiction, the courts of the Southern District of New York).

16.    Remedies.    Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

17.    Descriptive Headings.    The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date first above written.

VECTOR INTERSECT SECURITY ACQUISITION CORP.,
a Delaware corporation

By:
Name:
Title:

KLINE HAWKES PACIFIC, L.P.
By: Kline Hawkes Pacific Advisors, LLC,
its General Partner

By:
Name:
Title:

KLINE HAWKES PACIFIC FRIENDS FUND, LLC
By: Kline Hawkes Pacific Advisors, LLC,
its Managing Member
By:
Name:
Title:

COVA SMALL CAP HOLDINGS LLC

By:
Name:
Title:

THE PAUL LIPARI LIVING TRUST,

By:
Name:
Title:

THE VOLPE REVOCABLE TRUST

By:
Name:
Title:

THE CHARLTON T. VOLPE 2003 IRREVOCABLE TRUST

By:
Name:
Title:

THE DWIGHT ANDREW VOLPE 2004 IRREVOCABLE TRUST

By:
Name:
Title:

MARCEAU SCHLUMBERGER

STEPHEN D. WEINROTH

BRUCE RABEN

JIM VALENTINE

JOSEPH M. COHEN

MURRAY D. SCHWARTZ

EMIL JACHMANN

MICHAEL BIELONKO

TOM MCCARTHY

EARL CRANOR

SANDY WEISZ

PAUL CHALLENGER